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Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-201927

The information in this preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated March 12, 2015

PROSPECTUS SUPPLEMENT
(To prospectus dated March 12, 2015)

United Rentals (North America), Inc.
$1,000,000,000                   % Senior Secured Notes due 2023
$800,000,000                   % Senior Notes due 2025

We are offering $1.0 billion of       % Senior Secured Notes due 2023, which we refer to as the secured notes, and $800 million of       % Senior Notes due 2025, which we refer to as the senior notes (and, together with the secured notes, the notes). We will pay interest on the notes semi-annually in cash in arrears on January 15 and July 15 of each year, starting on July 15, 2015. The secured notes will mature on July 15, 2023 and the senior notes will mature on July 15, 2025.

Secured notes.    We may redeem some or all of the secured notes on or after July 15, 2018, at the redemption prices set forth in this prospectus supplement, plus accrued and unpaid interest, if any, to the redemption date. We also may redeem some or all of the secured notes at any time prior to July 15, 2018, at a price equal to 100% of the aggregate principal amount of the secured notes to be redeemed, plus a make-whole premium and accrued and unpaid interest, if any, to the redemption date. In addition, at any time on or prior to July 15, 2018, we may redeem up to 40% of the aggregate principal amount of the secured notes with the net cash proceeds of certain equity offerings at the redemption price set forth in this prospectus supplement plus accrued and unpaid interest, if any, to the redemption date.

The secured notes will be our senior secured obligations and will rank equally in right of payment with all our existing and future senior indebtedness, effectively junior to all of our existing and future first-priority lien indebtedness to the extent of the value of the collateral securing such indebtedness, effectively junior to any of our other existing and future indebtedness that is secured by assets that do not constitute collateral for the secured notes to the extent of the value of such assets, and senior in right of payment to any of our existing and future subordinated indebtedness. The secured notes will be secured on a second-priority basis by liens on substantially all of our assets that secure any first-priority lien obligations, subject to permitted liens and certain exceptions. As a result, there is collateral that secures the senior secured asset-based revolving credit facility that does not secure the secured notes. Our obligations under the secured notes will be guaranteed by our parent company, United Rentals, Inc., and, subject to limited exceptions, our current and future domestic subsidiaries. The guarantees will rank equally in right of payment with all of the guarantors' existing and future senior indebtedness, effectively junior to the guarantors' existing and future first-priority lien indebtedness to the extent of the value of the collateral securing such indebtedness, effectively junior to any other existing and future indebtedness of the guarantors that is secured by assets that do not constitute collateral for the secured notes to the extent of the value of such assets, and senior in right of payment to any existing and future subordinated indebtedness of the guarantors. The guarantees will be secured on a second-priority basis by liens on substantially all of the assets of the guarantors that secure any first-priority lien obligations, subject to permitted liens and certain exceptions.

Senior notes.    We may redeem some or all of the senior notes on or after July 15, 2020, at the redemption prices set forth in this prospectus supplement, plus accrued and unpaid interest, if any, to the redemption date. We also may redeem some or all of the senior notes at any time prior to July 15, 2020, at a price equal to 100% of the aggregate principal amount of the senior notes to be redeemed, plus a make-whole premium and accrued and unpaid interest, if any, to the redemption date. In addition, at any time on or prior to July 15, 2018, we may redeem up to 40% of the aggregate principal amount of the senior notes with the net cash proceeds of certain equity offerings at the redemption price set forth in this prospectus supplement plus accrued and unpaid interest, if any, to the redemption date.

The senior notes will be our senior unsecured obligations and will rank equally in right of payment with all our existing and future senior indebtedness, effectively junior to any of our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness and senior in right of payment to any of our existing and future subordinated indebtedness. Our obligations under the senior notes will be guaranteed on a senior unsecured basis by United Rentals, Inc. and, subject to limited exceptions, our current and future domestic subsidiaries. The guarantees will rank equally in right of payment with all of the guarantors' existing and future senior indebtedness, effectively junior to any existing and future secured indebtedness of the guarantors to the extent of the value of the assets securing such indebtedness and senior in right of payment to any existing and future subordinated indebtedness of the guarantors.

Our foreign subsidiaries will not be guarantors. The notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. For a more detailed description of the notes, see "Description of the Secured Notes" and "Description of the Senior Notes."

The notes offered by this prospectus supplement will not be listed on any securities exchange. Currently, there is no public market for the notes.

Investing in the notes involves risks. See "Risk Factors" beginning on page S-20 of this prospectus supplement and "Item 1A — Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference herein.

	Public Offering Price(1)		Underwriting Discount and Commissions		Proceeds, before expenses, to us(1)
Per % Senior Secured Note due 2023		%		%		%
Total	$		$		$
Per % Senior Note due 2025		%		%		%
Total	$		$		$
Total	$		$		$

(1)
Plus accrued interest from March     , 2015, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants on or about March     , 2015.

Joint Book-Running Managers

WELLS FARGO SECURITIES
BOFA MERRILL LYNCH
MORGAN STANLEY
CITIGROUP
BARCLAYS
DEUTSCHE BANK SECURITIES
J.P. MORGAN

Co-Managers

SCOTIABANK	MUFG	HSBC	SUNTRUST ROBINSON HUMPHREY

The date of this prospectus supplement is March      , 2015

Prospectus Supplement

Prospectus

          We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. This prospectus supplement and the accompanying prospectus are an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

          This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

          Unless otherwise indicated or the context otherwise requires, (1) the term "URNA" refers to United Rentals (North America), Inc., the issuer of the notes, and not to its parent or any of its subsidiaries, (2) the term "Holdings" refers to United Rentals, Inc., the parent of URNA and a guarantor of the notes, and not to any of its subsidiaries, and (3) the terms "United Rentals," "we," "us," our," "our company" or "the Company" refer to Holdings and its subsidiaries.

          We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein is accurate or complete as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

          We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any documents filed by us with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our filings with the SEC are also available to the public through the SEC's Internet website at http://www.sec.gov.

          We also make available on our Internet website, free of charge, our annual, quarterly and current reports, including any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is http://www.unitedrentals.com. The information contained on our website is not incorporated by reference into this document.

          We have filed with the SEC a registration statement on Form S-3 relating to the notes offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are parts of the registration statement and do not contain all of the information in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement and the documents incorporated by reference herein for a copy of that contract or other document. You may review a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's Internet website listed above.

S-ii

 EXTENDED SETTLEMENT

          We expect that delivery of the notes will be made against payment therefor on or about March     , 2015, which will be the tenth business day following the date of pricing of the notes, or "T+10." Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next six succeeding business days will be required, by virtue of the fact that the notes initially settle in T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The SEC's rules allow us to "incorporate by reference" the documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement will automatically update and, where applicable, supersede any information contained in this prospectus supplement.

          We incorporate by reference into this prospectus supplement the following documents or information filed by us with the SEC (other than, in each case, documents (or portions thereof) or information deemed to have been furnished and not filed in accordance with SEC rules and regulations):

  (1)
  Annual report on Form 10-K for the fiscal year ended December 31, 2014, filed on January 21, 2015 (the "Annual Report");

  (2)
  Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders on May 7, 2014 and filed on March 26, 2014; and

  (3)
  All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement until we sell all of the securities that may be offered by this prospectus supplement.

          We will provide, free of charge, to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement, excluding exhibits to those documents, unless such exhibits are specifically incorporated by reference into those documents. You can request those documents from United Rentals, Inc. at 100 First Stamford Place, Suite 700, Stamford, Connecticut, 06902, Attention: Corporate Secretary, telephone number (203) 622-3131.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

          This prospectus supplement contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "seek," "on-track," "plan," "project," "forecast," "intend" or "anticipate," or the negative thereof or comparable terminology, or by discussions of strategy or outlook. You are cautioned that our business and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, our actual results may differ materially from those projected.

S-iii

          Factors that could cause our actual results to differ materially from those projected include, but are not limited to, the following:

  •
  the possibility that RSC Holdings Inc., National Pump (as defined below) or other companies or assets that we have acquired or may acquire, in our specialty business or otherwise, could have undiscovered liabilities or involve other unexpected costs, that may strain our management capabilities or may be difficult to integrate;

  •
  a change in the pace of the recovery in our end markets; our business is cyclical and highly sensitive to North American construction and industrial activities as well as the energy sector in general; although we have experienced an upturn in rental activity, there is no certainty that this trend will continue; if the pace of the recovery slows or construction activity declines, our revenues and, because many of our costs are fixed, our profitability may be adversely affected;

  •
  our significant indebtedness (which totaled approximately $8.2 billion at December 31, 2014, on an as adjusted basis) requires us to use a substantial portion of our cash flow for debt service and can constrain our flexibility in responding to unanticipated or adverse business conditions;

  •
  inability to refinance our indebtedness at terms that are favorable to us, or at all;

  •
  incurrence of additional debt, which could exacerbate the risks associated with our current level of indebtedness;

  •
  noncompliance with financial or other covenants in our debt agreements, which could result in our lenders terminating our credit facilities and requiring us to repay outstanding borrowings;

  •
  restrictive covenants and amount of borrowings permitted in our debt instruments, which can limit our financial and operational flexibility;

  •
  inability to benefit from government spending, including spending associated with infrastructure projects;

  •
  fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated;

  •
  rates we charge and time utilization we achieve being less than anticipated;

  •
  inability to manage credit risk adequately or to collect on contracts with a large number of customers;

  •
  inability to access the capital that our businesses or growth plans may require;

  •
  incurrence of impairment charges;

  •
  the fact that our holding company structure requires us to depend in part on distributions from subsidiaries and such distributions could be limited by contractual or legal restrictions;

  •
  increases in our loss reserves to address business operations or other claims and any claims that exceed our established levels of reserves;

  •
  incurrence of additional expenses (including indemnification obligations) and other costs in connection with litigation, regulatory and investigatory matters;

  •
  the outcome or other potential consequences of regulatory matters and commercial litigation;

  •
  shortfalls in our insurance coverage;

  •
  our charter provisions as well as provisions of certain debt agreements and our significant indebtedness may have the effect of making more difficult or otherwise discouraging, delaying or deterring a takeover or other change of control of us;

  •
  turnover in our management team and inability to attract and retain key personnel;

S-iv

  •
  costs we incur being more than anticipated, and the inability to realize expected savings in the amounts or time frames planned;

  •
  dependence on key suppliers to obtain equipment and other supplies for our business on acceptable terms;

  •
  inability to sell our new or used fleet in the amounts, or at the prices, we expect;

  •
  competition from existing and new competitors;

  •
  risks related to security breaches, cybersecurity attacks and other significant disruptions in our information technology systems;

  •
  the costs of complying with environmental, safety and foreign law and regulations;

  •
  labor disputes, work stoppages or other labor difficulties, which may impact our productivity, and potential enactment of new legislation or other changes in law affecting our labor relations or operations generally;

  •
  increases in our maintenance and replacement costs and/or decreases in the residual value of our equipment; and

  •
  other factors discussed in the section titled "Risk Factors" of this prospectus supplement and the section titled "Item 1A — Risk Factors" and elsewhere in our Annual Report.

          We make no commitment to revise or update any forward-looking statement in order to reflect events or circumstances after the date any such statement is made.

INDUSTRY AND MARKET DATA

          We obtained the industry, market and competitive position data used throughout this prospectus supplement and in the documents incorporated by reference herein from our own internal estimates and research, as well as from industry publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these publications, studies and surveys is reliable, we have not independently verified industry, market and competitive position data from third-party sources. While we believe our internal business research is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source.

S-v

SUMMARY

          This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This summary does not contain all the information you should consider before investing in the notes. You should read this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, including the financial data and related notes, before making an investment decision.

 Our Company

          United Rentals is the largest equipment rental company in the world. Our customer service network consists of 881 rental locations in the United States and Canada as well as centralized call centers and online capabilities. We offer approximately 3,300 classes of equipment for rent to construction and industrial companies, manufacturers, utilities, municipalities, homeowners, government entities and other customers. In 2014, we generated total revenue of $5.7 billion, including $4.8 billion of equipment rental revenue.

          As of December 31, 2014, our fleet of rental equipment included approximately 430,000 units. The total original equipment cost of our fleet ("OEC"), based on the initial consideration paid, was $8.4 billion at December 31, 2014. The fleet includes:

  •
  General construction and industrial equipment, such as backhoes, skid-steer loaders, forklifts, earthmoving equipment and materials handling equipment. In 2014, general construction and industrial equipment accounted for approximately 43 percent of our equipment rental revenue;

  •
  Aerial work platforms, such as boom lifts and scissor lifts. In 2014, aerial work platforms accounted for approximately 33 percent of our equipment rental revenue;

  •
  General tools and light equipment, such as pressure washers, water pumps and power tools. In 2014, general tools and light equipment accounted for approximately 10 percent of our equipment rental revenue;

  •
  Power and HVAC (heating, ventilating and air conditioning) equipment, such as portable diesel generators, electrical distribution equipment, and temperature control equipment. In 2014, power and HVAC equipment accounted for approximately 6 percent of our equipment rental revenue;

  •
  Trench safety equipment, such as trench shields, aluminum hydraulic shoring systems, slide rails, crossing plates, construction lasers and line testing equipment for underground work. In 2014, trench safety equipment accounted for approximately 5 percent of our equipment rental revenue; and

  •
  Pumps primarily used by energy and petrochemical customers. In 2014, pumps accounted for approximately 3 percent of our equipment rental revenue. In April 2014, we acquired certain assets of the following four entities: National Pump & Compressor, Ltd., Canadian Pump and Compressor Ltd., GulfCo Industrial Equipment, LP and LD Services, LLC (collectively "National Pump"). There was no material equipment rental revenue associated with pumps prior to the April 2014 acquisition of National Pump.

          In addition to renting equipment, we sell new and used equipment as well as related parts and service, and contractor supplies.

          Our principal executive offices are located at 100 First Stamford Place, Suite 700, Stamford, Connecticut, 06902, and our telephone number is (203) 622-3131.

 Proposed Amendment to Senior Secured Asset-Based Revolving Credit Facility

          We are currently in the process of negotiating an amendment and restatement (the "Proposed Amendment to the ABL Facility") of the credit agreement governing our senior secured asset-based revolving credit facility (the "ABL Facility") with Merrill Lynch, Pierce, Fenner & Smith Incorporated as a lead arranger. Among other changes, we expect to increase the size of the ABL Facility to $2.5 billion from its current size of $2.3 billion and to extend the maturity date of the ABL Facility to five years after the closing date of the Proposed Amendment to the ABL Facility. The collateral for the ABL Facility will remain substantially the same subject to certain exceptions. The closing of the Proposed Amendment to the ABL Facility is expected to occur in the first half of 2015.

Business Strategy

          For the past several years, we have executed a strategy focused on improving the profitability of our core equipment rental business through revenue growth, margin expansion and operational efficiencies. In particular, we have focused on customer segmentation, customer service differentiation, rate management, fleet management and operational efficiency.

          Our strategy calls for:

  •
  A consistently superior standard of service to customers, often provided through a single point of contact;

  •
  The further optimization of our customer mix and fleet mix, with a dual objective: to enhance our performance in serving our current customer base, and to focus on the accounts and customer types that are best suited to our strategy for profitable growth. We believe these efforts will lead to even better service of our target accounts, primarily large construction and industrial customers, as well as select local contractors. Our fleet team's analyses are aligned with these objectives to identify trends in equipment categories and define action plans that can generate improved returns;

  •
  The implementation of "Lean" management techniques, including kaizen processes focused on continuous improvement, through a program we call Operation United 2. As of December 31, 2014, we have trained over 2,100 employees, including 100 percent of our district managers and 30 percent of our branch managers, on the Lean kaizen process. In 2015, we will continue to implement this program across our branch network, with the objectives of: reducing the cycle time associated with renting our equipment to customers; improving invoice accuracy and service quality; reducing the elapsed time for equipment pickup and delivery; and improving the effectiveness and efficiency of our repair and maintenance operations; and

  •
  The continued expansion of our trench safety, power and HVAC, and pump solutions footprint, as well as our tools offering, and the cross-selling of these services throughout our network.  We plan to open at least 16 specialty rental branches/tool hubs in 2015 and continue to invest in fleet to further position United Rentals as a single source provider of total jobsite solutions through our extensive product and service resources and technology offerings.

Competitive Advantages

          We believe that we benefit from the following competitive advantages:

          Large and Diverse Rental Fleet.    Our large and diverse fleet allows us to serve large customers that require substantial quantities and/or wide varieties of equipment. We believe our ability to serve such customers should allow us to improve our performance and enhance our market leadership position.

          We manage our rental fleet, which is the largest and most comprehensive in the industry, utilizing a life-cycle approach that focuses on satisfying customer demand and optimizing utilization levels. As part of this life-cycle approach, we closely monitor repair and maintenance expense and can anticipate, based on our extensive experience with a large and diverse fleet, the optimum time to dispose of an asset. Our fleet age, which is calculated on an OEC-weighted basis, was 43.0 months at December 31, 2014. At December 31, 2014, 93 percent of our fleet was current on its manufacturer's recommended maintenance.

          Significant Purchasing Power.    We purchase large amounts of equipment, contractor supplies and other items, which enables us to negotiate favorable pricing, warranty and other terms with our vendors.

          National Account Program.    Our National Account sales force is dedicated to establishing and expanding relationships with large companies, particularly those with a national or multi-regional presence. We offer our National Account customers the benefits of a consistent level of service across North America, a wide selection of equipment and a single point of contact for all their equipment needs. Establishing a single point of contact for our key accounts helps us to provide customer service management that is more consistent and satisfactory.

          National Accounts, a subset of key accounts, are generally defined as customers with potential annual equipment rental spend of at least $500,000 or customers doing business in multiple states. During the year ended December 31, 2014, 43 percent of equipment rental revenue was derived from National Accounts, and 64 percent of our equipment rental revenues was derived from accounts, including National Accounts and other key accounts, that are managed by a single point of contact.

          Operating Efficiencies.    We benefit from the following operating efficiencies:

  •
  Equipment Sharing Among Branches.  We generally group our branches into districts of five to 10 locations that are in the same geographic area. Our districts are generally grouped into regions of four to seven districts. Each branch within a region can access equipment located elsewhere in the region. This fleet sharing increases equipment utilization because equipment that is idle at one branch can be marketed and rented through other branches. Additionally, fleet sharing allows us to be more disciplined with our capital spend.

  •
  Customer Care Center.  We have a Customer Care Center ("CCC") with locations in Tampa, Florida and Charlotte, North Carolina that handles all telephone calls to our customer service telephone line, 1-800-UR-RENTS. The CCC handles many of the 1- 800-UR-RENTS telephone calls without having to route them to individual branches, and allows us to provide a more uniform quality experience to customers, manage fleet sharing more effectively and free up branch employee time.

  •
  Consolidation of Common Functions.  We reduce costs through the consolidation of functions that are common to our branches, such as accounts payable, payroll, benefits and risk management, information technology and credit and collection.

          Information Technology Systems.    We have a wide variety of information technology systems, some proprietary and some licensed, that support our operations. This information technology infrastructure facilitates our ability to make rapid and informed decisions, respond quickly to changing market conditions and share rental equipment among branches. We have an in-house team of information technology specialists that supports our systems.

          Strong Brand Recognition.    As the largest equipment rental company in the world, we have strong brand recognition, which helps us to attract new customers and build customer loyalty.

          Geographic and Customer Diversity.    We have 881 rental locations in 49 U.S. states and 10 Canadian provinces and serve customers that range from Fortune 500 companies to small businesses and homeowners. We believe that our geographic and customer diversity provides us with many advantages including:

  •
  enabling us to better serve National Account customers with multiple locations;

  •
  helping us achieve favorable resale prices by allowing us to access used equipment resale markets across North America; and

  •
  reducing our dependence on any particular customer.

          Strong and Motivated Branch Management.    Each of our full-service branches has a branch manager who is supervised by a district manager. We believe that our managers are among the most knowledgeable and experienced in the industry, and we empower them, within budgetary guidelines, to make day-to-day decisions concerning branch matters. Each regional office has a management team that monitors branch, district and regional performance with extensive systems and controls, including performance benchmarks and detailed monthly operating reviews.

          Employee Training Programs.    We are dedicated to providing training and development opportunities to our employees. In 2014, our employees enhanced their skills through over 460,000 hours of training, including safety training, sales and leadership training, equipment-related training from our suppliers and online courses covering a variety of relevant subjects.

          Risk Management and Safety Programs.    Our risk management department is staffed by experienced professionals directing the procurement of insurance, managing claims made against the Company, and developing loss prevention programs to address workplace safety, driver safety and customer safety. The department's primary focus is on the protection of our employees and assets, as well as protecting the Company from liability for accidental loss.

 The Offering of the Secured Notes

Issuer	United Rentals (North America), Inc.
Secured Notes Offered	$1.0 billion aggregate principal amount of % Senior Secured Notes due 2023.
Maturity	July 15, 2023.
Interest	% per annum, payable semi-annually in cash in arrears on January 15 and July 15, starting on July 15, 2015. Interest will accrue from , 2015.
Ranking

The secured notes will be senior secured obligations of URNA and will rank equally in right of payment with all of URNA's existing and future senior indebtedness, including the senior notes, and senior in right of payment to any of URNA's existing and future subordinated indebtedness. The secured notes will be effectively senior to all of URNA's existing and future unsecured senior indebtedness to the extent of the value of the collateral securing the secured notes, effectively junior to all of URNA's existing and future first-priority lien indebtedness (including indebtedness under the ABL Facility) to the extent of the value of the collateral securing such indebtedness and effectively junior to any of URNA's other existing and future indebtedness that is secured by assets that do not constitute collateral for the secured notes to the extent of the value of such assets.

As of December 31, 2014, on an as adjusted basis, after giving effect to (A) the issuance of the senior notes and guarantees and (B) the issuance of the secured notes and the secured guarantees, and the assumed application of the net proceeds therefrom as described under "Use of Proceeds," the secured notes would have ranked (1) effectively junior to approximately $1.2 billion of URNA's secured obligations, comprised of (i) $993 million of URNA's outstanding borrowings under the ABL Facility (excluding $1,138 million of additional borrowing capacity), (ii) URNA's guarantee obligations in respect of $119 million of the outstanding borrowings of the subsidiary guarantors under the ABL Facility, (iii) $88 million in capital leases and (iv) URNA's guarantee obligations in respect of $11 million of capital leases of the subsidiary guarantors; (2) equally in right of payment with $5.3 billion principal amount of URNA's senior unsecured obligations, comprised of $800 million principal amount of the senior notes, $925 million principal amount of 6 1/8% Senior Notes due 2023, $650 million principal amount of 8 1/4% Senior Notes due 2021, $1,325 million principal amount of 7 5/8% Senior Notes due 2022, $750 million principal amount of 7 3/8% Senior Notes due 2020 and $850 million principal amount of 5 3/4% Senior Notes due 2024; and (3) effectively junior to (i) $548 million of indebtedness of URNA's special purpose vehicle in connection with the accounts receivable securitization facility and (ii) $6 million of capital leases of URNA's subsidiaries that are not guarantors. Most of URNA's U.S. receivable assets have been sold to a special purpose vehicle in connection with the accounts receivable securitization facility (the accounts receivable in the collateral pool being the lenders' only source of payment under that facility). See "Capitalization."

Guarantees

The secured notes will be guaranteed on a senior secured basis by Holdings and, subject to limited exceptions, URNA's current and future domestic subsidiaries. The secured guarantees will be senior secured obligations of the guarantors and will rank equally in right of payment with all existing and future senior indebtedness of the guarantors and senior in right of payment to any existing and future subordinated indebtedness of the guarantors. The secured guarantees will be effectively senior to all existing and future unsecured senior indebtedness of the guarantors to the extent of the value of the collateral securing the secured notes, effectively junior to all existing and future first-priority lien indebtedness of the guarantors (including guarantees under the ABL Facility) to the extent of the value of the collateral securing such indebtedness, and effectively junior to any other existing and future indebtedness of the guarantors that is secured by assets that do not constitute collateral for the secured notes to the extent of the value of such assets. The secured guarantees will be secured on a second-priority basis by liens on substantially all of the assets of the guarantors that secure any first-priority lien obligations, subject to permitted liens and certain exceptions. The secured notes will not be guaranteed by URNA's foreign or unrestricted subsidiaries or any foreign subsidiary holding company or subsidiary of a foreign subsidiary, unless URNA determines otherwise. During any period when the secured notes are rated investment grade by both Standard & Poor's Ratings Services ("S&P") and Moody's Investors Service, Inc. ("Moody's") or, in certain circumstances, another nationally recognized statistical rating agency selected by URNA, provided at such time no default under the indenture has occurred and is continuing, URNA may request to release the guarantee of any subsidiary guarantor.

As of December 31, 2014, on an as adjusted basis, after giving effect to (A) the issuance of the senior notes and related guarantees and (B) the issuance of the secured notes and the secured guarantees, and the assumed application of the net proceeds therefrom as described under "Use of Proceeds," the secured guarantees would have ranked (1) effectively junior to approximately $1.2 billion of the guarantors' secured obligations, comprised of (i) the guarantors' guarantee obligations in respect of $993 million of URNA's outstanding borrowings under the ABL Facility, (ii) $119 million of the outstanding borrowings of the subsidiary guarantors under the ABL Facility, (iii) the guarantors' guarantee obligations in respect of $88 million in capital leases of URNA and

(iv) $11 million of capital leases of the subsidiary guarantors; (2) equally in right of payment with the guarantors' senior unsecured obligations, comprised of (i) in the case of Holdings, $34 million principal amount of 4% Convertible Senior Notes due 2015, (ii) the subsidiary guarantors' guarantee obligations in respect of $650 million principal amount of 8 1/4% Senior Notes due 2021 and (iii) the guarantors' guarantee obligations in respect of (a) $800 million principal amount of the senior notes, (b) $925 million principal amount of 6 1/8% Senior Notes due 2023, (c) $1,325 million principal amount of 7 5/8% Senior Notes due 2022, (d) $750 million principal amount of 7 3/8% Senior Notes due 2020 and (e) $850 million principal amount of 5 3/4% Senior Notes due 2024; and (3) effectively junior to (i) $548 million of indebtedness of URNA's special purpose vehicle in connection with the accounts receivable securitization facility and (ii) $6 million of capital leases of URNA's subsidiaries that are not guarantors. With the exception of $34 million principal amount of senior unsecured indebtedness of Holdings, all of the senior unsecured and senior secured obligations of the guarantors are also obligations of URNA.

The non-guarantor subsidiaries of URNA accounted for approximately $386 million, or 14%, and $723 million, or 13%, of our adjusted EBITDA and total revenues, respectively, for the year ended December 31, 2014. The non-guarantor subsidiaries of URNA accounted for approximately $1,979 million, or 16%, and approximately $728 million, or 7%, of our total assets and total liabilities, respectively, at December 31, 2014.

Collateral

The secured notes and secured guarantees will be secured on a second-priority basis by liens on substantially all of our assets that secure any first-priority lien obligations, subject to permitted liens and certain exceptions, including exceptions for assets and equity held by foreign subsidiaries and stock of any subsidiaries to the extent the equity of such subsidiaries shall have a value in excess of 20 percent of the aggregate principal amount of the secured notes (the "Notes Collateral"). As a result, there is collateral that secures the ABL Facility that does not secure the secured notes. There are certain situations where all or a portion of the Notes Collateral may be automatically released. See the sections titled "Description of the Secured Notes — Security" and "Risk Factors — Risks Relating to the Secured Notes."

The stock, other capital stock and other securities of a subsidiary of URNA otherwise constituting Notes Collateral will constitute Notes Collateral for the benefit of the holders of the secured notes only to the extent that such stock, capital stock and other securities can secure the secured notes without Rule 3-16 of Regulation S-X under the Securities Act (or any other governmental law, rule or regulation) requiring separate financial statements of such subsidiary to be filed with the

SEC (or any other governmental agency). In the event that Rule 3-16 of Regulation S-X under the Securities Act (or any such other governmental law, rule or regulation) requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any subsidiary due to the fact that such subsidiary's stock, capital stock or other securities secure the secured notes, then the stock, capital stock and other securities of such subsidiary shall automatically be deemed not to be part of the Notes Collateral for the benefit of the holders of the secured notes (but only to the extent necessary to not be subject to such requirement). See the section titled "Description of the Secured Notes — Security — Limitation on Collateral Consisting of Subsidiary Securities."

Intercreditor Agreement

The Trustee (as defined below), the collateral agent under the indenture governing the secured notes and the administrative agent under the ABL Facility will be parties to an intercreditor agreement, which sets forth the rights and obligations of each of the secured parties. See the section titled "Description of the Secured Notes — Intercreditor Agreement."

Optional Redemption

URNA may, at its option, redeem some or all of the secured notes at any time on or after July 15, 2018 at the redemption prices listed under "Description of the Secured Notes — Optional Redemption," plus accrued and unpaid interest, if any, to the redemption date.

At any time prior to July 15, 2018, URNA may redeem some or all of the secured notes at a price equal to 100% of the aggregate principal amount of the secured notes to be redeemed, plus a "make-whole" premium and accrued and unpaid interest, if any, to the redemption date.

In addition, at any time on or prior to July 15, 2018, URNA may, at its option, on one or more occasions, redeem up to 40% of the aggregate principal amount of the secured notes with the net cash proceeds of certain equity offerings, at a price equal to         % of the aggregate principal amount of the secured notes redeemed plus accrued and unpaid interest, if any, to the redemption date. See "Description of the Secured Notes — Optional Redemption."

Change of Control

If we experience specific kinds of change of control events, we must offer to repurchase the secured notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date. See "Description of the Secured Notes — Change of Control."

Certain Covenants

The indenture governing the secured notes will contain certain covenants applicable to URNA and its restricted subsidiaries, including limitations on: (1) liens; (2) indebtedness; (3) mergers, consolidations and acquisitions; (4) sales, transfers and other dispositions of assets; (5) loans and other investments; (6) dividends and other distributions, stock repurchases and redemptions and other restricted payments; (7) restrictions affecting subsidiaries; (8) transactions with affiliates; and (9) designations of unrestricted subsidiaries. Each of these covenants is subject to important exceptions and qualifications. In addition, many of the restrictive covenants will not apply to us during any period when the secured notes are rated investment grade by both S&P and Moody's or, in certain circumstances, another rating agency selected by us, provided at such time no default under the indenture has occurred and is continuing. See "Description of the Secured Notes — Certain Covenants" and "Description of the Secured Notes — Consolidation, Merger, Sale of Assets, etc."

Use of Proceeds

We anticipate that we will receive approximately $                 million in net proceeds from the sale of the secured notes, after underwriting discounts and commissions and payment of estimated fees and expenses. We expect to use these net proceeds, along with those received from the sale of the senior notes, to redeem (1) all $750 million aggregate principal amount of the 8 3/8% Senior Subordinated Notes due 2020 at a make-whole redemption price and (2) all $750 million aggregate principal amount of the 5 3/4% Senior Secured Notes due 2018 at a make-whole redemption price. The remaining $192 million of estimated net proceeds from this offering is expected to be applied to repay borrowings under the ABL Facility and to pay related expenses. See "Use of Proceeds."

For information regarding our outstanding senior indebtedness, including maturity and applicable interest rates, see "Capitalization" and note 12 to our consolidated financial statements for the year ended December 31, 2014, which are incorporated by reference herein.

Book-Entry Form

The secured notes will be issued in book-entry form and will be represented by one or more global securities registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"). Beneficial interests in the secured notes will be evidenced by, and transfers will be effected only through, records maintained by participants in DTC.

No Public Trading Market Listing

The secured notes are a new issue of securities for which there is no established market. Accordingly, there can be no assurance that a market for the secured notes will develop or as to the liquidity of any market that may develop. The underwriters have advised us that they currently intend to make a market in the secured notes. However, they are not obligated to do so and any market making with respect to the secured notes may be discontinued without notice.

We do not intend to apply for listing of the secured notes on any securities exchange.
Trustee	Wells Fargo Bank, National Association.

Governing Law	The secured notes and the indenture under which they will be issued will be governed by the laws of the State of New York.
Risk Factors

Investing in the secured notes involves risks. You should carefully consider the information under the section titled "Risk Factors" beginning on page S-20 and all other information contained or incorporated by reference in this prospectus supplement prior to investing in the secured notes. In particular, we urge you to carefully consider the information set forth in the section titled "Risk Factors" and in "Item 1A — Risk Factors" of our Annual Report for a description of certain risks you should consider before investing in the secured notes.

Conflicts of Interest

          Because, pending the payment of the redemption prices for the 8 3/8% Senior Subordinated Notes due 2020 and 5 3/4% Senior Secured Notes due 2018, we intend to use the net proceeds from this offering to temporarily repay indebtedness owed to the underwriters and certain affiliates of the underwriters who are lenders under the ABL Facility and our accounts receivable securitization facility as described under "Use of Proceeds", there is a "conflict of interest" as that term is defined in the rules of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Accordingly, this offering is being made in compliance with FINRA Rule 5121. J.P. Morgan Securities LLC is, therefore, assuming the responsibility of acting as the qualified independent underwriter in preparing this prospectus supplement, in pricing the offering and conducting due diligence. No underwriter having a conflict of interest under FINRA Rule 5121 will sell to a discretionary account any security with respect to which the conflict exists, unless the member has received specific written approval of the transaction from the account holder and retains documentation of the approval in its records.

 The Offering of the Senior Notes

Issuer	United Rentals (North America), Inc.
Senior Notes Offered	$800 million aggregate principal amount of % Senior Notes due 2025.
Maturity	July 15, 2025.
Interest	% per annum, payable semi-annually in cash in arrears on January 15 and July 15, starting on July 15, 2015. Interest will accrue from , 2015.
Ranking

The senior notes will be senior unsecured obligations of URNA and will rank equally in right of payment with all of URNA's existing and future senior indebtedness, including the secured notes, effectively junior to any of URNA's existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness and senior in right of payment to any of URNA's existing and future subordinated indebtedness.

As of December 31, 2014, on an as adjusted basis, after giving effect to (A) the issuance of the senior notes and guarantees and (B) the issuance of the secured notes and the secured guarantees, and the assumed application of the net proceeds therefrom as described under "Use of Proceeds," the senior notes would have ranked (1) equally in right of payment with $4.5 billion principal amount of URNA's other senior unsecured obligations, comprised of $750 million principal amount of 7 3/8% Senior Notes due 2020, $650 million principal amount of 8 1/4% Senior Notes due 2021, $1,325 million principal amount of 7 5/8% Senior Notes due 2022, $925 million principal amount of the 6 1/8 Senior Notes due 2023 and $850 million principal amount of 5 3/4% Senior Notes due 2024; (2) effectively junior to approximately $2.2 billion of URNA's secured obligations, comprised of (i) $993 million of URNA's outstanding borrowings under the ABL Facility (excluding $1,138 million of additional borrowing capacity), (ii) $1.0 billion principal amount of the secured notes, (iii) URNA's guarantee obligations in respect of $119 million of the outstanding borrowings of the subsidiary guarantors under the ABL Facility, (iv) $88 million in capital leases and (v) URNA's guarantee obligations in respect of $11 million of capital leases of the subsidiary guarantors; and (3) effectively junior to (i) $548 million of indebtedness of URNA's special purpose vehicle in connection with the accounts receivable securitization facility and (ii) $6 million of capital leases of URNA's subsidiaries that are not guarantors. Most of URNA's U.S. receivable assets have been sold to a special purpose vehicle in connection with the accounts receivable securitization facility (the accounts receivable in the collateral pool being the lenders' only source of payment under that facility). See "Capitalization."

Guarantees

The senior notes will be guaranteed on a senior unsecured basis by Holdings and, subject to limited exceptions, URNA's current and future domestic subsidiaries. The guarantees will be senior unsecured obligations of the guarantors and rank equally in right of payment with all of the existing and future senior unsecured indebtedness of the guarantors, effectively junior to any existing and future secured indebtedness of the guarantors to the extent of the value of the assets securing such indebtedness and senior in right of payment to all existing and future subordinated indebtedness of the guarantors. The senior notes will not be guaranteed by URNA's foreign or unrestricted subsidiaries or any foreign subsidiary holding company or any subsidiary of a foreign subsidiary, unless URNA determines otherwise. During any period when the senior notes are rated investment grade by both S&P and Moody's or, in certain circumstances, another nationally recognized statistical rating agency selected by URNA, provided at such time no default under the indenture has occurred and is continuing, URNA may request to release the guarantee of any subsidiary guarantor.

As of December 31, 2014, on an as adjusted basis after giving effect to (A) the issuance of the senior notes and the guarantees and (B) the issuance of the secured notes and secured guarantees, and the assumed application of the net proceeds therefrom as described under "Use of Proceeds," the guarantees would have ranked (1) equally in right of payment with approximately $4.5 billion of the guarantors' other senior unsecured obligations, comprised of (i) in the case of Holdings, $34 million principal amount of 4% Convertible Senior Notes due 2015 (ii) the subsidiary guarantors' guarantee obligations in respect of the $650 million principal amount of 8 1/4% Senior Notes due 2021 and (iii) the guarantors' guarantee obligations in respect of (a) $750 million principal amount of 7 3/8% Senior Notes due 2020, (b) $1,325 million principal amount of 7 5/8% Senior Notes due 2022, (c) $925 million principal amount of the 6 1/8 Senior Notes due 2023, and (d) $850 million principal amount of 5 3/4% Senior Notes due 2024; (2) effectively junior to approximately $2.2 billion of the guarantors' secured obligations, comprised of (i) the guarantors' guarantee obligations in respect of $993 million of URNA's outstanding borrowings under the ABL Facility, (ii) $119 million of the outstanding borrowings of the subsidiary guarantors under the ABL Facility, (iii) the guarantors' guarantee obligations in respect of $1.0 billion principal amount of the secured notes, (iv) the guarantors' guarantee obligations in respect of $88 million in capital; and (v) $11 million of capital leases of the subsidiary guarantors; and (3) effectively junior to (i) $548 million of indebtedness of URNA's special purpose vehicle in connection with the accounts receivable securitization facility and (ii) $6 million of capital leases of URNA's subsidiaries that are not guarantors. With the exception of $34 million principal amount of senior unsecured indebtedness of Holdings, all of the senior unsecured and senior secured obligations of the guarantors are also obligations of URNA.

The non-guarantor subsidiaries of URNA accounted for approximately $386 million, or 14%, and $723 million, or 13%, of our adjusted EBITDA and total revenues, respectively, for the year ended December 31, 2014. The non-guarantor subsidiaries of URNA accounted for approximately $1,979 million, or 16%, and approximately $728 million, or 7%, of our total assets and total liabilities, respectively, at December 31, 2014.

Optional Redemption

URNA may, at its option, redeem some or all of the senior notes at any time on or after July 15, 2020 at the redemption prices listed under "Description of the Senior Notes — Optional Redemption," plus accrued and unpaid interest, if any, to the redemption date.

At any time prior to July 15, 2020, URNA may redeem some or all of the senior notes at a price equal to 100% of the aggregate principal amount of the senior notes to be redeemed, plus a "make-whole" premium and accrued and unpaid interest, if any, to the redemption date.

In addition, at any time on or prior to July 15, 2018, URNA may, at its option, on one or more occasions, redeem up to 40% of the aggregate principal amount of the senior notes with the net cash proceeds of certain equity offerings, at a price equal to         % of the aggregate principal amount of the senior notes redeemed plus accrued and unpaid interest, if any, to the redemption date. See "Description of the Senior Notes — Optional Redemption."

Change of Control

If we experience specific kinds of change of control events, we must offer to repurchase the senior notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date. See "Description of the Senior Notes — Change of Control."

Certain Covenants

The indenture governing the senior notes will contain certain covenants applicable to URNA and its restricted subsidiaries, including limitations on: (1) liens; (2) indebtedness; (3) mergers, consolidations and acquisitions; (4) sales, transfers and other dispositions of assets; (5) loans and other investments; (6) dividends and other distributions, stock repurchases and redemptions and other restricted payments; (7) restrictions affecting subsidiaries; (8) transactions with affiliates; and (9) designations of unrestricted subsidiaries. Each of these covenants is subject to important exceptions and qualifications. In addition, many of the restrictive covenants will not apply to us during any period when the senior notes are rated investment grade by both S&P and Moody's or, in certain circumstances, another rating agency selected by us, provided at such time no default under the indenture has occurred and is continuing. See "Description of the Senior Notes — Certain Covenants" and "Description of the Senior Notes — Consolidation, Merger, Sale of Assets, etc."
Use of Proceeds

We anticipate that we will receive approximately $                 million in net proceeds from the sale of the senior notes, after underwriting discounts and commissions and payment of estimated fees and expenses. We expect to use these net proceeds, along with those received from the sale of the secured notes, to redeem (1) all $750 million aggregate principal amount of the 8 3/8% Senior Subordinated Notes due 2020 at a make-whole redemption price and (2) all $750 million aggregate principal amount of the 5 3/4% Senior Secured Notes due 2018 at a make-whole redemption price. The remaining $192 million of estimated net proceeds from this offering is expected to be applied to repay borrowings under the ABL Facility and to pay related expenses. See "Use of Proceeds."

For information regarding our outstanding senior indebtedness, including maturity and applicable interest rates, see "Capitalization" and note 12 to our consolidated financial statements for the year ended December 31, 2014, which are incorporated by reference herein.

Book-Entry Form

The senior notes will be issued in book-entry form and will be represented by one or more global securities registered in the name of Cede & Co., as nominee for DTC. Beneficial interests in the senior notes will be evidenced by, and transfers will be effected only through, records maintained by participants in DTC.

No Public Trading Market Listing

The senior notes are a new issue of securities for which there is no established market. Accordingly, there can be no assurance that a market for the senior notes will develop or as to the liquidity of any market that may develop. The underwriters have advised us that they currently intend to make a market in the senior notes. However, they are not obligated to do so and any market making with respect to the senior notes may be discontinued without notice.

We do not intend to apply for listing of the senior notes on any securities exchange.
Trustee	Wells Fargo Bank, National Association.
Governing Law	The senior notes and the indenture under which they will be issued will be governed by the laws of the State of New York.
Risk Factors

Investing in the senior notes involves risks. You should carefully consider the information under the section titled "Risk Factors" beginning on page S-20 and all other information contained or incorporated by reference in this prospectus supplement prior to investing in the senior notes. In particular, we urge you to carefully consider the information set forth in the section titled "Risk Factors" and in "Item 1A — Risk Factors" of our Annual Report for a description of certain risks you should consider before investing in the senior notes.

 Conflicts of Interest

          Because, pending the payment of the redemption prices for the 8 3/8% Senior Subordinated Notes due 2020 and 5 3/4% Senior Secured Notes due 2018, we intend to use the net proceeds from this offering to temporarily repay indebtedness owed to the underwriters and certain affiliates of the underwriters who are lenders under the ABL Facility and our accounts receivable securitization facility as described under "Use of Proceeds," there is a "conflict of interest" as that term is defined in the rules of FINRA. Accordingly, this offering is being made in compliance with FINRA Rule 5121. J.P. Morgan Securities LLC is assuming the responsibility of acting as the qualified independent underwriter in preparing this prospectus supplement, in pricing the offering and conducting due diligence. No underwriter having a conflict of interest under FINRA Rule 5121 will sell to a discretionary account any security with respect to which the conflict exists, unless the member has received specific written approval of the transaction from the account holder and retains documentation of the approval in its records.

 Summary Historical Financial Information of United Rentals

          The following table sets forth our summary historical financial data for the years, and as of the dates, indicated. The summary consolidated financial information for the years ended December 31, 2014, 2013 and 2012 and as of December 31, 2014 and 2013 has been derived from our audited consolidated financial statements and the notes to those statements and other information included in our Annual Report for the year ended December 31, 2014, which is incorporated by reference herein. The summary consolidated financial information as of December 31, 2012 has been derived from our audited consolidated financial statements and the notes to those statements and other information included in our Annual Report for the year ended December 31, 2013, which is not incorporated by reference herein. Our consolidated financial statements included in our Annual Report for the year ended December 31, 2014 have been audited by Ernst & Young LLP, our independent registered public accounting firm, as set forth in their report thereon, which is incorporated by reference herein.

          In April 2012, we acquired 100 percent of the outstanding common shares and voting interests of RSC Holdings Inc. ("RSC"). The results of RSC's operations have been included in our condensed consolidated financial statements since the acquisition date. In April 2014, we acquired certain assets of the following four entities: National Pump & Compressor, Ltd., Canadian Pump and Compressor Ltd., GulfCo Industrial Equipment, LP and LD Services, LLC (collectively "National Pump"). The results of National Pump's operations have been included in our consolidated financial statements since the acquisition date.

          Our historical financial data is not necessarily indicative of our future performance. Because the data in this table is only a summary and does not provide all of the data contained in our financial statements, the information should be read in conjunction with the sections titled "Use of Proceeds" and "Capitalization" in this prospectus supplement and "Item 7 — Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes thereto in our Annual Report. For more information about how to obtain copies of our Annual Report for the year ended December 31, 2014, see "Where You Can Find More Information" in the forepart of this prospectus supplement.

	Year Ended December 31,
	2014	2013	2012
	(in millions, except ratios)
Income statement data:
Total revenues	$5,685	$4,955	$4,117
Total cost of revenues	3,253	2,968	2,530

Gross profit	2,432	1,987	1,587
Selling, general and administrative expenses	758	642	588
Merger related costs	11	9	111
Restructuring charge	(1)	12	99
Non-rental depreciation and amortization	273	246	198

Operating income	1,391	1,078	591
Interest expense, net	555	475	512
Interest expense — subordinated convertible debenture	—	3	4
Other income, net	(14)	(5)	(13)

Income before provision for income taxes	850	605	88
Provision for income taxes	310	218	13

Net income	$540	$387	$75

Balance sheet data (as of December 31):
Total assets	$12,467	$11,231	$11,026
Total debt	8,052	7,173	7,309
Subordinated convertible debentures	—	—	55
Total stockholders' equity	1,796	1,828	1,543
Other financial data:
Adjusted EBITDA(1)	$2,718	$2,293	$1,772
Ratio of earnings to fixed charges	2.6x	2.2x	1.2x

(1)
EBITDA represents the sum of net income, provision for income taxes, interest expense, net, interest expense — subordinated convertible debentures, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of the merger related costs, restructuring charge, stock compensation expense, net, the impact of the fair value mark-up of the acquired RSC fleet, and the gain on sale of software subsidiary. These items are excluded from adjusted EBITDA internally when evaluating our operating performance and allow investors to make a more meaningful comparison between our core business operating results over different periods of time, as well as with those of other similar companies. Management believes that EBITDA and adjusted EBITDA, when viewed with the Company's results under U.S. generally accepted accounting principles ("GAAP") and the accompanying reconciliations, provide useful information about operating performance and period-over-period growth, and provide additional information that is useful for evaluating the operating performance of our core business without regard to potential distortions. Additionally, management believes that EBITDA and adjusted EBITDA help investors gain an understanding of the factors and trends affecting our ongoing cash earnings, from which capital investments are made and debt is serviced. However, EBITDA and adjusted EBITDA are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income or cash flow from operating activities as indicators of operating performance or liquidity.

          The table below provides a reconciliation between net income and EBITDA and adjusted EBITDA:

	Year Ended December 31,
	2014	2013	2012
	(in millions)
Net income	$540	$387	$75
Provision for income taxes	310	218	13
Interest expense, net	555	475	512
Interest expense — subordinated convertible debentures	—	3	4
Depreciation of rental equipment	921	852	699
Non-rental depreciation and amortization	273	246	198

EBITDA	2,599	2,181	1,501

Merger related costs(1)	11	9	111
Restructuring charge(2)	(1)	12	99
Stock compensation expense, net(3)	74	46	32
Impact of the fair value mark-up of acquired RSC fleet(4)	35	44	37
Gain on sale of software subsidiary(5)	—	1	(8)

Adjusted EBITDA	$2,718	$2,293	$1,772

          The table below provides a reconciliation between net cash provided by operating activities and EBITDA and adjusted EBITDA:

	Year Ended December 31,
	2014	2013	2012
	(in millions)
Net cash provided by operating activities	$1,801	$1,551	$721
Adjustments for items included in net cash provided by operating activities but excluded from the calculation of EBITDA:
Amortization of deferred financing costs and original issue discounts	(17)	(21)	(23)
Gain on sales of rental equipment	229	176	125
Gain on sales of non-rental equipment	11	6	2
Gain on sale of software subsidiary(5)	—	(1)	8
Merger related costs(1)	(11)	(9)	(111)
Restructuring charge(2)	1	(12)	(99)
Stock compensation expense, net(3)	(74)	(46)	(32)
Loss on extinguishment of debt securities	(80)	(1)	(72)
Loss on retirement of subordinated convertible debentures	—	(2)	—
Changes in assets and liabilities	182	31	571
Cash paid for interest, including subordinated convertible debentures	457	461	371
Cash paid for income taxes, net	100	48	40

EBITDA	2,599	2,181	1,501

Add back:
Merger related costs(1)	11	9	111
Restructuring charge(2)	(1)	12	99
Stock compensation expense, net(3)	74	46	32
Impact of the fair value mark-up of acquired RSC fleet(4)	35	44	37
Gain on sale of software subsidiary(5)	—	1	(8)

Adjusted EBITDA	$2,718	$2,293	$1,772

(1)
This reflects transaction costs associated with the acquisitions of RSC and National Pump.

(2)
This primarily reflects severance costs and branch closure charges associated with the RSC acquisition and the Company's closed restructuring program.

(3)
Represents non-cash, share-based payments associated with the granting of equity instruments.

(4)
This reflects additional costs recorded in cost of rental equipment sales associated with the fair value mark-up of rental equipment acquired in the RSC acquisition and subsequently sold.

(5)
This reflects a gain recognized upon the sale of a former subsidiary that developed and marketed software.

RISK FACTORS

          Investing in the notes involves risks. You should carefully consider the risks described below and the risk factors incorporated by reference herein, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you invest in the notes. Certain risks related to us and our business are contained in the section titled "Item 1A — Risk Factors" and elsewhere in our Annual Report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus (and in any of our Annual or Quarterly Reports for a subsequent year or quarter that we file with the SEC and that are so incorporated). See "Where You Can Find More Information" on page S-ii of this prospectus supplement and in the accompanying prospectus for information about how to obtain a copy of these documents. The risks and uncertainties described below and incorporated by reference into this prospectus supplement and the accompanying prospectus are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition and results of operations could be materially affected. In that case, the value of the notes could decline substantially.

Risks Relating to Our Indebtedness

Our substantial indebtedness exposes us to various risks.

          At December 31, 2014, on an as adjusted basis after giving effect to (i) the issuance of the senior notes and guarantees and (ii) the issuance of the secured notes and secured guarantees, and the assumed application of the net proceeds therefrom as described under "Use of Proceeds," our total indebtedness was approximately $8.2 billion (excluding approximately $1.1 billion of additional borrowing capacity under the ABL Facility). Our substantial indebtedness could adversely affect our business, results of operations and financial condition in a number of ways by, among other things:

  •
  increasing our vulnerability to, and limiting our flexibility to plan for, or react to, adverse economic, industry or competitive developments;

  •
  making it more difficult to pay or refinance our debts as they become due during periods of adverse economic, financial market or industry conditions;

  •
  requiring us to devote a substantial portion of our cash flow to debt service, reducing the funds available for other purposes, including funding working capital, capital expenditures, acquisitions, execution of our growth strategy and other general corporate purposes, or otherwise constraining our financial flexibility;

  •
  restricting our ability to move operating cash flows to Holdings. URNA's payment capacity is restricted under the covenants in the indentures governing its outstanding indebtedness;

  •
  affecting our ability to obtain additional financing for working capital, acquisitions or other purposes, particularly since substantially all of our tangible assets are subject to security interests relating to existing indebtedness;

  •
  decreasing our profitability or cash flow;

  •
  causing us to be less able to take advantage of significant business opportunities, such as acquisition opportunities, and to react to changes in market or industry conditions;

  •
  causing us to be disadvantaged compared to competitors with less debt and lower debt service requirements;

  •
  resulting in a downgrade in our credit rating or the credit ratings of any of the indebtedness of our subsidiaries which could increase the cost of further borrowings;

  •
  requiring our debt to become due and payable upon a change in control; and

  •
  limiting our ability to borrow additional monies in the future to fund working capital, capital expenditures and other general corporate purposes.

          A portion of our indebtedness bears interest at variable rates that are linked to changing market interest rates. As a result, an increase in market interest rates would increase our interest expense and our debt service obligations. At December 31, 2014, on an as adjusted basis, as described above, our total indebtedness was approximately $8.2 billion and our variable rate indebtedness was approximately $1.7 billion, which represented approximately 20% of our total indebtedness. See "Item 7A — Quantitative and Qualitative Disclosures About Market Risk" in our Annual Report for additional information related to interest rate risk.

To service our indebtedness, we will require a significant amount of cash and our ability to generate cash depends on many factors beyond our control.

          We depend on cash on hand and cash flows from operations to make scheduled debt payments. To a significant extent, our ability to do so is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We may not be able to generate sufficient cash flow from operations to repay our indebtedness when it becomes due and to meet our other cash needs. If we are unable to service our indebtedness and fund our operations, we will have to adopt an alternative strategy that may include:

  •
  reducing or delaying capital expenditures;

  •
  limiting our growth;

  •
  seeking additional capital;

  •
  selling assets; or

  •
  restructuring or refinancing our indebtedness.

          Even if we adopt an alternative strategy, the strategy may not be successful and we may continue to be unable to service our indebtedness and fund our operations.

We may not be able to refinance our indebtedness on favorable terms, if at all. Our inability to refinance our indebtedness could materially and adversely affect our liquidity and our ongoing results of operations.

          Our ability to refinance indebtedness will depend in part on our operating and financial performance, which, in turn, is subject to prevailing economic conditions and to financial, business, legislative, regulatory and other factors beyond our control. In addition, prevailing interest rates or other factors at the time of refinancing could increase our interest expense. A refinancing of our indebtedness could also require us to comply with more onerous covenants and further restrict our business operations. Our inability to refinance our indebtedness or to do so upon attractive terms could materially and adversely affect our business, prospects, results of operations, financial condition, cash flows and make us vulnerable to adverse industry and general economic conditions.

We may be able to incur substantially more debt and take other actions that could diminish our ability to make payments on our indebtedness, including the notes, when due, which could further exacerbate the risks associated with our current level of indebtedness.

          Despite our indebtedness level, we may be able to incur substantially more indebtedness in the future, including under our ABL Facility. We are not fully restricted under the terms of the indentures or agreements governing our indebtedness from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions, any of which could diminish our ability to make payments on our indebtedness when due and further exacerbate the risks associated with our current level of indebtedness. If new debt is added to our or any of our existing and future subsidiaries' current debt, the related risks that we now face could intensify.

If we are unable to satisfy the financial and other covenants in certain of our debt agreements, our lenders could elect to terminate the agreements and require us to repay the outstanding borrowings, or we could face other substantial costs.

          Under the ABL Facility, we are required, among other things, to satisfy certain financial tests relating to: (1) the fixed charge coverage ratio; and (2) the ratio of senior secured debt to adjusted EBITDA (as such ratios are described in the agreement governing our ABL Facility). In October 2011, we amended the ABL Facility. Subject to certain limited exceptions specified in the ABL Facility, these covenants will only apply in the future if availability under the ABL Facility falls below the greater of 10% of the maximum revolver amount under the ABL Facility and $150 million. Since the October 2011 amendment of our ABL Facility and through December 31, 2014, availability under the ABL Facility has exceeded the required threshold and, as a result, these maintenance covenants have been inapplicable. Under our accounts receivable securitization facility, we are required, among other things, to maintain certain financial tests relating to: (1) the default ratio; (2) the delinquency ratio; (3) the dilution ratio; and (4) days sales outstanding (as such ratios and tests are described in the agreement governing our accounts receivable securitization facility). If we are unable to satisfy these or any other of the relevant covenants under the applicable agreements, the lenders under such agreements could elect to terminate the ABL Facility, the accounts receivable securitization facility and/or other agreements governing our debt and require us to repay outstanding borrowings. In such event, unless we are able to refinance the indebtedness coming due and replace the ABL Facility, the accounts receivable securitization facility and/or the other agreements governing our debt, we would likely not have sufficient liquidity for our business needs and would be forced to adopt an alternative strategy as described above. Even if we adopt an alternative strategy, the strategy may not be successful and we may not have sufficient liquidity to service our debt and fund our operations. Future debt agreements we enter into may contain similar provisions.

Restrictive covenants in certain of the agreements and instruments governing our indebtedness may adversely affect our financial and operational flexibility.

          In addition to financial covenants, various other covenants in the ABL Facility, accounts receivable securitization facility and the other agreements governing our debt impose significant operating and financial restrictions on us and our restricted subsidiaries. Such covenants include, among other things, limitations on: (1) liens; (2) sale-leaseback transactions; (3) indebtedness; (4) mergers, consolidations and acquisitions; (5) sales, transfers and other dispositions of assets; (6) loans and other investments; (7) dividends and other distributions, stock repurchases and redemptions and other restricted payments; (8) dividends, other payments and other matters affecting subsidiaries; (9) transactions with affiliates; and (10) issuances of disqualified capital stock. Future debt agreements we enter into may include similar provisions.

          These restrictions may also make more difficult or discourage a takeover of us, whether favored or opposed by our management and/or our Board of Directors.

          Our ability to comply with these covenants may be affected by events beyond our control, and any material deviations from our forecasts could require us to seek waivers or amendments of covenants or alternative sources of financing, or to reduce expenditures. We cannot assure you that such waivers, amendments or alternative financing could be obtained or, if obtained, would be on terms acceptable to us.

          A breach of any of the covenants or restrictions contained in these agreements could result in an event of default. Such a default could allow our debt holders to accelerate repayment of the related debt, as well as any other debt to which a cross-acceleration or cross-default provision applies, and/or to declare all borrowings outstanding thereunder to be due and payable. If our debt is accelerated, our assets may not be sufficient to repay such debt, including the notes.

The amount of borrowings permitted under our ABL Facility may fluctuate significantly, which may adversely affect our liquidity, results of operations and financial position.

          The amount of borrowings permitted at any time under our ABL Facility is limited to a periodic borrowing base valuation of the collateral thereunder. As a result, our access to credit under our ABL Facility is potentially subject to significant fluctuations depending on the value of the borrowing base of eligible assets as of any measurement date, as well as certain discretionary rights of the agents in respect of the calculation of such borrowing base value. The inability to borrow under our ABL Facility may adversely affect our liquidity, results of operations and financial position.

We rely on available borrowings under the ABL Facility and the accounts receivable securitization facility for cash to operate our business, which subjects us to market and counterparty risk, some of which is beyond our control.

          In addition to cash we generate from our business, our principal existing sources of cash are borrowings available under the ABL Facility and the accounts receivable securitization facility. If our access to such financing was unavailable or reduced, or if such financing were to become significantly more expensive for any reason, we may not be able to fund daily operations, which would cause material harm to our business or could affect our ability to operate our business as a going concern. In addition, if certain of our lenders experience difficulties that render them unable to fund future draws on the facilities, we may not be able to access all or a portion of these funds, which could have similar adverse consequences.

Risks Relating to the Notes

None of URNA's foreign subsidiaries or any unrestricted subsidiaries or foreign subsidiary holding companies will be guarantors with respect to the notes, unless URNA determines otherwise, therefore, any claims you may have in respect of the notes will be structurally subordinated to the liabilities of those subsidiaries.

          None of URNA's foreign subsidiaries or any unrestricted subsidiaries or foreign subsidiary holding companies will guarantee the notes, unless URNA determines otherwise. If any of URNA's foreign subsidiaries or unrestricted subsidiaries becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its indebtedness and its trade creditors generally will be entitled to payment on their claims from the assets of such subsidiary before any of those assets would be made available to us. Consequently, your claims in respect of the notes will be structurally subordinated to all of the existing and future liabilities, including trade payables, of URNA's foreign subsidiaries and any unrestricted subsidiaries. In addition, because the liens on the collateral securing the secured notes include pledges of a portion of the stock (or equivalent equity interest) of our foreign subsidiaries which are directly owned by our U.S. restricted subsidiaries, the validity of those pledges under local law, if applicable, and the ability of the holders of the notes to proceed against that collateral under local law, to the extent applicable, may be limited by such local law, which limitations may or may not affect such liens. The indentures governing the notes will not prohibit URNA from having subsidiaries that are not guarantors in the future.

          The non-guarantor subsidiaries accounted for approximately 13% of our total revenues for the year ended December 31, 2014. As of December 31, 2014, the non-guarantor subsidiaries accounted for approximately 10% of our rental equipment.

          Although the indentures will limit the incurrence of indebtedness and issuance of preferred stock of or by certain of our subsidiaries, such limitation is subject to a number of significant qualifications.

Moreover, the indenture will not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered indebtedness under the indentures. See the section titled "Description of the Secured Notes — Certain Covenants — Limitation on Indebtedness" and "Description of the Senior Notes — Certain Covenants — Limitation on Indebtedness."

A portion of our operations is currently conducted through URNA's subsidiaries and URNA will depend in part on distributions from these subsidiaries in order to pay amounts due on the notes. Certain provisions of law or contractual restrictions could limit distributions from URNA's subsidiaries.

          A portion of our operations is conducted through URNA's subsidiaries. The effect of this structure is that URNA will depend in part on the earnings of its subsidiaries, and the payment or other distribution to it of these earnings, in order to meet its obligations under the notes and its other debt. Provisions of law, such as those requiring that dividends be paid only from surplus, could limit the ability of URNA's subsidiaries to make payments or other distributions to it. Furthermore, these subsidiaries could in certain circumstances agree to contractual restrictions on their ability to make distributions. These restrictions could also render the subsidiary guarantors financially or contractually unable to make payments under their guarantees of the notes.

Holdings' primary asset is its equity interest in URNA.

          The notes will be guaranteed by Holdings. However, substantially all of Holdings' net worth is attributable to the stock of URNA owned by Holdings and all of its operations are conducted through URNA. Consequently, the Holdings guarantee will not give holders of the notes a claim to significant assets other than those to which they already have a claim as URNA's direct creditors. Furthermore, substantially all of Holdings' assets are subject to a security interest in favor of the lenders under the ABL Facility, which gives these lenders a first-priority claim to such assets.

A guarantee by a subsidiary guarantor could be voided if the subsidiary guarantor fraudulently transferred the guarantee at the time it incurred the indebtedness, which could result in the holders of the notes being able to rely only on URNA and Holdings to satisfy claims.

          A guarantee by one of our subsidiary guarantors that is found to be a fraudulent transfer may be voided under the fraudulent transfer laws described below. The application of these laws requires the making of complex factual determinations and estimates as to which there may be different opinions and views.

          In general, federal and state fraudulent transfer laws provide that a guarantee by a subsidiary guarantor can be voided, or claims under a guarantee by a subsidiary guarantor may be subordinated to all other debts of that subsidiary guarantor if, among other things, at the time it incurred the indebtedness evidenced by its guarantee:

  •
  the subsidiary guarantor intended to hinder, delay or defraud any present or future creditor; or

  •
  the subsidiary guarantor received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee; and

  •
  was insolvent or rendered insolvent by reason of such incurrence;

  •
  was engaged in a business or transaction for which the subsidiary guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

          In addition, any payment by that subsidiary guarantor under a guarantee could be voided and required to be returned to the subsidiary guarantor or to a fund for the benefit of the creditors of the subsidiary guarantor.

          The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a subsidiary guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

          We cannot predict:

  •
  what standard a court would apply in order to determine whether a subsidiary guarantor was insolvent as of the date it issued the guarantee or whether, regardless of the method of valuation, a court would determine that the subsidiary guarantor was insolvent on that date; or

  •
  whether a court would determine that the payments under the guarantee constituted fraudulent transfers or conveyances on other grounds.

          In the event that the guarantee of the notes by a subsidiary guarantor is voided as a fraudulent conveyance, holders of the notes would effectively be subordinated to all indebtedness and other liabilities of that subsidiary guarantor.

If we experience a change of control, URNA will be required to make an offer to repurchase the notes. However, URNA may be unable to do so due to lack of funds or covenant restrictions.

          If we experience a change of control (as defined in the indentures governing the notes), URNA will be required to make an offer to repurchase all outstanding notes at the applicable percentage of their principal amount, plus accrued but unpaid interest, if any, to the date of repurchase or redemption. However, URNA may be unable to do so because:

  •
  URNA might not have enough available funds, particularly since a change of control could cause part or all of our other indebtedness to become due; and

  •
  the agreements governing the ABL Facility would, and other indebtedness may, prohibit URNA from repurchasing the notes, unless we were able to obtain a waiver or refinance such indebtedness.

          A failure to make an offer to repurchase the notes upon a change of control would give rise to an event of default under the indentures governing the notes and could result in an acceleration of amounts due thereunder. Any such default and acceleration under one indenture could trigger a cross-default under our and URNA's other indebtedness. In addition, any such default under one indenture would trigger a default under our ABL Facility (which could result in the acceleration of all indebtedness thereunder) and a termination event under our accounts receivable securitization facility. A change of control (as defined in the agreement governing our ABL Facility), in and of itself, is also an event of default under our ABL Facility, which would entitle our lenders to accelerate all amounts owing thereunder. In the event of any such acceleration, there can be no assurance that we will have enough cash to repay our outstanding indebtedness, including the notes. In addition, such acceleration could cause a default under the notes.

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to our debt securities could cause the liquidity or market value of the notes to decline significantly and increase our cost of borrowing.

          Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. In general, rating agencies base their ratings on many quantitative and qualitative factors, including, but not limited to, capital adequacy, liquidity, asset quality, business mix and quality of earnings, and, as a result, we may not be able to maintain our current credit ratings.

          Credit rating agencies continually review their ratings for the companies that they follow, including us. Borrowing under our ABL Facility, as well as the future incurrence of additional secured or additional unsecured indebtedness, may cause the rating agencies to reassess the ratings assigned to our debt securities. Any such action may lead to a downgrade of any rating assigned to the notes or in the assignment of a rating for the notes that is lower than might otherwise be the case. Real or anticipated changes in our credit ratings could cause the liquidity or market value of the notes to decline significantly.

          There can be no assurance that the ratings assigned by S&P and Moody's to the notes will remain for any given period of time or that these ratings will not be lowered or withdrawn entirely by a rating agency if, in that rating agency's judgment, future circumstances relating to the basis of the rating, such as adverse changes in our company, so warrant. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any underwriter undertakes any obligation to maintain the ratings or to advise holders of the notes of any changes in ratings. Each agency's rating should be evaluated independently of any other agency's rating.

There may be no public market for the notes.

          We do not intend to apply for listing of the notes on any securities exchange or any automated dealer quotation system. The underwriters have advised us that they presently intend to continue to make a market in the notes. The underwriters are not obligated, however, to make a market in the notes, and may discontinue any such market-making at any time at their sole discretion. In addition, any market-making activity will be subject to the limits imposed by securities laws. Accordingly, we cannot assure you as to:

  •
  the liquidity or sustainability of any market for the notes;

  •
  your ability to sell the notes; or

  •
  the price at which you would be able to sell your notes.

          If a market for the notes does exist, it is possible that you will not be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable. It is also possible that any trading market that does exist for the notes will not be liquid. Future trading prices of the notes will depend on many factors, including:

  •
  our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of companies in the equipment rental industry generally;

  •
  the interest of securities dealers in making a market for the notes;

  •
  prevailing interest rates; and

  •
  the market for similar securities.

          Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. If a market for the notes exists, it is possible that the market for the notes will be subject to disruptions and price volatility. Any disruptions may have a negative effect on holders of the notes, regardless of our operating performance, financial condition and prospects.

Many of the covenants contained in the indentures and, if requested by us, the subsidiary guarantees, will not be applicable during any period when the notes are rated investment grade by Standard & Poor's Ratings Services and Moody's Investors Service, Inc. or, in certain circumstances, another rating agency selected by us.

          Many of the covenants in the indentures governing the notes will not apply to us during any period when the notes are rated investment grade by both S&P and Moody's or, in certain circumstances, another nationally recognized statistical rating agency selected by us, provided that at such time no default under the indenture has occurred and is continuing. These covenants restrict, among other things, our ability to pay dividends, to incur debt and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade, or that if they are rated investment grade, the notes will maintain such ratings. However, suspension of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force, and the effects of any such actions will be permitted to remain in place even if the notes are subsequently downgraded below investment grade and the covenants are reinstated. Please see "Description of the Secured Notes — Certain Covenants — Covenant Suspension" and "Description of the Senior Notes — Certain Covenants — Covenant Suspension."

          During any period when the notes are rated investment grade by both S&P and Moody's or, in certain circumstances, another nationally recognized statistical rating agency selected by us, provided that at such time no default under the indenture has occurred and is continuing, we may request to release the guarantee of any subsidiary guarantor. In the event that the guarantee of the notes by a subsidiary guarantor is released, holders of the notes would effectively be subordinated to all indebtedness and other liabilities of that subsidiary guarantor. Please see "Description of the Secured Notes — Guarantees" and "Description of the Senior Notes — Guarantees."

Risks Relating to the Senior Notes

The senior notes will be effectively subordinated to URNA's and each guarantor's secured indebtedness, in each case to the extent of the value of the assets securing such indebtedness.

          The senior notes will be URNA's senior unsecured obligations and will be effectively subordinated to all of URNA's and each guarantor's secured indebtedness, to the extent of the value of the collateral. Our U.S. dollar borrowings under our ABL Facility and our senior secured notes are secured by substantially all of our and the guarantors' assets. Most of our U.S. receivable assets have been sold to a bankruptcy remote special purpose entity in connection with our accounts receivable securitization facility (the accounts receivable in the collateral pool being the lenders' only source of payment under that facility). The lenders under the ABL Facility, the holders of the secured notes or the holders of other secured indebtedness will be entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under documents pertaining to the ABL Facility, the senior secured notes or our other secured indebtedness). The exercise of such remedies may adversely affect our ability to meet our financial obligations under the notes.

          As of December 31, 2014, on an as adjusted basis after giving effect to (i) the issuance of the senior notes and guarantees and (ii) the issuance of the secured notes and secured guarantees, and the assumed application of the net proceeds therefrom as described under "Use of Proceeds," our total indebtedness was approximately $8.2 billion, and:

  •
  URNA and the guarantors of the notes had outstanding an aggregate of $1,112 million of indebtedness secured by a first-priority lien outstanding and $1,138 million of borrowing capacity under the ABL Facility, subject to, among other things, their maintenance of a sufficient borrowing base under such facility;

  •
  URNA and the guarantors of the notes had outstanding an aggregate principal amount of $1.0 billion of indebtedness secured on a second-priority lien basis under the secured notes issued as part of this offering; and

  •
  URNA and the guarantors of the notes had outstanding an aggregate of $99 million of indebtedness under capital leases secured by assets that do not constitute collateral under the ABL Facility and the secured notes.

          Under the terms of the agreements governing our debt, we may incur significant amounts of additional secured indebtedness.

Risks Relating to the Secured Notes

The secured notes will be effectively subordinated to URNA's and each guarantor's indebtedness under the ABL Facility and such other indebtedness secured by a first lien on the collateral, in each case to the extent of the value of the assets securing such indebtedness.

          Our ABL Facility is secured by a first-priority lien on certain of our assets. The secured notes and secured guarantees will be secured on a second priority basis by liens on substantially all of our assets that secure any first-priority lien obligations, subject to permitted liens and certain exceptions, including exceptions for assets and equity held by foreign subsidiaries and stock of any subsidiaries to the extent the equity of such subsidiaries shall have a value in excess of 20 percent of the aggregate principal amount of the secured notes. As a result, there is collateral that secures the ABL Facility that does not secure the secured notes. In addition, the secured notes will be effectively junior to indebtedness secured by liens on assets that do not constitute collateral securing the secured notes, to the extent of the value of such assets. Our first lien creditors will be entitled to receive proceeds from the realization of value of the assets securing such indebtedness to repay such indebtedness in full before the holders of the secured notes will be entitled to any recovery from such assets. As a result, the secured notes will be effectively subordinated to our indebtedness under the ABL Facility and our other first lien indebtedness to the extent of the value of the collateral. The indenture governing the secured notes will permit URNA and the guarantors to incur additional first lien indebtedness in the future. Holders or lenders of additional first lien indebtedness, or an agent or representative acting on their behalf, may accede to, and benefit from, the intercreditor agreement without the consent of the holders of the secured notes or the trustee or the collateral agent for the secured notes. See the section titled "Description of the Secured Notes — Security." In addition, the ABL Facility or other first lien indebtedness may be refinanced or replaced and the lenders or holders of the refinancing or replacement indebtedness will benefit from the intercreditor agreement, provided that the accession of the representative for the lenders or holders of such refinancing or replacement indebtedness complies with the applicable provisions of the intercreditor agreement in connection with such accession. In addition, we expect the Proposed Amendment to the ABL Facility to allow us to exclude certain assets in the future that we cannot now exclude, including assets in connection with equipment securitization. Those assets that we expect to be excluded will not secure the secured notes. Therefore, if we do not enter into the Proposed Amendment to the ABL Facility, the ABL Facility will not be subject to this additional flexibility with respect to excluding additional assets. As a result, the secured notes may be secured by less collateral than the ABL Facility.

          Further, certain other secured creditors may also have permitted liens on the collateral which rank senior to the liens thereon that will secure our obligations under the secured notes and the secured guarantees. Consequently, the secured notes will also be effectively subordinated to such indebtedness to the extent of the value of the assets securing such indebtedness. The effect of this effective subordination is that, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding involving us or a subsidiary, the assets of the affected entity could not be used to pay you until after all secured first-priority claims against the affected entity have been fully paid.

          As of December 31, 2014, on an as adjusted basis after giving effect to (i) the issuance of the senior notes and guarantees and (ii) the issuance of the secured notes and secured guarantees, and the assumed application of the net proceeds therefrom as described under "Use of Proceeds," our total indebtedness was approximately $8.2 billion, and:

  •
  URNA and the guarantors of the secured notes had outstanding an aggregate of $1,112 million of indebtedness secured by a first-priority lien outstanding and $1,138 million of borrowing capacity under the ABL Facility, subject to, among other things, their maintenance of a sufficient borrowing base under such facility; and

  •
  URNA and the guarantors of the secured notes had outstanding an aggregate of $99 million of indebtedness under capital leases secured by assets that do not constitute collateral securing the ABL Facility;

          Under the terms of the agreements governing URNA's debt, URNA may incur additional secured indebtedness on a basis prior to the secured notes. In addition, after the date of this offering, the secured notes will temporarily share the same collateral with the $750 million aggregate principal amount of our 5 3/4% Senior Secured Notes due 2018 prior to their redemption date.

The value of the Notes Collateral may not be sufficient to satisfy our obligations under the secured notes.

          No appraisal of the value of the Notes Collateral has been made in connection with this offering, and the fair market value of the Notes Collateral will be subject to fluctuations based on factors that include, among others, general economic conditions and similar factors. The amount to be received upon a sale of the Notes Collateral would be dependent on numerous factors including, but not limited to, the actual fair market value of the Notes Collateral at such time, the timing and the manner of the sale and the availability of buyers. By its nature, portions of the Notes Collateral may be illiquid and may have no readily ascertainable market value. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the Notes Collateral may not be sold in a timely or orderly manner and the proceeds from any sale or liquidation of this Notes Collateral may not be sufficient to pay our obligations under the secured notes.

          To the extent that liens, security interests and other rights granted to other parties (including the lenders under our ABL Facility) encumber assets owned by us, those parties have or may exercise rights and remedies with respect to the property subject to their liens that could adversely affect the value of the Notes Collateral and the ability of the trustee under the secured notes indenture, the collateral agent or the holders of the secured notes to realize or foreclose on the Notes Collateral. Consequently, we cannot assure investors in the secured notes that liquidating the Notes Collateral would produce proceeds in an amount sufficient to pay any amounts due under the secured notes after also satisfying the obligations to pay any creditors with prior claims on the Notes Collateral. In addition, under the intercreditor agreement between the collateral agent and the lenders under our ABL Facility, the right of the lenders to exercise remedies with respect to the Notes Collateral could delay liquidation of the Notes Collateral. Bankruptcy laws and other laws relating to foreclosure and sale also could substantially delay or prevent the ability of the trustee, the collateral agent or any holder of the secured notes to obtain the benefit of any Notes Collateral. Such delays could have a material adverse effect on the value of the Notes Collateral.

          As described under "Description of the Secured Notes — Certain Covenants — Disposition of Proceeds of Asset Sales," the proceeds of sales of Notes Collateral are not required to be reinvested in assets constituting Notes Collateral. Therefore, our sales of Notes Collateral may reduce the amount assets available to repay amounts due under the secured notes.

          As described under "Description of the Secured Notes—Security—Generally," certain categories of our assets are excluded from the Notes Collateral. Excluded assets include certain items of our property, including:

  •
  any rights, titles or interests of a grantor in any contract if, under the terms of such contract or any requirement of law with respect thereto, the valid grant of a security interest to the notes collateral agent is prohibited;

  •
  certain voting ownership or equity interests of our domestic and foreign subsidiaries, joint ventures and non-wholly owned subsidiaries;

  •
  certain "intent-to-use" trademark or service mark applications;

  •
  certain property that is subject to a lien securing purchase money or sale/leaseback Indebtedness; and

  •
  any fee interest or leasehold interest in real property.

          If the proceeds of any sale of Notes Collateral are not sufficient to repay all amounts due on the secured notes, the holders of the secured notes (to the extent not repaid from the proceeds of the sale of the Notes Collateral) would have only an unsecured claim against URNA's and the guarantors' remaining assets.

The terms of the secured notes indenture and the intercreditor agreement will permit, without the consent of the holders of the secured notes, various releases of the Notes Collateral, amendments and waivers with respect to the collateral documents, and changes with respect to who controls actions with respect to the Notes Collateral, that could be adverse to such holders.

          The rights of the holders of the secured notes with respect to the Notes Collateral will be substantially limited by the terms of the secured notes indenture and the intercreditor agreement. Under the intercreditor agreement, at any time that obligations secured by a first-priority lien on the Notes Collateral, including our ABL Facility, are outstanding, certain actions that may be taken with respect to (or in respect of) the Notes Collateral, including the ability to cause the commencement of enforcement proceedings against the Notes Collateral and to control the conduct of such proceedings, the release of Notes Collateral from the liens securing the secured notes, and waivers, amendments and consents in respect of the collateral documents will be at the direction of the holders of the obligations secured by first-priority liens on the Notes Collateral (in each case, subject to certain exceptions) and the holders of the secured notes may be adversely affected by such actions. See the section titled "Description of the Secured Notes — Intercreditor Agreement."

          In addition, because the holders of the indebtedness secured by first-priority liens on the Notes Collateral will control the disposition of the Notes Collateral, such holders could decide not to proceed against the Notes Collateral, regardless of whether there is a default under the documents governing such indebtedness or under the indenture governing the secured notes. The intercreditor agreement will contain certain provisions benefiting holders of indebtedness under our ABL Facility, including provisions limiting the ability of the trustee and the collateral agent from objecting following the filing of a bankruptcy petition to a number of important matters regarding the Notes Collateral and financing to be provided to us. After such filing, the value of the Notes Collateral could materially deteriorate and holders of the secured notes could be unable to raise an objection. In addition, the right of holders of obligations secured by first-priority liens to foreclose upon and sell the Notes Collateral upon the occurrence of an event of default also would be subject to limitations under applicable bankruptcy laws if we or any of our subsidiaries become subject to a bankruptcy proceeding.

          The Notes Collateral will also be subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the lenders under our ABL Facility and other creditors that have the benefit of first-priority liens on such collateral from time to time, whether on or after the date the secured notes and guarantees are issued. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the Notes Collateral as well as the ability of the collateral agent to realize or foreclose on such collateral.

The Notes Collateral may be diluted under certain circumstances.

          The indenture governing the secured notes and the credit agreement governing the ABL Facility will permit us to incur, and our guarantors to incur or guarantee, additional indebtedness subject to our compliance with the restrictive covenants in such documents, and, in the case of the ABL Facility, compliance with any mandatory repayment requirement required thereunder. Such additional indebtedness may be secured by a first-priority lien on the Notes Collateral that would be senior to the liens securing the secured notes and the guarantees or a second ranking lien on the Notes Collateral that would be pari passu with the liens securing the secured notes and the secured guarantees. Any issuance of such additional indebtedness that is secured by the Notes Collateral would dilute the value of the Notes Collateral to the extent of the aggregate principal amount of such additional debt issued.

The indenture governing the secured notes will permit us to incur additional indebtedness secured by second-priority liens on the Notes Collateral that will be pari passu with the liens securing the secured notes and the secured guarantees, and under such circumstances, after the discharge of first lien obligations, the rights of the holders of the secured notes under the collateral documents to control actions with respect to the Notes Collateral could be adversely affected.

          The indenture governing the secured notes will permit us to incur additional indebtedness secured by a second-priority lien on the Notes Collateral that will be pari passu with the liens securing the secured notes and the secured guarantees. Under such circumstances, a representative or representatives on behalf of the holders of any such other indebtedness would become party to the collateral documents and the intercreditor agreement. Prior to the discharge of first lien obligations, the intercreditor agreement will permit the representative of the holders of any first lien obligations to take certain actions with respect to the Notes Collateral, including commencing and controlling enforcement proceedings against the Notes Collateral. Following the discharge of first lien obligations, the collateral documents provide that, to the extent a representative or representatives on behalf of the holders of additional indebtedness secured by a second-priority lien on the Notes Collateral has become party thereto, such actions will be at the direction of the representative of the holders of the largest outstanding principal amount of indebtedness secured by a second-priority lien on the Notes Collateral (which may not be the representative of the holders of the secured notes) until (1) our obligations under such indebtedness is discharged (which discharge will not include certain refinancings of such indebtedness) or (2) 90 days after the occurrence of an event of default under the agreement governing the next largest outstanding principal amount of indebtedness secured by a second priority lien on the Notes Collateral, if the representative of the holders of such next largest outstanding principal amount of indebtedness complies with certain notice requirements. However, even if the representative of the holders of such next largest outstanding principal amount of indebtedness gains the right to take such actions under the circumstances described above, such representative must stop doing so (and those powers with respect to the Notes Collateral would revert to the representative of the holders of the largest outstanding principal amount of indebtedness secured by a second priority lien on the Notes Collateral) if the representative of the holders of the largest outstanding principal amount of indebtedness secured by a second priority lien on the Notes Collateral has directed the collateral agent to commence and is diligently pursuing enforcement action with respect to the Notes Collateral or the grantor of the security interest in that Notes Collateral is then a debtor under or with respect to (or otherwise subject to) an insolvency or liquidation proceeding. As such, if we incur additional indebtedness secured by a second-priority lien on the Notes Collateral in the future, the representative for the holders of such additional indebtedness, rather than the representative of the holders of the secured notes, could be entitled to exercise such rights under the collateral documents. Under such circumstances, the interest of the holders of the secured notes could be adversely affected.

We will in most cases have control over the Notes Collateral, and the sale of particular assets by us could reduce the pool of assets securing the secured notes and the secured guarantees.

          The collateral documents will allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the Notes Collateral, with certain limited exceptions. To the extent we sell or take actions that reduce the value of the Notes Collateral, it will reduce the pool of assets securing the secured note and the secured guarantees. In addition, as described under "Description of the Secured Notes — Certain Covenants — Disposition of Proceeds of Asset Sales," the proceeds of sales of Notes Collateral are not required to be reinvested in assets constituting Notes Collateral. Therefore, our sales of Notes Collateral could reduce the pool of assets securing the secured notes and the secured guarantees.

There are circumstances other than repayment or discharge of the secured notes under which the Notes Collateral will be released automatically, without your consent or the consent of the trustee.

          Under various circumstances, all or a portion of the Notes Collateral may be released, including:

  •
  to enable the sale, transfer or other disposal of such collateral in a transaction made in compliance with the secured notes indenture and the collateral documents including the sale of any entity in its entirety that owns or holds such collateral;

  •
  with respect to collateral held by a guarantor, upon the release of such guarantor from its guarantee as permitted by the secured notes indenture;

  •
  in connection with an amendment to the indenture or the related collateral documents that has received the required consent;

  •
  upon our request, during any period when the secured notes are rated investment grade by both S&P and Moody's or, in certain circumstances, another rating agency selected by us, provided that at such time no default under the indenture has occurred and is continuing, we may request to release the guarantee of any subsidiary guarantor; and

  •
  to the extent required in accordance with the intercreditor agreement.

          In addition, the guarantee of a guarantor will be released in connection with a sale of such guarantor in a transaction not prohibited by the secured notes indenture.

          The secured notes indenture will also permit us, under certain circumstances, to designate one or more of our restricted subsidiaries that is a guarantor of the secured notes as an unrestricted subsidiary. If we designate a guarantor as an unrestricted subsidiary as permitted by the secured notes indenture, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the secured notes by such subsidiary or any of its subsidiaries will be released under the secured notes indenture. Designation of an unrestricted subsidiary will reduce the aggregate value of the Notes Collateral to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a structurally senior claim on the assets of such unrestricted subsidiary and its subsidiaries. See the section titled "Description of the Secured Notes."

The Notes Collateral will be subject to casualty risks, which may limit your ability to recover as a secured creditor for losses of the Notes Collateral and which may have an adverse impact on our operations and results.

          We maintain insurance or otherwise insure against hazards in a manner that we believe is appropriate and customary for our business. There are, however, certain losses that may be uninsurable, not economically insurable, in whole or in part, or we have decided not to insure against. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any of the

Notes Collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations, including the secured notes and the secured guarantees.

          In the event of a total or partial loss to any of our facilities, certain items of equipment and inventory may not be easily replaced, if at all. Accordingly, even though there may be insurance coverage, the extended period needed to manufacture replacement units or inventory could cause significant delays and any such delay could further decrease the value of the Notes Collateral.

Your security interests in certain items of present and future Notes Collateral may not be perfected.

          The security interests will not be perfected with respect to certain items of Notes Collateral that cannot be perfected by the filing of financing statements in each debtor's jurisdiction of organization, the delivery of possession of certificated securities or the filing of a notice of security interest with the U.S. Patent and Trademark Office or the U.S. Copyright Office or certain other conventional methods to perfect security interests in the United States or are otherwise determined to be immaterial by us in certain circumstances or where intellectual property is unregistered and registration is necessary for the perfection of a security interest. Security interests in Notes Collateral such as deposit accounts and securities accounts, which require additional actions to perfect liens on such accounts, may not be perfected or may not have priority with respect to the security interests of other creditors. To the extent that the security interests in any items of Notes Collateral are unperfected, the rights of the holders of the secured notes with respect to such Notes Collateral will be equal to the rights of our general unsecured creditors in the event of any bankruptcy filed by or against us under applicable U.S. federal bankruptcy laws.

Rights of holders of secured notes in the Notes Collateral may be adversely affected by the failure to perfect security interests in certain collateral acquired in the future.

          The Notes Collateral will include assets, both tangible and intangible, whether now owned or acquired or arising in the future. Applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the trustee or the collateral agent will monitor, or that we will inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute Notes Collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired property. The trustee and the collateral agent have no obligation to monitor the acquisition of additional property or rights that constitute Notes Collateral or the perfection of any security interest therein. Such failure to perfect may result in the loss of the security interest in such after-acquired property or the priority of the security interest securing the secured notes and secured guarantees against third parties.

          In addition, the security interest of the collateral agent for the secured notes will be subject to practical challenges generally associated with the realization of security interests in collateral. For example, the collateral agent may need to obtain the consent of third parties and make additional filings. If we are unable to obtain these consents or make these filings, the security interests may be invalid and the holders of the secured notes will not be entitled to the collateral or any recovery with respect to the collateral. The collateral agent may not be able to obtain any such consent. Further, the consents of any third parties may not be given when required to facilitate a foreclosure on such collateral. Accordingly, the collateral agent may not have the ability to foreclose upon those assets, and the value of the Notes Collateral may significantly decrease.

Lien searches will not be completed until after the date of this offering.

          As of the date of this prospectus supplement, we have not completed any lien searches on the Notes Collateral. These lien searches, once completed, could reveal a prior lien or multiple prior liens on the Notes Collateral and these liens may prevent or inhibit the collateral agent from foreclosing on the liens securing the secured notes and may impair the value of the Notes Collateral. We cannot guarantee that the completed lien searches will not reveal any prior liens on the Notes Collateral or that there are no unpermitted liens in jurisdictions where we could not or did not conduct lien searches. Any prior lien could be significant, could compete with our security interests in favor of the secured notes and could have an adverse effect on the ability of the collateral agent to realize or foreclose upon the Notes Collateral.

The pledge of stock, other equity interests or other securities of URNA's subsidiaries that secures the secured notes, subject to certain exceptions, will automatically be deemed to not be a part of the Notes Collateral to the extent and for so long as that pledge would require the filing of separate financial statements with the SEC for that subsidiary. As a result, the secured notes could be secured by less collateral than URNA's first-priority lien obligations.

          The secured notes will be secured by a pledge of the stock, other equity interests and other securities of certain of URNA's subsidiaries, including the capital stock of certain of URNA's foreign subsidiaries held by subsidiary guarantors. Under SEC regulations in effect as of the date of this offering, if the par value, book value as carried by URNA or market value, whichever is greatest, of the stock, equity interests or other securities of a subsidiary pledged as part of the collateral is greater than or equal to 20% of the aggregate principal amount of the secured notes then outstanding, such subsidiary would be required to provide separate financial statements to the SEC. Any stock, equity interests and other securities of any of URNA's subsidiaries will be excluded from the Notes Collateral for so long as, and to the extent that, the pledge of such stock, equity interests or other securities to secure the secured notes would cause such subsidiary to be required to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X under the Securities Act or another similar rule. As a result, holders of the secured notes could lose a portion or all of their security interest in the stock, equity interests or other securities of those subsidiaries during that period. It may be more difficult, costly and time-consuming for holders of the secured notes to foreclose on the assets of a subsidiary than to foreclose on its stock, equity interests or other securities, so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the stock, equity interests or other securities of such subsidiary. As a result of the foregoing, the secured notes could be secured by less collateral than URNA's first-priority lien indebtedness. URNA currently expects that this limitation will apply to the pledge of shares in the Canadian subsidiary holding its Canadian business and in the subsidiary holding the shares of that Canadian subsidiary.

Rights of holders of secured notes in the Notes Collateral may be adversely affected by bankruptcy proceedings.

          The right and ability of the collateral agent to repossess and dispose of the Notes Collateral upon an event of default is likely to be significantly impaired (or at a minimum delayed) by federal bankruptcy law if bankruptcy proceedings are commenced by or against URNA or a guarantor. This could be true even if bankruptcy proceedings are commenced after the collateral agent has repossessed and disposed of the Notes Collateral. Under the U.S. Bankruptcy Code, a secured creditor, such as the collateral agent, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without prior bankruptcy court approval, which may not be given. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional or replacement security or claims, if, and at such time as, the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case.

          In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the secured notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent would repossess or dispose of the Notes Collateral, or whether or to what extent holders of the secured notes would be compensated for any delay in payment or loss of value of the Notes Collateral through the requirements of "adequate protection," or what the holders of the secured notes would ultimately receive in the bankruptcy case on account of their claims. Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the secured notes, the holders of the secured notes would have "under-secured claims" as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, costs and attorneys' fees for "under-secured claims" during the debtor's bankruptcy case.

Any future pledge of collateral might be voidable in bankruptcy.

          Any future pledge of collateral in favor of the collateral agent for the secured notes might be voidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the secured notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

USE OF PROCEEDS

          We anticipate that we will receive approximately $1.78 billion in net proceeds from the sale of the senior notes and the senior secured notes, after underwriting discounts and commissions and payment of estimated fees and expenses. We expect to use approximately $1.58 billion of the net proceeds from this offering to redeem (1) all $750 million aggregate principal amount of our 8 3/8% Senior Subordinated Notes due 2020 at a make-whole redemption price and (2) all $750 million aggregate principal amount of our 5 3/4% Senior Secured Notes due 2018 at a make-whole redemption price. We expect to deliver irrevocable notices of redemption with respect to the 8 3/8% Senior Subordinated Notes due 2020 and 5 3/4% Senior Secured Notes due 2018 prior to the closing date of this offering.

          Pending the payment of the redemption prices for the 8 3/8% Senior Subordinated Notes due 2020 and 5 3/4% Senior Secured Notes due 2018, the net proceeds from this offering will be applied to reduce borrowings under the ABL Facility and our accounts receivable securitization facility. We expect to then re-borrow under the ABL Facility and our accounts receivable securitization facility to fund the redemptions. After payment of the redemption prices for the 8 3/8% Senior Subordinated Notes due 2020 and 5 3/4% Senior Secured Notes due 2018, the remaining $192 million of estimated net proceeds from this offering is expected to be applied to repay borrowings under the ABL Facility and to pay related expenses. For information regarding our outstanding senior indebtedness, including maturities and applicable interest rates, see "Capitalization" and note 12 to our consolidated financial statements for the year ended December 31, 2014, which are incorporated by reference herein.

          Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated are the agent, U.S. swingline lender, U.S. letter of credit issuer, Canadian swingline lender and Canadian letter of credit issuer under the ABL Facility, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., and affiliates of Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC are joint lead arrangers and joint book runners under the ABL Facility, each of which is acting as an underwriter for this offering. An affiliate of Scotia Capital (USA) Inc. is the administrative agent under our accounts receivable securitization facility. In addition, certain affiliates of certain of the underwriters are lenders under our ABL Facility and under our accounts receivable securitization facility. As described above, we intend to use the net proceeds from this offering to temporarily repay indebtedness owed to the underwriters and certain affiliates of the underwriters who are lenders under the ABL Facility and our accounts receivable securitization facility, and such underwriters (or their affiliates) therefore may receive more than 5 percent of the net proceeds from this offering through the repayment of such debt, which creates a conflict of interest under FINRA Rule 5121. This offering is therefore being made in compliance with Rule 5121 and J.P. Morgan Securities LLC is assuming the responsibilities of acting as a qualified independent underwriter in preparing this prospectus supplement, in pricing the offering and conducting due diligence. Aside from its relative portion of the underwriting discount set forth on the cover page of this prospectus supplement, J.P. Morgan Securities LLC will not receive any fees for serving as a qualified independent underwriter in connection with this offering. We have agreed to indemnify J.P. Morgan Securities LLC against liabilities incurred in connection with acting as the qualified independent underwriter, including liabilities under the Securities Act and the Exchange Act. No underwriter having a conflicting interest under Rule 5121 will sell to a discretionary account any security with respect to which the conflict exists, unless the member has received specific written approval of the transaction from the account holder and retains documentation of the approval in its records.

 CAPITALIZATION

          The following table presents our consolidated cash position and consolidated capitalization as of December 31, 2014: (1) on an actual basis and (2) as adjusted for (i) the issuance of the senior notes and guarantees and (ii) the issuance of the secured notes and secured guarantees, and the assumed application of the net proceeds of this offering as described under "Use of Proceeds." For information regarding our outstanding senior indebtedness, including maturity and applicable interest rates, see note 12 to our consolidated financial statements for the year ended December 31, 2014, which are incorporated by reference herein. This table is derived from and should be read in conjunction with our audited consolidated financial statements incorporated in this prospectus supplement by reference to our Annual Report. See "Incorporation of Certain Information by Reference" beginning on page S-iii of this prospectus supplement.

	At December 31, 2014
	Actual	As Adjusted(1)
	(in millions)
Cash and cash equivalents	$158	$158

Debt:
URNA and subsidiaries debt:
ABL Facility(2)	$1,304	$1,112
5 3/4% Senior Secured Notes due 2018	750	—
Secured Notes offered hereby	—	1,000
Accounts receivable securitization facility(3)	548	548
Capital leases	105	105
8 1/4% Senior Notes due 2021(4)	687	687
7 5/8% Senior Notes due 2022	1,325	1,325
7 3/8% Senior Notes due 2020	750	750
6 1/8% Senior Notes due 2023(5)	951	951
5 3/4% Senior Notes due 2024	850	850
8 3/8% Senior Subordinated Notes due 2020	750	—
Senior Notes offered hereby	—	800
Holdings:
4% Convertible Senior Notes due 2015(6)	32	32

Total debt	$8,052	$8,160
Temporary equity(6)	2	2
Total stockholders' equity(7)	1,796	1,733

Total capitalization	$9,850	$9,895

(1)
The "as adjusted" column is presented for illustrative purposes only.

(2)
The weighted average interest rate for borrowings under the ABL Facility for the year ended December 31, 2014 was 2.3%. An additional $1,138 million, or approximately 49%, was available under our ABL Facility at December 31, 2014, on an as adjusted basis net of $50 million in outstanding letters of credit. See "Summary — Proposed Amendment to Senior Secured Asset-Based Revolving Credit Facility" regarding the possible increase in the size of the ABL Facility.

(3)
The weighted average interest rate for borrowings under the accounts receivable securitization facility for the year ended December 31, 2014 was 0.8%. $2 million was available under our accounts receivable securitization facility at December 31, 2014.

(4)
The difference between the December 31, 2014 carrying value of the 8 1/4% Senior Notes due 2021 and the $650 million principal amount of these notes relates to the $37 million unamortized portion of the fair value adjustment recognized upon consummation of the RSC acquisition, which is being amortized through the maturity date of these notes.

(5)
The difference between the adjusted carrying value of the 6 1/8% Senior Notes due 2023 and the $925 million principal amount of these notes relates to the $26 million unamortized portion of the original issue premium recognized in conjunction with the issuance of these notes, which is being amortized through the maturity date of these notes.

(6)
The difference between the December 31, 2014 carrying value of the 4% Convertible Senior Notes due 2015 and the $34 million principal amount relates to the $2 million unamortized portion of the original issue discount recognized in conjunction with the issuance of these notes. Because the 4% Convertible Senior Notes due 2015 were redeemable at December 31, 2014, an amount equal to the $2 million unamortized portion of the original issue discount was separately classified in our consolidated balance sheets and referred to as "temporary equity."

(7)
We expect to recognize an aggregate loss of approximately $105 million in interest expense upon redemption of the 8 3/8% Senior Subordinated Notes due 2020 and the 5 3/4% Senior Secured Notes due 2018. The loss represents the difference between the net carrying amount and the total purchase price of these notes. The after tax impact of this loss is reflected as a reduction of adjusted stockholders' equity.

DESCRIPTION OF THE SECURED NOTES

          We will issue the         % Senior Secured Notes due 2023 (the "Secured Notes") under an indenture (the "Indenture"), dated as of March     , 2015, among us, the Guarantors and Wells Fargo Bank, National Association, as trustee (in such capacity, the "Trustee") and collateral agent (in such capacity, the "Notes Collateral Agent").

          The terms of the Secured Notes will include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes Collateral Documents referred to below under the caption "— Security" will define the terms of the agreements that will secure the Secured Notes and the guarantees thereof and the Intercreditor Agreement referred to below under the caption "— Intercreditor Agreement" will define the relationship between holders of the Secured Notes and any other Second Lien Secured Parties, on the one hand, and the First Lien Secured Parties, on the other hand. The following description is a summary of the material provisions of the Secured Notes, the Indenture, the Notes Collateral Documents and the Intercreditor Agreement and does not purport to be complete. This summary is subject to and is qualified by reference to all of the provisions of the Secured Notes, the Indenture, the Notes Collateral Documents and the Intercreditor Agreement, including the definitions of certain terms used in the Indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Secured Notes. Copies of the Indenture, the principal Notes Collateral Documents and the Intercreditor Agreement are available as set forth below under "— Additional Information."

          Certain terms used in this description are defined under the caption "— Certain Definitions." Defined terms used in this description but not defined under "— Certain Definitions" will have the meanings assigned to them in the Indenture. Unless the context otherwise requires, references to "Secured Notes" include the Secured Notes offered hereby and any Additional Secured Notes (as defined below). In this description, the words "Company," "we" and "our" refer only to United Rentals (North America), Inc. and not to any of its subsidiaries.

Brief Description of the Secured Notes

          The Secured Notes will be:

  •
  general obligations of the Company;

  •
  pari passu in right of payment with all existing and future senior Indebtedness of the Company;

  •
  secured on a second-priority basis by Liens on substantially all of the Company's assets that secure any First Lien Obligations, subject to Permitted Liens and certain exceptions;

  •
  secured on a pari passu basis by Liens on certain of the Company's assets that secure any other Second Lien Obligations (including obligations in respect of the Existing Senior Secured Notes (as defined below in "— Security — Generally")), subject to Permitted Liens;

  •
  effectively junior to all existing and future First Lien Obligations to the extent of the value of the Collateral;

  •
  effectively junior to any other existing and future Indebtedness of the Company that is secured by the Company's assets that do not constitute Collateral, to the extent of the value of such assets;

  •
  senior in right of payment to any existing and future Subordinated Indebtedness of the Company; and

  •
  guaranteed by Holdings and the Subsidiary Guarantors.

          The Company's Subsidiaries, with limited exceptions, are "Restricted Subsidiaries." As of and for the year ended December 31, 2014, the Unrestricted Subsidiaries represented 6% of Holdings' total assets and had no revenue. Under the circumstances described below under the captions "— Certain Covenants — Limitation on Designations of Unrestricted Subsidiaries" and "— Certain Covenants — Limitation on Restricted Payments," the Company will be permitted to designate certain of its other Subsidiaries as "Unrestricted Subsidiaries." The Company's Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. The Company's Unrestricted Subsidiaries will not guarantee the Secured Notes.

          As of December 31, 2014, on an as adjusted basis, after giving effect to (A) the issuance of the Senior Notes and related guarantees and (B) the issuance of the Secured Notes and the guarantees (the "Secured Guarantees"), and the assumed application of the net proceeds therefrom as described under "Use of Proceeds," the Secured Notes would have ranked (1) effectively junior to approximately $1.2 billion of the Company's secured debt obligations, comprised of (i) $993 million of our outstanding borrowings under the Credit Agreement (excluding $1,138 million of additional borrowing capacity), (ii) our guarantee obligations in respect of $119 million of the outstanding borrowings of the Guarantor Subsidiaries under the Credit Agreement, (iii) $88 million in capital leases and (iv) our guarantee obligations in respect of $11 million of capital leases of the Guarantor Subsidiaries; (2) equally in right of payment with approximately $5.3 billion principal amount of our and the Guarantors' senior unsecured obligations, comprised of (i) in the case of Holdings, $34 million principal amount of 4% Convertible Senior Notes due 2015 and (ii) our $800 million principal amount of the Senior Notes, $925 million principal amount of 6 1/8% Senior Notes due 2023, $650 million principal amount of 8 1/4% Senior Notes due 2021, $1,325 million principal amount of 7 5/8% Senior Notes due 2022, $750 million principal amount of 7 3/8% Senior Notes due 2020 and $850 million principal amount of 5 3/4% Senior Notes due 2024; and (3) effectively junior to (i) $548 million of indebtedness of our special purpose vehicle in connection with the Existing Securitization Facility and (ii) $6 million of capital leases of our Subsidiaries that are not Guarantors. Most of our U.S. receivable assets have been sold to our special purpose vehicle in connection with our Existing Securitization Facility (the accounts receivable in the collateral pool being the lenders' only source of payment under that facility). See "Capitalization."

Principal, Maturity and Interest

          The Company will issue the Secured Notes in this offering in an aggregate principal amount of $1.0 billion. The Secured Notes will mature on July 15, 2023. Subject to its compliance with the covenant described under the caption "— Certain Covenants — Limitation on Indebtedness," the Company will be permitted to issue additional Secured Notes under the Indenture governing the Secured Notes (the "Additional Secured Notes"). The Secured Notes offered hereby and any Additional Secured Notes will rank equally and be treated as a single class for all purposes of the Indenture governing the Secured Notes, including waivers, amendments, redemptions and offers to purchase. Any Additional Secured Notes will be secured by the Collateral, equally and ratably, with the Secured Notes. Interest on the Secured Notes will accrue at the rate of % per annum and will be payable semiannually in arrears on January 15 and July 15 of each year, to the holders of record of the Secured Notes at the close of business on January 1 and July 1, respectively, immediately preceding such interest payment date. The first interest payment with respect to the Secured Notes will be July 15, 2015.

          Interest on the Secured Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the Indenture. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          The Secured Notes will be issued only in registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Principal of, premium, if any, and interest on the Secured Notes will be payable, and the Secured Notes will be transferable, at the designated corporate trust office or agency of the Trustee in the City of New York maintained for such purposes. In addition, interest may be paid at the option of the Company by check mailed to the person entitled thereto as shown on the security register. No service charge will be made for any transfer, exchange or redemption of Secured Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

          Initial settlement for the Secured Notes will be made in same-day funds. The Secured Notes are expected to trade in the Same-Day Funds Settlement System of The Depository Trust Company ("DTC") until maturity, and secondary market trading activity for the Secured Notes will therefore settle in same-day funds.

Guarantees

          Holdings and the Subsidiary Guarantors will fully and unconditionally guarantee, on a senior basis, jointly and severally, to each holder of the Secured Notes, the Trustee and the Notes Collateral Agent, the full and prompt performance of the Company's obligations under the Indenture, such Secured Notes and the Notes Collateral Documents, including the payment of principal of, premium, if any, and interest on the Secured Notes. Such guarantees will be secured on a second-priority basis by Liens on substantially all of the Guarantors' assets that secure the First Lien Obligations, subject to Permitted Liens and certain exceptions, including those described under "Security." Subject to limited exceptions, the Subsidiary Guarantors are the current and future Domestic Restricted Subsidiaries of the Company, other than (unless otherwise determined by the Company) any Foreign Subsidiary Holding Company or Subsidiary of a Foreign Subsidiary.

          The obligations of each Subsidiary Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Subsidiary Guarantor under the guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. See "Risk Factors — Risks Relating to the Notes — A guarantee by a subsidiary guarantor could be voided if the subsidiary guarantor fraudulently transferred the guarantee at the time it incurred the indebtedness, which could result in the holders of the notes being able to rely only on URNA and Holdings to satisfy claims."

          Each Subsidiary Guarantor that makes a payment under its guarantee of the Secured Notes will be entitled to a contribution from each other Guarantor of the Secured Notes in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP (for purposes hereof, Holdings' net assets shall be those of all its consolidated Subsidiaries other than the Subsidiary Guarantors); provided, however, that during a Default, the right to receive payment in respect of such right of contribution shall be suspended until the payment in full of all guaranteed obligations under the Indenture.

          Each guarantee of the Secured Notes will be:

  •
  a general obligation of that Guarantor;

  •
  pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor;

  •
  secured on a second-priority basis by Liens on substantially all of that Guarantor's assets that secure any First Lien Obligations, subject to Permitted Liens and certain exceptions;

  •
  secured on a pari passu basis by Liens on certain of that Guarantor's assets that secure any other Second Lien Obligations (including obligations in respect of the Existing Senior Secured Notes), subject to Permitted Liens;

  •
  effectively junior to all existing and future First Lien Obligations to the extent of the value of the Collateral;

  •
  effectively junior to any other existing and future Indebtedness of that Guarantor that is secured by such Guarantor's assets that do not constitute Collateral, to the extent of the value of such assets; and

  •
  senior in right of payment to any existing and future Subordinated Indebtedness of that Guarantor.

          As of December 31, 2014, on an as adjusted basis, after giving effect to (A) the issuance of the Senior Notes and related guarantees and (B) the issuance of the Secured Notes and the Secured Guarantees, and the assumed application of the net proceeds therefrom as described under "Use of Proceeds," the Secured Guarantees would have ranked (1) effectively junior to approximately $1.2 billion of the Guarantors' secured obligations, comprising (i) guarantee obligations of the Guarantors in respect of $993 million of our outstanding borrowings under the Credit Agreement, (ii) $119 million of the outstanding borrowings of our Guarantor Subsidiaries under the Credit Agreement, (iii) $88 million in capital leases and (iv) our guarantee obligations in respect of $11 million of capital leases of our Guarantor Subsidiaries; (2) equally in right of payment with the Guarantors' senior unsecured obligations of approximately $5.3 billion, comprising (i) in the case of Holdings, $34 million principal amount of 4% Convertible Senior Notes due 2015, (ii) the Subsidiary Guarantors' guarantee obligations in respect of $650 million principal amount of 8 1/4% Senior Notes due 2021, and (iii) the Guarantors' guarantee obligations in respect of $800 million principal amount of the Senior Notes, $925 million principal amount of 6 1/8% Senior Notes due 2023, $1,325 million principal amount of 7 5/8% Senior Notes due 2022, $750 million principal amount of 7 3/8% Senior Notes due 2020 and $850 million principal amount of 5 3/4% Senior Notes due 2024; and (3) effectively junior to (i) $548 million of indebtedness of our special purpose vehicle in connection with the Existing Securitization Facility and (ii) $6 million of capital leases of our Subsidiaries that are not Guarantors. With the exception of $34 million principal amount of senior unsecured indebtedness of Holdings, all of the senior unsecured and senior secured obligations of the Guarantors are also obligations of the Company. See "Capitalization."

          The Subsidiaries that are not Guarantors accounted for approximately $386 million, or 14%, and $723 million, or 13%, of our adjusted EBITDA and total revenues, respectively, for the year ended December 31, 2014. The Subsidiaries that are not Guarantors accounted for approximately $1,979 million, or 16%, and $728 million, or 7%, of our total assets and total liabilities, respectively, at December 31, 2014.

          Although the Indenture will limit the incurrence of Indebtedness and the issuance of preferred stock of certain of our Subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture will not impose any limitation on the incurrence by such Subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See "— Certain Covenants — Limitation on Indebtedness."

          The guarantee of a Subsidiary Guarantor will be released:

  (1)
  upon the sale or other disposition (including by way of consolidation or merger) of all of the Capital Stock of such Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary; provided such sale or disposition is (i) permitted by the Indenture or (ii) pursuant to any exercise of any secured creditor remedies by the First Lien Designated Agent in respect of any First Lien Obligations but only to the extent that the First Lien Secured Parties release their guarantees in respect of the First Lien Obligations of such Subsidiary Guarantor;

  (2)
  upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary; provided such sale or disposition is permitted by the Indenture;

  (3)
  upon the liquidation or dissolution of such Guarantor; provided that no Default or Event of Default shall occur as a result thereof or has occurred and is continuing;

  (4)
  upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of the Indenture;

  (5)
  if the Company properly designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary;

  (6)
  at the Company's request, during any Suspension Period; or

  (7)
  (a) if such Subsidiary Guarantor is released from its obligations under Guarantees of payment by the Company of Indebtedness of the Company under the Credit Agreements or (b) at such time as such Subsidiary Guarantor does not have any other Indebtedness outstanding that would have required such Subsidiary Guarantor to enter into a Guaranty Agreement pursuant to the covenant described under "— Certain Covenants — Additional Subsidiary Guarantors", except as a result of a payment in respect of such other Indebtedness by such Subsidiary Guarantor.

Security

  Generally

          On the Closing Date, the Trustee will become party to the Notes Security Agreement as an "Additional Second Lien Agent" pursuant to a supplement in accordance with the terms of that agreement, and accordingly the Secured Notes will become "Additional Second Lien Obligations" thereunder. Under the terms of the Notes Security Agreement and the supplement, the Notes Collateral Agent (for the benefit of the Notes Collateral Agent, the Trustee and the holders of the Secured Notes) will have valid and perfected Liens on the Collateral that are second in priority only to the Liens securing First Lien Obligations on the Collateral, subject to Permitted Liens and certain other exceptions, including exceptions for assets and equity held by Foreign Subsidiaries, Excluded Stock Collateral (as defined below) and certain other Excluded Assets (as defined below). As a result, there is collateral that secures the Obligations under the Credit Agreement that does not secure the Secured Notes. The Notes Collateral Documents secure the payment and performance when due of all of the Indenture Obligations of the Company and the Guarantors. Pending completion of the redemption of the 5 3/4% Senior Secured Notes due 2018 (the "Existing Senior Secured Notes") (as described under "Use of Proceeds"), the Notes Collateral Documents also secure the payment and performance when due of all obligations of the Company and the Guarantors under the Existing Senior Secured Notes. Subject to the terms described below under "Release of Collateral" and "Limitation on Collateral Consisting of Subsidiary Securities", the Secured Notes will be secured on a second-priority basis by Liens on substantially all of our assets that secure any First Lien Obligations, subject to Permitted Liens and certain exceptions, including exceptions for assets and equity held by Foreign Subsidiaries, Excluded Stock Collateral and certain other Excluded Assets. To the extent any assets are released or not included in the collateral for the Credit Agreement, which is currently being amended and restated, the Collateral will not include such assets.

          On the Closing Date, the Trustee and the Notes Collateral Agent will also enter into an amended and restated Notes Security Agreement, which pursuant to its terms will become effective and amend and restate the existing Notes Security Agreement upon completion of the redemption of the Existing Senior Secured Notes. The amended and restated Notes Security Agreement will amend and restate the existing Notes Security Agreement to, among other things, (i) replace references and terms derived from the indenture for the Existing Senior Secured Notes with references and terms derived from the Indenture, (ii) add provisions described under "Limitation on Collateral Consisting of Subsidiary Securities" and other terms described or referred to herein or in the Indenture, or to permit or facilitate transactions permitted under the Indenture (including Securitization Transactions) and (iii) conform terms and definitions to those expected to be included in the Company's amended and restated Credit Agreement, including increasing the threshold for excluded accounts.

          By their acceptance of the Secured Notes, the holders of the Secured Notes will consent and agree to be bound by the terms of, and will authorize the entry by Wells Fargo Bank, National Association, as

Trustee on behalf of the holders of the Secured Notes and as Notes Collateral Agent on behalf of the Second Lien Secured Parties, into the supplement, the amended and restated Notes Security Agreement and any other related amendments, restatements or modifications to the Notes Collateral Documents. By their acceptance, the holders of the Secured Notes will also authorize and direct the Notes Collateral Agent to perform its obligations and exercise its rights under the supplement, the amended and restated Notes Security Agreement and any other related amended, restated or modified Notes Collateral Documents in accordance therewith.

          The Collateral will not include, among other things, the following property and assets of the Company and the Guarantors (collectively, the "Excluded Assets"):

  (1)
  any rights, titles or interests of a Grantor in any instrument, permit, general intangible, lease, license or agreement to which such Grantor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the terms of such instrument, permit, general intangible, lease, license or agreement, result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of or create a right of termination in favor of or require the consent of any other party (in each case, other than a Grantor) to, such instrument, permit, general intangible, lease, license or agreement, provided that the foregoing exclusion shall not be construed to apply if any such term is ineffective or unenforceable under the UCC (including Sections 9-406, 9-407, 9-408 or 9-409) or any other applicable law so that no breach, default, abandonment, invalidity or unenforceability would occur;

  (2)
  any asset to the extent the granting of a security interest therein is prohibited by applicable law or would require the consent, approval, license or authorization of any governmental authority or other third party that has not been obtained; provided that the foregoing exclusion shall not be construed to apply if any such prohibition is ineffective or unenforceable under the UCC (including Sections 9-406, 9-407, 9-408 or 9-409) or any other applicable law;

  (3)
  any of the outstanding voting equity or other voting ownership interests of a Foreign Subsidiary or Foreign Subsidiary Holding Company in excess of 65% of the voting power of all classes of equity or other ownership interests of such Foreign Subsidiary or Foreign Subsidiary Holding Company entitled to vote;

  (4)
  any "intent-to-use" United States of America based trademark or service mark application until such time that a statement of use has been filed with the United States Patent and Trademark Office for such application, unless the grant of a security interest therein would not render such "intent-to-use" based trademark or service mark application invalid or subject to cancellation;

  (5)
  any property that is subject to a lien securing purchase money obligations, capitalized lease obligations or sale/leaseback Indebtedness permitted under the Indenture and Additional Second Lien Agreements (if any) pursuant to documents that prohibit such Grantor from granting any other Liens in such property, and such prohibition has not been or is not waived or the consent of the other party to such contract has not been or is not otherwise obtained or under requirements of law such prohibition cannot be waived, and only for so long as such Indebtedness remains outstanding;

  (6)
  (i) any assets subject to a Securitization Transaction or (ii) accounts, leases, contractual rights or any other assets subject to any like-kind exchange;

  (7)
  the equity interests, and any certificates or instruments in respect thereof, in United Rentals of Nova Scotia (No. 1), ULC and United Rentals of Nova Scotia (No. 2), ULC or any other unlimited liability company organized under the laws of Nova Scotia;

  (8)
  the equity interests, and any certificates or instruments in respect thereof, in any joint venture or non-wholly owned Subsidiary, the governing agreements of which prohibit the pledge or other granting of security over equity interests in such Subsidiary and such prohibition has not been or is not waived or the consent of the other party to such contract has not been or is not otherwise obtained or under requirements of law such prohibition cannot be waived;

  (9)
  any real property or any fee interest or leasehold interest in real property, including fixtures related thereto (and in the case of leasehold interests, there shall be no requirement to deliver landlord lien waivers, estoppels or collateral access letters);

  (10)
  any vehicle or other asset subject to certificate of title or ownership;

  (11)
  any letter of credit rights to the extent any of the Grantors is required by applicable law to apply the proceeds of a drawing of such letter of credit for a specified purpose;

  (12)
  any right, title or interest in or to any copyrights, copyright licenses, patents, patent applications, patent licenses, trade secrets, trade secret licenses, trademarks, service marks, trademark and service mark applications, trade names, trade dress, trademark licenses, technology, know-how and processes or any other intellectual property governed by or arising or existing under, pursuant to or by virtue of the laws of any jurisdiction other than the United States of America or any state thereof;

  (13)
  any asset not required to be pledged as security for the First Lien Obligations under the Credit Agreement;

  (14)
  any assets with respect to which the Notes Collateral Agent and the Company shall reasonably agree that the cost of creating and/or perfecting a security interest therein is excessive in relation to the benefit to the Second Lien Secured Parties of the security to be afforded thereby; and

  (15)
  Excluded Stock Collateral (as defined below in "—Security—Limitation on Collateral Consisting of Subsidiary Securities") but only to the extent that the inclusion of such Excluded Stock Collateral in the Collateral would require the Company to file separate financial statements for any subsidiary with the SEC (or any other governmental agency).

          Pursuant to the terms of the Notes Collateral Documents, the Collateral will be pledged to (1) the Credit Agreement Agent and each other First Lien Agent, on a first-priority basis, for the ratable benefit of the applicable First Lien Secured Parties to secure the First Lien Obligations owed to such First Lien Secured Parties and (2) the Notes Collateral Agent, on a second-priority basis, for the benefit of the applicable Second Lien Secured Parties to secure the Second Lien Obligations owed to such Second Lien Secured Parties. The Second Lien Obligations will constitute claims separate and apart from (and of a different class from) the First Lien Obligations. The Liens on the Collateral securing the Second Lien Obligations will be junior and subordinate to the Liens on the Collateral securing First Lien Obligations.

          The Company and the Guarantors will be able to issue Additional Secured Notes and incur other Second Lien Obligations in the future (each of which will be secured by the Collateral, equally and ratably, with the Secured Notes) and incur additional First Lien Obligations in the future. The amount of such additional Indebtedness will be limited by the covenants described under "— Certain Covenants — Limitation on Indebtedness" and "— Certain Covenants — Limitation on Liens." The amount of such additional Indebtedness could be significant.

          Subject to the terms of the Second Lien Documents, the First Lien Documents and the Intercreditor Agreement, the Company and the Guarantors will have the right to remain in possession and retain exclusive control of the Collateral, to freely operate the Collateral and to collect, invest and dispose of any income therefrom, as well as to exercise any voting and other consensual rights pertaining to the Collateral.

  Limitation on Collateral Consisting of Subsidiary Securities

          The stock, other Capital Stock and other securities of a Subsidiary of the Company otherwise constituting Collateral will constitute Collateral for the benefit of the holders of the Secured Notes only to the extent that such stock, Capital Stock and other securities can secure the Secured Notes without Rule 3-16 of Regulation S-X under the Securities Act (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other governmental agency). In the event that Rule 3-16 of Regulation S-X under the Securities Act (or any such other law, rule or regulation) requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary due to the fact that such Subsidiary's stock, Capital Stock or other securities secure the Secured Notes, then the stock, Capital Stock and other securities of such Subsidiary shall automatically be deemed not to be part of the Collateral for the benefit of the holders of the Secured Notes (but only to the extent necessary to not be subject to such requirement) and such excluded portion of the stock, Capital Stock and other securities is referred to as the "Excluded Stock Collateral." This limitation will not apply to the collateral securing the First Lien Obligations under the Credit Agreement.

          However, if Rule 3-16 of Regulation S-X under the Securities Act is thereafter amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any law, rule or regulation is adopted, which would permit) such Subsidiary's stock, Capital Stock and other securities to secure the Secured Notes in excess of the amount then pledged without filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the stock, Capital Stock and other securities of such Subsidiary shall automatically be deemed to be a part of the Collateral for the benefit of the holders of the Secured Notes (but only to the extent not resulting in such financial statement requirement becoming applicable).

          In accordance with the limitations described in the two immediately-preceding paragraphs, the Collateral for the benefit of the holders of the Secured Notes will include stock, other Capital Stock and other securities of certain existing and future Subsidiaries of the Company only to the extent that the applicable value of such stock, other Capital Stock and other securities (on a Subsidiary-by-Subsidiary basis) is less than 20% of the aggregate principal amount of the Secured Notes outstanding. As a result, the portion of the stock, other Capital Stock and other securities of Subsidiaries constituting Collateral for the benefit of the holders of the Secured Notes may decrease or increase as described above. We currently expect that this limitation would apply to pledges of capital stock of the Foreign Subsidiary Holding Company holding our Canadian business. See "Risk Factors — Risks Related to the Secured Notes — The pledge of stock, other equity interests or other securities of URNA's subsidiaries that secures the secured notes, subject to certain exceptions, will automatically be deemed to not be a part of the Notes Collateral to the extent and for so long as that pledge would require the filing of separate financial statements with the SEC for that subsidiary. As a result, the secured notes could be secured by less collateral than URNA's first-priority lien obligations."

  Release of Collateral

          The priority of the security interests in the Collateral and related creditors rights, including when the Notes Collateral Agent's Liens on the Collateral will be released, are set forth in the Intercreditor Agreement described below. See "— Intercreditor Agreement." In addition, the Indenture provides that the Notes Collateral Agent's Liens on the Collateral will no longer secure the Indenture Obligations, and the right of the holders of the Secured Notes to the benefits and proceeds of the Notes Collateral Agent's Liens on the Collateral will terminate and be discharged, in each case, automatically and without the need for any further action by any Person:

  (1)
  in whole, upon the full and final payment and performance of the Obligations of the Company and the Guarantors under the Indenture, the Secured Notes and the guarantees thereof;

  (2)
  in whole, upon Legal Defeasance or Covenant Defeasance with respect to the Indenture pursuant to the provisions set forth under the caption "— Legal Defeasance and Covenant Defeasance" or discharge of the Indenture in accordance with the provisions set forth under the caption "— Satisfaction and Discharge;"

  (3)
  in whole or in part, as applicable, upon receipt of the consent of holders of the requisite percentage of the Secured Notes set forth below under the caption "— Amendments and Waivers;"

  (4)
  in part, as to any Collateral that is sold, transferred or otherwise disposed of by the Company or any Guarantor in a transaction or other circumstance made in compliance with the provisions of the Indenture and the Notes Collateral Documents at the time of such sale, transfer or disposition;

  (5)
  in whole, with respect to the Collateral owned by a Guarantor, upon the release of the guarantee of such Guarantor in accordance with the terms of the Indenture;

  (6)
  in whole or in part, with respect to any property or asset of the Company or a Guarantor that is or becomes Excluded Assets under the terms of the Notes Collateral Documents;

  (7)
  in whole or in part, if and to the extent required by the provisions of the Intercreditor Agreement; or

  (8)
  at the Company's request, during any Suspension Period.

          Upon the release of the Collateral, the Trustee or the Notes Collateral Agent, at the Company's expense and upon the written request of the Company accompanied by an officers' certificate and opinion of counsel confirming that all applicable conditions precedent under the Indenture, Notes Collateral Documents and Intercreditor Agreement have been met, shall promptly cause to be released and reconveyed to the Company or the Guarantors, as the case may be, the released Collateral and shall execute, deliver or acknowledge any instruments or releases that are necessary or appropriate to evidence the release from the Liens created by the Notes Collateral Documents of any Collateral permitted to be released pursuant to the Indenture or the Notes Collateral Documents.

          To the extent required by law, the Company will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Notes Collateral Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an officer except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the Trustee. Any release of Collateral permitted as described under "Release of Collateral" will be deemed not to impair the Liens under the Indenture or the Notes Collateral Documents in contravention thereof.

          Notwithstanding anything to the contrary in the preceding paragraph, the Company will not be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including "no action" letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to the released Collateral.

  Administration of Security

          The Notes Collateral Documents and the Collateral will be administered by the Notes Collateral Agent for the benefit of the Second Lien Secured Parties.

  Enforcement of Security

          The Notes Collateral Documents contain procedures with respect to the coordination of instructions from the Applicable Authorized Second Lien Representative for the Second Lien Obligations with respect to the Liens in the Collateral of the Second Lien Secured Parties. The Notes Collateral Agent shall act in relation to the Collateral in accordance with the instructions of the Applicable Authorized Second Lien Representative. Any Person entitled to instruct the Notes Collateral Agent to exercise any right or remedy with respect to the Collateral may give or refrain from giving instructions to the Notes Collateral Agent to exercise or refrain from exercising the Collateral as it sees fit in accordance with the other provisions of the Notes Collateral Documents.

          Notwithstanding the above, the rights of the Notes Collateral Agent and each other Second Lien Secured Party shall, prior to the Discharge of First Lien Obligations, be subject to the provisions of the Intercreditor Agreement.

  Additional Second Lien Obligations Arrangements

          If the Company or any Guarantor incurs any Additional Second Lien Obligations, the Additional Second Lien Agent with respect to the holders of such Additional Second Lien Obligations shall enter into a joinder to the Notes Collateral Documents and the Intercreditor, in each case in substantially the form provided therein, and thereafter the relationship between the Notes Secured Parties and the applicable Additional Second Lien Secured Parties will be governed by the Notes Collateral Documents as described below.

          Under the Notes Collateral Documents, the Notes Secured Parties and each of the Additional Second Lien Secured Parties will be represented by their respective Authorized Second Lien Representative. The Notes Collateral Documents provide for the priorities and other relative rights among the Notes Secured Parties and the Additional Second Lien Secured Parties, including, among other things, that, subject to the discussion set forth in the section "— Enforcement of Security" above:

  (1)
  notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens on the Collateral securing the Second Lien Obligations, the Liens securing all such Second Lien Obligations shall be of equal priority; and

  (2)
  the obligations in respect of the Second Lien Obligations may be increased, extended, renewed, replaced, restated, supplemented, restructured, refunded, refinanced or otherwise amended from time to time, in each case, to the extent permitted by the Second Lien Documents, provided that, notwithstanding the above, it is the intention of the Second Lien Secured Parties of a series of Second Lien Obligations that such Second Lien Secured Parties (and not the Second Lien Secured Parties of any other series of Second Lien Obligations) bear the risk of any determination by a court of competent jurisdiction that (x) any of the Second Lien Obligations of such series are unenforceable under applicable law or are subordinated to any other obligations (other than another series of Second Lien Obligations), (y) any of the Second Lien Obligations of such series do not have an enforceable security interest in any of the Collateral securing any other series of Second Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another series of Second Lien Obligations) on a basis ranking prior to the security interest of such series of Second Lien Obligations but junior to the security interest of any other series of Second Lien Obligations (any such condition referred to in the foregoing clauses (x), (y) or (z) with respect to any series of Second Lien Obligations, an "Impairment" of such series). In the event of any Impairment with respect to any series of Second Lien Obligations, the results of such Impairment shall be borne solely by the holders of such series of Second Lien Obligations, and the rights of the holders of such series of Second Lien Obligations (including, without limitation, the right to receive distributions in respect of such series of Second Lien Obligations pursuant to terms of the Notes Collateral Documents) set forth in the Notes Collateral Documents shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the series of such Second Lien Obligations subject to such Impairment. Additionally, in the event the Second Lien Obligations of any series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the U.S. Bankruptcy Code), any reference to such Second Lien Obligations or the Second Lien Documents governing such Second Lien Obligations shall refer to such obligations or such documents as so modified.

          Subject to the discussion set forth in the section "— Enforcement of Security" above, the Notes Collateral Documents also, as between the Notes Secured Parties and the Additional Second Lien Secured Parties, provide that only the Applicable Authorized Second Lien Representative has the right to direct the Notes Collateral Agent in conducting foreclosures and in taking other actions with respect to the Collateral, and the Authorized Second Lien Representatives of other Second Lien Obligations have no right to take actions with respect to the Collateral. The Trustee will be the Applicable Authorized Second Lien Representative unless the Indenture Obligations do not represent the largest principal amount outstanding of any then outstanding Second Lien Obligations represented by any Authorized Second Lien Representative, at which point the Authorized Second Lien Representative for the Second Lien Obligations representing the largest principal amount outstanding of any then outstanding Second Lien Obligations represented by any Authorized Second Lien Representative shall become the Applicable Authorized Second Lien Representative, as certified by the Company to the Notes Collateral Agent in an officers' certificate. Following a Larger Second Lien Holder Event, the Authorized Second Lien Representative for the Second Lien Obligations that constitutes the largest principal amount of any then outstanding Second Lien Obligations represented by any Authorized Second Lien Representative will become the Applicable Authorized Second Lien Representative. The Applicable Authorized Second Lien Representative will remain as such until the earlier of (1) the occurrence of a subsequent Larger Second Lien Holder Event, and (2) the Non-Controlling Authorized Second Lien Representative Enforcement Date (such earlier date, the "Applicable Authorized Agent Date"). After the Applicable Authorized Agent Date, the Applicable Authorized Second Lien Representative will be (1) if such Applicable Authorized Agent Date occurred because of a Larger Second Lien Holder Event, as determined above, or (2) if such Applicable Authorized Agent Date occurred because of the Non-Controlling Authorized Second Lien Representative Enforcement Date, the Major Non-Controlling Authorized Second Lien Representative.

          Subject to the discussion set forth in the section entitled "— Enforcement of Security" above, the Applicable Authorized Second Lien Representative will have the sole right to instruct the Notes Collateral Agent to act or refrain from acting with respect to the Collateral, and the Notes Collateral Agent shall not follow any instructions with respect to such Collateral from any other Person. No Authorized Second Lien Representative of any Second Lien Obligations (other than the Applicable Authorized Second Lien Representative) will instruct the Notes Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Collateral.

          Notwithstanding the equal priority of the Liens securing the Second Lien Obligations, the Notes Collateral Agent, acting on the instructions of the Applicable Authorized Second Lien Representative, may deal with the Collateral as if such Notes Collateral Agent had a senior Lien on such Collateral. No Authorized Second Lien Representative of any Second Lien Obligations (other than the Applicable Authorized Second Lien Representative) may contest, protest or object to any foreclosure proceeding or action brought by the Notes Collateral Agent (acting on the instructions of the Applicable Authorized Second Lien Representative) or Applicable Authorized Second Lien Representative. The Trustee and each other Authorized Second Lien Representative will agree that it will not accept any Lien on any Collateral for the benefit of the Second Lien Secured Parties (other than funds deposited for the redemption, discharge or defeasance of the Secured Notes) other than pursuant to the Notes Collateral Documents. Each Second Lien Secured Party including the Notes Secured Parties by acceptance thereof, will be deemed to have agreed that it will not contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any other Second Lien Secured Party in all or any part of the Collateral, or any of the provisions of the Notes Collateral Documents or any joinders related thereto; provided that nothing in the Notes Collateral Documents shall be construed to prevent or impair the rights of any of the Notes Collateral Agent or any Authorized Second Lien Representative to enforce the Notes Collateral Documents.

          Subject to the discussion set forth in the section entitled "— Enforcement of Security" above, if an event of default has occurred and is continuing under any Indebtedness, and the Notes Collateral Agent is taking action to enforce rights in respect of any Collateral, or any distribution is made with respect to any Collateral in any bankruptcy case of the Company or any Guarantor, the proceeds of any sale, collection or other liquidation of any such Collateral by the Notes Collateral Agent or any other Second Lien Secured Party, as applicable, will, subject to the provisions of the Intercreditor Agreement, be applied among the Second Lien Obligations covered by the Notes Collateral Documents to the payment in full of such Second Lien Obligations on a ratable basis, after payment of all amounts owing to the Notes Collateral Agent and the other Authorized Second Lien Representatives, in their capacity as such.

          None of the Second Lien Secured Parties may institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Notes Collateral Agent or any other Second Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Collateral. In addition, none of the Second Lien Secured Parties may seek to have any Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral. If any Second Lien Secured Party obtains possession of any Collateral or realizes any proceeds or payment in respect thereof, in each case, as a result of the enforcement of remedies, subject to the provisions of the Intercreditor Agreement, at any time prior to the discharge of the other Second Lien Obligations, then it must hold such Collateral, proceeds or payment in trust for the other Second Lien Secured Parties and promptly transfer such Collateral, proceeds or payment to the Notes Collateral Agent to be distributed in accordance with the Notes Collateral Documents.

          Notwithstanding the above provisions of this section, the rights of the Notes Collateral Agent and each other Second Lien Secured Party shall, prior to the Discharge of First Lien Obligations, be subject to the provisions of the Intercreditor Agreement.

  Sufficiency of Collateral

          No appraisals of any Collateral have been prepared in connection with the offering of the Secured Notes. The value of the Collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the Collateral. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, no assurance can be given that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay any of the Company's obligations under the Secured Notes or any of the Guarantors' obligations under guarantees of the Secured Notes, in full or at all.

          In addition, because a portion of the Collateral may in the future consist of pledges of a portion of the capital stock of certain of our Foreign Subsidiaries, the validity of those pledges under applicable foreign law, and the ability of the holders of the Secured Notes to realize upon that Collateral under applicable foreign law, to the extent applicable, may be limited by such law, which limitations may or may not affect such Liens.

          If the proceeds of any of the Collateral were not sufficient to repay all amounts due on the Secured Notes, the holders of the Secured Notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of the Company and the Guarantors. See "Risk Factors — Risks Relating to the Notes — The value of the Notes Collateral may not be sufficient to satisfy our obligations under the secured notes."

  Certain Bankruptcy Limitations

          The right of any Agent to take possession and dispose of the Collateral following an event of default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Company or any Guarantor prior to such Agent having taken possession and disposed of the Collateral.

          Under the U.S. bankruptcy code, a secured creditor is prohibited from taking its security from a debtor in a bankruptcy case, or from disposing of security taken from such debtor, without bankruptcy court approval. Moreover, the U.S. bankruptcy code permits the debtor in certain circumstances to continue to retain and to use collateral owned as of the date of the bankruptcy filing (and the proceeds, products, offspring, rents or profits of such collateral) even though the debtor is in default under the applicable debt instruments provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Secured Notes could be delayed following commencement of a bankruptcy case, whether or when the Agent could repossess or dispose of the Collateral, or whether or to what extent holders of the Secured Notes would be compensated for any delay in payment or loss of value of the Collateral through the requirement of "adequate protection."

          Furthermore, in the event a U.S. bankruptcy court determines that the value of the Collateral (after giving effect to any First Lien Obligations and any Permitted Liens) is not sufficient to repay all amounts due on the Secured Notes and any other Obligations secured on a pari passu basis with the Secured Notes pursuant to the Notes Security Agreement, the holders of the Secured Notes and any other Obligations secured on a pari passu basis with the Secured Notes pursuant to the Notes Security Agreement would hold secured claims to the extent of the value of the Collateral (after giving effect to any First Lien Obligations and any Permitted Liens) and would hold unsecured claims with respect to any shortfall. Applicable U.S. bankruptcy laws permit the payment and/or accrual of post-petition interest, costs and attorneys' fees during a debtor's bankruptcy case only to the extent the claims are oversecured or the debtor is solvent at the time of reorganization. In addition, if the Company or any Guarantor were to become the subject of a bankruptcy case, the bankruptcy court, among other things, may avoid certain prepetition transfers made by the entity that is the subject of the bankruptcy filing, including, without limitation, transfers held to be preferences or fraudulent conveyances under applicable law.

Intercreditor Agreement

          By their acceptance of the Secured Notes, the holders of the Secured Notes will consent and agree to be bound by the terms of, and will authorize the entry by Wells Fargo Bank, National Association, as Trustee on behalf of the holders of the Secured Notes (such holders together with the Notes Collateral Agent, the "Notes Secured Parties"), into a joinder agreement to the Intercreditor Agreement, as acknowledged by the Company and the Guarantors (collectively, the "Grantors"). By their acceptance, the holders of the Secured Notes will also authorize and direct the Notes Collateral Agent to perform its obligations and exercise its rights under the Intercreditor Agreement in accordance therewith. The Intercreditor Agreement sets forth the rights and obligations of each of the Notes Secured Parties with respect to the assets of the Grantors that secure the Grantors' obligations to such Notes Secured Parties.

          The aggregate amount of the Credit Agreement Obligations secured by the Collateral outstanding on the Issue Date may, subject to the limitations set forth in the Intercreditor Agreement, be increased. In addition, the Grantors may incur Additional First Lien Obligations and Additional Second Lien Obligations after the Issue Date, subject to the limitations set forth in the Intercreditor Agreement. All or a portion of the First Lien Obligations secured by the Collateral consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may, subject to the limitations set forth in the Intercreditor Agreement, be increased or reduced and subsequently reborrowed and such obligations may, subject to the limitations set forth in the Intercreditor Agreement, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the priorities of the Liens securing the First Lien Obligations or the provisions of the Intercreditor Agreement defining the relative rights of the parties thereto. The Lien priorities provided for in the Intercreditor Agreement shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, replacement, renewal, restatement or refinancing of either any First Lien Obligations or any Second Lien Obligations, in each case secured by the Collateral, by the release of any Collateral or of any guarantees securing any secured obligations or by any action that any representative or secured party may take or fail to take in respect of any Collateral.

  Priority of Liens

          Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral or of any Liens securing the First Lien Obligations granted on the Collateral and notwithstanding any provision of the Uniform Commercial Code, or any other applicable law or the Second Lien Documents, each Second Lien Agent (including the Notes Collateral Agent) on behalf of itself and each applicable Second Lien Secured Party (including each Notes Secured Party), and each First Lien Agent (including the Credit Agreement Agent), on behalf of itself and each applicable First Lien Secured Party (including each Credit Agreement Secured Party), will agree that:

  (1)
  any Lien in respect of all or any portion of the Collateral held by or on behalf of any Second Lien Agent or any Second Lien Secured Party that secures all or any portion of the Second Lien Obligations shall in all respects be junior and subordinate to the Liens in favor of any First Lien Agent and any First Lien Secured Party in all or such portion of the Collateral securing all or any portion of the First Lien Obligations, unless and until the Discharge of First Lien Obligations has occurred; and

  (2)
  any Lien in respect of all or any portion of the Collateral held by or on behalf of any First Lien Agent or any First Lien Secured Party that secures all or any portion of the First Lien Obligations shall in all respects be senior and prior to any Liens in favor of any Second Lien Agent or any Second Lien Secured Party in all or such portion of the Collateral securing all or any portion of the Second Lien Obligations, unless and until the Discharge of First Lien Obligations has occurred.

  Waiver of Right to Contest Liens

          Under the Intercreditor Agreement, each Second Lien Agent, for itself and on behalf of each applicable Second Lien Secured Party, and each First Lien Agent, for itself and on behalf of each applicable First Lien Secured Party, will agree that it will not (and waives any right to) directly or indirectly contest, or assist or support any other Person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the validity, priority, enforceability or perfection of a Lien held, or purported to be held, by or on behalf of any of the First Lien Secured Parties in the Collateral securing all or any portion of the First Lien Obligations or by or on behalf of any of the Second Lien Secured Parties in the Collateral securing all or any portion of the Second Lien Obligations, respectively, or the provisions of the Intercreditor Agreement; provided that nothing in the Intercreditor Agreement shall be construed to prevent or impair the rights of any First Lien Agent or Second Lien Agent to enforce the Intercreditor Agreement. Until the Discharge of First Lien Obligations has occurred, each Second Lien Agent, for itself and on behalf of each applicable Second Lien Secured Party, will waive any and all rights it or the Second Lien Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which any First Lien Agent or any First Lien Secured Party seeks to enforce its Liens in any Collateral in respect of any First Lien Obligations. The foregoing will not be construed to prohibit any Second Lien Agent or any Second Lien Secured Party from enforcing the provisions of the Intercreditor Agreement.

  No New Liens

          The Intercreditor Agreement also provides that until the date upon which the Discharge of First Lien Obligations shall have occurred, the Company shall not, and shall not permit any Guarantor to: (a) grant or permit any additional Liens on any property to secure any Second Lien Obligation unless it has granted or concurrently grants a Lien on such property to secure the First Lien Obligations; or (b) grant or permit any additional Liens on any property to secure any First Lien Obligations unless it has granted or concurrently grants a Lien on such property to secure the Second Lien Obligations.

  Similar Liens and Agreements.

          It is the intention that the Collateral securing the Second Lien Obligations not be more expansive than the collateral securing the First Lien Obligations of the U.S. Borrowers and the U.S. Guarantors. The Intercreditor Agreement also will provide that upon request by the First Lien Designated Agent, the Applicable Authorized Second Lien Representative will cooperate in good faith from time to time in order to determine the specific items included in the Collateral securing the Second Lien Obligations and the steps taken to perfect the Liens thereon and the identity of the respective Persons obligated under the Second Lien Documents.

  Remedies Standstill

          Each Second Lien Agent, for and on behalf of itself and each applicable Second Lien Secured Party, will agree that, from the date of effectiveness of the Intercreditor Agreement until the date upon which the Discharge of First Lien Obligations shall have occurred, except as otherwise provided in the Intercreditor Agreement, (i) the First Lien Agents and the First Lien Secured Parties shall have the sole and exclusive right to enforce, collect or realize on any Collateral securing any First Lien Obligations or exercise any right or remedy with respect to any Collateral securing any First Lien Obligations and (ii) no Second Lien Agent or any Second Lien Secured Party will commence or continue the exercise of any secured creditor remedies with respect to any of the Collateral securing any Second Lien Obligations without the written consent of each of the First Lien Agents, and will not take, receive or accept any proceeds of any Collateral securing any Second Lien Obligations.

          Notwithstanding the foregoing provision or any other provision of the Intercreditor Agreement, nothing contained in the Intercreditor Agreement will be construed to prevent any Second Lien Agent or any Second Lien Secured Party from (i) filing a claim or statement of interest with respect to any Second Lien Obligations owed to it in any insolvency or bankruptcy proceeding commenced by or against any Grantor, (ii) taking any action (not adverse to the priority status of the Liens of any First Lien Agent or any other First Lien Secured Parties on any Collateral securing any of the First Lien Obligations or the rights of any First Lien Agent or any other First Lien Secured Party to commence or continue the exercise of any secured creditor remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, any Collateral, (iii) filing any necessary or responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of such Second Lien Agent or Second Lien Secured Party, (iv) filing any pleadings, objections, motions, or agreements which assert rights available to unsecured creditors of any Grantor arising under any insolvency or bankruptcy proceeding or applicable non-bankruptcy law; provided that in the event any Second Lien Agent or any Second Lien Secured Party becomes a judgment lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens securing First Lien Obligations on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the Liens securing First Lien Obligations under the Intercreditor Agreement or (v) voting on any plan of reorganization or filing any proof of claim in any insolvency or bankruptcy proceeding of any Grantor; provided that each Second Lien Agent, for and on behalf of itself and each applicable Second Lien Secured Party, agrees that neither it nor any other Second Lien Secured Party shall take any action or vote against any plan of reorganization which provides for the satisfaction in full in cash of all Second Lien Obligations on or prior to the effective date of such plan of reorganization, in each case (i) through (v) above to the extent not inconsistent with the express terms of the Intercreditor Agreement.

  Waiver of Right of Marshalling

          The Intercreditor Agreement provides that, prior to the Discharge of First Lien Obligations, each Second Lien Agent, for and on behalf of itself and each applicable Second Lien Secured Party, agrees not to assert or enforce any right of marshalling accorded to a junior lienholder, as against the First Lien Secured Parties. Following the Discharge of First Lien Obligations, the Second Lien Agents and other Second Lien Secured Parties may assert their right under the Uniform Commercial Code or otherwise to any proceeds remaining following a sale or other disposition of the Collateral.

  Payments Over

          The Intercreditor Agreement also provides that (i) so long as the Discharge of First Lien Obligations has not occurred, any Collateral or proceeds thereof received by any Second Lien Agent or any Second Lien Secured Party in connection with the exercise of any right or remedy (including set off) relating to any Collateral shall be segregated and held in trust and forthwith paid over to the First Lien Designated Agent (and/or its designees) for the benefit of the First Lien Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct and (ii) the First Lien Agents will be authorized to make any such endorsements as agent for any Second Lien Secured Party, which authorization will be coupled with an interest and irrevocable until such time as the Intercreditor Agreement is terminated in accordance with the terms thereof.

  Insurance

          Proceeds of Collateral will include insurance proceeds and, therefore, the terms of the Intercreditor Agreement will govern the ultimate disposition of casualty insurance proceeds. The Second Lien Agents and the First Lien Agents shall each be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to the Collateral to the extent required in the applicable Second Lien Documents and First Lien Documents. The First Lien Designated Agent shall, prior to the Discharge of First Lien Obligations, have the sole and exclusive right (subject to the rights of the Company and any Guarantor under the applicable First Lien Documents), as against any Second Lien Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Collateral and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting any Collateral. To the extent the applicable documents require payment of proceeds of insurance or any such award to any of the Agents, all proceeds of such insurance or award, as applicable, shall be remitted, prior to the Discharge of First Lien Obligations, to the First Lien Designated Agent and thereafter, to the Notes Collateral Agent (or any successor collateral agent under the Notes Collateral Documents). If any Second Lien Agent or any Second Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of the Intercreditor Agreement, it shall pay such proceeds over to the First Lien Designated Agent (and/or its designees) in accordance with the provisions described above under "— Payments Over."

  Application of Proceeds

          The Intercreditor Agreement provides that all Collateral and proceeds thereof received by any First Lien Secured Party or Second Lien Secured Party in connection with a sale or disposition of such

Collateral upon the exercise of any secured creditor remedies in respect thereof or upon the occurrence of an event of default under any of the First Lien Documents shall be remitted as follows:

            first, to the First Lien Designated Agent to be applied to the First Lien Obligations (including, without limitation, all costs and expenses of the First Lien Agents in connection with the exercise of any secured creditor remedies) in accordance with the applicable First Lien Documents, second, if and to the extent the Discharge of First Lien Obligations shall have occurred, to the Notes Collateral Agent (or any successor collateral agent under the Notes Collateral Documents) to be applied to the Indenture Obligations and any other Second Lien Obligations (including, without limitation, all costs and expenses of the Second Lien Agents in connection with the exercise of any secured creditor remedies) in accordance with the applicable Second Lien Documents, and third, after the Discharge of First Lien Obligations shall have occurred and Discharge of Second Lien Obligations shall have occurred, the balance, if any, shall be remitted to the Grantors or as a court of competent jurisdiction may direct.

  Turnover of Collateral

          The Intercreditor Agreement also provides that following the Discharge of First Lien Obligations, the relevant First Lien Agents shall deliver to the Notes Collateral Agent (or any successor collateral agent under the Notes Collateral Documents) or shall execute such documents as the Notes Collateral Agent (or any successor collateral agent under the Notes Collateral Documents) may reasonably request to enable the Notes Collateral Agent (or any successor collateral agent under the Notes Collateral Documents) to have control over any Collateral still in any First Lien Agent's possession, custody, or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

  Release of Liens and Modifications of Second Lien Collateral Documents

          The Intercreditor Agreement also provides that:

  (1)
  if the First Lien Agents or First Lien Secured Parties release their Lien on any Collateral securing the First Lien Obligations (other than (i) a release of Liens governed by the provisions described in clause (2) below or (ii) in connection with, or in anticipation of a Discharge of First Lien Obligations), the corresponding Liens on such Collateral securing the Second Lien Obligations and the Second Lien Agents' and the Second Lien Secured Parties' Liens with respect to such Collateral will terminate and be released automatically and without further action unless, at the time of such release, an event of default under any Second Lien Document shall have occurred and be continuing; provided, that any such Liens on such Collateral securing the Second Lien Obligations and the Second Lien Agents' and the Second Lien Secured Parties' Liens with respect to such Collateral securing the Second Lien Obligations that would have otherwise been released and terminated pursuant to the provisions described in this clause (1) in the absence of an event of default under any Second Lien Document will terminate and be released automatically and without further action when such event of default ceases to exist; and

  (2)
  in the event of (A) any private or public sale of all or any portion of the Collateral in connection with any exercise of any secured creditor remedies by the First Lien Designated Agent in respect of any First Lien Obligations, or (B) any sale, transfer or other disposition of all or any portion of the Collateral, so long as such sale, transfer or other disposition under this clause (B) is then permitted by the Indenture Documents, irrespective of whether an event of default has occurred under any First Lien Documents or any Second Lien Documents, each Second Lien Agent will agree, on behalf of itself and each applicable Second

    Lien Secured Party that, so long as such Second Lien Agent, for the benefit of the applicable Second Lien Secured Parties, shall retain a Lien on the proceeds of such sale, transfer or other disposition (to the extent that such proceeds are not applied to the First Lien Obligations as provided in the provision described above under "— Application of Proceeds"), such sale, transfer or disposition will be free and clear of the Liens on such Collateral (but not the proceeds thereof to the extent that such proceeds are not applied to the First Lien Obligations as provided in the provision described above under "— Application of Proceeds") securing the Second Lien Obligations and the Second Lien Agents' and the Second Lien Secured Parties' Liens with respect to such Collateral (but not the proceeds thereof to the extent that such proceeds are not applied to the First Lien Obligations as provided in the provision described above under "— Application of Proceeds") so sold, transferred, or disposed shall terminate and be automatically released without further action concurrently with, but only to the same extent as, the release of the First Lien Secured Parties' Liens on such Collateral (and, upon the sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary pursuant to any exercise of any secured creditor remedies by the First Lien Designated Agent in respect of any First Lien Obligations, the Second Lien Secured Parties shall release the guarantees in respect of the Second Lien Obligations of such Subsidiary Guarantor but only to the extent that the First Lien Secured Parties release the guarantees in respect of the First Lien Obligations of such Subsidiary Guarantor.

          In furtherance of, and subject to, the foregoing, upon delivery to each Second Lien Agent of a notice from any First Lien Agent stating that any release of Liens securing or supporting the First Lien Obligations has become effective (or shall become effective upon each Second Lien Agent's release) each Second Lien Agent, on behalf of each applicable Second Lien Secured Party, will promptly, at the Company's expense, execute any and all Lien releases or other documents reasonably requested by any First Lien Agent in connection therewith. So long as the Discharge of First Lien Obligations has not occurred, each Second Lien Agent, for itself and on behalf of each applicable Second Lien Secured Party, will appoint the First Lien Designated Agent and any officer or agent of the First Lien Designated Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of such Second Lien Agent and in the name of such Second Lien Agent or in the First Lien Designated Agent's own name, from time to time, in the First Lien Designated Agent's sole discretion, for the purposes of carrying out the terms of the paragraph immediately above, to take any and all appropriate action and to execute, deliver and file any and all documents and instruments as may be necessary or desirable to accomplish the purposes of the paragraph immediately above, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

          In the event the First Lien Agents or the requisite First Lien Secured Parties each enter into any amendment, waiver or consent with the relevant Grantor(s) in respect of the same or similar provisions of any of their respective First Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any such First Lien Collateral Documents or changing in any manner the rights of any of the First Lien Agents, the First Lien Secured Parties and the Grantors thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Lien Collateral Documents without the consent of any First Lien Agent or any Second Lien Secured Party and without any action by any First Lien Agent, any Second Lien Secured Party or the Grantors, provided, that (A) no such amendment, waiver or consent shall have the effect of (i) removing assets subject to the Lien of any Second Lien Collateral Documents, except to the extent that a release of such Lien is pursuant to clause (1) or (2) of the first paragraph under this "— Release of Liens and Modifications of Second Lien Collateral Documents," (ii) imposing additional duties on any Second Lien Agent without its consent, or (iii) permitting other Liens on the Collateral not permitted under the terms of the Second Lien Documents or the Intercreditor Agreement and (B) notice of such amendment, waiver or consent shall have been given to the Second Lien Agents (although the failure to give any such notice shall in no way affect the effectiveness of any such amendment, waiver or consent).

          Notwithstanding the foregoing, in the event of the release of the First Lien Agents' Liens on all or substantially all of the Collateral (other than when such release occurs in connection with the First Lien Designated Agent's foreclosure upon, or other exercise of rights and remedies with respect to, such Collateral), no release of the Liens on such Collateral securing the Second Lien Obligations and the Second Lien Agents' and the Second Lien Secured Parties' Liens with respect to such Collateral will be made unless (a) the sale or other disposition of such Collateral is permitted under the Second Lien Documents or (b) (x) consent to release of such second-priority Liens has been given by the requisite percentage(s) or number(s) of the Second Lien Secured Parties, as provided for in the applicable Second Lien Documents, and (y) the Company has delivered an officers' certificate to the First Lien Agents and the Second Lien Agents certifying that all such consents have been obtained.

  Insolvency and Bankruptcy Proceedings

          DIP Financing.    If any Grantor shall be subject to any insolvency or bankruptcy proceeding at any time prior to the Discharge of First Lien Obligations, and if such Grantor as debtor-in-possession moves for the approval of any financing under Section 364 of the U.S. Bankruptcy Code to be provided by one or more lenders or any order for the use of cash collateral under Section 363 of the U.S. Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) (each, a "DIP Financing"), then each Second Lien Agent, on behalf of itself and each applicable Second Lien Secured Parties, will agree that it will raise no objection and will not support any objection to such DIP Financing or use of cash collateral or to the Liens securing the same on the grounds of a failure to provide "adequate protection" for the Liens securing any Second Lien Obligations or on any other grounds (and, other than as permitted below in "No Contest; Adequate Protection", will not request any adequate protection solely as a result of such DIP Financing or use of cash collateral) and, to the extent the Liens securing the First Lien Obligations under the First Lien Documents are subordinated or pari passu with such DIP Financing (a "Senior DIP Financing"), will subordinate its Liens in the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto), so long as (i) the First Lien Designated Agent or First Lien Secured Parties holding a majority of the First Lien Obligations shall have consented (or not objected) to such DIP Financing, (ii) the Second Lien Agent retains its Liens on the Collateral to secure the applicable Second Lien Obligations (in each case, including proceeds thereof arising after the commencement of the case under any Debtor Relief Laws) with the same priority as existed prior to the commencement of the case under the subject Debtor Relief Laws (except that the Liens in favor of the Second Lien Secured Parties will be junior in priority to the Liens securing any Senior DIP Financing and the Liens securing the First Lien Obligations), (iii) if the First Lien Secured Parties (or any subset thereof) are granted adequate protection in respect of the Collateral in the form of a Lien on additional collateral and/or superpriority claims against the Company and/or Guarantors' bankruptcy estates, as the case may be, then each Second Lien Agent, on behalf of itself and each applicable Second Lien Secured Parties, may seek or request adequate protection in the form of a Lien (which shall be junior in priority to the Liens securing First Lien Obligations and the Liens securing any Senior DIP Financing (and all Obligations relating thereto)) on the same additional collateral and/or superpriority claims against the Company and/or Guarantors' bankruptcy estates (which shall be subordinated to any superpriority claim granted to the First Lien Secured Parties in respect of the First Lien Obligations and any superpriority claim granted in respect of any Senior DIP Financing), as the case may be, as provided in "No Contest; Adequate Protection" below, and (iv) the foregoing provisions of this paragraph shall not prevent any Second Lien Agent or any Second Lien Secured Party from objecting to any provision in any DIP Financing relating to any provision or content of a plan of reorganization or other plan of similar effect under any Debtor Relief Laws (other than a provision providing for satisfaction in full in cash of the DIP Financing on or prior to the effective date of such plan of reorganization or other plan of similar effect and other than a provision or plan of reorganization or other plan of similar effect under any Debtor Relief Laws providing for the satisfaction in full in cash of the Second Lien Obligations of such Second Lien Secured Party on or prior to the effective date of such plan of reorganization or other plan of similar effect and other than provisions for deadlines or similar requirements with respect to the conduct of the proceedings) to the extent such plan provisions are not contemplated by the terms of the Intercreditor Agreement.

          Relief From Stay.    Until the Discharge of First Lien Obligations has occurred, each Second Lien Agent, on behalf of itself and each applicable Second Lien Secured Party, will agree not to seek relief from the automatic stay or any other stay in any insolvency or bankruptcy proceeding in respect of any portion of the Collateral without each First Lien Agent's express written consent.

          No Contest; Adequate Protection.    Each Second Lien Agent, on behalf of itself and each applicable Second Lien Secured Party, will agree that, prior to the Discharge of First Lien Obligations, (i) none of them shall seek or accept any form of adequate protection under any or all of §361, §362, §363, §364 or §507(b) of the U.S. Bankruptcy Code with respect to any Collateral, except as otherwise set forth in this "No Contest; Adequate Protection" or as may be consented to in writing by each of the First Lien Agents and (ii) none of them shall contest (or support any other Person contesting) (x) any request by any First Lien Agent or any First Lien Secured Party for adequate protection of its interest in the Collateral (unless in contravention of the Intercreditor Agreement) or (y) any objection by any First Lien Agent or any First Lien Secured Party to any motion, relief, action or proceeding based on a claim by such First Lien Agent or such First Lien Secured Party that its interests in the Collateral are not adequately protected (or any other similar request under any law applicable to an insolvency or bankruptcy proceeding).

          Notwithstanding the foregoing provisions in this "No Contest; Adequate Protection," in any insolvency or bankruptcy proceeding:

  (i)
  if the First Lien Secured Parties (or any subset thereof) are granted adequate protection in respect of the Collateral in the form of additional collateral and/or superpriority claims against the Company and/or Guarantors' bankruptcy estates, as the case may be, then the First Lien Agents, on behalf of itself or any of the First Lien Secured Parties, will agree that each Second Lien Agent on behalf of itself and each applicable Second Lien Secured Parties, may seek, request or accept (and the First Lien Secured Parties will not oppose such request or acceptance) adequate protection with respect to its interests in the Collateral in the form of a Lien on the same additional collateral and/or superpriority claims against the Company and/or Guarantors' bankruptcy estates, as the case may be, which Lien will be subordinated to the Liens securing the First Lien Obligations and the Liens securing any Senior DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens of the Second Lien Agents on the Collateral and which superpriority claim will be subordinated to the superpriority claim granted to the First Lien Secured Parties in respect of the First Lien Obligations and any superpriority claim granted in respect of any Senior DIP Financing; and

  (ii)
  if any Second Lien Agent or any Second Lien Secured Party is granted (including pursuant to clause (i) above) adequate protection in respect of the Collateral in the form of additional collateral and/or superpriority claims against the Company and/or Guarantors' bankruptcy estates, as the case may be, then such Second Lien Agent or Second Lien Secured Party, will agree as a condition to such a grant, that the First Lien Agents on behalf of the First Lien Secured Parties and the holders of any Obligations under a DIP Financing (or any agent or representative thereof), shall be granted a Lien on the same additional collateral and/or superpriority claims against the Company and/or Guarantors' bankruptcy estates, as the case may be, as security for the First Lien Obligations and the DIP Financing (and all Obligations relating thereto) with such Liens securing the First Lien Obligations and any Senior DIP Financing (and all Obligations relating thereto) to be senior in priority to the Liens securing the Second Lien Obligations on the same basis as the other Liens of the First Lien Agents (and the holders of any Obligations under any Senior DIP Financing (or any agent or representative thereof)) on the Collateral and which superpriority claim will be senior to the superpriority claim granted to the Second Lien Secured Parties in respect of the Second Lien Obligations.

          If, in any insolvency proceeding, debt obligations of the reorganized Company secured by Liens upon any property of the reorganized Company are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of any First Lien Obligations and on account of any Second Lien Obligations, then, to the extent the debt obligations distributed on account of such First Lien Obligations and on account of such Second Lien Obligations are secured by Liens upon the same property, the provisions of the Intercreditor Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

          Asset Sales.    Each Second Lien Agent will agree, on behalf of itself and each applicable Second Lien Secured Party, that it will not oppose any sale consented to by any First Lien Agent of any Collateral securing any First Lien Obligations pursuant to Section 363(f) of the U.S. Bankruptcy Code (or any similar provision under the law applicable to any insolvency or bankruptcy proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) so long as each Second Lien Agent, on behalf of itself and each applicable Second Lien Secured Party, shall retain a Lien on the proceeds of such sale (to the extent such proceeds are not applied to the First Lien Obligations in accordance with the provision described above under "— Application of Proceeds").

  Refinancings and Additional Indebtedness

          All or any portion of the First Lien Obligations and all or any portion of the Second Lien Obligations may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under the First Lien Documents and Second Lien Documents) of, the First Lien Secured Parties or the Second Lien Secured Parties, all without affecting the Lien priorities provided for in the Intercreditor Agreement; provided, however, that the lenders providing or holders of any such refinancing or replacement indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of the Intercreditor Agreement pursuant to such documents or agreements (including amendments or supplements to the Intercreditor Agreement) as any Agent shall reasonably request and in the form set forth in the Intercreditor Agreement or otherwise in form and substance reasonably acceptable to the First Lien Designated Agent.

          In addition, if at any time in connection with or after the Discharge of First Lien Obligations, the Company or any other Grantor enters into any replacement of the applicable First Lien Documents secured by all or a portion of the Collateral on a first-priority basis (subject to Permitted Liens and certain exceptions), then no such prior Discharge of First Lien Obligations shall be deemed to have occurred for all purposes of the Intercreditor Agreement, the First Lien Documents and the Second Lien Documents, and the Obligations under such replacement First Lien Documents shall automatically be treated as First Lien Obligations for all purposes of the Intercreditor Agreement, including for purposes of the Lien priorities and rights in respect of the Collateral (or such portion thereof) set forth therein. During the period that no First Lien Documents are in existence, the Second Lien Obligations will be secured by a first-priority lien in the Collateral, subject to Permitted Liens.

          In addition, to the extent then permitted under the First Lien Documents and Second Lien Documents, the Company may designate Additional First Lien Debt or additional Second Lien Debt, all without affecting the Lien priorities provided for in the Intercreditor Agreement; provided that the lenders providing or holders of any such indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of the Intercreditor Agreement pursuant to such documents or agreements (including amendments or supplements to the Intercreditor Agreement) as any Agent shall reasonably request and in the form set forth in the Intercreditor Agreement or otherwise in form and substance reasonably acceptable to the First Lien Designated Agent; provided that, notwithstanding the above, the written consent of the Credit Agreement Agent shall be required for the designation by the Company of any Additional First Lien Debt that would benefit from the Intercreditor Agreement.

          In connection with any refinancing or replacement or additional incurrence contemplated by this section, the Intercreditor Agreement may be amended at the request and sole expense of the Company, and without the consent of any First Lien Secured Parties (other than the First Lien Designated Agent) or Second Lien Secured Parties, (a) to add parties (or any authorized agent or trustee therefor) providing any such refinancing or replacement or additionally incurred Indebtedness in compliance with the First Lien Documents, the Second Lien Documents and the Intercreditor Agreement, (b) to establish that Liens on any Collateral securing such refinancing or replacement Indebtedness shall have the same priority (or junior priority) as the Liens on any Collateral securing the Indebtedness being refinanced or replaced, all on the terms provided for herein immediately prior to such refinancing or replacement, and (c) to establish that Liens on any Collateral securing such additionally incurred First Lien Obligations or Second Lien Obligations shall have the same priority (or junior priority) as the Liens on any Collateral securing First Lien Obligations or Second Lien Obligations, as the case may be, existing immediately prior to such additional incurrence, all on the terms provided for herein immediately prior to such additional incurrence.

          Upon any provision of refinancing or replacement First Lien Obligations or Second Lien Obligations or of additional extensions of credit, the First Liens Agents and the Second Lien Agents shall be entitled to rely conclusively on the determination of the Company that such refinancing, replacement or additional extensions of credit do not violate the provisions of the First Lien Documents or the Second Lien Documents if such determination is set forth in an officers' certificate delivered to such party, the First Liens Agents and the Second Lien Agents; provided, however, that such determination will not affect whether or not the Company or other applicable Grantor has complied with its undertakings in the First Lien Documents or the Second Lien Documents.

Optional Redemption

          Except as set forth below, we will not be entitled to redeem the Secured Notes at our option prior to July 15, 2018.

          The Secured Notes will be redeemable at our option, in whole or in part, at any time on or after July 15, 2018, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on July 15 of each of the years indicated below:

Year	Redemption Price
2018		%
2019		%
2020		%
2021 and thereafter	100.000%

          In addition, at any time, or from time to time, on or prior to July 15, 2018, we may, at our option, use the net cash proceeds of one or more Equity Offerings to redeem up to an aggregate of 40% of the principal amount of the Secured Notes at a redemption price equal to         % of the principal amount of the Secured Notes, plus accrued and unpaid interest, if any, thereon to the redemption date; provided, however, that (1) at least 50% of the aggregate principal amount of Secured Notes issued on the Issue Date (excluding Secured Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 120 days of the consummation of any such Equity Offering.

          Prior to July 15, 2018, we will be entitled at our option to redeem the Secured Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Secured Notes plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date).

Selection and Notice of Redemption

          In the event that less than all of the Secured Notes are to be redeemed at any time, selection of such Secured Notes for redemption will be made on a pro rata basis (subject to the rules of DTC) unless otherwise required by law or applicable stock exchange requirements; provided, however, that such Secured Notes shall only be redeemable in principal amounts of $2,000 or an integral multiple of $1,000 in excess thereof. Notice of redemption shall be mailed by first-class mail to each holder of Secured Notes to be redeemed at its registered address, at least 30 but not more than 60 days before the redemption date, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance or a satisfaction and discharge of the Secured Notes.

          Notices of redemption may be subject to the satisfaction of one or more conditions precedent established by us in our sole discretion. In addition, we may provide in any notice of redemption for the Secured Notes that payment of the redemption price and the performance of our obligations with respect to such redemption may be performed by another Person.

          If any Secured Note is to be redeemed in part only, the notice of redemption that relates to such Secured Note shall state the portion of the principal amount thereof to be redeemed. A new Secured Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon surrender for cancellation of the original Secured Note. Secured Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on Secured Notes or portions thereof called for redemption, unless we default in the payment of the redemption price.

Sinking Fund

          The Company is not required to make mandatory sinking fund payments with respect to the Secured Notes.

Change of Control

          Upon the occurrence of a Change of Control after the Issue Date, we shall be obligated to make an offer to purchase all of the then outstanding Secured Notes (a "Change of Control Offer"), on a business day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following the mailing to each holder of Secured Notes of a notice of the Change of Control (a "Change of Control Notice"). The Change of Control Offer shall be at a purchase price in cash (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the Change of Control Purchase Date, subject to the rights of holders of the Secured Notes on the relevant record date to receive interest due on the relevant interest payment date. We shall be required to purchase all Secured Notes tendered pursuant to the Change of Control Offer and not withdrawn. The Change of Control Offer is required to remain open for at least 20 business days.

          In order to effect such Change of Control Offer, we shall, not later than the 30th day after the Change of Control, mail the Change of Control Notice to each holder of the Secured Notes, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, (i) that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder's Secured Notes at the Change of Control Purchase Price, (ii) the date which shall be the Change of Control Purchase Date and (iii) the procedures that holders of the Secured Notes must follow to accept the Change of Control Offer. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable to a Change of Control Offer and the repurchase of Secured Notes pursuant thereto. The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable.

          Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

          The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Secured Notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption for all outstanding Secured Notes has been given pursuant to the Indenture as described above under the caption "— Optional Redemption," unless and until there is a default in payment of the applicable redemption price.

          The use of the term "all or substantially all" in provisions of the Indenture such as clause (b) of the definition of "Change of Control" and under "— Consolidation, Merger, Sale of Assets, etc." has no clearly established meaning under New York law (which governs the Indenture) and has been the subject of limited judicial interpretation in only a few jurisdictions. Accordingly, there may be a degree of uncertainty in ascertaining whether any particular transaction would involve a disposition of "all or substantially all" of the assets of a person, which uncertainty should be considered by prospective purchasers of Secured Notes.

          The provisions under the Indenture set forth above relating to the Company's obligations to make a Change of Control Offer may, prior to the occurrence of a Change of Control, be waived or modified with the consent of the holders of a majority in principal amount of the then outstanding Secured Notes issued under the Indenture. Following the occurrence of a Change of Control, any change, amendment or modification in any material respect of the obligation of the Company to make and consummate a Change of Control Offer may only be effected with the consent of each holder of Secured Notes affected thereby. See "— Amendments and Waivers."

Certain Covenants

          Effectiveness of Covenants.    The Indenture contains covenants including, among others, the covenants described below.

          During any period of time that: (a) the Secured Notes have Investment Grade Ratings from both Rating Agencies, and (b) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension Event"), the Company and its Restricted Subsidiaries will not be subject to the following provisions of the Indenture (collectively, the "Suspended Covenants"):

  (1)
  "— Limitation on Indebtedness;"

  (2)
  "— Limitation on Restricted Payments;"

  (3)
  "— Disposition of Proceeds of Asset Sales;"

  (4)
  "— Limitation on Preferred Stock of Restricted Subsidiaries;"

  (5)
  "— Limitation on Transactions with Affiliates;"

  (6)
  "— Limitation on Dividends and other Payment Restrictions Affecting Restricted Subsidiaries;"

  (7)
  "— Additional Subsidiary Guarantors;" and

  (8)
  clause (c) of the first paragraph of "Consolidation, Merger, Sale of Assets, etc."

          In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the "Reversion Date") one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Secured Notes below an Investment Grade Rating, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events.

          The period of time between the occurrence of a Covenant Suspension Event and the Reversion Date is referred to in this description as the "Suspension Period." Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Asset Sales will be reset at zero. With respect to Restricted Payments made after the Reversion Date, the amount of Restricted Payments since the Issue Date made will be calculated as though the covenant described under the heading "— Limitation on Restricted Payments" had been in effect during the Suspension Period. No Subsidiary may be designated as an Unrestricted Subsidiary during the Suspension Period, unless such designation would have complied with the covenant described under the heading "— Limitation on Designations of Unrestricted Subsidiaries" as if the Suspended Covenants were in effect during such period. In addition, all Indebtedness incurred will be classified as having been incurred pursuant to clause (c) of paragraph (2) of "— Limitation on Indebtedness." Any Preferred Stock issued during the Suspension Period will be classified as having been issued pursuant to "— Limitation on Preferred Stock of Restricted Subsidiaries." In addition, for purposes of the covenant described under the heading "— Transactions with Affiliates," all agreements and arrangements entered into by the Company and any Restricted Subsidiary during the Suspension Period prior to such Reversion Date will be deemed to have been entered into on or prior to the Issue Date, and for purposes of the covenant described under the heading "— Limitation on Dividends and other Payment Restrictions Affecting Restricted Subsidiaries," all contracts entered into during the Suspension Period prior to such Reversion Date that contain any of the restrictions contemplated by such covenant will be deemed to have been existing on the Issue Date.

          During the Suspension Period, any reference in "Permitted Liens" and "Limitation on Designations of Unrestricted Subsidiaries" to any provision described under the heading "— Limitation on Indebtedness" or any provision thereof will be construed as if such covenant had remained in effect since the Issue Date and during the Suspension Period.

          During the Suspension Period, the obligation to grant further guarantees will be suspended. Upon the Reversion Date, the obligation to grant guarantees pursuant to the covenant described under the heading "— Additional Subsidiary Guarantors" will be reinstated (and the Reversion Date will be deemed to be the date on which any guaranteed Indebtedness was Incurred for purposes of the covenant described under the heading "— Additional Subsidiary Guarantors"). In addition, any guarantees or liens on Collateral that were terminated as described under "— Guarantees" and "— Security — Release of Collateral" will be required to be reinstated promptly and in no event later than 30 days after any Reversion Date to the extent such guarantees or liens on Collateral would otherwise be required to be provided hereunder.

          Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of any failure to comply with the Suspended Covenants during any Suspension Period and the Company and any subsidiary will be permitted, following a Reversion Date, without causing a Default or Event of Default or breach of any of the Suspended Covenants (notwithstanding the reinstatement thereof) under the Indenture, to honor, comply with or otherwise perform any contractual commitments or obligations entered into during a Suspension Period following a Reversion Date and to consummate the transactions contemplated thereby.

          There can be no assurance that the Secured Notes will ever achieve or maintain Investment Grade Ratings.

          Limitation on Indebtedness.    (1) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise (in each case, to "incur"), for the payment of any Indebtedness (including any Acquired Indebtedness); provided, however, that the Company and any Restricted Subsidiary will be permitted to incur Indebtedness (including Acquired Indebtedness) if the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries is at least 2.00:1.00.

(2)
Paragraph (1) of this covenant will not prohibit the incurrence of any of the following items of Indebtedness:

            (a)     Indebtedness incurred by the Company and Restricted Subsidiaries pursuant to Credit Facilities; provided, however, that, immediately after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (a) and then outstanding does not exceed the greater of (i) $5.0 billion and (ii) 85.0% of Consolidated Net Tangible Assets;

            (b)     Indebtedness of the Company and the Guarantors related to the Senior Notes issued on the Issue Date and the guarantees of such Senior Notes;

            (c)     the incurrence by the Company or any Restricted Subsidiary of the Existing Indebtedness;

            (d)     Indebtedness of the Company or any Restricted Subsidiary under equipment purchase or lines of credit, or for Capitalized Lease Obligations or Purchase Money Obligations; provided, that, immediately after giving effect to any such incurrence, the aggregate principal amount of Indebtedness incurred under this clause (d) and then outstanding does not exceed the greater of $575.0 million and 7.5% of Consolidated Net Tangible Assets;

            (e)     Indebtedness of the Company or any Restricted Subsidiary incurred in respect of (i) performance bonds, completion guarantees, surety bonds, bankers' acceptances, letters of credit or other similar bonds, instruments or obligations in the ordinary course of business, including Indebtedness evidenced by letters of credit issued in the ordinary course of business to support the insurance or self-insurance obligations of the Company or any of its Restricted Subsidiaries (including to secure workers' compensation and other similar insurance coverages), but excluding letters of credit issued in respect of or to secure money borrowed, (ii) obligations under Hedging Obligations entered into for bona fide hedging purposes of the Company and not for speculative purposes, (iii) financing of insurance premiums in the ordinary course of business or (iv) cash management obligations and netting, overdraft protection and other similar facilities or arrangements, in each case arising under standard business terms of any bank at which the Company or any Restricted Subsidiary maintains such facility or arrangement;

            (f)     Indebtedness consisting of accommodation guarantees for the benefit of trade creditors of the Company or any Restricted Subsidiary;

            (g)     Indebtedness of the Company or a Restricted Subsidiary owed to and held by the Company or another Restricted Subsidiary; provided, however, that:

                 (i)  if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations then due with respect to the Secured Notes, in the case of the Company, or the guarantee of the Secured Notes, in the case of a Guarantor; and

                 (ii)  any transfer of such Indebtedness by the Company or a Restricted Subsidiary (other than to the Company or another Restricted Subsidiary) or the sale, transfer or other disposition by the Company or any Restricted Subsidiary of the Company of Capital Stock of a Restricted Subsidiary (other than to the Company or a Restricted Subsidiary) that results in such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary shall, in each case, be deemed to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (g);

            (h)     Indebtedness arising from (i) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence and (ii) customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased or rented in the ordinary course of business;

            (i)      Indebtedness of:

                 (x)  the Company, to the extent the proceeds thereof are used to renew, refund, refinance, amend, extend, defease or discharge any Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness) that was permitted to be incurred by the Indenture pursuant to paragraph (1) of this covenant or pursuant to this clause (i) or clause (b), (c) or (o) of this paragraph (2); and

              (y)     any Restricted Subsidiary, to the extent the proceeds thereof are used to renew, refund, refinance, amend, extend, defease or discharge any Indebtedness of such Restricted Subsidiary (other than intercompany Indebtedness) that was permitted to be incurred by the Indenture pursuant to paragraph (1) of this covenant or pursuant to this clause (i) or clause (b), (c) or (o) of this paragraph (2); provided, however, that:

                  (A)    the principal amount of Indebtedness incurred pursuant to this clause (i) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced, plus the amount of any accrued and unpaid interest and any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith; and

                  (B)     in the case of Indebtedness incurred by the Company pursuant to this clause (i) to refinance Subordinated Indebtedness, such Indebtedness;

        (I)
        has no scheduled principal payment prior to the 91st day after the Maturity Date; and

        (II)
        has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Secured Notes issued under the Indenture;

            (j)      Indebtedness of Foreign Subsidiaries incurred to finance the working capital of such Foreign Subsidiaries;

            (k)     Indebtedness arising from agreements of the Company or any Restricted Subsidiary providing for guarantees, indemnification, obligations in respect of earnouts or other purchase price adjustments or holdback of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

            (l)      Indebtedness arising from the making of Standard Securitization Undertakings by the Company or any Restricted Subsidiary;

            (m)    guarantees by the Company or a Restricted Subsidiary of Indebtedness that was permitted to be incurred by the Company or any Restricted Subsidiary under the Indenture; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Secured Notes, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

            (n)     guarantees or other Indebtedness in respect of Indebtedness of (i) an Unrestricted Subsidiary, (ii) a Person in which the Company or a Restricted Subsidiary has a minority interest or (iii) joint ventures or similar arrangements, provided, however, that at the time of incurrence of any Indebtedness pursuant to this clause (n) the aggregate principal amount of all guarantees and other Indebtedness incurred under this clause (n) and then outstanding does not exceed the greater of $385.0 million and 5.0% of Consolidated Net Tangible Assets;

            (o)     Indebtedness of (i) the Company or any Restricted Subsidiary incurred to finance or refinance, or otherwise incurred in connection with, any acquisition of assets (including capital stock), business or Person, or any merger or consolidation of any Person with or into the Company or any Restricted Subsidiary, or (ii) any Person that is acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary (including Indebtedness thereof incurred in connection with any such acquisition, merger or consolidation); provided, that on the date of such acquisition, merger or consolidation, after giving effect thereto, either (x) the Company could incur at least $1.00 of additional Indebtedness pursuant to paragraph (1) above or (y) the Consolidated Fixed Charge Coverage Ratio of the Company would equal or be greater than the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to giving effect thereto; and

            (p)     Indebtedness of the Company or any Restricted Subsidiary, in addition to that described in clauses (a) through (o) of this paragraph (2); provided, that immediately after giving effect to any such incurrence, the aggregate principal amount of Indebtedness incurred pursuant to this clause (p) and then outstanding does not exceed the greater of $765.0 million and 10% of Consolidated Net Tangible Assets.

          For the purposes of determining compliance with, and the outstanding principal amount of Indebtedness incurred pursuant to and in compliance with, this covenant, (i) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraphs (1) and (2) of this covenant, the Company, in its sole discretion, will classify, and may from time to time reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one or a combination of the clauses of paragraph (1) or (2) of this covenant, provided that (i) Indebtedness outstanding on the Issue Date under the Credit Agreement shall be treated as incurred pursuant to clause (a) of paragraph (2) above, and (ii) any other obligation of the obligor on such Indebtedness (or of any other Person who could have incurred such Indebtedness under this covenant) arising under any guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness.

          Except as provided in the following paragraph with respect to Indebtedness denominated in a foreign currency, the amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

  (2)
  the principal amount of the Indebtedness, in the case of any other Indebtedness; and

  (3)
  in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

  (a)
  the Fair Market Value of such assets at the date of determination; and

  (b)
  the amount of the Indebtedness of the other Person.

          For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that (x) the dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, (y) if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being incurred), and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness, calculated as described in the following sentence, does not exceed (i) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing and (z) the dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and incurred pursuant to a Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Company's option, (i) the Issue Date, (ii) any date on which any of the respective commitments under such Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder or (iii) the date of such incurrence. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

          Limitation on Restricted Payments.    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

            (a)     declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any Restricted Subsidiary or make any payment to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary (other than dividends or distributions payable solely in Capital Stock of the Company (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock)) (other than the declaration or payment of dividends or other distributions to the extent declared or paid to the Company or any Restricted Subsidiary);

            (b)     purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any options, warrants, or other rights to purchase any such Capital Stock of the Company or any direct or indirect parent of the Company (other than any such securities owned by the Company or a Restricted Subsidiary and any acquisition of Capital Stock deemed to occur upon the exercise of options if such Capital Stock represents a portion of the exercise price thereof);

            (c)     make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness (other than (A) any such Subordinated Indebtedness owned by the Company or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value (collectively, for purposes of this clause (c), a "purchase") of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment, final maturity or exercise of a right to put on a set scheduled date (but not including any put right in connection with a change of control event), in each case due within one year of the date of such purchase; provided that, in the case of any such purchase in anticipation of the exercise of a put right, at the time of such purchase, it is more likely than not, in the good faith judgment of the Board of Directors of the Company, that such put right would be exercised if such put right were exercisable on the date of such purchase); or

            (d)     make any Investment (other than any Permitted Investment) in any Person,

(such payments or Investments described in the preceding clauses (a), (b), (c) and (d) are collectively referred to as "Restricted Payments"), unless, immediately after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment):

            (A)    no Default or Event of Default shall have occurred and be continuing (or would result therefrom);

            (B)     the Company would be able to incur $1.00 of additional Indebtedness pursuant to paragraph (1) of the covenant described under "— Limitation on Indebtedness" above; and

            (C)    the aggregate amount of such Restricted Payment together with all other Restricted Payments (including the Fair Market Value of any non-cash Restricted Payments) declared or made since the Issue Date would not exceed the sum of (without duplication) of:

              (1)     50% of the Consolidated Net Income of the Company accrued during the period (treated as one accounting period) from January 1, 2012 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such aggregate cumulative Consolidated Net Income of the Company for such period shall be a deficit, minus 100% of such deficit);

              (2)     the aggregate net cash proceeds and the Fair Market Value of property or assets received by the Company as capital contributions to the Company after March 9, 2012 or from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock of the Company) of the Company to any Person (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) after March 9, 2012;

              (3)     the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) upon the exercise of any options, warrants or rights to purchase shares of Capital Stock (other than Redeemable Capital Stock) of the Company;

              (4)     the aggregate net cash proceeds and the Fair Market Value of property or assets received after March 9, 2012 by the Company or any Restricted Subsidiary from any Person (other than a Subsidiary of the Company) for Indebtedness that has been converted or exchanged into or for Capital Stock (other than Redeemable Capital Stock) of the Company or Holdings (to the extent such Indebtedness was originally sold by the Company for cash), plus the aggregate amount of cash and the Fair Market Value of any property received by the Company or any Restricted Subsidiary (other than from a Subsidiary of the Company) in connection with such conversion or exchange;

              (5)     in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after March 9, 2012, an amount equal to the proceeds or return of capital with respect to such Investment less the cost of the disposition of such Investment;

              (6)     the aggregate amount equal to the net reduction in Investments (other than Permitted Investments) in Unrestricted Subsidiaries resulting from dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary; and

              (7)     so long as the Designation thereof was treated as a Restricted Payment made after March 9, 2012, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary in accordance with "— Limitation on Designations of Unrestricted Subsidiaries" below, the Fair Market Value of the Company's interest in such Subsidiary.

          None of the foregoing provisions will prohibit the following; provided that with respect to payments pursuant to clauses (i), subclause (y) of (iv), (v), (vi), (vii), (viii), (x), (xvi) and (xvii) below, no Default or Event of Default has occurred and is continuing:

               (i)  the payment of any dividend or distribution within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the first paragraph of this covenant;

              (ii)  the making of any Restricted Payment in exchange for, or out of the net cash proceeds of, a substantially concurrent sale (other than to a Subsidiary of the Company) of Capital Stock of the Company (other than Redeemable Capital Stock) or from a substantially concurrent cash capital contribution to the Company; provided, however, that such cash proceeds are excluded from clause (C) of the first paragraph of this covenant;

             (iii)  any redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale of Indebtedness of the Company which:

              (1)     has no scheduled principal payment prior to the 91st day after the Maturity Date; and

              (2)     has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Secured Notes issued under the Indenture;

             (iv)  payments to purchase Capital Stock of the Company or Holdings from officers of the Company or Holdings in an amount not to exceed the sum of (1) $20.0 million plus (2) $15.0 million multiplied by the number of calendar years that have commenced since March 9, 2012;

               (v)  payments (other than those covered by clause (iv) above) to purchase Capital Stock of the Company or Holdings from management or employees of the Company or any of its Subsidiaries, or their authorized representatives, upon the death, disability or termination of employment of such employees, in aggregate amounts under this clause (v) not to exceed $15.0 million in any fiscal year of the Company;

             (vi)  payments to Holdings in an amount sufficient to permit it to (I) make scheduled payments of interest on (A) the 4.000% Convertible Senior Notes and (B) any Indebtedness incurred by Holdings to refinance any Indebtedness described in clause (A); provided that such Indebtedness would otherwise satisfy the requirements of clause (y)(A) of paragraph (2)(i) under "— Limitation on Indebtedness," (II) purchase, repurchase, redeem, defease or otherwise acquire or retire within one year of final maturity the 4.000% Convertible Senior Notes; provided that any payments made pursuant to this clause (II) are made with the proceeds of Indebtedness permitted to be incurred under the Indenture and any such Indebtedness would otherwise satisfy the requirements of clause (y)(A) and subclauses (I) and (II) of clause (y)(B) of paragraph (2)(i) under "— Limitation on Indebtedness" and (III) purchase, repurchase, redeem, defease or otherwise acquire or retire at any time upon conversion the 4.000% Convertible Senior Notes; provided that after giving pro forma effect to such incurrence and payments pursuant to this clause (III), the Company's Senior Indebtedness Leverage Ratio does not exceed 4.00:1.00;

            (vii)  within 60 days after the consummation of the Change of Control Offer with respect to a Change of Control described under "— Change of Control" above (including the purchase of the Secured Notes tendered), any purchase or redemption of Subordinated Indebtedness or any Capital Stock of Holdings, the Company or any Restricted Subsidiaries required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed 101% of the outstanding principal amount or liquidation amount thereof, plus accrued and unpaid interest or dividends (if any); provided, however, that at the time of such purchase or redemption no Default shall have occurred and be continuing (or would result therefrom);

           (viii)  within 60 days after the consummation of an Asset Sale Offer with respect to an Asset Sale described under "— Disposition of Proceeds of Asset Sales" below (including the purchase of the Secured Notes tendered), any purchase or redemption of Subordinated Indebtedness or any Capital Stock of Holdings, the Company or any Restricted Subsidiaries required pursuant to the terms thereof as a result of such Asset Sale; provided, however, that at the time of such purchase or redemption no Default shall have occurred and be continuing (or would result therefrom);

             (ix)  payments to Holdings in an amount sufficient to enable Holdings to pay:

              (1)     its taxes, legal, accounting, payroll, benefits, incentive compensation, insurance and corporate overhead expenses (including SEC, stock exchange and transfer agency fees and expenses);

              (2)     trade, lease, payroll, benefits, incentive compensation and other obligations in respect of goods to be delivered to, services (including management and consulting services) performed for and properties used by, the Company and the Restricted Subsidiaries;

              (3)     the purchase price for Investments in other persons; provided, however, that promptly following such Investment either:

                  (x)     such other person either becomes a Restricted Subsidiary or is merged or consolidated with, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary, or the Company or a Restricted Subsidiary is merged with or into such other person; or

                  (y)     such Investment would otherwise be permitted under the Indenture if made by the Company and such Investment is contributed or transferred by Holdings to the Company or a Restricted Subsidiary;

              (4)     reasonable and customary incidental expenses as determined in good faith by the Board of Directors of Holdings; and

              (5)     costs and expenses incurred by Holdings in relation to the Transactions and the National Pump Transactions.

               (x)  cash payments in lieu of the issuance of fractional shares in connection with the exercise of any warrants, options or other securities convertible into or exchangeable for Capital Stock of Holdings, the Company or any Restricted Subsidiary;

             (xi)  the deemed repurchase of Capital Stock on the cashless exercise of stock options;

            (xii)  the payment of any dividend or distribution by a Restricted Subsidiary to the holders of its Capital Stock on a pro rata basis;

           (xiii)  any Investment made in a Special Purpose Vehicle in connection with a Securitization Transaction, which Investment consists of the assets described in the definition of "Equipment Securitization Transaction" or "Receivables Securitization Transaction";

           (xiv)  any Restricted Payment made in connection with the consummation of the National Pump Transactions, including payments made by the Company to Holdings necessary to consummate the National Pump Transactions;

             (xv)  Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale or other sale of assets or property made pursuant to and in compliance with the Indenture;

           (xvi)  any Restricted Payment so long as immediately after the making of such Restricted Payment, the Total Indebtedness Leverage Ratio does not exceed 3.50:1.00; and

          (xvii)  any Restricted Payment in an amount which, when taken together with all Restricted Payments made after the Issue Date pursuant to this clause (xvii), does not exceed $300.0 million. Any payments made pursuant to clauses (i), (xvi) or (xvii) of this paragraph shall be taken into account, and any payments made pursuant to other clauses of this paragraph shall be excluded, in calculating the amount of Restricted Payments pursuant to clause (C) of the first paragraph of this covenant.

          The Company, in its sole discretion, may classify or reclassify (x) any Permitted Investment as being made in whole or in part as a permitted Restricted Payment or (y) any Restricted Payment as being made in whole or in part as a Permitted Investment (to the extent such Restricted Payment qualifies as a Permitted Investment).

          The Company, in its sole discretion, may classify any Investment or other Restricted Payment as being made in part under one of the provisions of this covenant (or, in the case of any Investment, the clauses of Permitted Investments) and in part under one or more other such provisions (or, as applicable, clauses).

          Limitation on Liens.    The Company will not, and will not permit any Restricted Subsidiary to create, incur, assume or suffer to exist any Lien of any kind securing any Indebtedness on any asset now owned or hereafter acquired, except Permitted Liens.

          Disposition of Proceeds of Asset Sales.    The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless:

            (a)     the Company or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of; and

            (b)     at least 75% of such consideration consists of cash or Cash Equivalents; provided, however, that this limitation will not apply to any Asset Sale in which the cash or Cash Equivalent portion of the consideration received therefrom, determined in accordance with the foregoing provision, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

          Within 365 days of the later of an Asset Sale and the date of receipt of Net Cash Proceeds from such Asset Sale, the Company or such Restricted Subsidiary, as the case may be, may apply the Net Cash Proceeds from such Asset Sale to (1) (a) prepay, repay or purchase (x) First Lien Obligations (including Indebtedness under the Credit Agreement) or (y) any Indebtedness of a Subsidiary that is not a Guarantor and, in each case, to correspondingly reduce commitments (if any) with respect thereto (it being understood that no commitment reduction shall be required with respect to repayments of First

Lien Obligations pending application of such Net Cash Proceeds for another purpose permitted hereunder), (b) prepay, repay or purchase other Second Lien Obligations, provided that if the Company or any Guarantor shall so repay other Second Lien Obligations, the Company shall have also used (or made an offer, in the case of clause (iii) below, with) a portion of such Net Cash Proceeds pro rata in proportion to the amount thereof used to so repay other Second Lien Obligations (based on the respective principal amounts of the Secured Notes and such other Second Lien Obligations prior to such repayment) (the "Pro Rata Amount") to (i) redeem the Pro Rata Amount of Secured Notes as provided under "Optional Redemption," (ii) purchase the Pro Rata Amount of Secured Notes that may be repurchased through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or (iii) make an offer to purchase the Pro Rata Amount of Secured Notes pursuant to an offer made to all holders in accordance with the procedures set forth below for an Asset Sale Offer at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Secured Notes that would otherwise be prepaid or (c) to the extent the Net Cash Proceeds are attributable to an Asset Sale of assets or Capital Stock that do not constitute Collateral, prepay, repay or purchase Indebtedness secured by a Lien on such assets or Capital Stock and to correspondingly reduce commitments (if any) with respect thereto or (2) invest in properties or assets that are used or useful in the business of the Company and its Restricted Subsidiaries conducted at such time or in businesses reasonably related thereto or in Capital Stock of a Person, the principal portion of whose assets consist of such property or assets (collectively, "Replacement Assets"); provided, however, that any such reinvestment in Replacement Assets made pursuant to a definitive binding agreement or commitment approved by the Board of Directors of the Company that is executed or approved within such time will satisfy this requirement, so long as such investment is consummated within 180 days of such 365th day or within such longer period of time authorized by the Board of Directors as is necessary to consummate such investment; provided that in the event such binding agreement or commitment is later canceled or terminated for any reason before such Net Cash Proceeds are so applied, the Company or such Restricted Subsidiary may satisfy its obligations as to any Net Cash Proceeds by entering into another binding agreement or commitment within six months of such cancellation or termination of the prior binding agreement or commitment or treating such Net Cash Proceeds as Excess Proceeds; provided, further, that the Company or such Restricted Subsidiary may only enter into such an agreement or commitment under the foregoing provision one time with respect to each Asset Sale. Any Net Cash Proceeds from any Asset Sale that are not used in accordance with the preceding sentence constitute "Excess Proceeds" subject to disposition as provided below.

          When the aggregate amount of Excess Proceeds equals or exceeds $75.0 million, the Company shall make an offer to purchase (an "Asset Sale Offer"), from all holders of the Secured Notes and, to the extent the Company is required by the terms thereof, all holders of Indebtedness that is pari passu in right of payment with the Secured Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, pro rata in proportion to the respective principal amounts of the Secured Notes and such other Indebtedness to be purchased or redeemed, the maximum principal amount of Secured Notes and such other Indebtedness that may be purchased with the Excess Proceeds.

          The offer price for the Secured Notes in any Asset Sale Offer will be equal to 100% of the principal amount of the Secured Notes plus accrued and unpaid interest, if any, to the purchase date and the offer price for any other Indebtedness that is pari passu in right of payment with the Secured Notes will be as set forth in the documentation governing such Indebtedness (the "Asset Sale Offer Price") and will be payable in cash. If any Excess Proceeds remain after an Asset Sale Offer, the Company may use such Excess Proceeds for general corporate purposes. If the Asset Sale Offer Price with respect to Secured Notes tendered into such Asset Sale Offer exceeds the Excess Proceeds allocable to the Secured Notes, Secured Notes to be purchased will be selected on a pro rata basis. The Secured Notes shall be purchased by the Company on a date that is not earlier than 30 days and not later than 60 days from the date the notice is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

          The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that an Asset Sale occurs and the Company is required to purchase Secured Notes as described above.

          For the purposes of paragraph (b) above, the following are deemed to be cash: (1) the assumption of Indebtedness of the Company or any Restricted Subsidiary to the extent the Company or such Restricted Subsidiary is released from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Sale, (2) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale to the extent that the Company and each other Restricted Subsidiary are released in full from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Sale, (3) securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days, (4) consideration consisting of Indebtedness of the Company or any Restricted Subsidiary (provided that such Indebtedness is not expressly subordinated in right of payment to the Secured Notes), (5) Replacement Assets or (6) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in an Asset Sale; provided, however, that the aggregate Fair Market Value of all Designated Non-cash Consideration received and treated as cash pursuant to this clause is not to exceed, at any time, an aggregate amount outstanding equal to the greater of $150.0 million and 2.0% of Consolidated Net Tangible Assets as of the date of the applicable Asset Sale, without giving effect to changes in value subsequent to the receipt of such Designated Non-cash Consideration.

          Limitation on Preferred Stock of Restricted Subsidiaries.    The Company will not permit any Restricted Subsidiary to issue any Preferred Stock other than Preferred Stock issued to the Company or a Wholly Owned Restricted Subsidiary. The Company will not sell, transfer or otherwise dispose of Preferred Stock issued by a Restricted Subsidiary or permit a Restricted Subsidiary to sell, transfer or otherwise dispose of Preferred Stock issued by a Restricted Subsidiary, other than to the Company or a Wholly Owned Restricted Subsidiary. Notwithstanding the foregoing, nothing in such covenant will prohibit Preferred Stock (other than Redeemable Capital Stock) issued by a Person prior to the time:

  (A)
  such person becomes a Restricted Subsidiary;

  (B)
  such person merges with or into a Restricted Subsidiary; or

  (C)
  a Restricted Subsidiary merges with or into such person;

provided, however, that such Preferred Stock was not issued or incurred by such person in anticipation of a transaction contemplated by subclause (A), (B), or (C) above.

          Limitation on Transactions with Affiliates.    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any of its Affiliates involving aggregate consideration in excess of $10 million, except:

            (a)     on terms that are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from persons who are not Affiliates of the Company;

            (b)     with respect to a transaction or series of related transactions involving aggregate payments or value equal to or greater than $75.0 million, the Company shall have delivered an officers' certificate to the Trustee certifying that such transaction or transactions comply with the preceding clause (a); and

            (c)     with respect to a transaction or series of related transactions involving aggregate payments or value equal to or greater than $200.0 million, such transaction or transactions shall have been approved by a majority of the Disinterested Members of the Board of Directors of the Company.

          Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to:

               (i)  transactions with or among the Company and the Restricted Subsidiaries;

              (ii)  transactions in the ordinary course of business, or approved by a majority of the Board of Directors of the Company, between the Company or any Restricted Subsidiary and any Affiliate of the Company that is a joint venture or similar entity;

             (iii)  (A) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, collective bargaining agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company or any Restricted Subsidiary entered into in the ordinary course of business and (B) any transaction with an officer or director in the ordinary course of business not involving more than $1.0 million in any one year;

             (iv)  Restricted Payments made in compliance with "— Limitation on Restricted Payments" above;

               (v)  loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business;

             (vi)  transactions pursuant to agreements in effect on the Issue Date;

            (vii)  any sale, conveyance or other transfer of assets customarily transferred in a Securitization Transaction to a Special Purpose Vehicle;

           (viii)  transactions with customers, clients, suppliers, joint venture partners, joint ventures, including their members or partners, or purchasers or sellers of goods or services, in each case in the ordinary course of business, including pursuant to joint venture agreements, and otherwise in compliance with the terms of the Indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), materially no less favorable to the Company or the applicable Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or that Restricted Subsidiary with an unrelated person or entity, in the good faith determination of the Company's Board of Directors or its senior management, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

             (ix)  any issuance or sale of Capital Stock (other than Redeemable Capital Stock) of the Company or any capital contribution to the Company;

               (x)  the Transactions and the National Pump Transactions, including the payment of all fees and expenses relating thereto and the payments to be made by the Company to Holdings in connection therewith; and

             (xi)  transactions in which Holdings or a Restricted Subsidiary, as the case may be, delivers to the trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that the financial terms of such transaction either (x) are fair to Holdings or such Restricted Subsidiary, as applicable, from a financial point of view (or words of similar import) or (y) meet the requirements of clause (a) of the first paragraph of this covenant.

          Limitation on Dividends and other Payment Restrictions Affecting Restricted Subsidiaries.    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

            (a)     pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits;

            (b)     pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

            (c)     make loans or advances to the Company or any other Restricted Subsidiary; or

            (d)     transfer any of its properties or assets to the Company or any other Restricted Subsidiary,

except for such encumbrances or restrictions existing under or by reason of:

               (i)  applicable law or any applicable rule, regulation or order;

              (ii)  (A) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Company or any Restricted Subsidiary and (B) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

             (iii)  customary restrictions on transfers of property subject to a Lien permitted under the Indenture;

             (iv)  instruments governing Indebtedness as in effect on the Issue Date;

               (v)  any agreement or other instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with the Company or any Restricted Subsidiary, or which agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets from such Person, as in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

             (vi)  an agreement entered into for the sale or disposition of Capital Stock or assets of a Restricted Subsidiary or an agreement entered into for the sale of specified assets (in either case, so long as such encumbrance or restriction, by its terms, terminates on the earlier of the termination of such agreement or the consummation of such agreement and so long as such restriction applies only to the Capital Stock or assets to be sold);

            (vii)  any agreement in effect on the Issue Date;

           (viii)  any Indebtedness incurred pursuant to clause (a) of paragraph (2) under "— Limitation on Indebtedness;" the Secured Notes, the Indenture and the guarantees thereunder; and the Senior Notes and the related guarantees;

             (ix)  joint venture agreements and other similar agreements that prohibit actions of the type described in clauses (a), (b), (c) and (d) above, which prohibitions are applicable only to the entity or assets that are the subject of such arrangements;

               (x)  any agreement entered into with respect to a Special Purpose Vehicle in connection with a Securitization Transaction, containing customary restrictions required by the institutional sponsor or arranger of such Securitization Transaction in similar types of documents relating to the purchase of similar assets in connection with the financing thereof;

             (xi)  restrictions relating to Foreign Subsidiaries contained in Indebtedness incurred pursuant to the covenant described under "— Limitation on Indebtedness";

            (xii)  (A) on cash or other deposits or net worth imposed by customers or suppliers under agreements entered into in the ordinary course of business, (B) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted

  Subsidiary or adversely affect the ability of the Company to make interest and principal payments with respect to the Secured Notes or (C) pursuant to Interest Rate Protection Agreements;

           (xiii)  an agreement or instrument relating to any Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to the covenant described under "— Limitation on Indebtedness" (A) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the holders of the Secured Notes than the encumbrances and restrictions contained in instruments governing Indebtedness as in effect on the Issue Date (as determined in good faith by the Company) or (B) if such encumbrance or restriction is not materially more disadvantageous to the holders of the Secured Notes than is customary in comparable financings (as determined in good faith by the Company) and either (x) the Company determines in good faith that such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Secured Notes or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness;

           (xiv)  Purchase Money Obligations with respect to property or assets acquired in the ordinary course of business that impose encumbrances or restrictions on the property or assets so acquired; and

             (xv)  any agreement that amends, extends, refinances, renews or replaces any agreement described in the foregoing clauses; provided, however, that the terms and conditions of any such agreement are not materially less favorable, taken as a whole, to the holders of the Secured Notes with respect to such dividend and payment restrictions than those under or pursuant to the agreement amended, extended, refinanced, renewed or replaced.

          Limitation on Designations of Unrestricted Subsidiaries.    The Company may designate any Restricted Subsidiary as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

               (i)  no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

              (ii)  the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation) pursuant to the covenant described under "— Limitation on Restricted Payments" above in an amount (the "Designation Amount") equal to the Fair Market Value of the Company's interest in such Subsidiary on such date; and

             (iii)  the Company would be permitted under the Indenture to incur $1.00 of additional Indebtedness pursuant to paragraph (1) of the covenant described under "— Limitation on Indebtedness" at the time of such Designation (assuming the effectiveness of such Designation).

          In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant "— Limitation on Restricted Payments" for all purposes of the Indenture in the Designation Amount.

          All Subsidiaries of Unrestricted Subsidiaries shall automatically be deemed to be Unrestricted Subsidiaries.

          The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

               (i)  no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

              (ii)  all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture.

          All Designations and Revocations must be evidenced by board resolutions of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

          Additional Subsidiary Guarantors.    The Company will cause each Domestic Restricted Subsidiary (other than any Foreign Subsidiary Holding Company or Subsidiary of a Foreign Subsidiary, unless otherwise determined by the Company) that guarantees any Indebtedness of the Company or any other Restricted Subsidiary incurred pursuant to clause (a) of paragraph (2) of the covenant described under "— Limitation on Indebtedness" to, within a reasonable time thereafter, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Domestic Restricted Subsidiary will guarantee payment of the Secured Notes on the same terms and conditions as those set forth in the Indenture, subject to any limitations that apply to the guarantee of Indebtedness giving rise to the requirement to guarantee the Secured Notes. Any such Domestic Restricted Subsidiary will, substantially concurrently with the execution of such Guaranty Agreement, pledge all of its existing and future assets constituting Collateral to secure its guarantee, and the Company will cause all of the Capital Stock in such Domestic Restricted Subsidiary owned by the Company or a Subsidiary Guarantor to be pledged to secure the Secured Notes and the guarantees thereof and shall cause the Liens thereon to be valid and perfected and second in priority only to First Lien Obligations, subject to Permitted Liens and the limitations set forth in the Indenture, Notes Collateral Documents and the Intercreditor Agreement, including those described under "Security". This covenant shall not apply to any of the Company's Subsidiaries that have been properly designated as an Unrestricted Subsidiary.

          Further Assurances.    The Company shall promptly execute and deliver, or cause to be promptly executed and delivered to the Notes Collateral Agent such documents and agreements, and shall promptly take or cause to be taken such actions, as the Notes Collateral Agent may, from time to time, reasonably request to grant, preserve, protect or perfect the Liens created or intended to be created by the Notes Collateral Documents or the validity, effectiveness or priority of any such Lien, subject to the limitations set forth in the Indenture, Notes Collateral Documents and the Intercreditor Agreement.

          If the Company, Holdings or any Restricted Subsidiary grants a Lien on any assets or rights that do not then constitute Collateral to secure any First Lien Obligations of the Company, Holdings or any Domestic Restricted Subsidiary as permitted by the Indenture, the notes and the guarantees thereof shall be secured by a valid and perfected Lien on such asset or right that is second in priority only to First Lien Obligations, subject to Permitted Liens and the limitations set forth in the Indenture, Notes Collateral Documents and the Intercreditor Agreement.

          Upon the exercise by the Trustee or any holder of the Secured Notes of any power, right, privilege or remedy under the Indenture, any of the Notes Collateral Documents or the Intercreditor Agreement which requires any consent, approval, recording, qualification or authorization of any governmental authority, the Company will use its reasonable best efforts to execute and deliver all applications, certifications, instruments and other documents and papers that may be reasonably required from the Company for such governmental consent, approval, recording, qualification or authorization.

          Reporting Requirements.    For so long as the Secured Notes are outstanding, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the SEC (if permitted by SEC practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. If, notwithstanding the preceding sentence, filing such documents by the Company with the SEC is not permitted by SEC practice or applicable law or regulations, the Company shall transmit (or cause to be transmitted) by mail to all holders of the Secured Notes, as their names and addresses appear in the Secured Note register, copies of such documents within 30 days after the Required Filing Date (or make such documents available on a website maintained by the Company or Holdings).

Consolidation, Merger, Sale of Assets, etc.

          The Company will not, directly or indirectly, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons, and the Company will not permit any Restricted Subsidiary to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Restricted Subsidiaries, taken as a whole, to any other person or persons, unless at the time and after giving effect thereto:

            (a)     either:

                 (i)  if the transaction or transactions is a merger or consolidation, the Company or such Restricted Subsidiary, as the case may be, shall be the surviving person of such merger or consolidation; or

                (ii)  the Person formed by such consolidation or into which the Company, or such Restricted Subsidiary, as the case may be, is merged or to which the properties and assets of the Company or such Restricted Subsidiary, as the case may be, substantially as an entirety, are transferred (any such surviving person or transferee person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume pursuant to a supplemental indenture and such other necessary agreements reasonably satisfactory to the Trustee and the Notes Collateral Agent all the obligations of the Company or such Restricted Subsidiary, as the case may be, under the Secured Notes, the Indenture, the Notes Collateral Documents and the Intercreditor Agreement, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Notes Collateral Documents on the Collateral owned by or transferred to the Surviving Entity;

            (b)     immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and

            (c)     except in the case of any merger of the Company with any wholly owned Subsidiary of the Company or any merger of Restricted Subsidiaries (and, in each case, no other persons), (i) the Company or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness pursuant to paragraph (1) of the covenant described under "— Certain Covenants — Limitation on Indebtedness" (assuming a market rate of interest with respect to such additional Indebtedness) or (ii) the Consolidated Fixed Charge Coverage Ratio of the Company (or, if applicable, the successor company with respect thereto) would equal or exceed the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to giving effect to such transaction.

          In connection with any consolidation, merger, transfer, lease, assignment or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, transfer, lease, assignment or other disposition and the supplemental indenture in respect thereof comply with the requirements under the Indenture.

          Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with the immediately preceding paragraphs, the successor person formed by such consolidation or into which the Company or a Restricted Subsidiary, as the case may be, is merged or the successor person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Secured Notes, the Indenture, the Notes Collateral Documents and the Intercreditor Agreement with the same effect as if such successor had been named as the Company in the Secured Notes, the Indenture, the Notes Collateral Documents and the Intercreditor Agreement and, except in the case of a lease, the Company or such Restricted Subsidiary shall be released and discharged from its obligations thereunder.

          The Indenture will provide that for all purposes of the Indenture and the Secured Notes (including the provision of this covenant and the covenants described in "— Certain Covenants — Limitation on Indebtedness," "— Certain Covenants — Limitation on Restricted Payments" and "— Certain Covenants — Limitation on Liens"), Subsidiaries of any surviving person shall, upon such transaction or series of related transactions, become Restricted Subsidiaries unless and until designated Unrestricted Subsidiaries pursuant to and in accordance with "— Certain Covenants — Limitation on Designations of Unrestricted Subsidiaries" and all Indebtedness, and all Liens on property or assets, of the Company and the Restricted Subsidiaries in existence immediately after such transaction or series of related transactions will be deemed to have been incurred upon such transaction or series of related transactions.

Events of Default

          The following will be "Events of Default" under the Indenture:

               (i)  default in the payment of the principal of or premium, if any, when due and payable, on any of the Secured Notes (at Stated Maturity, upon optional redemption, required purchase or otherwise);

              (ii)  default in the payment of an installment of interest, if any, on any of the Secured Notes, when due and payable, for 30 days;

             (iii)  default in the performance of, or breach of, the provisions set forth under "— Consolidation, Merger, Sale of Assets, etc.";

             (iv)  failure to comply with any of its obligations in connection with a Change of Control (other than a default with respect to the failure to purchase the Secured Notes), for a period of 30 days after written notice of such failure has been given to the Company by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Secured Notes;

               (v)  default in the performance of, or breach of, any covenant or agreement of the Company or the Guarantors under the Indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with in clause (i), (ii), (iii) or (iv)) and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail:

              (x)     to the Company by the Trustee; or

              (y)     to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Secured Notes;

             (vi)  default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $150.0 million, in each case, either individually or in the aggregate, and either:

              (a)     such Indebtedness is already due and payable in full; or

              (b)     such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;

  provided that no Default or Event of Default will be deemed to occur with respect to any such accelerated Indebtedness that is paid or is otherwise acquired or retired within 20 business days after such acceleration;

            (vii)  one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $150.0 million, in each case, either individually or in the aggregate, shall be entered against the Company or any Restricted Subsidiary of the Company or any of their respective properties and shall not be discharged and there shall have been a period of 90 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree, shall not be in effect;

           (viii)  the entry of a decree or order by a court having jurisdiction in the premises:

              (A)    for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, reorganization or similar law; or

              (B)     adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under the Federal Bankruptcy Code or any other similar federal, state or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of any of their properties, or ordering the winding-up or liquidation of any of their affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

             (ix)  the institution by the Company or any Significant Subsidiary of a voluntary case or proceeding under the Federal Bankruptcy Code or any other similar federal, state or foreign law or any other case or proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in any involuntary case or proceeding under the Federal Bankruptcy Code or any other similar federal, state or foreign law or to the institution of bankruptcy or insolvency proceedings against the Company or any Significant Subsidiary, or the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other similar federal, state or foreign law, or the consent by it to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of any of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due;

               (x)  any of the guarantees of the Secured Notes by a Guarantor that is a Significant Subsidiary ceases to be in full force and effect or any of such guarantees is declared to be null and void and unenforceable or any of such guarantees is found to be invalid or any of the Guarantors denies its liability under its guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture) and such event continues for 10 business days; or

             (xi)  (a) any of the Notes Collateral Documents shall cease for any reason to be in full force and effect (other than in accordance with its terms or the terms hereof), or the Company or a Guarantor, in each case that is a party to any of the Notes Collateral Documents shall so assert in writing, or (b) the Lien created by any of the Notes Collateral Documents, shall cease to be perfected and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby with respect to any significant portion of the Collateral (other than in connection with any termination of such Lien in respect of any Collateral as permitted by the Indenture or by any of the Notes Collateral Documents), and such failure of such

  Lien to be perfected and enforceable with such priority shall have continued unremedied for a period of 20 days.

          If an Event of Default (other than those covered by clause (viii) or (ix) above with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary, or any group of Restricted Subsidiaries of the Company, that, taken together, would constitute a Significant Subsidiary) shall occur and be continuing, the Trustee, by notice to the Company, or the holders of at least 25% in aggregate principal amount of the Secured Notes then outstanding, by notice to the Trustee and the Company, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Secured Notes due and payable immediately. If an Event of Default specified in clause (viii) or (ix) above with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary, or any group of Restricted Subsidiaries of the Company, that, taken together, would constitute a Significant Subsidiary, occurs and is continuing, then the principal of, premium, if any, accrued and unpaid interest, if any, on all the outstanding Secured Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the Secured Notes.

          After a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Secured Notes, by written notice to the Company and the Trustee, may rescind such declaration if:

            (a)     the Company has paid or deposited with the Trustee a sum sufficient to pay:

                 (i)  all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

                (ii)  all overdue interest on all the Secured Notes;

               (iii)  the principal of and premium, if any, on any Secured Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Secured Notes; and

               (iv)  to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Secured Notes which has become due otherwise than by such declaration of acceleration;

            (b)     the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

            (c)     all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Secured Notes that has become due solely by such declaration of acceleration, have been cured or waived.

          The holders of a majority in aggregate principal amount of the outstanding Secured Notes may on behalf of the holders of all the Secured Notes waive any past defaults under the Indenture, except a default in the payment of the principal of, premium, if any, or interest on any Secured Note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Secured Note outstanding.

          No holder of any of the Secured Notes has any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless the holders of at least 25% in aggregate principal amount of the outstanding Secured Notes have made written request to the Trustee, and offered indemnity satisfactory to the Trustee, to institute such proceeding as Trustee under the Secured Notes and the Indenture, the Trustee has failed to institute such proceeding within 45 days after receipt of such notice and the Trustee, within such 45-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Secured Notes. Such limitations do not apply, however, to a suit instituted by a holder of a Secured Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Secured Note on or after the respective due dates expressed in such Secured Note.

          During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, whether or not an Event of Default shall occur and be continuing, the Trustee under the Indenture is not under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the Secured Notes unless such holders shall have offered to the Trustee security or indemnity satisfactory to it. Subject to certain provisions concerning the rights of the Trustee, the holders of a majority in aggregate principal amount of the outstanding Secured Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture.

          If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each holder of the Secured Notes notice of the Default or Event of Default within 90 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on any Secured Notes, the Trustee may withhold the notice to the holders of such Secured Notes if the Trustee, in good faith, determines that withholding the notice is in the interest of the holders of the Secured Notes.

          The Company is required to furnish to the Trustee annual statements as to the performance by the Company of its and its Restricted Subsidiaries' obligations under the Indenture and the Notes Collateral Documents and as to any default in such performance.

No Liability for Certain Persons

          No director, officer, employee or stockholder of Holdings or the Company, nor any director, officer or employee of any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under the Secured Notes, the guarantees thereof, the Indenture or the Notes Collateral Documents based on or by reason of such obligations or their creation. Each holder by accepting a Secured Note waives and releases all such liability. The foregoing waiver and release are an integral part of the consideration for the issuance of the Secured Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

          The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers' certificate, elect to have all of its obligations discharged with respect to the outstanding Secured Notes and all obligations of the Guarantors discharged with respect to their guarantees of such Secured Notes ("Legal Defeasance") except for:

            (1)     the rights of holders of the outstanding Secured Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Secured Notes when such payments are due from the trust referred to below;

            (2)     the Company's obligations with respect to the Secured Notes concerning issuing temporary Secured Notes, registration of Secured Notes, mutilated, destroyed, lost or stolen Secured Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

            (3)     the rights, powers, trusts, duties and immunities of the Trustee, and the Company's and the Guarantors' obligations in connection therewith; and

            (4)     the Legal Defeasance and Covenant Defeasance provisions of the Indenture.

          In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Secured Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "— Events of Default" will no longer constitute an Event of Default with respect to the Secured Notes.

          In order to exercise either Legal Defeasance or Covenant Defeasance:

            (1)     the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Secured Notes, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S. dollars and non-callable U.S. Government Obligations, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of or interest and premium, if any, on, the outstanding Secured Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Secured Notes are being defeased to such stated date for payment or to a particular redemption date;

            (2)     in the case of Legal Defeasance, the Company must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding Secured Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (3)     in the case of Covenant Defeasance, the Company must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding Secured Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (4)     no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

            (5)     such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (6)     the Company must deliver to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Secured Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

            (7)     the Company must deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

          The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Secured Notes as expressly provided for in the Indenture) as to all outstanding Secured Notes when:

               (i)  either:

              (a)     all the Secured Notes theretofore authenticated and delivered (except lost, stolen or destroyed Secured Notes which have been replaced or repaid and the Secured Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

              (b)     all the Secured Notes not theretofore delivered to the Trustee for cancellation (except lost, stolen or destroyed Secured Notes which have been replaced or paid) have become due and payable, will become due and payable at their stated maturity within one year, or will become due and payable within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Secured Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Secured Notes to the date of deposit (in the case of the Secured Notes that have become due and payable) or to the maturity or redemption date, as the case may be together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

              (ii)  the Company has paid all other sums payable under the Indenture by the Company; and

             (iii)  the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of such Indenture have been complied with.

Amendments and Waivers

          From time to time, the Company, the Trustee and the Notes Collateral Agent may, without the consent of the holders of any outstanding Secured Notes, enter into any additional or supplemental Notes Collateral Documents, amend, waive or supplement the Indenture, the Secured Notes, the Secured Guarantees, the Notes Collateral Documents or the Intercreditor Agreement for certain specified purposes, including, among other things, curing ambiguities, omissions, mistakes, defects or inconsistencies, conforming any provision to any provision under the heading "Description of the Secured Notes," qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act, making any change that does not adversely affect the rights of any holder of the Secured Notes or adding Guarantees or Collateral or releasing or discharging Guarantees or Collateral from the Lien of the Indenture or the Notes Collateral Documents in accordance with the terms of the Indenture, the Notes Collateral Documents or the Intercreditor Agreement, as applicable, or such other amendments, waivers or supplements to secure any Additional First Lien Obligations or Additional Second Lien Obligations to the extent permitted under the Indenture and Notes Collateral Documents or as contemplated in the Intercreditor Agreement in connection with the incurrence of Additional First Lien Obligations or Additional Second Lien Obligations or otherwise. Other amendments and modifications of the Indenture, the Secured Notes, the Secured Guarantees, the Notes Collateral Documents or the Intercreditor Agreement may be made by the Company, the Trustee and the Notes Collateral Agent with the consent of the holders of a majority of the aggregate principal amount of the outstanding Secured Notes; provided, that without the consent of at least two-thirds in aggregate principal amount of Secured Notes then outstanding, an amendment, modification or waiver may not effect a release of all or substantially all of the Collateral from the Liens securing the Indenture Obligations, except in accordance with the terms of the Indenture, the Notes Collateral Documents or the Intercreditor Agreement, as applicable.

          Notwithstanding the foregoing, no such modification or amendment may, without the consent of the holder of each outstanding Secured Note affected thereby:

               (i)  reduce the principal amount of, extend the fixed maturity of or alter the redemption provisions of, the Secured Notes;

              (ii)  change the currency in which any Secured Notes or any premium or the interest thereon is payable;

             (iii)  reduce the percentage in principal amount of outstanding Secured Notes that must consent to an amendment, supplement or waiver or consent to take any action under the Indenture, the Secured Notes or the Notes Collateral Documents;

             (iv)  impair the right to institute suit for the enforcement of any payment on or with respect to the Secured Notes;

               (v)  waive a default in payment with respect to the Secured Notes;

             (vi)  reduce or change the rate or time for payment of interest on the Secured Notes; or

            (vii)  modify or change any provision of the Indenture affecting the ranking of the Secured Notes or any guarantee of the Secured Notes in a manner adverse to the holders of the Secured Notes.

The Trustee

          The Indenture will provide that, except during the continuance of an Event of Default, the Trustee thereunder will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

          The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined in such Act) it must eliminate such conflict or resign.

          We maintain banking and lending relationships in the ordinary course of business with the Trustee and its affiliates.

Governing Law

          The Indenture and the Secured Notes will be governed by the laws of the State of New York, without regard to the principles of conflicts of law.

Additional Information

          Anyone who receives this prospectus supplement may obtain a copy of the Indenture, the principal Notes Collateral Documents and the Intercreditor Agreement without charge by writing to United Rentals, Inc., 100 First Stamford Place, Suite 700, Stamford, CT 06902, Attention: Corporate Secretary.

Book-Entry, Delivery and Form

          The Secured Notes will be issued in the form of one or more registered global notes (the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

          Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in certificated form ("Certificated Notes") except in the limited circumstances described below. See "— Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Secured Notes in certificated form. Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

          The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

          DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

          DTC has also advised the Company that, pursuant to procedures established by it:

            (1)     upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

            (2)     ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

          Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

          Except as described below, owners of interests in the Global Notes will not have Secured Notes registered in their names, will not receive physical delivery of Secured Notes in certificated form and will not be considered the registered owners or "holders" thereof under the Indenture for any purpose.

          Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the Secured Notes, including the Global Notes, are registered as the owners of the Secured Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

            (1)     any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

            (2)     any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

          DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Secured Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Secured Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the Secured Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

          Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

          DTC has advised the Company that it will take any action permitted to be taken by a holder of Secured Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Secured Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Secured Notes, DTC reserves the right to exchange the Global Notes for legended Secured Notes in certificated form, and to distribute such Secured Notes to its Participants.

          None of the Company, the Trustee and any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

          A Global Note is exchangeable for Certificated Notes if:

            (1)     DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary;

            (2)     the Company in its discretion at any time determines not to have all the Secured Notes represented by Global Notes; or

            (3)     a default entitling the holders of the Secured Notes to accelerate the maturity thereof has occurred and is continuing.

          Any Global Note that is exchangeable as above is exchangeable for certificated notes issuable in authorized denominations and registered in such names as DTC shall direct.

Same Day Settlement and Payment

          The Company will make payments in respect of the Secured Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Company will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The Secured Notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Secured Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Certain Definitions

          "4.000% Convertible Senior Notes" means the $34 million aggregate principal amount of 4.000% Convertible Senior Notes due 2015 issued by Holdings.

          "Acquired Indebtedness" means Indebtedness of a person:

            (a)     assumed in connection with an Asset Acquisition from such person; or

            (b)     existing at the time such person becomes a Subsidiary of any other person and not incurred in connection with, or in contemplation of, such Asset Acquisition or such person becoming a Subsidiary.

          "Additional First Lien Agent" means any agent, trustee or representative of the holders of Additional First Lien Obligations who (a) is appointed as the First Lien Agent (for purposes related to the administration of the security documents related thereto) pursuant to a credit agreement or other agreement governing such Additional First Lien Obligations, together with its successors in such capacity, and (b) has become a party to the Intercreditor Agreement either directly or by executing a joinder in the form required under the Intercreditor Agreement or such other form that is reasonably acceptable to the First Lien Designated Agent.

          "Additional First Lien Agreement" means any Credit Facility evidencing or governing Additional First Lien Debt, in each case in respect of which an Additional First Lien Agent has become a party to the Intercreditor Agreement either directly or by executing a joinder in the form required under the Intercreditor Agreement or such other form that is reasonably acceptable to the First Lien Designated Agent.

          "Additional First Lien Collateral Documents" means any agreement, document or instrument pursuant to which a Lien is granted by the Company or a Guarantor to secure any Additional First Lien Obligations or under which rights or remedies with respect to any such Lien are governed.

          "Additional First Lien Debt" means Indebtedness incurred pursuant to clause (a) of paragraph (2) of the covenant described under "— Certain Covenants — Limitation on Indebtedness" (other than Indebtedness under the Credit Agreement) that is to be secured with any other First Lien Obligation; provided that (i) such Indebtedness has been designated by the Company (with the written consent of the Credit Agreement Agent) in an officers' certificate delivered to the First Lien Agents and Second Lien Agents as "Additional First Lien Debt" for the purposes of the Intercreditor Agreement which certificate shall include a certification by an officer of the Company that such Additional First Lien Debt is Additional First Lien Obligations permitted to be so incurred in accordance with any First Lien Documents and any Second Lien Documents and (ii) any agent, trustee or representative of the holders of the First Lien Obligations related to such Additional First Lien Debt shall have executed a joinder to the Intercreditor Agreement in the form provided therein or such other form that is reasonably acceptable to the First Lien Designated Agent; provided, further that no Indenture Obligations may be designated as Additional First Lien Debt.

          "Additional First Lien Documents" means (a) each Additional First Lien Agreement and each of the other agreements, documents or instruments evidencing, governing or securing any Additional First Lien Obligations and (b) any other related documents or instruments executed and delivered pursuant to any First Lien Document described in clause (a) above; provided, however, for the avoidance of doubt, none of the Credit Agreement Documents shall constitute Additional First Lien Documents.

          "Additional First Lien Obligations" means (i) any Obligations with respect to any Additional First Lien Agreement, (ii) all reimbursement obligations (if any) and interest thereon with respect to any letter of credit or similar instruments issued pursuant to any Additional First Lien Agreement and (iii) all Hedging Obligations, cash management obligations and similar bank product obligations between the Company and/or any of the Guarantors, on the one hand, and any person that was a lender, agent for the lenders or holder of Obligations under any Additional First Lien Agreement at the time the agreement governing such obligations was entered into (or any affiliate of any person that was a lender, agent for the lenders or holder of Obligations under any Additional First Lien Agreement at the time the agreement governing such obligations was entered into), on the other hand, to the extent that such obligations are secured by Liens on the Collateral, and all fees, expenses and other amounts payable from time to time in connection therewith; provided, however, for the avoidance of doubt, none of the Credit Agreement Obligations shall constitute Additional First Lien Obligations.

          "Additional First Lien Secured Parties" means any Additional First Lien Agent, the lenders and letter of credit issuer(s) party to any Additional First Lien Agreement, any other Person holding any Additional First Lien Obligation or to whom any Additional First Lien Obligation is at any time owing.

          "Additional Second Lien Agent" means any agent, trustee or representative of the holders of Additional Second Lien Obligations who (a) is appointed as the Second Lien Agent (for purposes related to the administration of the security documents related thereto) pursuant to a credit agreement or other agreement governing such Additional Second Lien Obligations, together with its successors in such capacity and (b) has become a party to the Intercreditor Agreement either directly or by executing a joinder in the form required under the Intercreditor Agreement or such other form that is reasonably acceptable to the First Lien Designated Agent.

          "Additional Second Lien Agreement" means any Credit Facility evidencing or governing Second Lien Debt (other than any Indenture Document), in each case in respect of which an Additional Second Lien Agent has become a party to the Intercreditor Agreement either directly or by executing a joinder in the form required under the Intercreditor Agreement or such other form that is reasonably acceptable to the First Lien Designated Agent.

          "Additional Second Lien Collateral Documents" means any agreement, document or instrument pursuant to which a Lien is granted by the Company or a Guarantor to secure any Additional Second Lien Obligations or under which rights or remedies with respect to any such Lien are governed.

          "Additional Second Lien Documents" means (a) each Additional Second Lien Agreement and each of the other agreements, documents or instruments evidencing, governing or securing any Additional Second Lien Obligations and (b) any other related documents or instruments executed and delivered pursuant to any Second Lien Document described in clause (a) above; provided, however, for the avoidance of doubt, none of the Indenture Documents shall constitute Additional Second Lien Documents.

          "Additional Second Lien Obligations" means (i) any Obligations with respect to any Additional Second Lien Agreement, (ii) all reimbursement obligations (if any) and interest thereon with respect to any letter of credit or similar instruments issued pursuant to any Additional Second Lien Agreement and (iii) all Hedging Obligations, cash management obligations and similar bank product obligations between the Company and/or any of the Guarantors, on the one hand, and any person that was a lender, agent for the lenders or holder of Obligations under any Additional Second Lien Agreement at the time the agreement governing such obligations was entered into (or any affiliate of any person that was a lender, agent for the lenders or holder of Obligations under any Additional Second Lien Agreement at the time the agreement governing such obligations was entered into), on the other hand, to the extent that such obligations are secured by Liens on the Collateral, and all fees, expenses and other amounts payable from time to time in connection therewith; provided, however, for the avoidance of doubt, none of the Indenture Obligations or First Lien Obligations shall constitute Additional Second Lien Obligations.

          "Additional Second Lien Secured Parties" means any Additional Second Lien Agent, the lenders and letter of credit issuer(s) party to any Additional Second Lien Agreement, any other Person holding any Additional Second Lien Obligation or to whom any Additional Second Lien Obligation is at any time owing.

          "Adjusted Treasury Rate" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after July 15, 2018, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month, except that if the period from the redemption date to July 15, 2018 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third business day immediately preceding the redemption date, plus 0.50%.

          "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

          "Agents" means, collectively, the First Lien Agents and the Second Lien Agents.

          "Applicable Authorized Second Lien Representative" means (i) initially the Largest Second Lien Holder at such time, (ii) thereafter, subject to clause (iii) below, upon the occurrence of a Larger Second Lien Holder Event, the Authorized Second Lien Representative in respect of the Second Lien Obligations with the then largest principal amount outstanding, and (iii) from and after the Non-Controlling Authorized Second Lien Representative Enforcement Date, the Major Non-Controlling Authorized Second Lien Representative.

          "Applicable Premium" means with respect to any Secured Notes at any redemption date, the greater of

  (1)
  1.00% of the principal amount of such Secured Notes; and

  (2)
  the excess of (a) the present value at such redemption date of (i) the redemption price of the Secured Notes on July 15, 2018 as set forth in the table appearing above under the caption

    "— Optional Redemption" plus (ii) all required remaining scheduled interest payments due on such Secured Notes through July 15, 2018 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate as of such redemption date, over (b) the principal amount of such Secured Notes on such redemption date.

          "Asset Acquisition" means:

            (a)     an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary or a transaction pursuant to which the Company or a Restricted Subsidiary merges with or into any other Person and such Person assumes the obligations of the Company or such Restricted Subsidiary, as applicable, as described under "— Consolidation, Merger, Sale of Assets, etc."; or

            (b)     the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person.

          "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition by the Company or any Restricted Subsidiary to any Person other than the Company or a Restricted Subsidiary of:

            (a)     any Capital Stock of any Restricted Subsidiary (other than directors qualifying shares or to the extent required by applicable law);

            (b)     all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or

            (c)     any other properties or assets of the Company or any Restricted Subsidiary,

          other than, in the case of clauses (a), (b) or (c) above,

               (i)  sales, conveyances, transfers, leases or other dispositions of (x) obsolete, damaged or used equipment or (y) other equipment or inventory in the ordinary course of business;

              (ii)  sales, conveyances, transfers, leases or other dispositions of assets in one or a series of related transactions for an aggregate consideration of less than the greater of $75.0 million and 1.0% of Consolidated Net Tangible Assets;

             (iii)  the lease, assignment, license, sublicense or sublease of any real or personal property in the ordinary course of business;

             (iv)  for purposes of the covenant described under "— Certain Covenants — Disposition of Proceeds of Asset Sales" only, (x) a disposition that constitutes a Restricted Payment permitted by the covenant described under "— Certain Covenants — Limitation on Restricted Payments" or a Permitted Investment, (y) a disposition governed by the covenant described under "— Consolidation, Merger, Sale of Assets, etc." and (z) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets in connection with a Securitization Transaction;

               (v)  any exchange of like property pursuant to or intended to qualify under Section 1031 (or any successor section) of the Code, and to be used in a Related Business;

             (vi)  any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or agreement, or necessary or advisable (as determined by the Company in good faith) in order to consummate any acquisition of any Person, business or assets, or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement;

            (vii)  any disposition of Cash Equivalents;

           (viii)  any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

             (ix)  the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable;

               (x)  a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a person (other than a Company or a Restricted Subsidiary) from which such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquires its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition);

             (xi)  the abandonment or other disposition of trademarks, copyrights, patents or other intellectual property that are, in the good faith determination of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its subsidiaries taken as a whole; and

            (xii)  (x) non-exclusive licenses, sublicenses or cross-licenses of intellectual property or other general intangibles; and (y) exclusive licenses, sublicenses or cross-licenses of intellectual property or other general intangibles in the ordinary course of business.

          "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Secured Notes of the applicable series, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capitalized Lease Obligation."

          "Authorized Second Lien Representative" means (i) in the case of any Indenture Obligations or the Notes Secured Parties, the Trustee and (ii) in the case of any Additional Second Lien Obligations, the applicable Additional Second Lien Agent.

          "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing:

               (i)  the sum of the products of:

              (a)     the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness; and

              (b)     the amount of each such principal payment; by

              (ii)  the sum of all such principal payments.

          "Board of Directors" means the board of directors of a company or its equivalent, including managers of a limited liability company, general partners of a partnership or trustees of a business trust, or any duly authorized committee thereof.

          "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person's capital stock or equity participations, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock and, including, without limitation, with respect to partnerships, limited liability companies or business trusts, ownership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, such partnerships, limited liability companies or business trusts.

          "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP; provided, that if GAAP shall change after the Issue Date so that a lease (or other agreement conveying the right to use property) that would not be classified as a capital lease under GAAP as in effect as of the Issue Date would be classified as a capital lease, then the obligations under such lease (or other agreement conveying the right to use any property) shall not be considered to be a Capitalized Lease Obligation.

          "Cash Equivalents" means, at any time:

            (a)     any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof;

            (b)     commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc.;

            (c)     any certificate of deposit (or time deposits represented by such certificates of deposit) or bankers acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500 million;

            (d)     any repurchase agreement entered into with any commercial banking institution of the stature referred to in clause (c) which:

                 (i)  is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c); and

                (ii)  has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder;

            (e)     investments in short-term asset management accounts managed by any bank party to a Credit Facility which are invested in indebtedness of any state or municipality of the United States or of the District of Columbia and which are rated under one of the two highest ratings then obtainable from Standard & Poor's Ratings Group or by Moody's Investors Service, Inc. or investments of the types described in clauses (a) through (d) above; and

            (f)     investments in funds investing primarily in investments of the types described in clauses (a) through (e) above.

          "Change of Control" means the occurrence of any of the following events:

            (a)     any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total Voting Stock of the Company or Holdings (other than, in the case of the Company, Holdings or a wholly owned Subsidiary of Holdings);

            (b)     the Company or Holdings consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its properties and assets as an entirety to any Person (other than (1) with respect to the Company, to

  Holdings, a wholly owned Subsidiary of Holdings or a Subsidiary Guarantor and (2) with respect to Holdings, to a wholly owned Subsidiary of Holdings, the Company or a Subsidiary Guarantor, or any Person that consolidates with, or merges with or into, the Company or Holdings), in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company or Holdings is converted into or exchanged for cash, securities or other property, other than any such transaction involving a merger or consolidation where:

                 (i)  the outstanding Voting Stock of the Company or Holdings is converted into or exchanged for Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation; and

                (ii)  immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Holdings or any wholly owned Subsidiary of Holdings, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; or

            (c)     the Company is liquidated or dissolved or adopts a plan of liquidation.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collateral" means all property and assets in which Liens are from time to time purported to be granted to secure the Indenture Obligations pursuant to the Notes Collateral Documents.

          "Comparable Second Lien Collateral Document" means, in relation to any Collateral subject to any Lien created under any First Lien Collateral Document, those Second Lien Collateral Documents that create a Lien on substantially the same Collateral, granted by the same Grantor.

          "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity most nearly equal to the period from the redemption date to July 15, 2018 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to July 15, 2018.

          "Comparable Treasury Price" means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is given to the Company, Reference Treasury Dealer Quotations for such redemption date.

          "Consolidated Cash Flow Available for Fixed Charges" means, with respect to any Person for any period:

               (i)  the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:

              (a)     Consolidated Net Income;

              (b)     Consolidated Non-cash Charges;

              (c)     Consolidated Interest Expense;

              (d)     Consolidated Income Tax Expense;

              (e)     any fees, expenses or charges related to the Transactions, the RSC Merger Transactions, the National Pump Transactions or to any Equity Offering, Investment, merger, acquisition, disposition, consolidation, recapitalization or the incurrence or repayment of Indebtedness permitted by the Indenture (including any refinancing or amendment of any of the foregoing) (whether or not consummated or incurred);

              (f)     the amount of any restructuring charges or reserves (which shall include retention, severance, systems establishment cost, excess pension charges, contract termination costs, including future lease commitments, costs related to start up, closure, relocation or consolidation of facilities, costs to relocate employees, consulting fees, one time information technology costs, one time branding costs and losses on the sale of excess fleet from closures); provided, however, that the aggregate amount of such charges or reserves added to Consolidated Cash Flow Available for Fixed Charges for any period pursuant to this clause (f) (when taken together with any amounts added pursuant to clause (g) below) will not exceed the greater of 20.0% of Consolidated Cash Flow Available for Fixed Charges of such Person for such period; and

              (g)     the amount of net cost savings and synergies projected by the Company in good faith to be realized (which shall be calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or synergies are reasonably identifiable and supportable, (B) such actions have been taken or are to be taken within 18 months after the date of determination to take such action and (C) the aggregate amount of any cost savings and synergies added pursuant to this clause (g) (when taken together with any amounts added pursuant to clause (f) above) shall not exceed 20.0% of Consolidated Cash Flow Available for Fixed Charges for such period, less

              (ii)  (x) non-cash items increasing Consolidated Net Income and (y) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated Cash Flow Available for Fixed Charges in the most recent Four Quarter Period (as defined below).

          "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating:

            (1)     all intercompany items between the Company and any Restricted Subsidiary; and

            (2)     all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

          "Consolidated Fixed Charge Coverage Ratio" means, with respect to any person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of such person for the Four Quarter Period.

          The Consolidated Fixed Charge Coverage Ratio shall be calculated after giving pro forma effect to:

            (a)     the incurrence of Indebtedness requiring calculation of the Consolidated Fixed Charge Coverage Ratio and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness were incurred at the beginning of the Four Quarter Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the Four Quarter Period during the period from the date of creation of such facility to the date of such calculation);

            (b)     the incurrence, repayment, defeasance, retirement or discharge of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of the Four Quarter Period as if such Indebtedness was incurred, repaid, defeased, retired or discharged at the beginning of the Four Quarter Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the Four Quarter Period or such shorter for which such facility was outstanding (or, if such facility was created after the end of the Four Quarter Period, based upon the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation or such shorter period)); and

            (c)     any Asset Sale or Asset Acquisition occurring since the first day of the Four Quarter Period (including to the date of calculation) as if such acquisition or disposition occurred at the beginning of such Four Quarter Period.

          For purposes of this definition, whenever pro forma effect is to be given to any Investment, acquisition, disposition or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Investment, acquisition, disposition or other transaction that have been or are expected to be realized) shall be as determined in good faith by the chief financial officer or an authorized officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness). If any interest bears, at the option of the Company or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP, subject to the definition of Capitalized Lease Obligation hereunder.

          If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or such Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

          "Consolidated Fixed Charges" means, with respect to any person for any period, the sum of, without duplication, the amounts for such period of:

               (i)  Consolidated Interest Expense; and

              (ii)  the aggregate amount of dividends and other distributions paid in cash during such period in respect of Redeemable Capital Stock of such person and its Restricted Subsidiaries on a consolidated basis.

          "Consolidated Income Tax Expense" means, with respect to any person for any period, the provision for federal, state, local and foreign taxes (whether or not paid, estimated or accrued) based on income, profits or capitalization of such person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" means, with respect to any person for any period, without duplication, the sum of:

               (i)  the interest expense, net of any interest income, of such person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

              (a)     any amortization of debt discount;

              (b)     the net payments made or received under Interest Rate Protection Obligations (including any amortization of discounts);

              (c)     the interest portion of any deferred payment obligation;

              (d)     all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing or similar facilities; and

              (e)     all accrued interest; and

              (ii)  the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, less

             (iii)  to the extent otherwise included in such interest expense referred to in clause (i) above, the amortization or write-off of financing costs, commissions, fees and expenses.

          "Consolidated Net Income" means, with respect to any person, for any period, the consolidated net income (or loss) of such person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication:

               (i)  any extraordinary, unusual or non-recurring gain, loss, expense or charge (including without limitation fees, expenses and charges associated with the RSC Merger Transactions, the National Pump Transactions or any merger, acquisition, disposition or consolidation after March 9, 2012);

              (ii)  (A) the portion of net income of such person and its Restricted Subsidiaries allocable to minority interests in unconsolidated persons or to Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such person or one of its Restricted Subsidiaries and (B) the portion of net loss of such person and its Restricted Subsidiaries allocable to minority interests in unconsolidated persons or to Investments in Unrestricted Subsidiaries shall be included to the extent of the aggregate investment of the Company or any Restricted Subsidiary in such person;

             (iii)  gains or losses in respect of any Asset Sales by such person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;

             (iv)  the net income of any Restricted Subsidiary of such person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to the Secured Notes or Indenture and (z) restrictions in effect on the Issue Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the holders than such restrictions in effect on the Issue Date);

               (v)  any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

              (vi)  the write-off of any issuance costs incurred by the Company in connection with the refinancing or repayment of any Indebtedness;

            (vii)  any net after-tax gain (or loss) attributable to the early repurchase, extinguishment or conversion of Indebtedness, hedging obligations or other derivative instruments (including any premiums paid);

           (viii)  any non-cash income (or loss) related to the recording of the Fair Market Value of any Hedging Obligations;

              (ix)  any unrealized gains or losses in respect of Currency Agreements;

               (x)  (a) any non-cash compensation deduction as a result of any grant of stock or stock-related instruments to employees, officers, directors or members of management and (b) and any cash charges associated with the rollover, acceleration or payout on stock or stock-related instruments by management of Holdings, the Company, or any of their Subsidiaries in connection with the RSC Merger Transactions or the National Pump Transactions;

              (xi)  any income (or loss) from discontinued operations;

             (xii)  any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of any Person denominated in a currency other than the functional currency of such Person;

           (xiii)  to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption; provided that, to the extent included in Consolidated Net Income in a future period, reimbursements with respect to expenses excluded from the calculation of Consolidated Net Income pursuant to this clause (xiii) shall be excluded from Consolidated Net Income in such period up to the amount of such excluded expenses;

            (xiv)  any non-cash charge, expense or other impact attributable to application of the purchase method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase accounting adjustments);

             (xv)  any goodwill or other intangible asset impairment charge;

            (xvi)  effects of fair value adjustments in the merchandise inventory, property and equipment, goodwill, intangible assets, deferred revenue, deferred rent and debt line items in such Person's consolidated financial statements pursuant to GAAP resulting from the application of acquisition accounting in relation to the RSC Merger Transactions, the National Pump Transactions or any consummated acquisition and the amortization or write-off or removal of revenue otherwise recognizable of any amounts thereof, net of taxes, shall be excluded or added back in the case of lost revenue;

           (xvii)  the amount of loss on sale of assets to a Subsidiary in connection with a Securitization Transaction; and

         (xviii)  accruals and reserves established within 12 months after (a) the consummation of the RSC Merger Transactions that were established as a result of the RSC Merger Transactions, (b) the consummation of the National Pump Transactions that are established as a result of the National Pump Transactions and (c) the closing of any acquisition or investment required to be established as a result of such acquisition or investment in accordance with GAAP, or changes as a result of adoption or modification of accounting policies.

          "Consolidated Net Tangible Assets" as of any date of determination, means the total amount of assets (less the sum of goodwill and other intangibles, net) which would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to the acquisition or disposal of any property or assets consummated on or prior to such date and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

            (1)     minority interests in consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary;

            (2)     treasury stock;

            (3)     cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

            (4)     Investments in and assets of Unrestricted Subsidiaries.

          "Consolidated Non-cash Charges" means, with respect to any person for any period, the aggregate depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses of such person and its Restricted Subsidiaries reducing Consolidated Net Income of such person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss).

          "Control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

          "Credit Agreement" means the Amended and Restated Credit Agreement, dated as of October 14, 2011, and as amended by amendments dated as of December 16, 2011 and June 28, 2013, among the Company and certain of its Subsidiaries, as Borrowers, Holdings and certain of its Subsidiaries, as Guarantors, United Rentals of Canada, Inc., as Canadian Borrower, United Rentals Financing Limited Partnership, as specified loan borrower, Bank of America, N.A., as agent, U.S. swingline lender and U.S. letter of credit issuer, Bank of America, N.A. (acting through its Canada branch), as Canadian swingline lender and Canadian letter of credit issuer, Wells Fargo Capital Finance, LLC, as syndication agent, Citigroup Global Markets Inc. and Morgan Stanley Senior Funding, Inc., as co-documentation agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Capital Finance, LLC, Citigroup Global Markets Inc. and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners, and the lenders party thereto, together with the related documents (including any term loans and revolving loans thereunder, any guarantees and any security documents, instruments and agreements executed in connection therewith), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement, indenture or other instrument (and related documents) governing any form of Indebtedness incurred to refinance or replace, in whole or in part, the borrowings and commitments at any time outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or holder of Indebtedness or group of lenders or holders of Indebtedness and whether to the same obligor or different obligors.

          "Credit Agreement Agent" means Bank of America, N.A., as agent under the Credit Agreement, together with its successors and assigns in such capacity (or, in the case of a refinancing or replacement in full of the Credit Agreement, the Person serving at such time as the "Agent", "Administrative Agent", "Collateral Agent" or other similar representative of the lenders under the Credit Agreement, together with its successors and assigns in such capacity); provided, that if the Credit Agreement is refinanced or replaced in full by two or more Credit Agreements, the "Agent", "Administrative Agent", "Collateral Agent" or other similar representative of the lenders under each of the Credit Agreements shall select one Person from amongst themselves to serve as Credit Agreement Agent.

          "Credit Agreement Collateral Documents" means any agreement, document or instrument pursuant to which a Lien is granted by the Company or a Guarantor to secure any Credit Agreement Obligations or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, supplemented or otherwise modified from time to time.

          "Credit Agreement Documents" means (a) the Credit Agreement and each of the other agreements, documents or instruments evidencing, governing or securing any Credit Agreement Obligations (including any Credit Agreement Collateral Document) and (b) any other related documents or instruments executed and delivered pursuant to any Credit Agreement Document described in clause (a) above evidencing, governing or securing any Obligations thereunder, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

          "Credit Agreement Obligations" means (i) any Obligations with respect to the Credit Agreement, (ii) all reimbursement obligations (if any) and interest thereon with respect to any letter of credit or similar instruments issued pursuant to the Credit Agreement and (iii) all Hedging Obligations, cash management obligations and similar bank product obligations (including, without limitation, Designated Bank Product Obligations (as defined in the Credit Agreement)) between the Company and/or any of the Guarantors, on the one hand, and any person that was a lender, agent for the lenders or holder of Obligations under the Credit Agreement at the time the agreement governing such obligations was entered into (or any affiliate of any person that was a lender, agent for the lenders or holder of Obligations under the Credit Agreement at the time the agreement governing such obligations was entered into), on the other hand, to the extent that such obligations are secured by Liens on the Collateral, and all fees, expenses and other amounts payable from time to time in connection therewith.

          "Credit Agreement Secured Parties" means the Credit Agreement Agent, the lenders and letter of credit issuer(s) party to the Credit Agreement and any other Person holding any Credit Agreement Obligation or to whom any Credit Agreement Obligation is at any time owing.

          "Credit Facility" means one or more debt facilities or agreements (including the Credit Agreement and the Indenture), commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, with banks or other institutional lenders or investors providing for, or acting as underwriters of, revolving loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), notes, debentures, letters of credit or the issuance and sale of securities including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith and in each case, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreements, indentures or other instruments (and related documents) governing any form of Indebtedness incurred to refinance or replace, in whole or in part, the borrowings and commitments at any time outstanding or permitted to be outstanding under such facility or agreement or successor facility or agreement whether by the same or any other lender or holder of Indebtedness or group of lenders or holders of Indebtedness and whether the same obligor or different obligors.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

          "Debtor Relief Law" means any provision of the Uniform Commercial Code, any bankruptcy, insolvency or debtor relief law.

          "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Designated Non-cash Consideration" means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officers' certificate which sets forth the Fair Market Value of the non-cash consideration at the time of its receipt and the basis for such valuation.

          "Discharge of Credit Agreement Obligations" means (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any bankruptcy, insolvency or liquidation proceeding, whether or not such interest would be allowed in such bankruptcy, insolvency or liquidation proceeding) and premium, if any, on all indebtedness (including all reimbursement obligations in respect of, if any, letters of credit) outstanding under the Credit Agreement, (b) payment in full in cash of all other Credit Agreement Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal (including reimbursement obligations in respect of, if any, letters of credit), interest and premium, if any, are paid (except for contingent indemnities and cost and reimbursement obligations, in each case, to the extent no claim has been made), (c) termination or collateralization (in accordance with the terms of the Credit Agreement) of, if any, all letters of credit issued under the Credit Agreement, (d) termination or collateralization (if collateralization is acceptable to the relevant bank product provider and, if so, in a manner satisfactory to such bank product provider) of all cash management and other bank products the obligations under or respect to which constitute Credit Agreement Obligations, and, in the case of a termination, payment in full in cash of all unpaid obligations in respect thereof upon such termination, and (e) termination of, if any, all commitments under the Credit Agreement; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other Credit Agreement Obligations that constitute an exchange or replacement for or a refinancing of such Credit Agreement Obligations.

          "Discharge of First Lien Obligations" means (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any bankruptcy, insolvency or liquidation proceeding, whether or not such interest would be allowed in such bankruptcy, insolvency or liquidation proceeding) and premium, if any, on all indebtedness (including all reimbursement obligations in respect of, if any, letters of credit) outstanding under each of the First Lien Documents, (b) payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal (including reimbursement obligations in respect of, if any, letters of credit), interest and premium, if any, are paid (except for contingent indemnities and cost and reimbursement obligations, in each case, to the extent no claim has been made), (c) termination or collateralization (in accordance with the terms of the applicable First Lien Documents) of, if any, all letters of credit issued under any of the First Lien Documents, (d) termination or collateralization (if collateralization is acceptable to the relevant bank product provider and, if so, in a manner satisfactory to such bank product provider) of all cash management and other bank products the obligations under or respect to which constitute First Lien Obligations, and, in the case of a termination, payment in full in cash of all unpaid obligations in respect thereof upon such termination, and (e) termination of, if any, all commitments under all of the First Lien Documents; provided that the

Discharge of First Lien Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other First Lien Obligations that constitute an exchange or replacement for or a refinancing of such First Lien Obligations.

          "Discharge of Second Lien Obligations" means, except to the extent provided in the Intercreditor Agreement, (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any bankruptcy, insolvency or liquidation proceeding, whether or not such interest would be allowed in such bankruptcy, insolvency or liquidation proceeding) and premium, if any, on all indebtedness (including all reimbursement obligations in respect of, if any, letters of credit) outstanding under the Second Lien Documents, (b) payment in full in cash of all other Second Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal (including reimbursement obligations in respect of, if any, letters of credit), interest and premium, if any, are paid (except for contingent indemnities and cost and reimbursement obligations, in each case, to the extent no claim has been made), (c) termination or collateralization (in accordance with the terms of the applicable Second Lien Documents) of, if any, all letters of credit issued by any Second Lien Secured Parties, (d) termination or collateralization (if collateralization is acceptable to the relevant bank product provider and, if so, in a manner satisfactory to such bank product provider) of all cash management and other bank products the obligations under or respect to which constitute Second Lien Obligations, and, in the case of a termination, payment in full in cash of all unpaid obligations in respect thereof upon such termination, and (e) termination of, if any, all commitments under the Second Lien Documents; provided that the Discharge of Second Lien Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other Second Lien Obligations that constitute an exchange or replacement for or a refinancing of such Second Lien Obligations.

          "Disinterested Member of the Board of Directors of the Company" means, with respect to any transaction or series of transactions, a member of the Board of Directors of the Company other than a member who has any material direct or indirect financial interest in or with respect to such transaction or series of transactions or is an Affiliate, or an officer, director or an employee of any Person (other than the Company, Holdings or any Restricted Subsidiary) who has any direct or indirect financial interest in or with respect to such transaction or series of transactions.

          "Domestic Restricted Subsidiary" means any Restricted Subsidiary other than a Foreign Subsidiary.

          "Equipment Securitization Transaction" means any sale, assignment, pledge or other transfer (a) by the Company or any Subsidiary of the Company of rental fleet equipment, (b) by any ES Special Purpose Vehicle of leases or rental agreements between the Company and/or any Subsidiary of the Company, as lessee, on the one hand, and such ES Special Purpose Vehicle, as lessor, on the other hand, relating to such rental fleet equipment and lease receivables arising under such leases and rental agreements and (c) by the Company or any Subsidiary of the Company of any interest in any of the foregoing, together in each case with (i) any and all proceeds thereof (including all collections relating thereto, all payments and other rights under insurance policies or warranties relating thereto, all disposition proceeds received upon a sale thereof, and all rights under manufacturers' repurchase programs or guaranteed depreciation programs relating thereto), (ii) any collection or deposit account relating thereto and (iii) any collateral, guarantees, credit enhancement or other property or claims supporting or securing payment on, or otherwise relating to, any such leases, rental agreements or lease receivables.

          "Equity Offering" means a private or public sale for cash after the Issue Date by (1) the Company of its common Capital Stock (other than Redeemable Capital Stock and other than to a Subsidiary of the Company) or (2) Holdings of its Capital Stock (other than to the Company or a Subsidiary of the Company) to the extent that the net proceeds therefrom are contributed to the common equity capital of the Company.

          "ES Special Purpose Vehicle" means a trust, bankruptcy remote entity or other special purpose entity which is a Subsidiary of the Company or Holdings (or, if not a Subsidiary of the Company or

Holdings, the common equity of which is wholly owned, directly or indirectly, by the Company or Holdings) and which is formed for the purpose of, and engages in no material business other than, acting as a lessor, issuer or depositor in an Equipment Securitization Transaction (and, in connection therewith, owning the rental fleet equipment, leases, rental agreements, lease receivables, rights to payment and other interests, rights and assets described in the definition of Equipment Securitization Transaction, and pledging or transferring any of the foregoing or interests therein).

          "Event of Default" has the meaning set forth under "— Events of Default" herein.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

          "Existing Securitization Facility" means the receivables facility established pursuant to the Third Amended and Restated Receivables Purchase Agreement, dated as of September 24, 2012, among United Rentals Receivables LLC II, as seller, Holdings, as collection agent, Liberty Street Funding LLC, as a purchaser, Gotham Funding Corporation, as a purchaser, PNC Bank, National Association, as purchaser agent for itself and as a bank, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as a purchaser agent and as a bank, SunTrust Bank, as a purchaser agent for itself and as a bank, and The Bank of Nova Scotia, as administrative agent, as a bank and as a purchaser agent, as amended, modified or supplemented from time to time, and the other Transaction Documents under and as defined therein.

          "Existing Trustee" means Wells Fargo Bank, National Association, in its capacity as trustee under the indenture for the Existing Senior Secured Notes and its successors and assigns in such capacity.

          "Fair Market Value" means, with respect to any asset, the fair market value of such asset as determined by the Board of Directors of the Company in good faith, whose determination shall be conclusive and, in the case of assets with a Fair Market Value in excess of $200.0 million, evidenced by a resolution of the Board of Directors of the Company.

          "First Lien Agents" means, collectively, the Credit Agreement Agent and each Additional First Lien Agent.

          "First Lien Collateral Documents" means, collectively, the Credit Agreement Collateral Documents and the Additional First Lien Collateral Documents.

          "First Lien Designated Agent" means (i) at all times prior to the Discharge of Credit Agreement Obligations, the Credit Agreement Agent and (ii) on and after the Discharge of Credit Agreement Obligations, such agent or trustee as is designated "First Lien Designated Agent" by the First Lien Secured Parties holding a majority in principal amount of the First Lien Obligations then outstanding.

          "First Lien Documents" means, collectively, the Credit Agreement Documents and the Additional First Lien Documents.

          "First Lien Obligations" means, collectively, the Credit Agreement Obligations and the Additional First Lien Obligations; provided that no Indenture Obligations may be First Lien Obligations.

          "First Lien Secured Parties" means, collectively, the Credit Agreement Secured Parties and the Additional First Lien Secured Parties.

          "Foreign Subsidiary" means any Restricted Subsidiary not created or organized under the laws of the United States or any state thereof or the District of Columbia.

          "Foreign Subsidiary Holding Company" means any Subsidiary the primary assets of which consist of Capital Stock in (i) one or more Foreign Subsidiaries or (ii) one or more Foreign Subsidiary Holding Companies.

          "Fuel Hedging Agreement" means any forward contract, swap, option, hedge or other similar financial agreement designed to protect against fluctuations in fuel prices.

          "GAAP" means generally accepted accounting principles set forth in the Financial Accounting Standards Board codification (or by agencies or entities with similar functions of comparable stature and authority within the U.S. accounting profession) or in rules or interpretative releases of the SEC applicable to SEC registrants; provided that (a) if at any time the SEC permits or requires U.S. domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Company may irrevocably elect by written notice to the Trustee to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (i) IFRS for periods beginning on and after the date of such notice or a later date as specified in such notice as in effect on such date and (ii) for prior periods, GAAP as defined in the first sentence of this definition and (b) GAAP is determined as of the date of any calculation or determination required hereunder; provided that (x) the Company, on any date, may, by providing notice thereof to the Trustee, elect to establish that GAAP shall mean GAAP as in effect on such date and (y) any such election, once made, shall be irrevocable. The Company shall give notice of any such election to the Trustee and the holders of the Secured Notes.

          "guarantee" means, as applied to any obligation:

               (i)  a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation; and

              (ii)  an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts available to be drawn down under letters of credit of another person.

          The term "guarantee" used as a verb has a corresponding meaning.

          "Guarantor" means Holdings and each Subsidiary Guarantor.

          "Guaranty Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company's obligations with respect to the Secured Notes on the terms provided for in the Indenture.

          "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Protection Agreement, Currency Agreement or Fuel Hedging Agreement.

          "Holdings" means United Rentals, Inc., a Delaware corporation, and any permitted successor or assign.

          "IFRS" means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board or any successor to such Board, or the SEC, as the case may be), as in effect from time to time.

          "Indebtedness" means, with respect to any person, without duplication:

            (a)     the principal amount of all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit, banker's acceptance or other similar credit transaction;

            (b)     the principal amount of all obligations of such person evidenced by bonds, notes, debentures or other similar instruments;

            (c)     all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business;

            (d)     all Capitalized Lease Obligations of such person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such person;

            (e)     all Indebtedness referred to in the preceding clauses of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset (as determined in good faith by the Company) or the amount of the obligation so secured);

            (f)     all guarantees of Indebtedness referred to in this definition by such Person;

            (g)     all Redeemable Capital Stock of such Person (which shall be valued at the greater of its voluntary or involuntary maximum fixed repurchase price (as defined below) excluding accrued dividends);

            (h)     all obligations under or in respect of Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time); and

            (i)      any amendment, supplement, modification, deferral, renewal, extension, refinancing or refunding of any liability of the types referred to in clauses (a) through (h) above;

provided, however, that Indebtedness shall not include:

            (x)     any holdback or escrow of the purchase price of property, services, businesses or assets; or

            (y)     any contingent payment obligations incurred in connection with the acquisition of assets or businesses, which are contingent on the performance of the assets or businesses so acquired.

          For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.

          "Indenture Documents" means (a) the Indenture, the Secured Notes, the guarantees thereof, the Notes Collateral Documents and each of the other agreements, documents or instruments evidencing or governing any Indenture Obligations and (b) any other related documents or instruments executed and delivered pursuant to any Indenture Document described in clause (a) above evidencing or governing any Obligations thereunder, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

          "Indenture Obligations" means all Obligations in respect of the Secured Notes or arising under the Indenture Documents or any of them. Indenture Obligations shall include all interest accrued (or which would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement of an insolvency or liquidation proceeding in accordance with and at the rate specified in the relevant Indenture Document whether or not the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding (including all amounts accruing on or after the commencement of an insolvency proceeding, or that would have accrued or become due but for the effect of an insolvency proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such insolvency proceeding).

          "Intercreditor Agreement" means the Intercreditor Agreement, dated as of March 9, 2012, among the Notes Collateral Agent, the Existing Trustee and the Credit Agreement Agent, as amended or supplemented from time to time, including as contemplated under "— Security".

          "Interest Rate Protection Agreement" means, with respect to any person, any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

          "Interest Rate Protection Obligations" means the obligations of any person pursuant to any Interest Rate Protection Agreements.

          "Investment" means, with respect to any Person, any loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to any other Person (by means of any transfer of cash or other property or any payment for property or services for consideration of Indebtedness or Capital Stock of any other Person), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of indebtedness issued by any other Person. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company's option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided that to the extent that the amount of Restricted Payments outstanding at any time is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to the first paragraph of the covenant described under "— Certain Covenants — Limitation on Restricted Payments."

          "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB– (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

          "Issue Date" means                          , 2015.

          "Larger Second Lien Holder Event" means as of any date of determination, the date when the applicable Second Lien Obligations held by the Largest Second Lien Holder, as the case may be, on such date ceases to represent the largest principal amount outstanding of any then outstanding Second Lien Obligations represented by any Authorized Second Lien Representative.

          "Largest Second Lien Holder" means initially, the Trustee, and from time to time thereafter, the Authorized Second Lien Representative in respect of the Second Lien Obligations representing the largest principal amount outstanding of any then outstanding Second Lien Obligations represented by any Authorized Second Lien Representative, as certified by the Company to the Notes Collateral Agent in an officers' certificate.

          "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

          "Major Non-Controlling Authorized Second Lien Representative" means following a Non-Controlling Authorized Second Lien Representative Enforcement Date, the Authorized Second Lien Representative in respect of the Second Lien Obligations with the then second largest principal amount outstanding.

          "Maturity Date" means July 15, 2023.

          "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

          "National Pump Acquisition" means the acquisition of assets contemplated by the Asset Purchase Agreement, effective as of March 7, 2014, by and among the Company, United Rentals of Canada, Inc., LD Services, LLC, National Pump & Compressor Ltd., Canadian Pump & Compressor, Ltd., Gulfco Industrial Equipment, L.P. and the Owners named therein, as amended from time to time.

          "National Pump Transactions" means (a) the National Pump Acquisition, (b) the issuance of debt securities in connection with the National Pump Acquisition and (c) any other transactions contemplated in connection with the National Pump Acquisition and any other financing transactions in connection with the National Pump Acquisition.

          "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) net of:

               (i)  brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers, recording fees, transfer fees and appraisers' fees) related to such Asset Sale;

              (ii)  provisions for all taxes payable as a result of such Asset Sale;

             (iii)  amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary of the Company) owning a beneficial interest in the assets subject to the Asset Sale;

             (iv)  payments made to retire Indebtedness which is secured by any assets subject to such Asset Sale (in accordance with the terms of any Lien upon such assets) or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds of such Asset Sale;

               (v)  the amount of any liability or obligations in respect of appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary of the Company, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee; and

             (vi)  the amount of any purchase price or similar adjustment claimed, owed or otherwise paid or payable by the Company or a Restricted Subsidiary in respect to such Asset Sale.

          "Non-Controlling Authorized Second Lien Representative" means at any time, any Authorized Second Lien Representative that is not the Applicable Authorized Second Lien Representative at such time.

          "Non-Controlling Authorized Second Lien Representative Enforcement Date" means, the date that is 90 days (throughout which 90-day period the Major Non-Controlling Authorized Second Lien Representative was not the Applicable Authorized Second Lien Representative) after the occurrence of (a) an

"Event of Default" under and as defined in the terms of the relevant Indebtedness and (b) the Notes Collateral Agent's and each other Authorized Second Lien Representative's receipt of written notice from such Major Non-Controlling Authorized Second Lien Representative certifying that (i) such Authorized Second Lien Representative is the Major Non-Controlling Authorized Second Lien Representative and that an "Event of Default", with respect to such Indebtedness, has occurred and is continuing and (ii) that such Indebtedness is currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of such Indebtedness; provided that the Non-Controlling Authorized Second Lien Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Collateral (1) at any time the Applicable Authorized Second Lien Representative has directed the Notes Collateral Agent to commence and is pursuing any enforcement action with respect to such Collateral with reasonable diligence in light of the then existing circumstances or (2) at any time a Grantor that has granted a security interest in such Collateral is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding.

          "Notes Collateral Documents" means the Notes Security Agreement, the Notes Intellectual Property Security Agreement and any other intellectual property agreement, any other agreement, document or instrument pursuant to which a Lien is granted by the Company or a Guarantor to secure any Indenture Obligations or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, supplemented or otherwise modified from time to time.

          "Notes Intellectual Property Security Agreement" means the Intellectual Property Security Agreement, dated as of July 23, 2012, among the Company and the Guarantors in favor of the Notes Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

          "Notes Security Agreement" means the Security Agreement, dated as of July 23, 2012, among the Company and the Guarantors in favor of the Notes Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

          "Obligations" means, with respect to any Indebtedness, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees of such Indebtedness (or of Obligations in respect thereof), other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

          "Permitted Investments" means any of the following:

               (i)  Investments in the Company or in a Restricted Subsidiary;

              (ii)  Investments in another Person, if as a result of such Investment:

              (A)    such other Person becomes a Restricted Subsidiary; or

              (B)     such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary;

             (iii)  Investments representing Capital Stock, obligations or securities issued to the Company or any of its Restricted Subsidiaries received in settlement of claims against any other person or a reorganization or similar arrangement of any debtor of the Company or such Restricted Subsidiary, including upon the bankruptcy or insolvency of such debtor, or as a result of foreclosure, perfection or enforcement of any Lien;

             (iv)  Investments in Hedging Obligations entered into by the Company or any of its Subsidiaries in connection with the operations of the business of the Company or its Restricted Subsidiaries and not for speculative purposes;

               (v)  Investments in any Indebtedness of the Company or its Subsidiaries (with respect to Subordinated Indebtedness, to the extent otherwise permitted under the Indenture);

             (vi)  Investments in Cash Equivalents;

            (vii)  Investments in receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business;

           (viii)  Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses, in any case, in the ordinary course of business and otherwise in accordance with the Indenture;

             (ix)  Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under "— Certain Covenants — Disposition of Proceeds of Asset Sales" to the extent such Investments are non-cash proceeds as permitted under such covenant;

               (x)  advances to employees or officers of the Company in the ordinary course of business and additional loans to employees or officers in an aggregate amount, together with all other Permitted Investments made pursuant to this clause (x), at any time outstanding not to exceed $25.0 million;

             (xi)  any Investment to the extent that the consideration therefor is Capital Stock (other than Redeemable Capital Stock) of the Company;

            (xii)  guarantees (including guarantees of the Secured Notes and the Senior Notes) of Indebtedness permitted to be incurred under the "— Certain Covenants — Limitation on Indebtedness" covenant;

           (xiii)  any acquisition of assets to the extent made in exchange for the issuance of Capital Stock (other than Redeemable Capital Stock) of Holdings or the Company;

           (xiv)  Investments in securities or other Investments received in settlement of debts created in the ordinary course of business and owing to, or of other claims asserted by, the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

             (xv)  Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date;

           (xvi)  Investments in pledges or deposits with respect to leases or utilities provided to third parties;

          (xvii)  any transaction to the extent that it constitutes an Investment that is permitted by and made in accordance with the second paragraph of the "— Certain Covenants — Limitation on Transactions with Affiliates" covenant, except those transactions permitted by clauses (ii), (iv), (viii) and (ix) of such paragraph;

         (xviii)  Investments relating to a Subsidiary in connection with a Receivables Securitization Transaction that, in the good faith determination of the Company, are necessary or advisable to effect any Receivables Securitization Transaction;

            (xix)  Investments in (w) Unrestricted Subsidiaries, (x) Similar Businesses, (y) less than all the business or assets of, or stock or other evidences of beneficial ownership of, any Person, or (z) any joint venture or similar arrangement, provided, however, that the aggregate amount of all Investments outstanding and made pursuant to this clause (xix) shall not exceed the greater of $575.0 million and 7.5% of Consolidated Net Tangible Assets at any one time; and

             (xx)  other Investments; provided that at the time any such Investment is made pursuant to this clause (xx), the amount of such Investment, together with all other Investments made pursuant to this clause (xx), does not exceed the greater of $765.0 million and 10.0% of Consolidated Net Tangible Assets; provided that, if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed to have been made pursuant to clause (i) or (ii) of the definition of "Permitted Investments."

          "Permitted Liens" means:

            (a)     any Lien existing as of the Issue Date;

            (b)     Liens securing Indebtedness permitted under the provisions described in clause (a) of paragraph (2) of the covenant described under "— Certain Covenants — Limitation on Indebtedness"; provided, that such Indebtedness has been designated as "First Lien Obligations" or "Second Lien Obligations" under the Intercreditor Agreement; provided, further, that no Indenture Obligations may be First Lien Obligations;

            (c)     any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary, if such Lien does not attach to any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Lien prior to such incurrence (plus improvements, accessions, proceeds or dividends or distributions in respect thereof);

            (d)     Liens in favor of the Company or a Restricted Subsidiary;

            (e)     Liens on and pledges of the assets or Capital Stock of any Unrestricted Subsidiary securing any Indebtedness or other obligations of such Unrestricted Subsidiary and Liens on the Capital Stock or assets of Foreign Subsidiaries securing Indebtedness permitted under the provisions described in clause (j) of paragraph (2) of the covenant described under "— Certain Covenants — Limitation on Indebtedness";

            (f)     Liens for taxes not delinquent or statutory Liens for taxes, the nonpayment of which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries or that are being contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

            (g)     statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent for a period of more than 60 days or being contested in good faith and by appropriate proceedings;

            (h)     Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government or other contracts, performance and return-of-money bonds and other similar obligations (in each case, exclusive of obligations for the payment of borrowed money);

            (i)      (A) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar agreements relating thereto and (B) any condemnation or eminent domain proceedings affecting any real property;

            (j)      judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review or appeal of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

            (k)     easements, rights-of-way, zoning restrictions, utility agreements, covenants, restrictions and other similar charges, encumbrances or title defects or leases or subleases granted to others, in respect of real property not interfering in the aggregate in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

            (l)      any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

            (m)    Liens securing Indebtedness incurred pursuant to clause (h) of paragraph (2) of the covenant described under "— Certain Covenants — Limitation on Indebtedness";

            (n)     Liens securing Indebtedness incurred pursuant to clause (d) of paragraph (2) of the covenant described under "— Certain Covenants — Limitation on Indebtedness" to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of the Company or any Restricted Subsidiary; provided, however, that the Lien may not extend to any other property owned by the Company or any Restricted Subsidiary at the time the Lien is incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

            (o)     Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

            (p)     Liens securing refinancing Indebtedness permitted under clause (i) of paragraph (2) of the covenant described under "— Certain Covenants — Limitation on Indebtedness," provided that such Liens do not exceed the Liens replaced in connection with such refinanced Indebtedness or as provided for under the terms of the Indebtedness being replaced;

            (q)     Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

            (r)      Liens securing (i) Hedging Obligations, in each case which relate to Indebtedness that is secured by Liens otherwise permitted under the Indenture and (ii) First Lien Obligations (other than Hedging Obligations) of the type specified in clause (iii) of the definition of "Credit Agreement Obligations", "Additional First Lien Obligations" or "Additional Second Lien Obligations";

            (s)     customary Liens on assets of a Special Purpose Vehicle arising in connection with a Securitization Transaction;

            (t)      any interest or title of a lessor, sublessor, licensee or licensor under any lease, sublease, sublicense or license agreement not prohibited by the Indenture;

            (u)     Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with an acquisition permitted under the terms of the Indenture;

            (v)     Liens on cash set aside at the time of the incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;

            (w)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

            (x)     any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

            (y)     Liens on insurance proceeds or unearned premiums incurred in the ordinary course of business in connection with the financing of insurance premiums;

            (z)     Liens created in favor of the Trustee for the Secured Notes as provided in the Indenture;

            (aa)   Liens arising by operation of law in the ordinary course of business;

            (bb)   Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

            (cc)   Liens relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business;

            (dd)   Liens incurred by the Company or any Restricted Subsidiary; provided that at the time any such Lien is incurred, the obligations secured by such Lien, when added to all other obligations secured by Liens incurred pursuant to this clause (dd), shall not exceed the greater of $765.0 million and 10.0% of Consolidated Net Tangible Assets; and

            (ee)   Liens securing Indebtedness incurred in compliance with the covenant described under "— Certain Covenants — Limitation on Indebtedness," provided that on the date of the incurrence of such Indebtedness after giving effect to such incurrence (or on the date of the initial borrowing of such Indebtedness after giving pro forma effect to the incurrence of the entire committed amount of such Indebtedness, in which case such committed amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this clause), no Default or Event of Default shall have occurred and be continuing and the Senior Secured Indebtedness Leverage Ratio shall not exceed 3.50:1.00.

          For purposes of determining compliance with this definition, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category), (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Company shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, and (z) in the event that a portion of Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (ee) above (giving effect to the incurrence of such portion of such Indebtedness), the Company, in its sole discretion, may classify such portion of such Indebtedness (and any Obligations in respect thereof) as having been secured pursuant to clause (ee) above and thereafter the remainder of such Indebtedness as having been secured pursuant to one or more of the other clauses of this definition.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Preferred Stock," as applied to any person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over shares of Capital Stock of any other class of such person.

          "Purchase Money Obligations" means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital

Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any person owning such property or assets, or otherwise; provided that such Indebtedness is incurred within 180 days after such acquisition.

          "Quotation Agent" means a Reference Treasury Dealer selected by the Company.

          "Rating Agencies" mean Moody's and S&P or if Moody's or S&P or both shall not make a rating on the Secured Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody's or S&P or both, as the case may be.

          "Receivables Securitization Transaction" means any sale, discount, assignment or other transfer by the Company or any Subsidiary of the Company of accounts receivable, lease receivables or other payment obligations owing to the Company or such Subsidiary of the Company or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit account related thereto, and any collateral, guarantees or other property or claims supporting or securing payment by the obligor thereon of, or otherwise related to, or subject to leases giving rise to, any such receivables.

          "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Maturity Date or is redeemable at the option of the holder thereof at any time prior to the Maturity Date, or is convertible into or exchangeable for debt securities at any time prior to the Maturity Date; provided, however, that Capital Stock will not constitute Redeemable Capital Stock solely because the holders thereof have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" or an "asset sale."

          "Reference Treasury Dealer" means each of three nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

          "Reference Treasury Dealer Quotations" means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day immediately preceding such redemption date.

          "Related Business" means any business in which the Company or any of the Restricted Subsidiaries was engaged on the Issue Date and any business, related, complementary, ancillary or incidental to such business or extensions, developments or expansions thereof.

          "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

          "RS Special Purpose Vehicle" means a trust, bankruptcy remote entity or other special purpose entity which is a Subsidiary of the Company or Holdings (or, if not a Subsidiary of the Company or Holdings, the common equity of which is wholly owned, directly or indirectly, by the Company or Holdings) and which is formed for the purpose of, and engages in no material business other than, acting as an issuer or a depositor in a Receivables Securitization Transaction (and, in connection therewith, owning accounts receivable, lease receivables, other rights to payment, leases and related assets and pledging or transferring any of the foregoing or interests therein).

          "RSC Merger" means the merger of RSC Holdings Inc. with and into Holdings, as effected on and subsequent to April 30, 2012.

          "RSC Merger Transactions" means the transactions necessary to effect the RSC Merger, including (a) the RSC Merger, (b) the merger of all of the U.S. Subsidiaries of RSC Holdings Inc. and their successors in interest into one or more Subsidiaries of Holdings, (c) the mergers of one or more U.S. Subsidiaries of Holdings into one or more other U.S. Subsidiaries of Holdings, (d) the merger, amalgamation, consolidation and/or liquidation of RSC Holdings Inc.'s Foreign Subsidiaries into one or more Foreign Subsidiaries of the Company, (e) the issuance of debt securities and borrowings under the Credit Agreement in connection with the RSC Merger, (f) the amendment and increase of the Credit Agreement in connection with the RSC Merger, (g) the amendment and refinancing of the Existing Securitization Facility in connection with the RSC Merger and (h) any other transactions contemplated in connection with the RSC Merger and any other financing transactions in connection with the RSC Merger.

          "S&P" means Standard & Poor's Ratings Services and any successor to its rating agency business.

          "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a person and the Company or a Restricted Subsidiary leases it from such person.

          "SEC" means the Securities and Exchange Commission.

          "Second Lien Agents" means, collectively, the Notes Collateral Agent and each Additional Second Lien Agent.

          "Second Lien Collateral Documents" means, collectively, the Notes Collateral Documents and the Additional Second Lien Collateral Documents.

          "Second Lien Debt" means Indebtedness incurred pursuant to clause (a) of paragraph (2) of the covenant described under "— Certain Covenants — Limitation on Indebtedness" that is to be equally and ratably secured with any other Second Lien Obligation; provided that (i) such Indebtedness has been designated by the Company in an officers' certificate delivered to the First Lien Agents and Second Lien Agents as "Second Lien Debt" for the purposes of the Intercreditor Agreement which certificate shall include a certification by an officer of the Company that such Additional Second Lien Obligations are Additional Second Lien Obligations permitted to be so incurred in accordance with any First Lien Documents and any Second Lien Documents and (ii) any agent, trustee or representative of the holders of the Second Lien Obligations related to such Second Lien Debt shall have executed a joinder to the Notes Collateral Documents and the Intercreditor Agreement in the respective forms provided therein or such other form that is reasonably acceptable to the First Lien Designated Agent.

          "Second Lien Documents" means, collectively, the Indenture Documents and the Additional Second Lien Documents.

          "Second Lien Obligations" means, collectively, the Indenture Obligations and the Additional Second Lien Obligations.

          "Second Lien Secured Parties" means, collectively, the Notes Secured Parties and the Additional Second Lien Secured Parties.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securitization Transaction" means an Equipment Securitization Transaction or a Receivables Securitization Transaction.

          "Senior Indebtedness Leverage Ratio" means, with respect to any Person, on any date of determination, a ratio (i) the numerator of which is the aggregate principal amount (or accreted value, as the case may be) of Indebtedness (excluding any Subordinated Indebtedness) of such Person and its Restricted Subsidiaries on a consolidated basis outstanding on such date, less the amount of cash and Cash Equivalents that would be stated on the consolidated balance sheet of such Person and held by such Person or its Restricted Subsidiaries, as determined in accordance with GAAP, as of the date of determination, (ii) and the denominator of which is the Consolidated Cash Flow Available for Fixed Charges of

such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of such calculation, in each case calculated with the pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

          "Senior Notes" means up to $800 million principal amount of Senior Notes due 2025, which are expected to be issued on the Issue Date concurrently with the Secured Notes.

          "Senior Secured Indebtedness Leverage Ratio" means, with respect to any Person, on any date of determination, a ratio (i) the numerator of which is the aggregate principal amount (or accreted value, as the case may be) of Indebtedness that is secured by a Lien of such Person and its Restricted Subsidiaries on a consolidated basis outstanding on such date, less the amount of cash and Cash Equivalents that would be stated on the consolidated balance sheet of such Person and held by such Person or its Restricted Subsidiaries, as determined in accordance with GAAP, as of the date of determination, and (ii) the denominator of which is the Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of such calculation, in each case calculated with the pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

          "Significant Subsidiary" of any person means a Restricted Subsidiary of such person which would be a significant subsidiary of such person as determined in accordance with the definition in Rule 1-02(w) of Article 1 of Regulation S-X promulgated by the SEC and as in effect on the Issue Date.

          "Similar Business" means any businesses conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date and any other activities that are similar, ancillary or reasonably related to, or a reasonable extension, expansion or development of such business or ancillary thereto.

          "Special Purpose Vehicle" means an ES Special Purpose Vehicle or an RS Special Purpose Vehicle.

          "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any of its Restricted Subsidiaries that are reasonably customary in a Securitization Transaction.

          "Stated Maturity" means, when used with respect to any Secured Note or any installment of interest thereon, the date specified in such Secured Note as the fixed date on which the principal of such Secured Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

          "Subordinated Indebtedness" means, with respect to a person, Indebtedness of such person (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to the Secured Notes or a guarantee of the Secured Notes by such person, as the case may be, pursuant to a written agreement to that effect.

          "Subsidiary" means, with respect to any person:

               (i)  a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries thereof; and

              (ii)  any other person (other than a corporation), including, without limitation, a partnership, limited liability company, business trust or joint venture, in which such person, one or more Subsidiaries thereof or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has a majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other person performing similar functions).

          For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

          "Subsidiary Guarantors" means each of the Company's Domestic Restricted Subsidiaries that executes a subsidiary guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

          "Total Indebtedness Leverage Ratio" means, with respect to any Person, on any date of determination, a ratio (i) the numerator of which is the aggregate principal amount (or accreted value, as the case may be) of Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis outstanding on such date, less the amount of cash and Cash Equivalents that would be stated on the consolidated balance sheet of such Person and held by such Person or its Restricted Subsidiaries, as determined in accordance with GAAP, as of the date of determination, (ii) and the denominator of which is the Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of such calculation, in each case calculated with the pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

          "Transactions" means the issuance of the Secured Notes, the Secured Guarantees and the Senior Notes and related guarantees.

          "Unrestricted Subsidiary" means (a) United Rentals Receivables LLC II and any other Special Purpose Vehicles and (b) each Subsidiary of the Company designated as such pursuant to and in compliance with the covenant described under "— Certain Covenants — Limitation on Designations of Unrestricted Subsidiaries" and each Subsidiary of such Unrestricted Subsidiary.

          "U.S. Government Obligations" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of that is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

          "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

          "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of the Company of which 100% of the outstanding Capital Stock is owned by the Company or another Wholly Owned Restricted Subsidiary of the Company. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

DESCRIPTION OF THE SENIOR NOTES

          We will issue the                      % Senior Notes due 2025 (the "Senior Notes") under an indenture (the "Indenture"), dated as of March     , 2015, among us, the Guarantors and Wells Fargo Bank, National Association, as trustee (the "Trustee").

          The terms of the Senior Notes will include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following description is a summary of the material provisions of the Senior Notes and the Indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all of the provisions of the Senior Notes and the Indenture, including the definitions of certain terms used in the Indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Senior Notes. Copies of the Indenture are available as set forth below under "— Additional Information."

          Certain terms used in this description are defined under the caption "— Certain Definitions." Defined terms used in this description but not defined under "— Certain Definitions" will have the meanings assigned to them in the Indenture. Unless the context otherwise requires, references to "Senior Notes" include the Senior Notes offered hereby and any Additional Senior Notes (as defined below). In this description, the words "Company," "we" and "our" refer only to United Rentals (North America), Inc. and not to any of its subsidiaries.

Brief Description of the Senior Notes

          The Senior Notes will be:

  •
  general unsecured obligations of the Company;

  •
  pari passu in right of payment with all existing and future senior Indebtedness of the Company, including the Secured Notes;

  •
  effectively junior to all of the Company's existing and future secured Indebtedness to the extent of the value of the collateral securing such Indebtedness;

  •
  senior in right of payment to any existing and future Subordinated Indebtedness of the Company; and

  •
  guaranteed by Holdings and the Subsidiary Guarantors.

          The Company's Subsidiaries, with limited exceptions, are "Restricted Subsidiaries." As of and for the year ended December 31, 2014, the Unrestricted Subsidiaries represented 6% of Holdings' total assets and had no revenue. Under the circumstances described below under the captions "— Certain Covenants — Limitation on Designations of Unrestricted Subsidiaries" and "— Certain Covenants — Limitation on Restricted Payments," the Company will be permitted to designate certain of its other Subsidiaries as "Unrestricted Subsidiaries" The Company's Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. The Company's Unrestricted Subsidiaries will not guarantee the Senior Notes.

          As of December 31, 2014, on an as adjusted basis, after giving effect to (A) the issuance of the Senior Notes and the guarantees (the "Guarantees") and (B) the issuance of the Secured Notes and related guarantees (the "Secured Guarantees"), and the assumed application of the net proceeds therefrom as described under "Use of Proceeds," the Senior Notes would have ranked (1) equally in right of payment with $4.5 billion principal amount of our other senior unsecured obligations, comprised of $750 million principal amount of 7 3/8% Senior Notes due 2020, $650 million principal amount of 8 1/4% Senior Notes due 2021, $1,325 million principal amount of 7 5/8% Senior Notes due 2022, $925 million principal amount of the 6 1/8 Senior Notes due 2023 and $850 million principal amount of 5 3/4% Senior Notes due 2024; (2) effectively junior to approximately $2.2 billion of our secured obligations, comprised of (i) $993 million of our outstanding borrowings under the Credit Agreement (excluding $1,138 million of additional borrowing capacity), (ii) $1.0 billion principal amount of the Secured Notes, (iii) our guarantee obligations in respect of $119 million of the outstanding borrowings of our Subsidiary Guarantors under the Credit Agreement, (iv) $88 million in capital leases and (iv) our guarantee obligations in respect of $11 million of capital leases of our Subsidiary Guarantors; and (3) effectively junior to (i) $548 million of indebtedness of our special purpose vehicle in connection with the Existing Securitization Facility and (ii) $6 million of capital leases of our Subsidiaries that are not Guarantors. Most of our U.S. receivable assets have been sold to our special purpose vehicle in connection with our Existing Securitization Facility (the accounts receivable in the collateral pool being the lenders' only source of payment under that facility). See "Capitalization."

Principal, Maturity and Interest

          The Company will issue the Senior Notes in this offering in an aggregate principal amount of $800 million. The Senior Notes will mature on July 15, 2015. Subject to its compliance with the covenant described under the caption "— Certain Covenants — Limitation on Indebtedness," the Company will be permitted to issue additional Senior Notes under the Indenture governing the Senior Notes (the "Additional Senior Notes"). The Senior Notes offered hereby and any Additional Senior Notes will rank equally and be treated as a single class for all purposes of the Indenture governing the Senior Notes, including waivers, amendments, redemptions and offers to purchase. Interest on the Senior Notes will accrue at the rate of             % per annum and will be payable semiannually in arrears on January 15 and July 15 of each year, to the holders of record of Senior Notes at the close of business on January 1 and July 1, respectively, immediately preceding such interest payment date. The first interest payment with respect to the Senior Notes will be July 15, 2015.

          Interest on the Senior Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the Indenture. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          The Senior Notes will be issued only in registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Principal of, premium, if any, and interest on the Senior Notes will be payable, and the Senior Notes will be transferable, at the designated corporate trust office or agency of the Trustee in the City of New York maintained for such purposes. In addition, interest may be paid at the option of the Company by check mailed to the person entitled thereto as shown on the security register. No service charge will be made for any transfer, exchange or redemption of Senior Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

          Initial settlement for the Senior Notes will be made in same-day funds. The Senior Notes are expected to trade in the Same-Day Funds Settlement System of The Depository Trust Company ("DTC") until maturity, and secondary market trading activity for the Senior Notes will therefore settle in same-day funds.

Guarantees

          Holdings and the Subsidiary Guarantors will fully and unconditionally guarantee, on a senior unsecured basis, jointly and severally, to each holder of the Senior Notes and the Trustee under the Indenture, the full and prompt performance of the Company's obligations under the Indenture and such Senior Notes, including the payment of principal of, premium, if any, and interest on the Senior Notes. Subject to limited exceptions, the Subsidiary Guarantors are the current and future Domestic Restricted Subsidiaries of the Company, other than (unless otherwise determined by the Company) any Foreign Subsidiary Holding Company or Subsidiary of a Foreign Subsidiary.

          The Obligations of each Subsidiary Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Obligations of such other Subsidiary Guarantor under its guarantee or pursuant to its contribution Obligations under the Indenture, will result in the Obligations of such Subsidiary Guarantor under the guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. See "Risk Factors — Risks Relating to the Notes — A guarantee by a subsidiary guarantor could be voided if the subsidiary guarantor fraudulently transferred the guarantee at the time it incurred the indebtedness, which could result in the holders of the notes being able to rely only on URNA and Holdings to satisfy claims."

          Each Subsidiary Guarantor that makes a payment under its guarantee of the Senior Notes will be entitled to a contribution from each other Guarantor of the Senior Notes in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP (for purposes hereof, Holdings' net assets shall be those of all its consolidated Subsidiaries other than the Subsidiary Guarantors); provided, however, that during a Default, the right to receive payment in respect of such right of contribution shall be suspended until the payment in full of all guaranteed obligations under the Indenture.

          Each guarantee of the Senior Notes:

  •
  will be a general unsecured obligation of that Guarantor;

  •
  will be pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor;

  •
  will be effectively junior to all of that Guarantor's existing and future secured Indebtedness to the extent of the value of the collateral securing such Indebtedness; and

  •
  will be senior in right of payment to any existing and future Subordinated Indebtedness of that Guarantor.

          As of December 31, 2014, on an as adjusted basis, after giving effect to (A) the issuance of the Senior Notes and the Guarantees and (B) the issuance of the Secured Notes and Secured Guarantees, and the assumed application of the net proceeds therefrom as described under "Use of Proceeds," the Guarantees would have ranked (1) equally in right of payment with approximately $4.5 billion of the Guarantors' other senior unsecured obligations, comprising (i) in the case of Holdings, $34 million principal amount of 4% Convertible Senior Notes due 2015, (ii) the Subsidiary Guarantors' guarantee obligations in respect of $650 million principal amount of 8 1/4% Senior Notes due 2021, and (iii) the Guarantors' guarantee obligations in respect of (a) $750 million principal amount of 7 3/8% Senior Notes due 2020, (b) $1,325 million principal amount of 7 5/8% Senior Notes due 2022, (c) $925 million principal amount of the 6 1/8 Senior Notes due 2023, and (d) $850 million principal amount of 5 3/4% Senior Notes due 2024; (2) effectively junior to approximately $2.2 billion of the Guarantors' secured obligations, comprising (i) the Guarantors' guarantee obligations in respect of $993 million of our outstanding borrowings under the Credit Agreement, (ii) $119 million of the outstanding borrowings of our Subsidiary Guarantors under the Credit Agreement, (iii) the Guarantors' guarantee obligations in respect of $1.0 billion principal amount of the Secured Notes, (iv) the Guarantors' guarantee obligations in respect of $88 million in our capital leases and (v) $11 million of capital leases of our Subsidiary Guarantors; and (3) effectively junior to (i) $548 million of indebtedness of our special purpose vehicle in connection with the Existing Securitization Facility and (ii) $6 million of capital leases of our Subsidiaries that are not Guarantors. With the exception of $34 million principal amount of senior unsecured indebtedness of Holdings, all of the senior unsecured senior and senior secured Obligations of the Guarantors are also Obligations of the Company. See "Capitalization."

          The Subsidiaries that are not Guarantors accounted for approximately $386 million, or 14%, and $723 million, or 13%, of our adjusted EBITDA and total revenues, respectively, for the year ended December 31, 2014. The Subsidiaries that are not Guarantors accounted for approximately $1,979 million, or 16%, and $728 million, or 7%, of our total assets and total liabilities, respectively, at December 31, 2014.

          Although the Indenture will limit the incurrence of Indebtedness and the issuance of preferred stock of certain of our Subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture will not impose any limitation on the incurrence by such Subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See "— Certain Covenants — Limitation on Indebtedness."

          The guarantee of a Subsidiary Guarantor will be released:

  (1)
  upon the sale or other disposition (including by way of consolidation or merger) of all of the Capital Stock of such Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary; provided such sale or disposition is permitted by the Indenture;

  (2)
  upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary; provided such sale or disposition is permitted by the Indenture;

  (3)
  upon the liquidation or dissolution of such Guarantor; provided that no Default or Event of Default shall occur as a result thereof or has occurred and is continuing;

  (4)
  upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of the Indenture;

  (5)
  if the Company properly designates any Restricted Subsidiary that is a Subsidiary Guarantor under the Indenture as an Unrestricted Subsidiary;

  (6)
  at the Company's request, during any Suspension Period; or

  (7)
  at such time as such Subsidiary Guarantor does not have any other Indebtedness outstanding that would have required such Subsidiary Guarantor to enter into a Guaranty Agreement pursuant to the covenant described under "— Certain Covenants — Additional Subsidiary Guarantors", except as a result of a payment in respect of such other Indebtedness by such Subsidiary Guarantor.

Optional Redemption

          Except as set forth below, we will not be entitled to redeem the Senior Notes at our option prior to July 15, 2020.

          The Senior Notes will be redeemable at our option, in whole or in part, at any time on or after July 15, 2020, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on July 15 of each of the years indicated below:

Year	Redemption Price
2020		%
2021		%
2022		%
2023 and thereafter	100.000%

          In addition, at any time, or from time to time, on or prior to July 15, 2018, we may, at our option, use the net cash proceeds of one or more Equity Offerings to redeem up to an aggregate of 40% of the principal amount of the Senior Notes at a redemption price equal to         % of the principal amount of the Senior Notes, plus accrued and unpaid interest, if any, thereon to the redemption date; provided, however, that (1) at least 50% of the aggregate principal amount of Senior Notes issued on the Issue

Date (excluding Senior Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 120 days of the consummation of any such Equity Offering.

          Prior to July 15, 2020, we will be entitled at our option to redeem the Senior Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Senior Notes plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date).

Mandatory Redemption

          The Company is not required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

Selection and Notice of Redemption

          In the event that less than all of the Senior Notes are to be redeemed at any time, selection of such Senior Notes for redemption will be made on a pro rata basis (subject to the rules of DTC) unless otherwise required by law or applicable stock exchange requirements; provided, however, that such Senior Notes shall only be redeemable in principal amounts of $2,000 or an integral multiple of $1,000 in excess thereof. Notice of redemption shall be mailed by first-class mail to each holder of the Senior Notes to be redeemed at its registered address, at least 30 but not more than 60 days before the redemption date, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance or a satisfaction and discharge of the Senior Notes.

          Notices of redemption may be subject to the satisfaction of one or more conditions precedent established by us in our sole discretion. In addition, we may provide in any notice of redemption for the Senior Notes that payment of the redemption price and the performance of our obligations with respect to such redemption may be performed by another Person.

          If any Senior Note is to be redeemed in part only, the notice of redemption that relates to such Senior Note shall state the portion of the principal amount thereof to be redeemed. A new Senior Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon surrender for cancellation of the original Senior Note. Senior Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on Senior Notes or portions thereof called for redemption, unless we default in the payment of the redemption price.

Change of Control

          Upon the occurrence of a Change of Control after the Issue Date, we shall be obligated to make an offer to purchase all of the then outstanding Senior Notes (a "Change of Control Offer"), on a business day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following the mailing to each holder of the Senior Notes of a notice of the Change of Control (a "Change of Control Notice"). The Change of Control Offer shall be at a purchase price in cash (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the Change of Control Purchase Date, subject to the rights of holders of the Senior Notes on the relevant record date to receive interest due on the relevant interest payment date. We shall be required to purchase all Senior Notes tendered pursuant to the Change of Control Offer and not withdrawn. The Change of Control Offer is required to remain open for at least 20 business days.

          In order to effect such Change of Control Offer, we shall, not later than the 30th day after the Change of Control, mail the Change of Control Notice to each holder of the Senior Notes, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, (i) that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder's Senior Notes at the Change of Control Purchase Price, (ii) the date which shall be the

Change of Control Purchase Date and (iii) the procedures that holders of the Senior Notes must follow to accept the Change of Control Offer. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable to a Change of Control Offer and the repurchase of Senior Notes pursuant thereto. The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable.

          Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

          The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Senior Notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption for all outstanding Senior Notes has been given pursuant to the Indenture as described above under the caption "— Optional Redemption," unless and until there is a default in payment of the applicable redemption price.

          The use of the term "all or substantially all" in provisions of the Indenture such as clause (b) of the definition of "Change of Control" and under "— Consolidation, Merger, Sale of Assets, etc." has no clearly established meaning under New York law (which governs the Indenture) and has been the subject of limited judicial interpretation in only a few jurisdictions. Accordingly, there may be a degree of uncertainty in ascertaining whether any particular transaction would involve a disposition of "all or substantially all" of the assets of a person, which uncertainty should be considered by prospective purchasers of Senior Notes.

          The provisions under the Indenture set forth above relating to the Company's obligations to make a Change of Control Offer may, prior to the occurrence of a Change of Control, be waived or modified with the consent of the holders of a majority in principal amount of the then outstanding Senior Notes issued under the Indenture. Following the occurrence of a Change of Control, any change, amendment or modification in any material respect of the obligation of the Company to make and consummate a Change of Control Offer may only be effected with the consent of each holder of the Senior Notes affected thereby. See "— Amendments and Waivers."

Certain Covenants

          Effectiveness of Covenants.    The Indenture contains covenants including, among others, the covenants described below.

          During any period of time that: (a) the Senior Notes have Investment Grade Ratings from both Rating Agencies, and (b) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension Event"), the Company and its Restricted Subsidiaries will not be subject to the following provisions of the Indenture (collectively, the "Suspended Covenants"):

  (1)
  "— Limitation on Indebtedness;"

  (2)
  "— Limitation on Restricted Payments;"

  (3)
  "— Disposition of Proceeds of Asset Sales;"

  (4)
  "— Limitation on Preferred Stock of Restricted Subsidiaries;"

  (5)
  "— Limitation on Transactions with Affiliates;"

  (6)
  "— Limitation on Dividends and other Payment Restrictions Affecting Restricted Subsidiaries;"

  (7)
  "— Additional Subsidiary Guarantors;" and

  (8)
  clause (c) of the first paragraph of "Consolidation, Merger, Sale of Assets, etc."

          In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the "Reversion Date") one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Senior Notes below an Investment Grade Rating, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events.

          The period of time between the occurrence of a Covenant Suspension Event and the Reversion Date is referred to in this description as the "Suspension Period." Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Asset Sales will be reset at zero. With respect to Restricted Payments made after the Reversion Date, the amount of Restricted Payments since the Issue Date made will be calculated as though the covenant described under the heading "— Limitation on Restricted Payments" had been in effect during the Suspension Period. No Subsidiary may be designated as an Unrestricted Subsidiary during the Suspension Period, unless such designation would have complied with the covenant described under the heading "— Limitation on Designations of Unrestricted Subsidiaries" as if the Suspended Covenants were in effect during such period. In addition, all Indebtedness incurred will be classified as having been incurred pursuant to clause (c) of paragraph (2) of "— Limitation on Indebtedness." Any Preferred Stock issued, during the Suspension Period will be classified as having been issued pursuant to "— Limitation on Preferred Stock of Restricted Subsidiaries." In addition, for purposes of the covenant described under the heading "— Transactions with Affiliates," all agreements and arrangements entered into by the Company and any Restricted Subsidiary during the Suspension Period prior to such Reversion Date will be deemed to have been entered into on or prior to the Issue Date, and for purposes of the covenant described under the heading "— Limitation on Dividends and other Payment Restrictions Affecting Restricted Subsidiaries," all contracts entered into during the Suspension Period prior to such Reversion Date that contain any of the restrictions contemplated by such covenant will be deemed to have been existing on the Issue Date.

          During the Suspension Period, any reference in "Permitted Liens" and "Limitation on Designations of Unrestricted Subsidiaries" to any provision described under the heading "— Limitation on Indebtedness" or any provision thereof will be construed as if such covenant had remained in effect since the Issue Date and during the Suspension Period.

          During the Suspension Period, the obligation to grant further guarantees will be suspended. Upon the Reversion Date, the obligation to grant guarantees pursuant to the covenant described under the heading "— Additional Subsidiary Guarantors" will be reinstated (and the Reversion Date will be deemed to be the date on which any guaranteed Indebtedness was Incurred for purposes of the covenant described under the heading "— Additional Subsidiary Guarantors"). In addition, any guarantees that were terminated as described under "— Guarantees" will be required to be reinstated promptly and in no event later than 30 days after the Reversion Date to the extent such guarantees would otherwise be required to be provided hereunder.

          Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of any failure to comply with the Suspended Covenants during any Suspension Period and the Company and any subsidiary will be permitted, following a Reversion Date, without causing a Default or Event of Default or breach of any of the Suspended Covenants (notwithstanding the reinstatement thereof) under the Indenture, to honor, comply with or otherwise perform any contractual commitments or obligations entered into during a Suspension Period following a Reversion Date and to consummate the transactions contemplated thereby.

          There can be no assurance that the Senior Notes will ever achieve or maintain Investment Grade Ratings.

          Limitation on Indebtedness.    (1) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise (in each case, to "incur"), for the payment of any Indebtedness (including any Acquired Indebtedness); provided, however, that the Company and any Restricted Subsidiary will be permitted to incur Indebtedness (including Acquired Indebtedness) if the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries is at least 2.00:1.00.

(2)
Paragraph (1) of this covenant will not prohibit the incurrence of any of the following items of Indebtedness:

(a)
Indebtedness incurred by the Company and Restricted Subsidiaries pursuant to Credit Facilities; provided, however, that, immediately after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (a) and then outstanding does not exceed the greater of (i) $5.0 billion and (ii) 85.0% of Consolidated Net Tangible Assets;

(b)
Indebtedness of the Company and the Guarantors related to the Senior Notes issued on the Issue Date and the guarantees of such Senior Notes;

(c)
the incurrence by the Company or any Restricted Subsidiary of the Existing Indebtedness;

(d)
Indebtedness of the Company or any Restricted Subsidiary under equipment purchase or lines of credit, or for Capitalized Lease Obligations or Purchase Money Obligations; provided, that, immediately after giving effect to any such incurrence, the aggregate principal amount of Indebtedness incurred under this clause (d) and then outstanding does not exceed the greater of $575.0 million and 7.5% of Consolidated Net Tangible Assets;

(e)
Indebtedness of the Company or any Restricted Subsidiary incurred in respect of (i) performance bonds, completion guarantees, surety bonds, bankers' acceptances, letters of credit or other similar bonds, instruments or obligations in the ordinary course of business, including Indebtedness evidenced by letters of credit issued in the ordinary course of business to support the insurance or self-insurance obligations of the Company or any of its Restricted Subsidiaries (including to secure workers' compensation and other similar insurance coverages), but excluding letters of credit issued in respect of or to secure money borrowed, (ii) obligations under Hedging Obligations entered into for bona fide hedging purposes of the Company and not for speculative purposes, (iii) financing of insurance premiums in the ordinary course of business or (iv) cash management obligations and netting, overdraft protection and other similar facilities or arrangements, in each case arising under standard business terms of any bank at which the Company or any Restricted Subsidiary maintains such facility or arrangement;

(f)
Indebtedness consisting of accommodation guarantees for the benefit of trade creditors of the Company or any Restricted Subsidiary;

(g)
Indebtedness of the Company or a Restricted Subsidiary owed to and held by the Company or another Restricted Subsidiary; provided, however, that:

(i)
if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations then due with respect to the Senior Notes, in the case of the Company, or the guarantee of the Senior Notes, in the case of a Guarantor; and

(ii)
any transfer of such Indebtedness by the Company or a Restricted Subsidiary (other than to the Company or another Restricted Subsidiary) or the sale, transfer or other disposition by the Company or any Restricted Subsidiary of the Company of Capital Stock of a Restricted Subsidiary (other than to the Company or a Restricted Subsidiary) that results in such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary shall, in each case, be deemed to constitute an incurrence of such

        Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (g);

  (h)
  Indebtedness arising from (i) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence and (ii) customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased or rented in the ordinary course of business;

  (i)
  Indebtedness of:

  (x)
  the Company, to the extent the proceeds thereof are used to renew, refund, refinance, amend, extend, defease or discharge any Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness) that was permitted to be incurred by the Indenture pursuant to paragraph (1) of this covenant or pursuant to this clause (i) or clause (b), (c) or (o) of this paragraph (2); and

  (y)
  any Restricted Subsidiary, to the extent the proceeds thereof are used to renew, refund, refinance, amend, extend, defease or discharge any Indebtedness of such Restricted Subsidiary (other than intercompany Indebtedness) that was permitted to be incurred by the Indenture pursuant to paragraph (1) of this covenant or pursuant to this clause (i) or clause (b), (c) or (o) of this paragraph (2); provided, however, that:

  (A)
  the principal amount of Indebtedness incurred pursuant to this clause (i) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced, plus the amount of any accrued and unpaid interest and any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith; and

  (B)
  in the case of Indebtedness incurred by the Company pursuant to this clause (i) to refinance Subordinated Indebtedness, such Indebtedness;

  (I)
  has no scheduled principal payment prior to the 91st day after the Maturity Date; and

  (II)
  has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Senior Notes issued under the Indenture;

  (j)
  Indebtedness of Foreign Subsidiaries incurred to finance the working capital of such Foreign Subsidiaries;

  (k)
  Indebtedness arising from agreements of the Company or any Restricted Subsidiary providing for guarantees, indemnification, obligations in respect of earnouts or other purchase price adjustments or holdback of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

  (l)
  Indebtedness arising from the making of Standard Securitization Undertakings by the Company or any Restricted Subsidiary;

  (m)
  guarantees by the Company or a Restricted Subsidiary of Indebtedness that was permitted to be incurred by the Company or any Restricted Subsidiary under the Indenture; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Senior Notes, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

  (n)
  guarantees or other Indebtedness in respect of Indebtedness of (i) an Unrestricted Subsidiary, (ii) a Person in which the Company or a Restricted Subsidiary has a minority interest or (iii) joint ventures or similar arrangements, provided, however, that at the time of incurrence of any Indebtedness pursuant to this clause (n) the aggregate principal amount of all guarantees and other Indebtedness incurred under this clause (n) and then outstanding does not exceed the greater of $385.0 million and 5.0% of Consolidated Net Tangible Assets;

  (o)
  Indebtedness of (i) the Company or any Restricted Subsidiary incurred to finance or refinance, or otherwise incurred in connection with, any acquisition of assets (including capital stock), business or Person, or any merger or consolidation of any Person with or into the Company or any Restricted Subsidiary, or (ii) any Person that is acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary (including Indebtedness thereof incurred in connection with any such acquisition, merger or consolidation); provided, that on the date of such acquisition, merger or consolidation, after giving effect thereto, either (x) the Company could incur at least $1.00 of additional Indebtedness pursuant to paragraph (1) above or (y) the Consolidated Fixed Charge Coverage Ratio of the Company would equal or be greater than the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to giving effect thereto; and

  (p)
  Indebtedness of the Company or any Restricted Subsidiary, in addition to that described in clauses (a) through (o) of this paragraph (2); provided, that immediately after giving effect to any such incurrence, the aggregate principal amount of Indebtedness incurred pursuant to this clause (p) and then outstanding does not exceed the greater of $765.0 million and 10% of Consolidated Net Tangible Assets.

          For the purposes of determining compliance with, and the outstanding principal amount of Indebtedness incurred pursuant to and in compliance with, this covenant, (i) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraphs (1) and (2) of this covenant, the Company, in its sole discretion, will classify, and may from time to time reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one or a combination of the clauses of paragraph (1) or (2) of this covenant, provided that (i) Indebtedness outstanding on the Issue Date under the Credit Agreement shall be treated as incurred pursuant to clause (a) of paragraph (2) above, and (ii) any other obligation of the obligor on such Indebtedness (or of any other Person who could have incurred such Indebtedness under this covenant) arising under any guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness.

          Except as provided in the following paragraph with respect to Indebtedness denominated in a foreign currency, the amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

  (2)
  the principal amount of the Indebtedness, in the case of any other Indebtedness; and

  (3)
  in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

  (a)
  the Fair Market Value of such assets at the date of determination; and

  (b)
  the amount of the Indebtedness of the other Person.

          For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that (x) the dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, (y) if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being incurred), and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness, calculated as described in the following sentence, does not exceed (i) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing and (z) the dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and incurred pursuant to a Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Company's option, (i) the Issue Date, (ii) any date on which any of the respective commitments under such Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder or (iii) the date of such incurrence. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

          Limitation on Restricted Payments.    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

  (a)
  declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any Restricted Subsidiary or make any payment to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary (other than dividends or distributions payable solely in Capital Stock of the Company (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock)) (other than the declaration or payment of dividends or other distributions to the extent declared or paid to the Company or any Restricted Subsidiary);

  (b)
  purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any options, warrants, or other rights to purchase any such Capital Stock of the Company or any direct or indirect parent of the Company (other than any such securities owned by the Company or a Restricted Subsidiary and any acquisition of Capital Stock deemed to occur upon the exercise of options if such Capital Stock represents a portion of the exercise price thereof);

  (c)
  make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness (other than (A) any such Subordinated Indebtedness owned by the Company or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value (collectively, for purposes of this clause (c), a "purchase") of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment, final maturity or exercise of a right to put on a set scheduled date (but not including any put right in connection with a change of control event), in each case due within one year of the date of such purchase; provided that, in the case of any such purchase in anticipation of the exercise of a put right, at the time of such purchase, it is more likely than not, in the good faith judgment of the Board of Directors of the Company, that such put right would be exercised if such put right were exercisable on the date of such purchase); or

  (d)
  make any Investment (other than any Permitted Investment) in any Person,

(such payments or Investments described in the preceding clauses (a), (b), (c) and (d) are collectively referred to as "Restricted Payments"), unless, immediately after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment):

  (A)
  no Default or Event of Default shall have occurred and be continuing (or would result therefrom);

  (B)
  the Company would be able to incur $1.00 of additional Indebtedness pursuant to paragraph (1) of the covenant described under "— Limitation on Indebtedness" above; and

  (C)
  the aggregate amount of such Restricted Payment together with all other Restricted Payments (including the Fair Market Value of any non-cash Restricted Payments) declared or made since the Issue Date would not exceed the sum of (without duplication) of:

  (1)
  50% of the Consolidated Net Income of the Company accrued during the period (treated as one accounting period) from January 1, 2012 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such aggregate cumulative Consolidated Net Income of the Company for such period shall be a deficit, minus 100% of such deficit);

  (2)
  the aggregate net cash proceeds and the Fair Market Value of property or assets received by the Company as capital contributions to the Company after March 9, 2012 or from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock of the Company) of the Company to any Person (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) after March 9, 2012;

  (3)
  the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) upon the exercise of any options, warrants or rights to purchase shares of Capital Stock (other than Redeemable Capital Stock) of the Company;

  (4)
  the aggregate net cash proceeds and the Fair Market Value of property or assets received after March 9, 2012 by the Company or any Restricted Subsidiary from any Person (other than a Subsidiary of the Company) for Indebtedness that has been converted or exchanged into or for Capital Stock (other than Redeemable Capital Stock) of the Company or Holdings (to the extent such Indebtedness was originally sold by the Company for cash), plus the aggregate amount of cash and the Fair Market Value of any property received by the Company or any Restricted Subsidiary (other than from a Subsidiary of the Company) in connection with such conversion or exchange;

    (5)
    in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after March 9, 2012, an amount equal to the proceeds or return of capital with respect to such Investment less the cost of the disposition of such Investment;

    (6)
    the aggregate amount equal to the net reduction in Investments (other than Permitted Investments) in Unrestricted Subsidiaries resulting from dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary; and

    (7)
    so long as the Designation thereof was treated as a Restricted Payment made after March 9, 2012, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary in accordance with "— Limitation on Designations of Unrestricted Subsidiaries" below, the Fair Market Value of the Company's interest in such Subsidiary.

          None of the foregoing provisions will prohibit the following; provided that with respect to payments pursuant to clauses (i), subclause (y) of (iv), (v), (vi), (vii), (viii), (x), (xvi) and (xvii) below, no Default or Event of Default has occurred and is continuing:

  (i)
  the payment of any dividend or distribution within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the first paragraph of this covenant;

  (ii)
  the making of any Restricted Payment in exchange for, or out of the net cash proceeds of, a substantially concurrent sale (other than to a Subsidiary of the Company) of Capital Stock of the Company (other than Redeemable Capital Stock) or from a substantially concurrent cash capital contribution to the Company; provided, however, that such cash proceeds are excluded from clause (C) of the first paragraph of this covenant;

  (iii)
  any redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale of Indebtedness of the Company which:

  (1)
  has no scheduled principal payment prior to the 91st day after the Maturity Date; and

  (2)
  has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Senior Notes issued under the Indenture;

  (iv)
  payments to purchase Capital Stock of the Company or Holdings from officers of the Company or Holdings in an amount not to exceed the sum of (1) $20.0 million plus (2) $15.0 million multiplied by the number of calendar years that have commenced since March 9, 2012;

  (v)
  payments (other than those covered by clause (iv) above) to purchase Capital Stock of the Company or Holdings from management or employees of the Company or any of its Subsidiaries, or their authorized representatives, upon the death, disability or termination of employment of such employees, in aggregate amounts under this clause (v) not to exceed $15.0 million in any fiscal year of the Company;

  (vi)
  payments to Holdings in an amount sufficient to permit it to (I) make scheduled payments of interest on (A) the 4.000% Convertible Senior Notes and (B) any Indebtedness incurred by Holdings to refinance any Indebtedness described in clause (A); provided that such Indebtedness would otherwise satisfy the requirements of clause (y)(A) of paragraph (2)(i) under "— Limitation on Indebtedness," or (II) purchase, repurchase, redeem, defease or otherwise acquire or retire within one year of final maturity the 4.000% Convertible Senior Notes; provided that any payments made pursuant to this clause (II) are made with the proceeds of Indebtedness permitted to be incurred under the Indenture and any such Indebtedness would otherwise satisfy the requirements of clause (y)(A) and subclauses (I) and (II) of clause (B) of paragraph (2)(i) under "— Limitation on Indebtedness" and (III) purchase, repurchase, redeem, defease or otherwise acquire or retire at any time upon conversion the 4.000% Convertible Senior Notes; provided that after giving pro forma effect to such incurrence and payments pursuant to this clause (III), the Company's Senior Indebtedness Leverage Ratio does not exceed 4.00:1.00;

  (vii)
  within 60 days after the consummation of the Change of Control Offer with respect to a Change of Control described under "— Change of Control" above (including the purchase of the Senior Notes tendered), any purchase or redemption of Subordinated Indebtedness or any Capital Stock of Holdings, the Company or any Restricted Subsidiaries required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed 101% of the outstanding principal amount or liquidation amount thereof, plus accrued and unpaid interest or dividends (if any); provided, however, that at the time of such purchase or redemption no Default shall have occurred and be continuing (or would result therefrom);

  (viii)
  within 60 days after the consummation of an Asset Sale Offer with respect to an Asset Sale described under "— Disposition of Proceeds of Asset Sales" below (including the purchase of the Senior Notes tendered), any purchase or redemption of Subordinated Indebtedness or any Capital Stock of Holdings, the Company or any Restricted Subsidiaries required pursuant to the terms thereof as a result of such Asset Sale; provided, however, that at the time of such purchase or redemption no Default shall have occurred and be continuing (or would result therefrom);

  (ix)
  payments to Holdings in an amount sufficient to enable Holdings to pay:

  (1)
  its taxes, legal, accounting, payroll, benefits, incentive compensation, insurance and corporate overhead expenses (including SEC, stock exchange and transfer agency fees and expenses);

  (2)
  trade, lease, payroll, benefits, incentive compensation and other obligations in respect of goods to be delivered to, services (including management and consulting services) performed for and properties used by, the Company and the Restricted Subsidiaries;

  (3)
  the purchase price for Investments in other persons; provided, however, that promptly following such Investment either:

  (x)
  such other person either becomes a Restricted Subsidiary or is merged or consolidated with, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary, or the Company or a Restricted Subsidiary is merged with or into such other person; or

  (y)
  such Investment would otherwise be permitted under the Indenture if made by the Company and such Investment is contributed or transferred by Holdings to the Company or a Restricted Subsidiary;

  (4)
  reasonable and customary incidental expenses as determined in good faith by the Board of Directors of Holdings; and

  (5)
  costs and expenses incurred by Holdings in relation to the Transactions and the National Pump Transactions.

  (x)
  cash payments in lieu of the issuance of fractional shares in connection with the exercise of any warrants, options or other securities convertible into or exchangeable for Capital Stock of Holdings, the Company or any Restricted Subsidiary;

  (xi)
  the deemed repurchase of Capital Stock on the cashless exercise of stock options;

  (xii)
  the payment of any dividend or distribution by a Restricted Subsidiary to the holders of its Capital Stock on a pro rata basis;

  (xiii)
  any Investment made in a Special Purpose Vehicle in connection with a Securitization Transaction, which Investment consists of the assets described in the definition of "Equipment Securitization Transaction" or "Receivables Securitization Transaction";

  (xiv)
  any Restricted Payment made in connection with the consummation of the National Pump Transactions, including payments made by the Company to Holdings necessary to consummate the National Pump Transactions;

  (xv)
  Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale or other sale of assets or property made pursuant to and in compliance with the Indenture;

  (xvi)
  any Restricted Payment so long as immediately after the making of such Restricted Payment, the Total Indebtedness Leverage Ratio does not exceed 3.50:1.00; and

  (xvii)
  any Restricted Payment in an amount which, when taken together with all Restricted Payments made after the Issue Date pursuant to this clause (xvii), does not exceed $300.0 million.

          Any payments made pursuant to clauses (i), (xvi) or (xvii) of this paragraph shall be taken into account, and any payments made pursuant to other clauses of this paragraph shall be excluded, in calculating the amount of Restricted Payments pursuant to clause (C) of the first paragraph of this covenant.

          The Company, in its sole discretion, may classify or reclassify (x) any Permitted Investment as being made in whole or in part as a permitted Restricted Payment or (y) any Restricted Payment as being made in whole or in part as a Permitted Investment (to the extent such Restricted Payment qualifies as a Permitted Investment).

          The Company, in its sole discretion, may classify any Investment or other Restricted Payment as being made in part under one of the provisions of this covenant (or, in the case of any Investment, the clauses of Permitted Investments) and in part under one or more other such provisions (or, as applicable, clauses).

          Limitation on Liens.    The Company will not, and will not permit any Restricted Subsidiary to create, incur, assume or suffer to exist any Lien (the "Initial Lien") of any kind (except for Permitted Liens) securing any Indebtedness, unless the Senior Notes are equally and ratably secured (except that Liens securing Subordinated Indebtedness shall be expressly subordinate to Liens securing the Senior Notes to the same extent such Subordinated Indebtedness is subordinate to the Senior Notes). Any Lien created for the benefit of the holders of the Senior Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

          Disposition of Proceeds of Asset Sales.    The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless:

  (a)
  the Company or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of; and

  (b)
  at least 75% of such consideration consists of cash or Cash Equivalents; provided, however, that this limitation will not apply to any Asset Sale in which the cash or Cash Equivalent portion of the consideration received therefrom, determined in accordance with the foregoing provision, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

          Within 365 days of the later of an Asset Sale and the date of receipt of Net Cash Proceeds from such Asset Sale, the Company or such Restricted Subsidiary, as the case may be, may apply the Net Cash Proceeds from such Asset Sale to (1) to the extent the Company or such Restricted Subsidiary elects or is required to the terms thereof, to repay (or, in the case of letters of credit, bankers' acceptances or other similar instruments, cash collateralize) Indebtedness and to correspondingly reduce commitments with respect thereto (in each case other than Subordinated Indebtedness and Indebtedness owed to the Company or a Restricted Subsidiary) or (2) invest in properties or assets that are used or useful in the business of the Company and its Restricted Subsidiaries conducted at such time or in businesses reasonably related thereto or in Capital Stock of a Person, the principal portion of whose assets consist of such property or assets (collectively, "Replacement Assets"); provided, however, that any such reinvestment in Replacement Assets made pursuant to a definitive binding agreement or commitment approved by the Board of Directors of the Company that is executed or approved within such time will satisfy this requirement, so long as such investment is consummated within 180 days of such 365th day or within such longer period of time authorized by the Board of Directors as is necessary to consummate such investment; provided that in the event such binding agreement or commitment is later canceled or terminated for any reason before such Net Cash Proceeds are so applied, the Company or such Restricted Subsidiary may satisfy its obligations as to any Net Cash Proceeds by entering into another binding agreement or commitment within six months of such cancellation or termination of the prior binding agreement or commitment or treating such Net Cash Proceeds as Excess Proceeds; provided, further, that the Company or such Restricted Subsidiary may only enter into such an agreement or commitment under the foregoing provision one time with respect to each Asset Sale. Any Net Cash Proceeds from any Asset Sale that are not used in accordance with the preceding sentence constitute "Excess Proceeds" subject to disposition as provided below.

          When the aggregate amount of Excess Proceeds equals or exceeds $75.0 million, the Company shall make an offer to purchase (an "Asset Sale Offer"), from all holders of the Senior Notes and, to the extent the Company elects or is required by the terms thereof, all holders of other Indebtedness that is pari passu in right of payment with the Senior Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, pro rata in proportion to the respective principal amounts of the Senior Notes and such other Indebtedness to be purchased or redeemed, the maximum principal amount of Senior Notes and such other pari passu Indebtedness that may be purchased with the Excess Proceeds.

          The offer price for the Senior Notes in any Asset Sale Offer will be equal to 100% of the principal amount of the Senior Notes plus accrued and unpaid interest, if any, to the purchase date and the offer price for any other Indebtedness that is pari passu in right of payment with the Senior Notes, as applicable, will be as set forth in the documentation governing such Indebtedness (the "Asset Sale Offer Price") and will be payable in cash. If any Excess Proceeds remain after an Asset Sale Offer, the Company may use such Excess Proceeds for general corporate purposes. If the Asset Sale Offer Price with respect to Senior Notes tendered into such Asset Sale Offer exceeds the Excess Proceeds allocable to the Senior Notes, Senior Notes to be purchased will be selected on a pro rata basis. The Senior Notes shall be purchased by the Company on a date that is not earlier than 30 days and not later than 60 days from the date the notice is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

          The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that an Asset Sale occurs and the Company is required to purchase Senior Notes as described above.

          For the purposes of paragraph (b) above, the following are deemed to be cash: (1) the assumption of Indebtedness of the Company or any Restricted Subsidiary to the extent the Company or such Restricted Subsidiary is released from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Sale, (2) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale to the extent that the Company and each other Restricted Subsidiary are released in full from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Sale, (3) securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days, (4) consideration consisting of Indebtedness of the Company or any Restricted Subsidiary (provided that such Indebtedness is not expressly subordinated in right of payment to the Senior Notes), (5) Replacement Assets or (6) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in an Asset Sale; provided, however, that the aggregate Fair Market Value of all Designated Non-cash Consideration received and treated as cash pursuant to this clause is not to exceed, at any time, an aggregate amount outstanding equal to the greater of $150.0 million and 2.0% of Consolidated Net Tangible Assets as of the date of the applicable Asset Sale, without giving effect to changes in value subsequent to the receipt of such Designated Non-cash Consideration.

          Limitation on Preferred Stock of Restricted Subsidiaries.    The Company will not permit any Restricted Subsidiary to issue any Preferred Stock other than Preferred Stock issued to the Company or a Wholly Owned Restricted Subsidiary. The Company will not sell, transfer or otherwise dispose of Preferred Stock issued by a Restricted Subsidiary or permit a Restricted Subsidiary to sell, transfer or otherwise dispose of Preferred Stock issued by a Restricted Subsidiary, other than to the Company or a Wholly Owned Restricted Subsidiary. Notwithstanding the foregoing, nothing in such covenant will prohibit Preferred Stock (other than Redeemable Capital Stock) issued by a Person prior to the time:

  (A)
  such person becomes a Restricted Subsidiary;

  (B)
  such person merges with or into a Restricted Subsidiary; or

  (C)
  a Restricted Subsidiary merges with or into such person;

provided, however, that such Preferred Stock was not issued or incurred by such person in anticipation of a transaction contemplated by subclauses (A), (B), or (C) above.

          Limitation on Transactions with Affiliates.    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any of its Affiliates involving aggregate consideration in excess of $10 million, except:

  (a)
  on terms that are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from persons who are not Affiliates of the Company;

  (b)
  with respect to a transaction or series of related transactions involving aggregate payments or value equal to or greater than $75.0 million, the Company shall have delivered an officers' certificate to the Trustee certifying that such transaction or transactions comply with the preceding clause (a); and

  (c)
  with respect to a transaction or series of related transactions involving aggregate payments or value equal to or greater than $200.0 million, such transaction or transactions shall have been approved by a majority of the Disinterested Members of the Board of Directors of the Company.

          Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to:

  (i)
  transactions with or among the Company and the Restricted Subsidiaries;

  (ii)
  transactions in the ordinary course of business, or approved by a majority of the Board of Directors of the Company, between the Company or any Restricted Subsidiary and any Affiliate of the Company that is a joint venture or similar entity;

  (iii)
  (A) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, collective bargaining agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company or any Restricted Subsidiary entered into in the ordinary course of business and (B) any transaction with an officer or director in the ordinary course of business not involving more than $1.0 million in any one year;

  (iv)
  Restricted Payments made in compliance with "— Limitation on Restricted Payments" above;

  (v)
  loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business;

  (vi)
  transactions pursuant to agreements in effect on the Issue Date;

  (vii)
  any sale, conveyance or other transfer of assets customarily transferred in a Securitization Transaction to a Special Purpose Vehicle;

  (viii)
  transactions with customers, clients, suppliers, joint venture partners, joint ventures, including their members or partners, or purchasers or sellers of goods or services, in each case in the ordinary course of business, including pursuant to joint venture agreements, and otherwise in compliance with the terms of the Indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), materially no less favorable to the Company or the applicable Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or that Restricted Subsidiary with an unrelated person or entity, in the good faith determination of the Company's Board of Directors or its senior management, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

  (ix)
  any issuance or sale of Capital Stock (other than Redeemable Capital Stock) of the Company or any capital contribution to the Company;

  (x)
  the Transactions and the National Pump Transactions, including the payment of all fees and expenses relating thereto and the payments to be made by the Company to Holdings in connection therewith; and

  (xi)
  transactions in which Holdings or a Restricted Subsidiary, as the case may be, delivers to the trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that the financial terms of such transaction either (x) are fair to Holdings or such Restricted Subsidiary, as applicable, from a financial point of view (or words of similar import) or (y) meet the requirements of clause (a) of the first paragraph of this covenant.

          Limitation on Dividends and other Payment Restrictions Affecting Restricted Subsidiaries.    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (a)
  pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits;

  (b)
  pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

  (c)
  make loans or advances to the Company or any other Restricted Subsidiary; or

  (d)
  transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of:

  (i)
  applicable law or any applicable rule, regulation or order;

  (ii)
  (A) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Company or any Restricted Subsidiary and (B) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

  (iii)
  customary restrictions on transfers of property subject to a Lien permitted under the Indenture;

  (iv)
  instruments governing Indebtedness as in effect on the Issue Date;

  (v)
  any agreement or other instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with the Company or any Restricted Subsidiary, or which agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets from such Person, as in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

  (vi)
  an agreement entered into for the sale or disposition of Capital Stock or assets of a Restricted Subsidiary or an agreement entered into for the sale of specified assets (in either case, so long as such encumbrance or restriction, by its terms, terminates on the earlier of the termination of such agreement or the consummation of such agreement and so long as such restriction applies only to the Capital Stock or assets to be sold);

  (vii)
  any agreement in effect on the Issue Date;

  (viii)
  any Indebtedness incurred pursuant to clause (a) of paragraph (2) under "— Limitation on Indebtedness;" the Senior Notes, the Indenture and the guarantees thereunder; and the Secured Notes and the related guarantees;

  (ix)
  joint venture agreements and other similar agreements that prohibit actions of the type described in clauses (a), (b), (c) and (d) above, which prohibitions are applicable only to the entity or assets that are the subject of such arrangements;

  (x)
  any agreement entered into with respect to a Special Purpose Vehicle in connection with a Securitization Transaction, containing customary restrictions required by the institutional sponsor or arranger of such Securitization Transaction in similar types of documents relating to the purchase of similar assets in connection with the financing thereof;

  (xi)
  restrictions relating to Foreign Subsidiaries contained in Indebtedness incurred pursuant to the covenant described under "— Limitation on Indebtedness";

    (xii)
    (A) on cash or other deposits or net worth imposed by customers or suppliers under agreements entered into in the ordinary course of business, (B) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary or adversely affect the ability of the Company to make interest and principal payments with respect to the Senior Notes or (C) pursuant to Interest Rate Protection Agreements;

    (xiii)
    an agreement or instrument relating to any Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to the covenant described under "— Limitation on Indebtedness" (A) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the holders of the Senior Notes than the encumbrances and restrictions contained in instruments governing Indebtedness as in effect on the Issue Date (as determined in good faith by the Company) or (B) if such encumbrance or restriction is not materially more disadvantageous to the holders of the Senior Notes than is customary in comparable financings (as determined in good faith by the Company) and either (x) the Company determines in good faith that such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Senior Notes or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness;

    (xiv)
    Purchase Money Obligations with respect to property or assets acquired in the ordinary course of business that impose encumbrances or restrictions on the property or assets so acquired; and

    (xv)
    any agreement that amends, extends, refinances, renews or replaces any agreement described in the foregoing clauses; provided, however, that the terms and conditions of any such agreement are not materially less favorable, taken as a whole, to the holders of the Senior Notes with respect to such dividend and payment restrictions than those under or pursuant to the agreement amended, extended, refinanced, renewed or replaced.

          Limitation on Designations of Unrestricted Subsidiaries.    The Company may designate any Restricted Subsidiary as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

  (i)
  no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

  (ii)
  the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation) pursuant to the covenant described under "— Limitation on Restricted Payments" above in an amount (the "Designation Amount") equal to the Fair Market Value of the Company's interest in such Subsidiary on such date; and

  (iii)
  the Company would be permitted under the Indenture to incur $1.00 of additional Indebtedness pursuant to paragraph (1) of the covenant described under "— Limitation on Indebtedness" at the time of such Designation (assuming the effectiveness of such Designation).

          In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant "— Limitation on Restricted Payments" for all purposes of the Indenture in the Designation Amount.

          All Subsidiaries of Unrestricted Subsidiaries shall automatically be deemed to be Unrestricted Subsidiaries.

          The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

  (i)
  no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

  (ii)
  all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture.

          All Designations and Revocations must be evidenced by board resolutions of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

          Additional Subsidiary Guarantors.    The Company will cause each Domestic Restricted Subsidiary (other than (unless otherwise determined by the Company) any Foreign Subsidiary Holding Company or Subsidiary of a Foreign Subsidiary) that guarantees any Indebtedness of the Company or of any other Restricted Subsidiary incurred pursuant to clause (a) of paragraph (2) of the covenant described under "— Limitation on Indebtedness" to, within a reasonable time thereafter, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Domestic Restricted Subsidiary will guarantee payment of the Senior Notes on the same terms and conditions as those set forth in the Indenture, subject to any limitations that apply to the guarantee of Indebtedness giving rise to the requirement to guarantee the Senior Notes. This covenant shall not apply to any of the Company's Subsidiaries that have been properly designated as an Unrestricted Subsidiary.

          Reporting Requirements.    For so long as the Senior Notes are outstanding, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the SEC (if permitted by SEC practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. If, notwithstanding the preceding sentence, filing such documents by the Company with the SEC is not permitted by SEC practice or applicable law or regulations, the Company shall transmit (or cause to be transmitted) by mail to all holders of the Senior Notes, as their names and addresses appear in the Senior Note register, copies of such documents within 30 days after the Required Filing Date (or make such documents available on a website maintained by the Company or Holdings).

Consolidation, Merger, Sale of Assets, etc.

          The Company will not, directly or indirectly, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons, and the Company will not permit any Restricted Subsidiary to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Restricted Subsidiaries, taken as a whole, to any other person or persons, unless at the time and after giving effect thereto:

  (a)
  either:

  (i)
  if the transaction or transactions is a merger or consolidation, the Company or such Restricted Subsidiary, as the case may be, shall be the surviving person of such merger or consolidation; or

    (ii)
    the Person formed by such consolidation or into which the Company, or such Restricted Subsidiary, as the case may be, is merged or to which the properties and assets of the Company or such Restricted Subsidiary, as the case may be, substantially as an entirety, are transferred (any such surviving person or transferee person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume pursuant to a supplemental indenture and such other necessary agreements reasonably satisfactory to the Trustee all the obligations of the Company or such Restricted Subsidiary, as the case may be, under the Senior Notes and the Indenture;

  (b)
  immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and

  (c)
  except in the case of any merger of the Company with any wholly owned Subsidiary of the Company or any merger of Restricted Subsidiaries (and, in each case, no other persons), (i) the Company or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness pursuant to paragraph (1) of the covenant described under "— Certain Covenants — Limitation on Indebtedness" (assuming a market rate of interest with respect to such additional Indebtedness) or (ii) the Consolidated Fixed Charge Coverage Ratio of the Company (or, if applicable, the successor company with respect thereto) would equal or exceed the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to giving effect to such transaction.

          In connection with any consolidation, merger, transfer, lease, assignment or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, transfer, lease, assignment or other disposition and the supplemental indenture in respect thereof comply with the requirements under the Indenture.

          Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with the immediately preceding paragraphs, the successor person formed by such consolidation or into which the Company or a Restricted Subsidiary, as the case may be, is merged or the successor person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Senior Notes and the Indenture with the same effect as if such successor had been named as the Company in the Senior Notes and the Indenture and, except in the case of a lease, the Company or such Restricted Subsidiary shall be released and discharged from its obligations thereunder.

          The Indenture will provide that for all purposes of the Indenture and the Senior Notes (including the provision of this covenant and the covenants described in "— Certain Covenants — Limitation on Indebtedness," "— Certain Covenants — Limitation on Restricted Payments" and "— Certain Covenants — Limitation on Liens"), Subsidiaries of any surviving person shall, upon such transaction or series of related transactions, become Restricted Subsidiaries unless and until designated Unrestricted Subsidiaries pursuant to and in accordance with "— Certain Covenants — Limitation on Designations of Unrestricted Subsidiaries" and all Indebtedness, and all Liens on property or assets, of the Company and the Restricted Subsidiaries in existence immediately after such transaction or series of related transactions will be deemed to have been incurred upon such transaction or series of related transactions.

Events of Default

          The following will be "Events of Default" under the Indenture:

  (i)
  default in the payment of the principal of or premium, if any, when due and payable, on any of the Senior Notes (at Stated Maturity, upon optional redemption, required purchase or otherwise);

  (ii)
  default in the payment of an installment of interest, if any, on any of the Senior Notes, when due and payable, for 30 days;

  (iii)
  default in the performance of, or breach of, the provisions set forth under "— Consolidation, Merger, Sale of Assets, etc.";

  (iv)
  failure to comply with any of its obligations in connection with a Change of Control (other than a default with respect to the failure to purchase the Senior Notes), for a period of 30 days after written notice of such failure has been given to the Company by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Senior Notes;

  (v)
  default in the performance of, or breach of, any covenant or agreement of the Company or the Guarantors under the Indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with in clause (i), (ii), (iii) or (iv)) and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail:

  (x)
  to the Company by the Trustee; or

  (y)
  to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Senior Notes;

  (vi)
  default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $150.0 million, in each case, either individually or in the aggregate, and either:

  (a)
  such Indebtedness is already due and payable in full; or

  (b)
  such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; provided that no Default or Event of Default will be deemed to occur with respect to any such accelerated Indebtedness that is paid or is otherwise acquired or retired within 20 business days after such acceleration;

  (vii)
  one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $150.0 million, in each case, either individually or in the aggregate, shall be entered against the Company or any Restricted Subsidiary of the Company or any of their respective properties and shall not be discharged and there shall have been a period of 90 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree, shall not be in effect;

  (viii)
  the entry of a decree or order by a court having jurisdiction in the premises:

  (A)
  for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, reorganization or similar law;

  (B)
  adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under the Federal Bankruptcy Code or any other similar federal, state or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of any of their properties, or ordering the winding-up or liquidation of any of their affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

  (ix)
  the institution by the Company or any Significant Subsidiary of a voluntary case or proceeding under the Federal Bankruptcy Code or any other similar federal, state or foreign law or any other case or proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in any involuntary case or proceeding under the Federal Bankruptcy Code or any other similar federal, state or foreign law or to the institution of bankruptcy or insolvency proceedings against the Company or any Significant Subsidiary, or the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other similar federal, state or foreign law, or the consent by it to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of any of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

  (x)
  any of the guarantees of the Senior Notes by a Guarantor that is a Significant Subsidiary ceases to be in full force and effect or any of such guarantees is declared to be null and void and unenforceable or any of such guarantees is found to be invalid or any of the Guarantors denies its liability under its guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture) and such event continues for 10 business days.

          If an Event of Default (other than those covered by clause (viii) or (ix) above with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary, or any group of Restricted Subsidiaries of the Company, that, taken together, would constitute a Significant Subsidiary) shall occur and be continuing, the Trustee, by notice to the Company, or the holders of at least 25% in aggregate principal amount of the Senior Notes then outstanding, by notice to the Trustee and the Company, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Senior Notes due and payable immediately. If an Event of Default specified in clause (viii) or (ix) above with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary, or any group of Restricted Subsidiaries of the Company, that, taken together, would constitute a Significant Subsidiary, occurs and is continuing, then the principal of, premium, if any, accrued and unpaid interest, if any, on all the outstanding Senior Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the Senior Notes.

          After a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Senior Notes, by written notice to the Company and the Trustee, may rescind such declaration if:

  (a)
  the Company has paid or deposited with the Trustee a sum sufficient to pay:

  (i)
  all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

  (ii)
  all overdue interest on all the Senior Notes;

    (iii)
    the principal of and premium, if any, on any Senior Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Senior Notes; and

    (iv)
    to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Senior Notes which has become due otherwise than by such declaration of acceleration;

  (b)
  the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

  (c)
  all Events of Default, other than the non-payment of principal of and premium, if any, and interest on the Senior Notes that has become due solely by such declaration of acceleration, have been cured or waived.

          The holders of a majority in aggregate principal amount of the outstanding Senior Notes may on behalf of the holders of all the Senior Notes waive any past defaults under the Indenture, except a default in the payment of the principal of and premium, if any, or interest on any Senior Note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Senior Note outstanding.

          No holder of any of the Senior Notes has any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless the holders of at least 25% in aggregate principal amount of the outstanding Senior Notes have made written request to the Trustee, and offered indemnity satisfactory to the Trustee, to institute such proceeding as Trustee under the Senior Notes and the Indenture, the Trustee has failed to institute such proceeding within 45 days after receipt of such notice and the Trustee, within such 45-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Senior Notes. Such limitations do not apply, however, to a suit instituted by a holder of an Senior Note for the enforcement of the payment of the principal of and premium, if any, or interest on such Senior Note on or after the respective due dates expressed in such Senior Note.

          During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, whether or not an Event of Default shall occur and be continuing, the Trustee under the Indenture is not under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the Senior Notes unless such holders shall have offered to the Trustee security or indemnity satisfactory to it. Subject to certain provisions concerning the rights of the Trustee, the holders of a majority in aggregate principal amount of the outstanding Senior Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture.

          If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each holder of the Senior Notes notice of the Default or Event of Default within 90 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of and premium, if any, or interest on any Senior Notes, the Trustee may withhold the notice to the holders of such Senior Notes if the Trustee, in good faith, determines that withholding the notice is in the interest of the noteholders.

          The Company is required to furnish to the Trustee annual statements as to the performance by the Company of its and its Restricted Subsidiaries' obligations under the Indenture and as to any default in such performance.

No Liability for Certain Persons

          No director, officer, employee or stockholder of Holdings or the Company, nor any director, officer or employee of any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under the Senior Notes, the guarantees thereof or the Indenture based on or by reason of such obligations or their creation. Each holder by accepting a Senior Note waives and releases all such liability. The foregoing waiver and release are an integral part of the consideration for the issuance of the Senior Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

          The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers' certificate, elect to have all of its obligations discharged with respect to the outstanding Senior Notes and all obligations of the Guarantors discharged with respect to their guarantees of such Senior Notes ("Legal Defeasance") except for:

  (1)
  the rights of holders of outstanding Senior Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Senior Notes when such payments are due from the trust referred to below;

  (2)
  the Company's obligations with respect to the Senior Notes concerning issuing temporary Senior Notes, registration of Senior Notes, mutilated, destroyed, lost or stolen Senior Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the Trustee, and the Company's and the Guarantors' obligations in connection therewith; and

  (4)
  the Legal Defeasance and Covenant Defeasance provisions of the Indenture.

          In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Senior Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "— Events of Default" will no longer constitute an Event of Default with respect to the Senior Notes.

          In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Senior Notes, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S. dollars and non-callable U.S. Government Obligations, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the outstanding Senior Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Senior Notes are being defeased to such stated date for payment or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Company must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Company must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

  (6)
  the Company must deliver to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Senior Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

  (7)
  the Company must deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

          The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Senior Notes as expressly provided for in the Indenture) as to all outstanding Senior Notes when:

  (i)
  either:

  (a)
  all the Senior Notes theretofore authenticated and delivered (except lost, stolen or destroyed Senior Notes which have been replaced or repaid and the Senior Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

  (b)
  all the Senior Notes not theretofore delivered to the Trustee for cancellation (except lost, stolen or destroyed Senior Notes which have been replaced or paid) have become due and payable, will become due and payable at their stated maturity within one year, or will become due and payable within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Senior Notes not theretofore delivered to the Trustee for cancellation, for principal of and premium, if any, and interest on the Senior Notes to the date of deposit (in the case of the Senior Notes that have become due and payable)

        or to the maturity or redemption date, as the case may be together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

  (ii)
  the Company has paid all other sums payable under the Indenture by the Company; and

  (iii)
  the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of such Indenture have been complied with.

Amendments and Waivers

          From time to time, the Company and the Trustee may, without the consent of the holders of any of the outstanding Senior Notes, amend, waive or supplement the Indenture, the Senior Notes or the guarantees for certain specified purposes, including, among other things, curing ambiguities, omissions, mistakes, defects or inconsistencies, conforming any provision to any provision under the heading "Description of the Senior Notes", qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act, making any change that does not adversely affect the rights of any holder of the Senior Notes or adding Guarantees or releasing or discharging Guarantees in accordance with the terms of the Indenture. Other amendments and modifications of the Indenture, the Senior Notes or the guarantees may be made by the Company and the Trustee with the consent of the holders of a majority of the aggregate principal amount of the outstanding Senior Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Senior Note affected thereby:

  (i)
  reduce the principal amount of, extend the fixed maturity of or alter the redemption provisions of, the Senior Notes;

  (ii)
  change the currency in which any Senior Notes or any premium, or the interest thereon is payable;

  (iii)
  reduce the percentage in principal amount of outstanding Senior Notes that must consent to an amendment, supplement or waiver or consent to take any action under the Indenture or the Senior Notes;

  (iv)
  impair the right to institute suit for the enforcement of any payment on or with respect to the Senior Notes;

  (v)
  waive a default in payment with respect to the Senior Notes;

  (vi)
  reduce or change the rate or time for payment of interest, if any, on the Senior Notes; or

  (vii)
  modify or change any provision of the Indenture affecting the ranking of the Senior Notes or any guarantee of the Senior Notes in a manner adverse to the holders of the Senior Notes.

The Trustee

          The Indenture will provide that, except during the continuance of an Event of Default, the Trustee thereunder will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

          The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined in such Act) it must eliminate such conflict or resign.

          We maintain banking and lending relationships in the ordinary course of business with the Trustee and its affiliates.

Governing Law

          The Indenture and the Senior Note will be governed by the laws of the State of New York, without regard to the principles of conflicts of law.

Additional Information

          Anyone who receives this prospectus supplement may obtain a copy of the Indenture without charge by writing to United Rentals, Inc., 100 First Stamford Place, Suite 700, Stamford, CT 06902, Attention: Corporate Secretary.

Book-Entry, Delivery and Form

          The Senior Notes will be issued in the form of one or more registered global notes (the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

          Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in certificated form ("Certificated Notes") except in the limited circumstances described below. See "— Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

          Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

          The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

          DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants.

The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

          DTC has also advised the Company that, pursuant to procedures established by it:

  (1)
  upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

  (2)
  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

          Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

          Except as described below, owners of interests in the Global Notes will not have Senior Notes registered in their names, will not receive physical delivery of Senior Notes in certificated form and will not be considered the registered owners or "holders" thereof under the Indenture for any purpose.

          Payments in respect of the principal of, and interest and premium, if any on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the Senior Notes, including the Global Notes, are registered as the owners of the Senior Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

          DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Senior Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Senior Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the Senior Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

          Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

          DTC has advised the Company that it will take any action permitted to be taken by a holder of the Senior Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Senior Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Senior Notes, DTC reserves the right to exchange the Global Notes for legended Senior Notes in certificated form, and to distribute such Senior Notes to its Participants.

          None of the Company, the Trustee and any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

          A Global Note is exchangeable for Certificated Notes if:

  (1)
  DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary;

  (2)
  the Company in its discretion at any time determines not to have all the Senior Notes represented by Global Notes; or

  (3)
  a default entitling the holders of the Senior Notes to accelerate the maturity thereof has occurred and is continuing.

          Any Global Note that is exchangeable as above is exchangeable for certificated notes issuable in authorized denominations and registered in such names as DTC shall direct.

Same Day Settlement and Payment

          The Company will make payments in respect of the Senior Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Company will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The Senior Notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Senior Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Certain Definitions

          "4.000% Convertible Senior Notes" means the $34 million aggregate principal amount of 4.000% Convertible Senior Notes due 2015 issued by Holdings.

          "Acquired Indebtedness" means Indebtedness of a person:

  (a)
  assumed in connection with an Asset Acquisition from such person; or

  (b)
  existing at the time such person becomes a Subsidiary of any other person and not incurred in connection with, or in contemplation of, such Asset Acquisition or such person becoming a Subsidiary.

          "Adjusted Treasury Rate" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after July 15, 2020, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month, except that if the period from the redemption date to July 15, 2020 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third business day immediately preceding the redemption date, plus 0.50%.

          "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

          "Applicable Premium" means with respect to any Senior Notes at any redemption date, the greater of

  (1)
  1.00% of the principal amount of such Senior Notes; and

  (2)
  the excess of (a) the present value at such redemption date of (i) the redemption price of the Senior Notes on July 15, 2020, set forth in the table appearing above with respect to the Senior Notes under the caption "— Optional Redemption" plus (ii) all required remaining scheduled interest payments due on such Senior Note through July 15, 2020 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate as of such redemption date, over (b) the principal amount of such Senior Note on such redemption date.

          "Asset Acquisition" means:

  (a)
  an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary or a transaction pursuant to which the Company or a Restricted Subsidiary merges with or into any other Person and such Person assumes the obligations of the Company or such Restricted Subsidiary, as applicable, as described under "— Consolidation, Merger, Sale of Assets, etc."; or

  (b)
  the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person.

          "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition by the Company or any Restricted Subsidiary to any Person other than the Company or a Restricted Subsidiary of:

  (a)
  any Capital Stock of any Restricted Subsidiary (other than directors qualifying shares or to the extent required by applicable law);

  (b)
  all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or

  (c)
  any other properties or assets of the Company or any Restricted Subsidiary,

  other than, in the case of clauses (a), (b) or (c) above,

  (i)
  sales, conveyances, transfers, leases or other dispositions of (x) obsolete, damaged or used equipment or (y) other equipment or inventory in the ordinary course of business;

  (ii)
  sales, conveyances, transfers, leases or other dispositions of assets in one or a series of related transactions for an aggregate consideration of less than the greater of $75.0 million and 1.0% of Consolidated Net Tangible Assets;

  (iii)
  the lease, assignment, license, sublicense or sublease of any real or personal property in the ordinary course of business;

  (iv)
  for purposes of the covenant described under "— Certain Covenants — Disposition of Proceeds of Asset Sales" only, (x) a disposition that constitutes a Restricted Payment permitted by the covenant described under "— Certain Covenants — Limitation on Restricted Payments" or a Permitted Investment, (y) a disposition governed by the covenant described under "— Consolidation, Merger, Sale of Assets, etc." and (z) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets in connection with a Securitization Transaction;

  (v)
  any exchange of like property pursuant to or intended to qualify under Section 1031 (or any successor section) of the Code, and to be used in a Related Business;

  (vi)
  any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or agreement, or necessary or advisable (as determined by the Company in good faith) in order to consummate any acquisition of any Person, business or assets, or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement;

  (vii)
  any disposition of Cash Equivalents;

  (viii)
  any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

  (ix)
  the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable;

  (x)
  a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a person (other than a Company or a Restricted Subsidiary) from which such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquires its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition);

  (xi)
  the abandonment or other disposition of trademarks, copyrights, patents or other intellectual property that are, in the good faith determination of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its subsidiaries taken as a whole; and

  (xii)
  (x) non-exclusive licenses, sublicenses or cross-licenses of intellectual property or other general intangibles; and (y) exclusive licenses, sublicenses or cross-licenses of intellectual property or other general intangibles in the ordinary course of business.

          "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Senior Notes of the applicable series, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capitalized Lease Obligation."

          "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing:

  (i)
  the sum of the products of:

  (a)
  the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness; and

  (b)
  the amount of each such principal payment; by

  (ii)
  the sum of all such principal payments.

          "Board of Directors" means the board of directors of a company or its equivalent, including managers of a limited liability company, general partners of a partnership or trustees of a business trust, or any duly authorized committee thereof.

          "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person's capital stock or equity participations, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock and, including, without limitation, with respect to partnerships, limited liability companies or business trusts, ownership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, such partnerships, limited liability companies or business trusts.

          "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP; provided, that if GAAP shall change after the Issue Date so that a lease (or other agreement conveying the right to use property) that would not be classified as a capital lease under GAAP as in effect as of the Issue Date would be classified as a capital lease, then the obligations under such lease (or other agreement conveying the right to use any property) shall not be considered to be a Capitalized Lease Obligation.

          "Cash Equivalents" means, at any time:

  (a)
  any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof;

  (b)
  commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc.;

  (c)
  any certificate of deposit (or time deposits represented by such certificates of deposit) or bankers acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500 million;

  (d)
  any repurchase agreement entered into with any commercial banking institution of the stature referred to in clause (c) which:

  (i)
  is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c); and

    (ii)
    has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder;

  (e)
  investments in short-term asset management accounts managed by any bank party to a Credit Facility which are invested in indebtedness of any state or municipality of the United States or of the District of Columbia and which are rated under one of the two highest ratings then obtainable from Standard & Poor's Ratings Group or by Moody's Investors Service, Inc. or investments of the types described in clauses (a) through (d) above; and

  (f)
  investments in funds investing primarily in investments of the types described in clauses (a) through (e) above.

          "Change of Control" means the occurrence of any of the following events:

  (a)
  any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total Voting Stock of the Company or Holdings (other than, in the case of the Company, Holdings or a wholly owned Subsidiary of Holdings);

  (b)
  the Company or Holdings consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its properties and assets as an entirety to any Person (other than (1) with respect to the Company, to Holdings, a wholly owned Subsidiary of Holdings or a Subsidiary Guarantor and (2) with respect to Holdings, to a wholly owned Subsidiary of Holdings, the Company or a Subsidiary Guarantor, or any Person that consolidates with, or merges with or into, the Company or Holdings), in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company or Holdings is converted into or exchanged for cash, securities or other property, other than any such transaction involving a merger or consolidation where:

  (i)
  the outstanding Voting Stock of the Company or Holdings is converted into or exchanged for Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation; and

  (ii)
  immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Holdings or any wholly owned Subsidiary of Holdings, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; or

  (c)
  the Company is liquidated or dissolved or adopts a plan of liquidation.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity most nearly equal to the period from the redemption date to July 15, 2020 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to July 15, 2020.

          "Comparable Treasury Price" means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is given to the Company, Reference Treasury Dealer Quotations for such redemption date.

          "Consolidated Cash Flow Available for Fixed Charges" means, with respect to any Person for any period:

  (i)
  the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:

  (a)
  Consolidated Net Income;

  (b)
  Consolidated Non-cash Charges;

  (c)
  Consolidated Interest Expense;

  (d)
  Consolidated Income Tax Expense;

  (e)
  any fees, expenses or charges related to the Transactions, the RSC Merger Transactions, the National Pump Transactions, or to any Equity Offering, Investment, merger, acquisition, disposition, consolidation, recapitalization or the incurrence or repayment of Indebtedness permitted by the Indenture (including any refinancing or amendment of any of the foregoing) (whether or not consummated or incurred);

  (f)
  the amount of any restructuring charges or reserves (which shall include retention, severance, systems establishment cost, excess pension charges, contract termination costs, including future lease commitments, costs related to start up, closure, relocation or consolidation of facilities, costs to relocate employees, consulting fees, one time information technology costs, one time branding costs and losses on the sale of excess fleet from closures); provided, however, that the aggregate amount of such charges or reserves added to Consolidated Cash Flow Available for Fixed Charges for any period pursuant to this clause (f) (when taken together with any amounts added pursuant to clause (g) below) will not exceed the greater of 20.0% of Consolidated Cash Flow Available for Fixed Charges of such Person for such period; and

  (g)
  the amount of net cost savings and synergies projected by the Company in good faith to be realized (which shall be calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or synergies are reasonably identifiable and supportable, (B) such actions have been taken or are to be taken within 18 months after the date of determination to take such action and (C) the aggregate amount of any cost savings and synergies added pursuant to this clause (g) (when taken together with any amounts added pursuant to clause (f) above) shall not exceed 20.0% of Consolidated Cash Flow Available for Fixed Charges for such period, less

  (ii)
  (x) non-cash items increasing Consolidated Net Income and (y) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated Cash Flow Available for Fixed Charges in the most recent Four Quarter Period (as defined below).

          "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating:

  (1)
  all intercompany items between the Company and any Restricted Subsidiary; and

  (2)
  all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

          "Consolidated Fixed Charge Coverage Ratio" means, with respect to any person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of such person for the Four Quarter Period.

          The Consolidated Fixed Charge Coverage Ratio shall be calculated after giving pro forma effect to:

  (a)
  the incurrence of Indebtedness requiring calculation of the Consolidated Fixed Charge Coverage Ratio and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness were incurred at the beginning of the Four Quarter Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the Four Quarter Period during the period from the date of creation of such facility to the date of such calculation);

  (b)
  the incurrence, repayment, defeasance, retirement or discharge of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of the Four Quarter Period as if such Indebtedness was incurred, repaid, defeased, retired or discharged at the beginning of the Four Quarter Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the Four Quarter Period or such shorter for which such facility was outstanding (or, if such facility was created after the end of the Four Quarter Period, based upon the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation or such shorter period)); and

  (c)
  any Asset Sale or Asset Acquisition occurring since the first day of the Four Quarter Period (including to the date of calculation) as if such acquisition or disposition occurred at the beginning of such Four Quarter Period.

          For purposes of this definition, whenever pro forma effect is to be given to any Investment, acquisition, disposition or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Investment, acquisition, disposition or other transaction that have been or are expected to be realized) shall be as determined in good faith by the chief financial officer or an authorized officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness). If any interest bears, at the option of the Company or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP, subject to the definition of Capitalized Lease Obligation hereunder.

          If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or such Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

          "Consolidated Fixed Charges" means, with respect to any person for any period, the sum of, without duplication, the amounts for such period of:

  (i)
  Consolidated Interest Expense; and

  (ii)
  the aggregate amount of dividends and other distributions paid in cash during such period in respect of Redeemable Capital Stock of such person and its Restricted Subsidiaries on a consolidated basis.

          "Consolidated Income Tax Expense" means, with respect to any person for any period, the provision for federal, state, local and foreign taxes (whether or not paid, estimated or accrued) based on income, profits or capitalization of such person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" means, with respect to any person for any period, without duplication, the sum of:

  (i)
  the interest expense, net of any interest income, of such person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

  (a)
  any amortization of debt discount;

  (b)
  the net payments made or received under Interest Rate Protection Obligations (including any amortization of discounts);

  (c)
  the interest portion of any deferred payment obligation;

  (d)
  all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing or similar facilities; and

  (e)
  all accrued interest; and

  (ii)
  the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, less

  (iii)
  to the extent otherwise included in such interest expense referred to in clause (i) above, the amortization or write-off of financing costs, commissions, fees and expenses.

          "Consolidated Net Income" means, with respect to any person, for any period, the consolidated net income (or loss) of such person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication:

  (i)
  any extraordinary, unusual or non-recurring gain, loss, expense or charge (including without limitation fees, expenses and charges associated with the RSC Merger Transactions, the National Pump Transactions or any merger, acquisition, disposition or consolidation after March 9, 2012);

  (ii)
  (A) the portion of net income of such person and its Restricted Subsidiaries allocable to minority interests in unconsolidated persons or to Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such person or one of its Restricted Subsidiaries and (B) the portion of net loss of such person and its Restricted Subsidiaries allocable to minority interests in unconsolidated persons or to

    Investments in Unrestricted Subsidiaries shall be included to the extent of the aggregate investment of the Company or any Restricted Subsidiary in such person;

  (iii)
  gains or losses in respect of any Asset Sales by such person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;

  (iv)
  the net income of any Restricted Subsidiary of such person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to the Senior Notes or Indenture and (z) restrictions in effect on the Issue Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the holders than such restrictions in effect on the Issue Date);

  (v)
  any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

  (vi)
  the write-off of any issuance costs incurred by the Company in connection with the refinancing or repayment of any Indebtedness;

  (vii)
  any net after-tax gain (or loss) attributable to the early repurchase, extinguishment or conversion of Indebtedness, hedging obligations or other derivative instruments (including any premiums paid);

  (viii)
  any non-cash income (or loss) related to the recording of the Fair Market Value of any Hedging Obligations;

  (ix)
  any unrealized gains or losses in respect of Currency Agreements;

  (x)
  (a) any non-cash compensation deduction as a result of any grant of stock or stock-related instruments to employees, officers, directors or members of management and (b) and any cash charges associated with the rollover, acceleration or payout on stock or stock-related instruments by management of Holdings, the Company, or any of their Subsidiaries in connection with the RSC Merger Transactions or the National Pump Transactions;

  (xi)
  any income (or loss) from discontinued operations;

  (xii)
  any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of any Person denominated in a currency other than the functional currency of such Person;

  (xiii)
  to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption; provided that, to the extent included in Consolidated Net Income in a future period, reimbursements with respect to expenses excluded from the calculation of Consolidated Net Income pursuant to this clause (xiii) shall be excluded from Consolidated Net Income in such period up to the amount of such excluded expenses;

  (xiv)
  any non-cash charge, expense or other impact attributable to application of the purchase method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase accounting adjustments);

  (xv)
  any goodwill or other intangible asset impairment charge;

  (xvi)
  effects of fair value adjustments in the merchandise inventory, property and equipment, goodwill, intangible assets, deferred revenue, deferred rent and debt line items in such Person's consolidated financial statements pursuant to GAAP resulting from the application of acquisition accounting in relation to the RSC Merger Transactions, the National Pump Transactions or any consummated acquisition and the amortization or write-off or removal of revenue otherwise recognizable of any amounts thereof, net of taxes, shall be excluded or added back in the case of lost revenue;

  (xvii)
  the amount of loss on sale of assets to a Subsidiary in connection with a Securitization Transaction;

  (xviii)
  accruals and reserves established within 12 months after (a) the consummation of the RSC Merger Transactions that were established as a result of the RSC Merger Transactions, (b) the consummation of the National Pump Transactions that are established as a result of the National Pump Transactions and (c) the closing of any acquisition or investment so required to be established as a result of such acquisition or investment in accordance with GAAP, or changes as a result of adoption or modification of accounting policies.

          "Consolidated Net Tangible Assets" as of any date of determination, means the total amount of assets (less the sum of goodwill and other intangibles, net) which would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to the acquisition or disposal of any property or assets consummated on or prior to such date and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

  (1)
  minority interests in consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary;

  (2)
  treasury stock;

  (3)
  cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

  (4)
  Investments in and assets of Unrestricted Subsidiaries.

          "Consolidated Non-cash Charges" means, with respect to any person for any period, the aggregate depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses of such person and its Restricted Subsidiaries reducing Consolidated Net Income of such person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss).

          "Control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

          "Credit Agreement" means the Amended and Restated Credit Agreement, dated as of October 14, 2011, and as amended by amendments dated as of December 16, 2011 and June 28, 2013, among the Company and certain of its Subsidiaries, as Borrowers, Holdings and certain of its Subsidiaries, as Guarantors, United Rentals of Canada, Inc., as Canadian Borrower, United Rentals Financing Limited Partnership, as specified loan borrower, Bank of America, N.A., as agent, U.S. swingline lender and U.S. letter of credit issuer, Bank of America, N.A. (acting through its Canada branch), as Canadian swingline lender and Canadian letter of credit issuer, Wells Fargo Capital Finance, LLC, as syndication agent, Citigroup Global Markets Inc. and Morgan Stanley Senior Funding, Inc., as co-documentation agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Capital Finance, LLC, Citigroup Global Markets Inc. and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners, and the lenders party thereto, together with the related documents (including any term loans and revolving loans thereunder, any guarantees and any security documents, instruments and agreements executed in connection therewith), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement, indenture or other instrument (and related documents) governing any form of Indebtedness incurred to refinance or replace, in whole or in part, the borrowings and commitments at any time outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or holder of Indebtedness or group of lenders or holders of Indebtedness and whether to the same obligor or different obligors.

          "Credit Facility" means one or more debt facilities or agreements (including the Credit Agreement and the Secured Notes), commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, with banks or other institutional lenders or investors providing for, or acting as underwriters of, revolving loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), notes, debentures, letters of credit or the issuance and sale of securities including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith and in each case, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreements, indentures or other instruments (and related documents) governing any form of Indebtedness incurred to refinance or replace, in whole or in part, the borrowings and commitments at any time outstanding or permitted to be outstanding under such facility or agreement or successor facility or agreement whether by the same or any other lender or holder of Indebtedness or group of lenders or holders of Indebtedness and whether the same obligor or different obligors.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

          "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Designated Non-cash Consideration" means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officers' certificate which sets forth the Fair Market Value of the non-cash consideration at the time of its receipt and the basis for such valuation.

          "Disinterested Member of the Board of Directors of the Company" means, with respect to any transaction or series of transactions, a member of the Board of Directors of the Company other than a member who has any material direct or indirect financial interest in or with respect to such transaction or series of transactions or is an Affiliate, or an officer, director or an employee of any Person (other than the Company, Holdings or any Restricted Subsidiary) who has any direct or indirect financial interest in or with respect to such transaction or series of transactions.

          "Domestic Restricted Subsidiary" means any Restricted Subsidiary other than a Foreign Subsidiary.

          "Equipment Securitization Transaction" means any sale, assignment, pledge or other transfer (a) by the Company or any Subsidiary of the Company of rental fleet equipment, (b) by any ES Special Purpose Vehicle of leases or rental agreements between the Company and/or any Subsidiary of the Company, as lessee, on the one hand, and such ES Special Purpose Vehicle, as lessor, on the other hand, relating to such rental fleet equipment and lease receivables arising under such leases and rental agreements and (c) by the Company or any Subsidiary of the Company of any interest in any of the foregoing, together in each case with (i) any and all proceeds thereof (including all collections relating thereto, all payments and other rights under insurance policies or warranties relating thereto, all disposition proceeds received upon a sale thereof, and all rights under manufacturers' repurchase programs or guaranteed depreciation programs relating thereto), (ii) any collection or deposit account relating thereto and (iii) any collateral, guarantees, credit enhancement or other property or claims supporting or securing payment on, or otherwise relating to, any such leases, rental agreements or lease receivables.

          "Equity Offering" means a private or public sale for cash after the Issue Date by (1) the Company of its common Capital Stock (other than Redeemable Capital Stock and other than to a Subsidiary of the Company) or (2) Holdings of its Capital Stock (other than to the Company or a Subsidiary of the Company) to the extent that the net proceeds therefrom are contributed to the common equity capital of the Company.

          "ES Special Purpose Vehicle" means a trust, bankruptcy remote entity or other special purpose entity which is a Subsidiary of the Company or Holdings (or, if not a Subsidiary of the Company or Holdings, the common equity of which is wholly owned, directly or indirectly, by the Company or Holdings) and which is formed for the purpose of, and engages in no material business other than, acting as a lessor, issuer or depositor in an Equipment Securitization Transaction (and, in connection therewith, owning the rental fleet equipment, leases, rental agreements, lease receivables, rights to payment and other interests, rights and assets described in the definition of Equipment Securitization Transaction, and pledging or transferring any of the foregoing or interests therein).

          "Event of Default" has the meaning set forth under "— Events of Default" herein.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

          "Existing Securitization Facility" means the receivables facility established pursuant to the Third Amended and Restated Receivables Purchase Agreement, dated as of September 24, 2012, among United Rentals Receivables LLC II, as seller, Holdings, as collection agent, Liberty Street Funding LLC, as a purchaser, Gotham Funding Corporation, as a purchaser, PNC Bank, National Association, as purchaser agent for itself and as a bank, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as a purchaser agent and as a bank, SunTrust Bank, as a purchaser agent for itself and as a bank, and The Bank of Nova Scotia, as administrative agent, as a bank and as a purchaser agent, as amended, modified or supplemented from time to time, and the other Transaction Documents under and as defined therein.

          "Fair Market Value" means, with respect to any asset, the fair market value of such asset as determined by the Board of Directors of the Company in good faith, whose determination shall be conclusive and, in the case of assets with a Fair Market Value in excess of $200.0 million, evidenced by a resolution of the Board of Directors of the Company.

          "Foreign Subsidiary" means any Restricted Subsidiary not created or organized under the laws of the United States or any state thereof or the District of Columbia.

          "Foreign Subsidiary Holding Company" means any Subsidiary the primary assets of which consist of capital interests in (i) one or more Foreign Subsidiaries or (ii) one or more Foreign Subsidiary Holding Companies.

          "Fuel Hedging Agreement" means any forward contract, swap, option, hedge or other similar financial agreement designed to protect against fluctuations in fuel prices.

          "GAAP" means generally accepted accounting principles set forth in the Financial Accounting Standards Board codification (or by agencies or entities with similar functions of comparable stature and authority within the U.S. accounting profession) or in rules or interpretative releases of the SEC applicable to SEC registrants; provided that (a) if at any time the SEC permits or requires U.S. domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Company may irrevocably elect by written notice to the Trustee to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (i) IFRS for periods beginning on and after the date of such notice or a later date as specified in such notice as in effect on such date and (ii) for prior periods, GAAP as defined in the first sentence of this definition and (b) GAAP is determined as of the date of any calculation or determination required hereunder; provided that (x) the Company, on any date, may, by providing notice thereof to the Trustee, elect to establish that GAAP shall mean GAAP as in effect on such date and (y) any such election, once made, shall be irrevocable. The Company shall give notice of any such election to the Trustee and the holders of the Senior Notes.

          "guarantee" means, as applied to any obligation:

  (i)
  a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation; and

  (ii)
  an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts available to be drawn down under letters of credit of another person.

          The term "guarantee" used as a verb has a corresponding meaning.

          "Guarantor" means Holdings and each Subsidiary Guarantor.

          "Guaranty Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company's obligations with respect to the Senior Notes on the terms provided for in the Indenture.

          "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Protection Agreement, Currency Agreement or Fuel Hedging Agreement.

          "Holdings" means United Rentals, Inc., a Delaware corporation, and any permitted successor or assign.

          "IFRS" means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board or any successor to such Board, or the SEC, as the case may be), as in effect from time to time.

          "Indebtedness" means, with respect to any person, without duplication:

  (a)
  the principal amount of all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit, banker's acceptance or other similar credit transaction;

  (b)
  the principal amount of all obligations of such person evidenced by bonds, notes, debentures or other similar instruments;

  (c)
  all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business;

  (d)
  all Capitalized Lease Obligations of such person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such person;

  (e)
  all Indebtedness referred to in the preceding clauses of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset (as determined in good faith by the Company) or the amount of the obligation so secured);

  (f)
  all guarantees of Indebtedness referred to in this definition by such Person;

  (g)
  all Redeemable Capital Stock of such Person (which shall be valued at the greater of its voluntary or involuntary maximum fixed repurchase price (as defined below) excluding accrued dividends);

  (h)
  all obligations under or in respect of Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time); and

  (i)
  any amendment, supplement, modification, deferral, renewal, extension, refinancing or refunding of any liability of the types referred to in clauses (a) through (h) above;

provided, however, that Indebtedness shall not include:

  (x)
  any holdback or escrow of the purchase price of property, services, businesses or assets; or

  (y)
  any contingent payment obligations incurred in connection with the acquisition of assets or businesses, which are contingent on the performance of the assets or businesses so acquired.

          For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.

          "Interest Rate Protection Agreement" means, with respect to any person, any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

          "Interest Rate Protection Obligations" means the obligations of any person pursuant to any Interest Rate Protection Agreements.

          "Investment" means, with respect to any Person, any loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to any other Person (by means of any transfer of cash or other property or any payment for property or services for consideration of Indebtedness or Capital Stock of any other Person), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of indebtedness issued by any other Person. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company's option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided that to the extent that the amount of Restricted Payments outstanding at any time is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to the first paragraph of the covenant described under "— Limitation on Restricted Payments."

          "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB– (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

          "Issue Date" means             , 2015.

          "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

          "Maturity Date" means July 15, 2025.

          "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

          "National Pump Acquisition" means the acquisition of assets contemplated by the Asset Purchase Agreement, effective as of March 7, 2014, by and among the Company, United Rentals of Canada, Inc., LD Services, LLC, National Pump & Compressor Ltd., Canadian Pump & Compressor, Ltd., Gulfco Industrial Equipment, L.P. and the Owners named therein, as amended from time to time.

          "National Pump Transactions" means (a) the National Pump Acquisition, (b) the issuance of debt securities in connection with the National Pump Acquisition and (c) any other transactions contemplated in connection with the National Pump Acquisition and any other financing transactions in connection with the National Pump Acquisition.

          "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) net of:

  (i)
  brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers, recording fees, transfer fees and appraisers' fees) related to such Asset Sale;

  (ii)
  provisions for all taxes payable as a result of such Asset Sale;

  (iii)
  amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary of the Company) owning a beneficial interest in the assets subject to the Asset Sale;

  (iv)
  payments made to retire Indebtedness which is secured by any assets subject to such Asset Sale (in accordance with the terms of any Lien upon such assets) or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds of such Asset Sale;

  (v)
  the amount of any liability or obligations in respect of appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary of the Company, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee; and

  (vi)
  the amount of any purchase price or similar adjustment claimed, owed or otherwise paid or payable by the Company or a Restricted Subsidiary in respect to such Asset Sale.

          "Permitted Investments" means any of the following:

  (i)
  Investments in the Company or in a Restricted Subsidiary;

  (ii)
  Investments in another Person, if as a result of such Investment:

  (A)
  such other Person becomes a Restricted Subsidiary; or

  (B)
  such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary;

  (iii)
  Investments representing Capital Stock, obligations or securities issued to the Company or any of its Restricted Subsidiaries received in settlement of claims against any other person or a reorganization or similar arrangement of any debtor of the Company or such Restricted Subsidiary, including upon the bankruptcy or insolvency of such debtor, or as a result of foreclosure, perfection or enforcement of any Lien;

  (iv)
  Investments in Hedging Obligations entered into by the Company or any of its Subsidiaries in connection with the operations of the business of the Company or its Restricted Subsidiaries and not for speculative purposes;

  (v)
  Investments in any Indebtedness of the Company or its Subsidiaries (with respect to Subordinated Indebtedness, to the extent otherwise permitted under the Indenture);

  (vi)
  Investments in Cash Equivalents;

  (vii)
  Investments in receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business;

  (viii)
  Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses, in any case, in the ordinary course of business and otherwise in accordance with the Indenture;

  (ix)
  Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under "— Certain Covenants — Disposition of Proceeds of Asset Sales" to the extent such Investments are non-cash proceeds as permitted under such covenant;

  (x)
  advances to employees or officers of the Company in the ordinary course of business and additional loans to employees or officers in an aggregate amount, together with all other Permitted Investments made pursuant to this clause (x), at any time outstanding not to exceed $25.0 million;

  (xi)
  any Investment to the extent that the consideration therefor is Capital Stock (other than Redeemable Capital Stock) of the Company;

  (xii)
  guarantees (including guarantees of the Senior Notes and Secured Notes) of Indebtedness permitted to be incurred under the "— Certain Covenants — Limitation on Indebtedness" covenant;

  (xiii)
  any acquisition of assets to the extent made in exchange for the issuance of Capital Stock (other than Redeemable Capital Stock) of Holdings or the Company;

  (xiv)
  Investments in securities or other Investments received in settlement of debts created in the ordinary course of business and owing to, or of other claims asserted by, the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

  (xv)
  Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date;

  (xvi)
  Investments in pledges or deposits with respect to leases or utilities provided to third parties;

  (xvii)
  any transaction to the extent that it constitutes an Investment that is permitted by and made in accordance with the second paragraph of the "— Certain Covenants — Limitation on Transactions with Affiliates" covenant, except those transactions permitted by clauses (ii), (iv), (viii) and (ix) of such paragraph;

  (xviii)
  Investments relating to a Subsidiary in connection with a Receivables Securitization Transaction that, in the good faith determination of the Company, are necessary or advisable to effect any Receivables Securitization Transaction;

  (xix)
  Investments in (w) Unrestricted Subsidiaries, (x) Similar Businesses, (y) less than all the business or assets of, or stock or other evidences of beneficial ownership of, any Person, or (z) any joint venture or similar arrangement, provided, however, that the aggregate amount of all Investments outstanding and made pursuant to this clause (xix) shall not exceed the greater of $575.0 million and 7.5% of Consolidated Net Tangible Assets at any one time; and

  (xx)
  other Investments; provided that at the time any such Investment is made pursuant to this clause (xx), the amount of such Investment, together with all other Investments made pursuant to this clause (xx), does not exceed the greater of $765.0 million and 10.0% of Consolidated Net Tangible Assets; provided that, if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed to have been made pursuant to clause (i) or (ii) of the definition of "Permitted Investments."

          "Permitted Liens" means:

  (a)
  any Lien existing as of the Issue Date;

  (b)
  Liens securing Indebtedness permitted under the provisions described in clause (a) of paragraph (2) of the covenant described under "— Certain Covenants — Limitation on Indebtedness";

  (c)
  any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary, if such Lien does not attach to any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Lien prior to such incurrence (plus improvements, accessions, proceeds or dividends or distributions in respect thereof);

  (d)
  Liens in favor of the Company or a Restricted Subsidiary;

  (e)
  Liens on and pledges of the assets or Capital Stock of any Unrestricted Subsidiary securing any Indebtedness or other obligations of such Unrestricted Subsidiary and Liens on the Capital Stock or assets of Foreign Subsidiaries securing Indebtedness permitted under the provisions described in clause (j) of paragraph (2) of the covenant described under "— Certain Covenants — Limitation on Indebtedness";

  (f)
  Liens for taxes not delinquent or statutory Liens for taxes, the nonpayment of which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries or that are being contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

  (g)
  statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent for a period of more than 60 days or being contested in good faith and by appropriate proceedings;

  (h)
  Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government or other contracts, performance and return-of-money bonds and other similar obligations (in each case, exclusive of obligations for the payment of borrowed money);

  (i)
  (A) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar agreements relating thereto and (B) any condemnation or eminent domain proceedings affecting any real property;

  (j)
  judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review or appeal of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

  (k)
  easements, rights-of-way, zoning restrictions, utility agreements, covenants, restrictions and other similar charges, encumbrances or title defects or leases or subleases granted to others, in respect of real property not interfering in the aggregate in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

  (l)
  any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

  (m)
  Liens securing Indebtedness incurred pursuant to clause (h) of paragraph (2) of the covenant described under "— Certain Covenants — Limitation on Indebtedness";

  (n)
  Liens securing Indebtedness incurred pursuant to clause (d) of paragraph (2) of the covenant described under "— Certain Covenants — Limitation on Indebtedness" to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of the Company or any Restricted Subsidiary; provided, however, that the Lien may not extend to any other property owned by the Company or any Restricted Subsidiary at the time the Lien is incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

  (o)
  Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

  (p)
  Liens securing refinancing Indebtedness permitted under clause (i) of paragraph (2) of the covenant described under "— Certain Covenants — Limitation on Indebtedness," provided that such Liens do not exceed the Liens replaced in connection with such refinanced Indebtedness or as provided for under the terms of the Indebtedness being replaced;

  (q)
  Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

  (r)
  Liens securing Hedging Obligations, in each case which relate to Indebtedness that is secured by Liens otherwise permitted under the Indenture;

  (s)
  customary Liens on assets of a Special Purpose Vehicle arising in connection with a Securitization Transaction;

  (t)
  any interest or title of a lessor, sublessor, licensee or licensor under any lease, sublease, sublicense or license agreement not prohibited by the Indenture;

  (u)
  Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with an acquisition permitted under the terms of the Indenture;

  (v)
  Liens on cash set aside at the time of the incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;

  (w)
  Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

  (x)
  any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

  (y)
  Liens on insurance proceeds or unearned premiums incurred in the ordinary course of business in connection with the financing of insurance premiums;

  (z)
  Liens created in favor of the Trustee for the Senior Notes as provided in the Indenture;

  (aa)
  Liens arising by operation of law in the ordinary course of business;

  (bb)
  Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

  (cc)
  Liens relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business;

  (dd)
  Liens incurred by the Company or any Restricted Subsidiary; provided that at the time any such Lien is incurred, the obligations secured by such Lien, when added to all other obligations secured by Liens incurred pursuant to this clause (dd), shall not exceed the greater of $765.0 million and 10.0% of Consolidated Net Tangible Assets; and

  (ee)
  Liens securing Indebtedness incurred in compliance with the covenant described under "— Certain Covenants — Limitation on Indebtedness," provided that on the date of the incurrence of such Indebtedness after giving effect to such incurrence (or on the date of the initial borrowing of such Indebtedness after giving pro forma effect to the incurrence of the entire committed amount of such Indebtedness, in which case such committed amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this clause), no Default or Event of Default shall have occurred and be continuing and the Senior Secured Indebtedness Leverage Ratio shall not exceed 3.50:1.00.

          For purposes of determining compliance with this definition, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category), (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Company shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, and (z) in the event that a portion of Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (ee) above (giving effect to the incurrence of such portion of such Indebtedness), the Company, in its sole discretion, may classify such portion of such Indebtedness (and any Obligations in respect thereof) as having been secured pursuant to clause (ee) above and thereafter the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses of this definition.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Preferred Stock," as applied to any person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over shares of Capital Stock of any other class of such person.

          "Purchase Money Obligations" means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any person owning such property or assets, or otherwise; provided that such Indebtedness is incurred within 180 days after such acquisition.

          "Quotation Agent" means a Reference Treasury Dealer selected by the Company.

          "Rating Agencies" mean Moody's and S&P or if Moody's or S&P or both shall not make a rating on the Senior Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody's or S&P or both, as the case may be.

          "Receivables Securitization Transaction" means any sale, discount, assignment or other transfer by the Company or any Subsidiary of the Company of accounts receivable, lease receivables or other payment obligations owing to the Company or such Subsidiary of the Company or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit account related thereto, and any collateral, guarantees or other property or claims supporting or securing payment by the obligor thereon of, or otherwise related to, or subject to leases giving rise to, any such receivables.

          "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Maturity Date or is redeemable at the option of the holder thereof at any time prior to the Maturity Date, or is convertible into or exchangeable for debt securities at any time prior to the Maturity Date; provided, however, that Capital Stock will not constitute Redeemable Capital Stock solely because the holders thereof have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" or an "asset sale."

          "Reference Treasury Dealer" means each of three nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

          "Reference Treasury Dealer Quotations" means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day immediately preceding such redemption date.

          "Related Business" means any business in which the Company or any of the Restricted Subsidiaries was engaged on the Issue Date and any business, related, complementary, ancillary or incidental to such business or extensions, developments or expansions thereof.

          "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

          "RS Special Purpose Vehicle" means a trust, bankruptcy remote entity or other special purpose entity which is a Subsidiary of the Company or Holdings (or, if not a Subsidiary of the Company or Holdings, the common equity of which is wholly owned, directly or indirectly, by the Company or Holdings) and which is formed for the purpose of, and engages in no material business other than, acting as an issuer or a depositor in a Receivables Securitization Transaction (and, in connection therewith, owning accounts receivable, lease receivables, other rights to payment, leases and related assets and pledging or transferring any of the foregoing or interests therein).

          "RSC Merger" means the merger of RSC Holdings Inc. with and into Holdings, as effected on and subsequent to April 30, 2012.

          "RSC Merger Transactions" means the transactions necessary to effect the RSC Merger, including (a) the RSC Merger, (b) the merger of all of the U.S. Subsidiaries of RSC Holdings Inc. and their successors in interest into one or more Subsidiaries of Holdings, (c) the mergers of one or more U.S. Subsidiaries of Holdings into one or more other U.S. Subsidiaries of Holdings, (d) the merger, amalgamation, consolidation and/or liquidation of RSC Holdings Inc.'s Foreign Subsidiaries into one or more Foreign Subsidiaries of the Company, (e) the issuance of debt securities and borrowings under the Credit Agreement in connection with the RSC Merger, (f) the amendment and increase of the Credit Agreement in connection with the RSC Merger, (g) the amendment and refinancing of the Existing Securitization Facility in connection with the RSC Merger and (h) any other transactions contemplated in connection with the RSC Merger and any other financing transactions in connection with the RSC Merger.

          "S&P" means Standard & Poor's Ratings Services and any successor to its rating agency business.

          "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a person and the Company or a Restricted Subsidiary leases it from such person.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Secured Notes" means up to $1.0 billion principal amount of Senior Secured Notes due 2023, which are expected to be issued on the Issue Date concurrently with the Senior Notes.

          "Securitization Transaction" means an Equipment Securitization Transaction or a Receivables Securitization Transaction.

          "Senior Indebtedness Leverage Ratio" means, with respect to any Person, on any date of determination, a ratio (i) the numerator of which is the aggregate principal amount (or accreted value, as the case may be) of Indebtedness (excluding any Subordinated Indebtedness) of such Person and its Restricted Subsidiaries on a consolidated basis outstanding on such date, less the amount of cash and Cash Equivalents that would be stated on the consolidated balance sheet of such Person and held by such Person or its Restricted Subsidiaries, as determined in accordance with GAAP, as of the date of determination, (ii) and the denominator of which is the Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of such calculation, in each case calculated with the pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

          "Senior Secured Indebtedness Leverage Ratio" means, with respect to any Person, on any date of determination, a ratio (i) the numerator of which is the aggregate principal amount (or accreted value, as the case may be) of Indebtedness that is secured by a Lien of such Person and its Restricted Subsidiaries on a consolidated basis outstanding on such date, less the amount of cash and Cash Equivalents that would be stated on the consolidated balance sheet of such Person and held by such Person or its Restricted Subsidiaries, as determined in accordance with GAAP, as of the date of determination, and (ii) the denominator of which is the Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of such calculation, in each case calculated with the pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

          "Significant Subsidiary" of any person means a Restricted Subsidiary of such person which would be a significant subsidiary of such person as determined in accordance with the definition in Rule 1-02(w) of Article 1 of Regulation S-X promulgated by the SEC and as in effect on the Issue Date.

          "Similar Business" means any businesses conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date and any other activities that are similar, ancillary or reasonably related to, or a reasonable extension, expansion or development of such business or ancillary thereto.

          "Special Purpose Vehicle" means an ES Special Purpose Vehicle or an RS Special Purpose Vehicle.

          "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any of its Restricted Subsidiaries that are reasonably customary in a Securitization Transaction.

          "Stated Maturity" means, when used with respect to any Senior Note or any installment of interest thereon, the date specified in such Senior Note as the fixed date on which the principal of such Senior Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

          "Subordinated Indebtedness" means, with respect to a person, Indebtedness of such person (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to the Senior Notes or a guarantee of the Senior Notes by such person, as the case may be, pursuant to a written agreement to that effect.

          "Subsidiary" means, with respect to any person:

  (i)
  a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries thereof; and

  (ii)
  any other person (other than a corporation), including, without limitation, a partnership, limited liability company, business trust or joint venture, in which such person, one or more Subsidiaries thereof or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has a majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other person performing similar functions).

          For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

          "Subsidiary Guarantors" means each of the Company's Domestic Restricted Subsidiaries that executes a subsidiary guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

          "Total Indebtedness Leverage Ratio" means, with respect to any Person, on any date of determination, a ratio (i) the numerator of which is the aggregate principal amount (or accreted value, as the case may be) of Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis outstanding on such date, less the amount of cash and Cash Equivalents that would be stated on the consolidated balance sheet of such Person and held by such Person or its Restricted Subsidiaries, as determined in accordance with GAAP, as of the date of determination, (ii) and the denominator of which is the Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of such calculation, in each case calculated with the pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

          "Transactions" means the issuance of the Senior Notes, the Guarantees, the Secured Notes and Secured Guarantees.

          "Unrestricted Subsidiary" means (a) United Rentals Receivables LLC II and any other Special Purpose Vehicles and (b) each Subsidiary of the Company designated as such pursuant to and in compliance with the covenant described under "— Certain Covenants — Limitation on Designations of Unrestricted Subsidiaries" and each Subsidiary of such Unrestricted Subsidiary.

          "U.S. Government Obligations" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of that is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

          "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

          "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of the Company of which 100% of the outstanding Capital Stock is owned by the Company or another Wholly Owned Restricted Subsidiary of the Company. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

          This section describes the material United States federal income tax consequences of owning the notes we are offering. This discussion applies to you only if you acquire notes in the offering and you hold your notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

  •
  a dealer in securities or currencies,

  •
  a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

  •
  a bank,

  •
  a life insurance company,

  •
  a tax-exempt organization,

  •
  a person that owns notes that are a hedge or that are hedged against interest rate risks,

  •
  a person that owns notes as part of a straddle or conversion transaction for tax purposes,

  •
  a person that purchases or sells the notes as part of a wash sale for tax purposes, or

  •
  a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

          If you purchase notes at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your own tax advisor regarding this possibility.

          This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

          If a partnership (or other entity treated as a partnership) holds the notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership (or other entity treated as a partnership) holding the notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the notes.

          Please consult your own tax advisor concerning the consequences of owning these notes in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

 United States Holders

          This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a note and you are:

  •
  a citizen or resident of the United States,

  •
  a domestic corporation,

  •
  an estate whose income is subject to United States federal income tax regardless of its source, or

  •
  a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

          If you are not a United States holder, this subsection does not apply to you and you should refer to "United States Alien Holders" below.

Payments of Interest

          You will be taxed on the stated interest on your notes as ordinary income at the time you receive such interest or when it accrues, depending on your method of accounting for tax purposes.

Change of Control

          As described in the sections titled "Description of the Secured Notes — Change of Control" and "Description of the Senior Notes — Change of Control," upon the occurrence of a Change of Control we may be obligated to make additional payments on the notes in excess of stated interest and principal. We intend to take the position that there is no more than a remote chance that a Change of Control will occur and the notes should accordingly not be treated as contingent payment debt instruments because of the additional payments. Assuming such position is respected, you would be required to include in income the amount of any such additional payment at the time such payments are received or accrued in accordance with your method of accounting for United States federal income tax purposes. If the Internal Revenue Service successfully challenged this position, and the notes were treated as contingent payment debt instruments, you could be required to accrue interest income at a rate higher than the stated interest rate on the note and to treat as ordinary income, rather than capital gain, a portion gain recognized on a sale, retirement or redemption of a debt security. You are urged to consult your own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.

Sale, Retirement and Redemption of the Notes

          Your tax basis in your note will generally be its cost to you. You will generally recognize capital gain or loss on the sale, retirement or redemption of your note equal to the difference between the amount you realize on the sale, retirement or redemption, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your note. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the holder has a holding period greater than one year. The deductibility of capital losses is subject to certain limitations.

Satisfaction and Discharge

          If we satisfy and discharge the notes prior to the Maturity Date as provided under "Description of the Secured Notes — Satisfaction and Discharge" and "Description of the Senior Notes — Satisfaction and Discharge" you will be treated as having disposed of the notes for the U.S. federal income tax purposes. You may therefore recognize gain with respect to the notes upon the satisfaction and discharge notwithstanding that you will not receive the principal amount of the notes prior to the Maturity Date.

Medicare Tax

          A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder's "net investment income" (or "undistributed net investment income" in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual's circumstances). A holder's net investment income generally includes its interest income and its net gains from the disposition of its notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

United States Alien Holders

          This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a note and you are, for United States federal income tax purposes:

  •
  a nonresident alien individual,

  •
  a foreign corporation, or

  •
  an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note.

          If you are a United States holder, this subsection does not apply to you.

Withholding Taxes

          Subject to the discussions of FATCA withholding and backup withholding below, payments of principal and interest on the notes generally will not be subject to U.S. withholding taxes.

          However, for the exemption from withholding taxes to apply to you, you must meet one of the following requirements.

  •
  You provide a completed Form W-8BEN, W-8BEN-E or substitute form to the bank, broker or other intermediary through which you hold your notes. The form you provide contains your name, address and a statement that you are the beneficial owner of the notes and that you are not a U.S. holder.

  •
  You hold your notes directly through a "qualified intermediary," and the qualified intermediary has sufficient information in its files indicating that you are not a U.S. holder. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures.

  •
  You are entitled to an exemption from withholding tax on interest under a tax treaty between the U.S. and your country of residence. To claim this exemption, you must generally complete Form W-8BEN or W-8BEN-E and claim this exemption on the form. In some cases, you may instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

  •
  The interest income on the notes is effectively connected with the conduct of your trade or business in the U.S., and is not exempt from U.S. tax under a tax treaty. To claim this exemption, you must complete Form W-8ECI.

          Even if you meet one of the above requirements, interest paid to you may be subject to withholding tax under any of the following circumstances:

  •
  The withholding agent or an intermediary knows or has reason to know that you are not entitled to an exemption from withholding tax. Specific rules apply for this test.

  •
  The IRS notifies the withholding agent that information that you or an intermediary provided concerning your status is false.

  •
  An intermediary through which you hold the notes fails to comply with the procedures necessary to avoid withholding taxes on the notes. In particular, an intermediary is generally required to forward a copy of your Form W-8BEN, W-8BEN-E or other documentary information concerning your status to the withholding agent for the notes. However, if you hold your notes through a qualified intermediary — or if there is a qualified intermediary in the chain of title between yourself and the withholding agent for the notes — the qualified intermediary will not generally forward this information to the withholding agent.

  •
  You own 10% or more of the voting stock of the Company or the guarantors, are a "controlled foreign corporation" with respect to the Company or the guarantors, or are a bank making a loan in the ordinary course of its business. In these cases, you generally will be exempt from withholding taxes only if you are eligible for a treaty exemption or if the interest income is effectively connected with your conduct of a trade or business in the U.S., as discussed above.

          Interest payments made to you will generally be reported to the IRS and to you on Form 1042-S. However, this reporting does not apply to you if you hold your notes directly through a qualified intermediary and the applicable procedures are complied with.

          The rules regarding withholding are complex and vary depending on your individual situation. They are also subject to change. We suggest that you consult with your tax advisor regarding the specific methods for satisfying these requirements.

Sale or Retirement of Notes

          If you sell a note or it is redeemed, you will not be subject to federal income tax on any gain unless one of the following applies:

  •
  The gain is connected with a trade or business that you conduct in the U.S.

  •
  You are an individual, you are present in the U.S. for at least 183 days during the year in which you dispose of the note, and certain other conditions are satisfied.

  •
  The gain represents accrued but unpaid interest, in which case the rules for interest would apply.

U.S. Trade or Business

          If you hold your note in connection with a trade or business that you are conducting in the U.S.:

  •
  Any interest on the note, and any gain from disposing of the note, generally will be subject to income tax as if you were a U.S. Holder.

  •
  If you are a corporation, you may be subject to the "branch profits tax" on your earnings that are connected with your U.S. trade or business, including earnings from the note. This tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

Estate Taxes

          A note held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for United States federal estate tax purposes if:

  •
  the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote at the time of death; and

  •
  the income on the note would not have been effectively connected with a United States trade or business of the decedent at the same time.

FATCA Withholding

          Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act ("FATCA"), a 30% withholding tax ("FATCA withholding") may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Such payments will include U.S. source interest and the gross proceeds from the sale or other disposition of notes that can produce U.S. source interest. Payments of interest that you receive in respect of the notes could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold notes through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). Payments of gross proceeds from a sale or other disposition of notes could also be subject to FATCA withholding unless such disposition occurs before January 1, 2017. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Backup Withholding and Information Reporting

          For United States holders, unless an exemption applies, we and other payors are generally required to report to the Internal Revenue Service all payments of principal of and any premium and interest on your note. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your note before maturity within the United States. Additionally, backup withholding will apply to any payments if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

          For United States alien holders, payments of principal, premium, if any, or interest, made by us and other payors to you will generally not be subject to backup withholding and information reporting; provided that the certification requirements described above under "— United States Alien Holders" are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your notes on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of notes effected at a United States office of a broker will not be subject to backup withholding and information reporting; provided that:

  •
  the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

  •
  an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person; or

  •
  other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations; or

  •
  you otherwise establish an exemption.

          If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

          In general, payment of the proceeds from the sale of notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by you in the United States;

  •
  the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

  •
  the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or you otherwise establish an exemption.

          In addition, payment of the proceeds from the sale of notes effected at a foreign office of a broker will be subject to information reporting if the broker is:

  •
  a United States person;

  •
  a controlled foreign corporation for United States tax purposes;

  •
  a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

  •
  a foreign partnership, if at any time during its tax year:

  •
  one or more of its partners are "U.S. persons," as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

  •
  such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

          We suggest that you consult with your tax advisor concerning information reporting and backup withholding on a sale of a note.

UNDERWRITING (Conflicts of Interest)

          Subject to the terms and conditions in the underwriting agreement dated the date hereof among us and the underwriters named below, for whom Wells Fargo Securities, LLC is acting as representative, we have agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase from us, the principal amount of the notes indicated in the following table.

Underwriter	Principal Amount of Secured Notes	Principal Amount of Senior Notes
Wells Fargo Securities, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC
Citigroup Global Markets Inc.
Barclays Capital Inc.
Deutsche Bank Securities (USA), Inc.
J.P. Morgan Securities LLC
Scotia Capital (USA) Inc.
Mitsubishi UFJ Securities (USA), Inc.
HSBC Securities (USA) Inc.
SunTrust Robinson Humphrey, Inc.

Total	$1,000,000,000	$800,000,000

          Under the terms and conditions of the underwriting agreement, if the underwriters purchase any of the notes, then they are obligated to purchase all of the notes.

          The underwriters propose to offer the notes initially at the public offering prices on the cover page of this prospectus supplement. After the initial offering of the notes to the public, the underwriters may change the public offering prices.

          We estimate that the total expenses of this offering to be paid by us, excluding underwriting discounts and commissions, will be approximately $              million.

          We expect that delivery of the notes will be made against payment therefore on or about                          , 2015, which will be the tenth business day following the date of pricing of the notes, or "T+10." Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next six succeeding business days will be required, by virtue of the fact that the notes initially settle in T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

          In connection with this offering and in compliance with applicable law, the underwriters may engage in over-allotment, stabilizing and syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

  •
  Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

  •
  The underwriters may also effect transactions which stabilize, maintain or otherwise affect the market prices of the notes at levels above those which might otherwise prevail in the open market.

  •
  Such transactions may include placing bids for the notes or effecting purchases of the notes for the purpose of pegging, fixing or maintaining the prices of the notes.

  •
  Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions.

  •
  Penalty bids permit the representatives of the underwriters to reclaim a selling concession from a syndicate member when the notes sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

          These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of preventing or retarding a decline in the market prices of the notes. They may also cause the prices of the notes to be higher than it would otherwise be in the absence of these transactions. These transactions may be effected in the over-the-counter market or otherwise. The underwriters are not required to engage in any of these activities and such activities, if commenced, may be discontinued at any time.

          The notes are offered for sale only in those jurisdictions where it is legal to offer them.

          There is no public market for either series of notes. The notes will not be listed on any securities exchange or included in any automated quotation system. The underwriters have advised us that, following completion of the offering of the notes, they intend to continue to make a market in the notes, as permitted by applicable law. They are not obligated, however, to make a market in the notes, and may discontinue any market-making activities at any time without notice, in their sole discretion. If any of the underwriters ceases to act as a market-maker for the notes for any reason, there can be no assurance that another firm or person will make a market in the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for these notes.

          Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

          We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect of any such liabilities.

Conflicts of Interest

          In the ordinary course of their business, the underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions and financial advisory transactions with us and our affiliates for which they received or will receive customary fees and expenses. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

          In particular, affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated are the agent, U.S. swingline lender, U.S. letter of credit issuer, Canadian swingline lender and Canadian letter of credit issuer under the ABL Facility, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., and affiliates of Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC are joint lead arrangers and joint book runners under the ABL Facility. An affiliate of Scotia Capital (USA) Inc. is the administrative agent under our accounts receivable securitization facility. In addition, certain affiliates of certain of the underwriters are lenders under our ABL Facility and under our accounts receivable securitization facility. Such affiliates that are lenders under the ABL Facility and under the accounts receivable securitization facility will receive their proportionate share of the proceeds of this offering that are used to repay borrowings thereunder. From time to time, certain of our underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. Underwriters and their affiliates that hold positions in our 8 3/8% Senior Subordinated Notes due 2020 and 5 3/4% Senior Secured Notes due 2018 will receive their proportionate share of the proceeds of this offering that are used to redeem such notes. In particular, Barclays Capital Inc., HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Scotia Capital (USA) Inc., Wells Fargo Securities, LLC, or their respective affiliates, were initial purchasers for our 5 3/4% Senior Secured Notes due 2018 and/or underwriters for our 8 3/8% Senior Subordinated Notes due 2020. Moreover, the underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

          As described under "Use of Proceeds", we intend to use the net proceeds from this offering to temporarily repay indebtedness owed under the ABL Facility and our accounts receivable securitization facility, and Wells Fargo Securities LLC, Scotia Capital (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Mitsubishi UFJ Securities (USA), Inc. or their respective affiliates, therefore may receive more than 5% of the net proceeds from this offering through the repayment of such debt, creating a conflict of interest under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the applicable requirements of Rule 5121, which requires that a "qualified independent underwriter," as defined in Rule 5121, participate in the preparation of the registration statement and prospectus and exercise the usual standards of due diligence with respect thereto. J.P. Morgan Securities LLC has agreed to act as a "qualified independent underwriter" for this offering. J.P. Morgan Securities LLC will not receive any additional compensation for acting as a qualified independent underwriter. We have agreed to indemnify J.P. Morgan Securities LLC against certain liabilities incurred in connection with acting as a "qualified independent underwriter," including liabilities under the Securities Act. In addition, no underwriter with a conflict of interest will confirm sales to any account over which it exercises discretionary authority without the specific prior written approval of the account holder.

Notice to Prospective Investors in the United Kingdom

          This prospectus supplement and the accompanying prospectus are only being distributed to and are only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (the "FSMA") (Financial Promotion) Order 2005, or the Order, or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order, all such persons together being referred to as "relevant persons". The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any of the respective contents.

          Each Underwriter has:

  A.
  only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us or the guarantors; and

  B.
  complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in the European Economic Area

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") no offer of notes may be made to the public in that Relevant Member State other than:

  A.
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  B.
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

  C.
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

          This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the underwriters to publish such a prospectus for such offer.

          For the purpose of the above provisions, the expression "an offer to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and amendments thereto (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

 VALIDITY OF SECURITIES

          The validity of the notes will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Cravath, Swaine & Moore LLP, New York, New York.

PROSPECTUS

United Rentals, Inc.
Debt Securities
Common Stock
Preferred Stock
Warrants

United Rentals (North America), Inc.
Unsecured Debt Securities
Secured Debt Securities
(and guarantees thereon)

         United Rentals, Inc. ("Holdings") may, from time to time, offer and sell senior debt securities, common stock, preferred stock and warrants. United Rentals (North America), Inc. ("URNA") may, from time to time, offer and sell senior secured, senior unsecured, and senior subordinated debt securities, and Holdings will, and certain of URNA's subsidiaries including United Rentals (Delaware), Inc., United Rentals Financing Limited Partnership, United Rentals Highway Technologies Gulf, LLC and United Rentals Realty, LLC may, fully and unconditionally guarantee the principal of, and premium (if any) and interest on, such debt securities. The debt securities, preferred stock and warrants of Holdings and the debt securities of URNA may be convertible into, or exercisable or exchangeable for, common stock, preferred stock or other securities of Holdings. We may offer and sell these securities from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering.

         This prospectus provides you with a general description of the securities that may be offered in one or more offerings. Each time securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the offering and the offered securities. A prospectus supplement may also add to, update, modify or supersede the information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement describing the method and terms of the applicable offering.

         We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any of our securities, the applicable prospectus supplement will set forth any applicable commissions or discounts and any over-allotment options. See "Plan of Distribution" for a further description of the manner in which we may dispose of the securities covered by this prospectus. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

         The common stock of Holdings is traded on the New York Stock Exchange under the symbol "URI." On March 11, 2015, the closing sale price of our common stock on the New York Stock Exchange was $87.61 per share.

         You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference herein and therein, before making an investment decision.

         Investing in our securities involves certain risks. See the section titled "Risk Factors" beginning on page 5 of this prospectus and on page 7 of our annual report on Form 10-K for the year ended December 31, 2014, which is incorporated herein by reference, as well as any risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any of our debt securities, common stock, preferred stock or warrants, as applicable.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated March 12, 2015.

        YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, INCLUDING THE INFORMATION INCORPORATED BY REFERENCE HEREIN, AS DESCRIBED UNDER "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE," OR ANY FREE WRITING PROSPECTUS THAT WE PREPARE AND DISTRIBUTE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS. THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND ANY FREE WRITING PROSPECTUS MAY BE USED ONLY FOR THE PURPOSES FOR WHICH THEY HAVE BEEN PUBLISHED, AND NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION NOT CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS. IF YOU RECEIVE ANY OTHER INFORMATION, YOU SHOULD NOT RELY ON IT. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE COVER PAGE OF THIS PROSPECTUS. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this process, we may sell the securities described in this prospectus in one or more offerings. Each time we sell securities, we will provide a prospectus supplement, together with this prospectus, which will contain more specific information about the terms of the offering and the offered securities. The accompanying prospectus supplement may also add to, update, modify or supersede the information contained in this prospectus. If information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our filings with the SEC are also available to the public through the SEC's Internet website at http://www.sec.gov.

        We also make available on our Internet website, free of charge, our annual, quarterly and current reports, including any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is http://www.unitedrentals.com. The information contained on our website is not incorporated by reference into this document.

        We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement and the documents incorporated by reference herein for a copy of that contract or other document. You may review a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's Internet website listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC's rules allow us to "incorporate by reference" the documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

        We incorporate by reference into this prospectus the following documents or information filed by us with the SEC (other than, in each case, documents (or portions thereof) or information deemed to have been furnished and not filed in accordance with SEC rules and regulations):

          (1)   Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on January 21, 2015;

          (2)   Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders on May 7, 2014 and filed on March 26, 2014;

          (3)   The description of our capital stock contained in a registration statement filed with the SEC under Section 12(b) of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description, which description is amended by the description contained in this prospectus; and

          (4)   All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of the offering of the securities.

        We will provide, free of charge, to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents, unless such exhibits are specifically incorporated by reference into those documents. You can request those documents from United Rentals, Inc. at 100 First Stamford Place, Suite 700, Stamford, Connecticut 06902, Attention: Corporate Secretary, telephone number (203) 622-3131.

        When we refer to "United Rentals," the "Company," "we," "our" or "us" in this prospectus, we mean Holdings and its consolidated subsidiaries unless otherwise specified and unless the context otherwise requires.

FORWARD-LOOKING STATEMENTS

        We have included in, or incorporated by reference into, this prospectus forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "seek," "on-track," "plan," "project," "forecast," "intend" or "anticipate," or the negative thereof or comparable terminology, or by discussions of vision, strategy or outlook. You are cautioned that our business and operations are subject to a variety of risks and uncertainties, many of which are beyond our control and, consequently, our actual results may differ materially from those projected by any forward-looking statements. See the section titled "Risk Factors" below for information regarding certain important factors that could cause our actual results to differ materially from those projected in our forward-looking statements. Our forward-looking statements contained herein speak only as of the date of this prospectus or, in the case of any document incorporated by reference into this prospectus, the date of that document. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statements are made.

 THE COMPANY

        United Rentals is the largest equipment rental company in the world. Our customer service network consists of 881 rental locations in the United States and Canada as well as centralized call centers and online capabilities. We offer approximately 3,300 classes of equipment for rent to construction and industrial companies, manufacturers, utilities, municipalities, homeowners, government entities and other customers. In 2014, we generated total revenue of $5.7 billion, including $4.8 billion of equipment rental revenue.

        As of December 31, 2014, our fleet of rental equipment included approximately 430,000 units. The total original equipment cost of our fleet ("OEC"), based on the initial consideration paid, was $8.4 billion at December 31, 2014, compared with $7.7 billion at December 31, 2013. The fleet includes:

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  General construction and industrial equipment, such as backhoes, skid-steer loaders, forklifts, earthmoving equipment and materials handling equipment. In 2014, 2013 and 2012, respectively, general construction and industrial equipment accounted for approximately 43 percent, 44 percent and 45 percent of our equipment rental revenue;

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  Aerial work platforms, such as boom lifts and scissor lifts. In 2014, 2013 and 2012, respectively, aerial work platforms accounted for approximately 33 percent, 36 percent and 36 percent of our equipment rental revenue;

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  General tools and light equipment, such as pressure washers, water pumps and power tools. In 2014, 2013 and 2012, respectively, general tools and light equipment accounted for approximately 10 percent, 9 percent and 9 percent of our equipment rental revenue;

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  Power and HVAC (heating, ventilating and air conditioning) equipment, such as portable diesel generators, electrical distribution equipment, and temperature control equipment. In 2014, 2013 and 2012, power and HVAC equipment accounted for approximately 6 percent of our equipment rental revenue;

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  Trench safety equipment, such as trench shields, aluminum hydraulic shoring systems, slide rails, crossing plates, construction lasers and line testing equipment for underground work. In 2014, 2013 and 2012, respectively, trench safety equipment accounted for approximately 5 percent, 5 percent and 4 percent of our equipment rental revenue; and

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  Pumps primarily used by energy and petrochemical customers. In 2014, pumps accounted for approximately 3 percent of our equipment rental revenue. In April 2014, we acquired certain assets of the following four entities: National Pump & Compressor, Ltd., Canadian Pump and Compressor Ltd., GulfCo Industrial Equipment, LP and LD Services, LLC (collectively "National Pump"). There was no material equipment rental revenue associated with pumps prior to the April 2014 acquisition of National Pump.

        In addition to renting equipment, we sell new and used equipment as well as related parts and service, and contractor supplies.

        Our principal executive offices are located at 100 First Stamford Place, Suite 700, Stamford, Connecticut 06902, and our telephone number is (203) 622-3131.

 RISK FACTORS

        Investing in our securities involves certain risks. Before you invest in any of our debt securities, common stock, preferred stock or warrants, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption "Risk Factors" and elsewhere in our annual report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See "Where You Can Find More Information" for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth information regarding our ratio of earnings to fixed charges for each of the periods shown. For purposes of calculating this ratio, (i) earnings consist of income (loss) from continuing operations before provision (benefit) for income taxes, and fixed charges, net of capitalized interest and (ii) fixed charges consist of interest expense, which includes amortization of deferred finance charges, interest expense-subordinated convertible debentures, capitalized interest and imputed interest on our lease obligations. The interest component of rent was determined based on an estimate of a reasonable interest factor at the inception of the leases.

	Year Ended December 31,
	2010		2011	2012	2013	2014
Ratio of Earnings to Fixed Charges(1)	—	(2)	1.6x	1.2x	2.2x	2.6x

(1)
Currently, we have no shares of preferred stock outstanding and have not paid any dividends on preferred stock in the periods shown. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends does not differ from the ratio of earnings to fixed charges.

(2)
The ratio coverage was less than 1:1 for the year ended December 31, 2010 due to our loss for the year. We would have had to have generated additional earnings of $63 million for the year ended December 31, 2010 to have achieved a coverage ratio of 1:1.

 USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement or other offering material, we will use the proceeds from the sale of the securities to repay our outstanding debt, to retire other securities or to provide funds for general corporate purposes.

 SUMMARY DESCRIPTION OF THE SECURITIES WE MAY ISSUE

        We may use this prospectus to offer from time to time:

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  Debt securities.  The debt securities may be senior debt securities or, in the case of URNA, senior secured, senior unsecured or senior subordinated debt securities. The debt securities may be convertible into, or exchangeable for, Holdings' common stock, preferred stock or other securities. In the case of debt securities issued by URNA, Holdings will, and certain of URNA's subsidiaries may, fully and unconditionally guarantee the principal of, and premium (if any) and interest on, such debt securities. The senior unsecured debt securities of URNA will rank equally in right of payment with any of URNA's other senior debt. The subordinated debt securities of URNA will be unsecured and will rank junior in right of payment and priority to any senior debt of URNA. URNA's secured debt securities will rank equally in right of payment with, but will be effectively senior to, the senior unsecured debt securities of URNA to the extent of the value of the assets securing such debt.

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  Shares of common stock, par value $0.01 per share, of Holdings.

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  Shares of preferred stock, par value $0.01 per share, of Holdings. The preferred stock may be convertible into, or exchangeable for, other series of Holdings' preferred stock or common stock. We may offer different series of preferred stock with different dividend, voting, conversion, redemption and liquidation rights.

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  Warrants.  These warrants may be issued by Holdings for the purchase of our debt securities, common stock or preferred stock. Warrants may be issued independently or together with debt securities, common stock or preferred stock, and may be attached to or separate from those securities.

        The applicable prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these securities to the extent they are not described in this prospectus.

DESCRIPTION OF DEBT SECURITIES

        The following description of the debt securities outlines some of the provisions of the debt securities. This information may not be complete in all respects and is qualified in its entirety by reference to the applicable indenture and its associated documents, including the form of note. We have filed forms of the indentures with the SEC as exhibits to the registration statement of which this prospectus forms a part. See "Where You Can Find More Information" for information on how to obtain copies of them. The specific terms of any series of debt securities will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of debt securities may differ from the general description of terms presented below.

        Please note that, in this section titled "Description of Debt Securities," references to "we," "our" and "us" refer either to Holdings or to URNA, as the case may be, as the issuer of the applicable series of debt securities and not to any subsidiaries, unless the context requires otherwise. Also, in this section, references to "holders" mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section titled "—Book-Entry, Delivery and Form."

Debt Securities May Be Senior or Senior Subordinated and May Be Secured or Unsecured

        Holdings and URNA may issue debt securities which, in the case of Holdings, will be senior unsecured debt securities and, in the case of URNA, may be senior secured, senior unsecured or senior subordinated debt securities. Neither the senior unsecured debt securities nor the senior subordinated debt securities will be secured by any property or assets of Holdings, URNA or any of their respective subsidiaries. Thus, by owning such debt security, you are an unsecured creditor of Holdings or URNA, as the case may be. As a result, such senior unsecured debt securities and senior subordinated debt securities will be structurally subordinate to the secured indebtedness of Holdings or URNA, as the case may be, including any senior secured debt securities, to the extent of the value of the applicable collateral. In addition, the debt securities may be convertible into, or exchangeable for, Holdings' common stock, preferred stock or other securities.

        The senior unsecured debt securities will be issued under the applicable senior debt indenture, as described below, and will rank equally with all the other senior unsecured and unsubordinated debt of Holdings or URNA, as the case may be.

        The senior subordinated debt securities of URNA will be issued under the senior subordinated debt indenture, as described below, and payment of the principal of, and premium (if any) and interest on, the senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of URNA's "senior indebtedness," as defined in the senior subordinated debt indenture. The prospectus supplement for any series of senior subordinated debt securities will set forth the subordination terms of such debt securities, as well as the aggregate amount of senior indebtedness outstanding as of the end of URNA's most recent fiscal quarter. The prospectus supplement will also set forth limitations, if any, on issuance of additional senior indebtedness. Holdings' senior indebtedness will be structurally subordinate to the indebtedness of URNA and will be structurally subordinate to the indebtedness of the subsidiaries of URNA. URNA's indebtedness is, and any additional indebtedness of URNA will be, structurally subordinate to the indebtedness of URNA's subsidiaries (except to the extent such subsidiary guarantees and/or secures such indebtedness and solely to the extent of such guarantee and/or such collateral) and will be structurally senior to any indebtedness of Holdings (except to the extent URNA guarantees such indebtedness and solely to the extent of such guarantee).

        When we refer to "senior debt securities," we mean both the senior debt securities of Holdings and the senior debt securities (both secured and unsecured) of URNA, unless the context requires otherwise. When we refer to "senior subordinated debt securities," we mean the senior subordinated debt securities of URNA, unless the context requires otherwise. When we refer to "debt securities," we mean both the senior debt securities and the senior subordinated debt securities, unless the context requires otherwise.

Limitation of Pledges of Stock of Subsidiaries

        The collateral for any secured debt securities shall include securities of a subsidiary of URNA only to the extent that URNA determines that the inclusion of such securities in the collateral will not result in the Company being required to file or furnish separate financial statements of the person issuing such securities under Rule 3-16 of Regulation S-X under the Securities Exchange Act of 1934 or any successor thereto.

The Senior Debt Indenture of Holdings

        The senior debt securities of Holdings are governed by a document called an indenture. Each indenture is a contract between Holdings, as the issuer of the debt securities, and Wells Fargo Bank, National Association, which will initially act as trustee.

        The trustee has two main roles:

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  First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe under "—Events of Default."

  •
  Second, the trustee performs administrative duties for us, such as sending interest payments and notices.

        When we refer to the indenture or the trustee with respect to any debt securities of Holdings, we mean the indenture under which those debt securities are issued and the trustee acting pursuant to that indenture.

The Senior Debt Indenture, the Senior Secured Debt Indenture and the Senior Subordinated Debt Indenture of URNA

        The senior secured debt securities, senior unsecured debt securities and the senior subordinated debt securities of URNA are each governed by a document called an indenture—the senior secured debt indenture, in the case of the senior secured debt securities, the senior debt indenture, in the case of the senior unsecured debt securities, and the senior subordinated debt indenture, in the case of the senior subordinated debt securities. Each indenture is a contract between (i) URNA, as issuer of the debt securities, (ii) Holdings and certain subsidiaries of URNA, if applicable, as guarantors, and (iii) Wells Fargo Bank, National Association, which will initially act as trustee and, in the case of the senior secured debt securities, as the notes collateral agent. The indentures governing the debt securities of URNA are substantially identical, with certain exceptions such as the provisions relating to subordination, which are included only in the senior subordinated debt indenture, and certain provisions related to security, which are included only in the senior secured debt indenture.

        Under each indenture, Holdings will, and certain subsidiaries of URNA may, fully and unconditionally guarantee, jointly and severally, to each holder and the trustee, the full and prompt performance of URNA's obligations under the indenture and the debt securities, including the payment of principal of, and premium (if any) and interest on, the debt securities. The guarantee of any senior subordinated debt securities by Holdings and those subsidiaries of URNA will be subordinated to the senior indebtedness of Holdings or such subsidiary guarantor, as applicable, on the same basis as such senior subordinated debt securities are subordinated to the senior indebtedness of URNA.

        The prospectus supplement will describe any additional terms of the guarantee and will identify any subsidiary guarantors of those debt securities.

        The trustee under each indenture has two main roles:

  •
  First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe under "—Events of Default."

  •
  Second, the trustee performs administrative duties for us, such as sending interest payments and notices.

        When we refer to the indenture, the guarantors or the trustee with respect to any debt securities of URNA, we mean the indenture under which those debt securities are issued, Holdings and any subsidiary guarantors of those debt securities and the trustee acting pursuant to that indenture.

We May Issue Many Series of Debt Securities

        We may issue as many distinct series of debt securities as we wish. Additionally, the provisions of each indenture allow us to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that series. This section of the prospectus summarizes terms of the securities that apply generally to all series. We will describe most of the financial and other specific terms of a series, including any additional terms of any guarantee, whether it be a series of the senior debt securities or senior subordinated debt securities, in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

        As you read this section of the prospectus, please remember that the specific terms of the debt securities will be described in the accompanying prospectus supplement and that such description may modify or replace the general terms described in this section. If there are any differences between the prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

        When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to the prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in the prospectus supplement have the meanings described in this prospectus, unless otherwise specified.

Principal Amount, Stated Maturity and Maturity

        The "principal amount" of a debt security means the principal amount, plus the premium, if any, payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding for certain determinations under the indenture.

        The term "stated maturity" with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the "maturity" of the principal.

        We also use the terms "stated maturity" and "maturity" to refer to the days when other payments become due. For example, we refer to a regular interest payment date when an installment of interest is scheduled to become due as the "stated maturity" of that installment.

        When we refer to the "stated maturity" or the "maturity" of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Terms Contained in the Prospectus Supplement

        The prospectus supplement will contain the terms relating to the specific series of debt securities being offered. The prospectus supplement will include some or all of the following:

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  whether the issuer of the debt securities is Holdings or URNA;

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  the title of the debt securities and whether they are senior debt securities or senior subordinated debt securities;

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  whether the debt securities are secured or unsecured;

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  any limit on the aggregate principal amount of debt securities of such series;

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  the date or dates on which the principal of any debt securities is payable;

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  the rate or rates at which any debt securities of the series will bear interest, if any, and the date or dates from which any such interest will accrue;

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  the dates on which any interest will be payable and the regular record date for determining who is entitled to the interest payable on any interest payment date;

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  the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

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  the place or places where the principal of, and premium (if any) and interest on, any debt securities of the series will be payable and the manner in which any payment may be made;

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  any provisions regarding the manner in which the amount of the principal of, and premium (if any) and interest on, any debt securities of the series may be determined with reference to a financial or economic measure or pursuant to a formula, if applicable;

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  the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option, and, if other than by a board resolution, the manner in which our election to redeem the debt securities will be evidenced;

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  our obligation, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or analogous provision and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

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  the denominations of the debt securities if other than denominations of $1,000 and any integral multiple of $1,000 in excess thereof;

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  if other than the currency of the United States, the currency, currencies or currency units in which the principal of, and premium (if any) and interest on, any debt securities of the series will be payable and the manner of determining the equivalent thereof in the currency of the United States for any purpose;

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  if the principal of, and premium (if any) and interest on, any debt securities of the series is to be payable in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies, or currency units in which the principal of, and premium (if any) and interest on, such debt securities will be payable, the periods within which and the terms and conditions upon which such payments are to be made, and the amount so payable (or the manner in which such amount will be determined);

  •
  if other than the entire principal amount, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity;

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  if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any day prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

  •
  that the debt securities of the series will be subject to full defeasance or covenant defeasance, if applicable;

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  that any debt securities will be issuable in whole or in part in the form of one or more global securities and, in such case, the depositaries for such global securities and the form of any legend or legends which will be borne by such global security, if applicable;

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  any addition to, elimination of, or other change in, the events of default which applies to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount due and payable;

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  any addition to, elimination of or other change in the covenants which applies to any debt securities of the series;

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  if the debt securities may be converted into, or exchanged for, common or preferred stock or other securities of Holdings, the terms on which such conversion or exchange may occur, including whether such conversion or exchange is mandatory, at the option of the holder or at our option, the period during which such conversion or exchange may occur, the initial conversion or exchange rate and the circumstances or manner in which the number of shares of common or preferred stock issuable upon conversion or exchange may be adjusted or calculated according to the market price of Holdings' common or preferred stock or such other securities;

  •
  in the case of debt securities issued by URNA, any additional terms of the guarantee and, if the debt securities are guaranteed by certain subsidiaries of URNA, the identity of the subsidiary guarantors; and

  •
  any other terms of the debt securities not inconsistent with the indenture.

        Unless otherwise specified in the prospectus supplement, the debt securities will not be listed on any securities exchange.

        Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the prospectus supplement.

        Debt securities may bear interest at a fixed rate or a variable rate, as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the prospectus supplement any material special federal income tax considerations applicable to any such discounted debt securities.

Certain Covenants

        The indenture may include covenants of Holdings, URNA or any subsidiary guarantors, as the case may be. These covenants may impose limitations on our indebtedness, limitations on liens, limitations on the issuance of preferred stock of certain of our subsidiaries, limitations on certain distributions and limitations on transactions with our affiliates, or other limitations. Any such covenants applicable to a series of debt securities will be set forth in the prospectus supplement.

Consolidation, Merger, Sale of Assets, Etc.

        The indenture may restrict the ability of Holdings, URNA and/or certain of URNA's subsidiaries to enter into certain transactions, including a transaction or series of transactions pursuant to which Holdings, URNA or certain of URNA's subsidiaries merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any person or persons. The terms of any such restriction applicable to a series of debt securities will be set forth in the prospectus supplement.

Events of Default

        The following will be "Events of Default" under the indenture:

          (i)    default in the payment of the principal of, or premium (if any) on, any of the debt securities, when due and payable (at stated maturity, upon optional redemption, or otherwise), whether or not prohibited by the subordination provisions of the indenture, if any;

          (ii)   default in the payment of an installment of interest on any debt security, when due and payable, for 30 days, whether or not prohibited by the subordination provisions of the indenture, if any;

          (iii)  certain events relating to our bankruptcy, insolvency or reorganization;

          (iv)  if applicable, any of the guarantees ceases to be in full force and effect or any of the guarantees is declared to be null and void and unenforceable or any of the guarantees is found to be invalid or Holdings or any of the subsidiary guarantors denies its liability under its guarantee (other than by reason of release of Holdings or the subsidiary guarantor in accordance with the terms of the indenture); and

          (v)   if the debt securities are senior secured debt securities, any of the "notes collateral documents" (as defined in the senior secured debt indenture) shall cease for any reason to be in full force and effect (other than in accordance with its terms or the terms of such indenture), or URNA or a guarantor, in each case that is a party to any of the notes collateral documents shall so assert in writing, or (b) the lien created by any of the notes collateral documents shall cease to be perfected and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby with respect to any significant portion of the collateral (other than in connection with any termination of such lien in respect of any collateral as permitted by the indenture or by any of the notes collateral documents), and such failure of such lien to be perfected and enforceable with such priority shall have continued unremedied for a period of 20 days.

        The prospectus supplement will specify any additional Events of Default with respect to a particular series of debt securities. If an Event of Default (other than an Event of Default covered by clause (iii) above) will occur and be continuing, the trustee, by notice to us, or the holders of at least 25% in aggregate principal amount of the debt securities then outstanding, by notice to the trustee and us, may declare the principal of, premium (if any) and accrued and unpaid interest (if any) on all of the outstanding debt securities due and payable immediately, upon which declaration, all amounts payable in respect of the debt securities will be due and payable as of the date which is five business days after the giving of such notice. If an Event of Default specified in clause (iii) above occurs and is continuing, then the principal of, and premium (if any) and accrued and unpaid interest (if any) on, all the outstanding debt securities will ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of debt securities.

        After a declaration of acceleration under the indenture, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities, by written notice to us and the trustee, may rescind such declaration if:

  (i)
  we have paid or deposited with the trustee a sum sufficient to pay:

  (a)
  all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel;

  (b)
  all overdue interest on all debt securities;

  (c)
  the principal of, and premium (if any) on, any debt securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the debt securities; and

  (d)
  to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate set forth in the debt securities which has become due otherwise than by such declaration of acceleration;

  (ii)
  the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

  (iii)
  all Events of Default, other than the non-payment of the principal of, and premium (if any) and interest on, the debt securities that has become due solely by such declaration of acceleration, have been cured or waived.

        The holders of not less than a majority in aggregate principal amount of the outstanding debt securities may on behalf of the holders of all the debt securities waive any past defaults under the indenture, except a default in the payment of the principal of, or premium (if any) or interest on, any debt security, or in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each debt security outstanding.

        No holder of any of the debt securities has any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless (i) such holder has previously given written notice to the trustee of a continuing Event of Default, (ii) the holders of at least 25% in aggregate principal amount of the outstanding debt securities have made written request to the trustee to institute such proceeding as the trustee under the debt securities and the indenture, (iii) such holders have offered to the trustee indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the trustee has failed to institute such proceeding within 45 days after receipt of such notice, request and offer of indemnity and (v) the trustee, within such 45-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding debt securities. Such limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of the principal of, or premium (if any) or interest on, such debt security on or after the respective due dates expressed in such debt security.

        During the existence of an Event of Default, the trustee is required to exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the indenture relating to the duties of the trustee, whether or not an Event of Default will occur and be continuing, the trustee is not under any obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless such holders will have offered to the trustee security or indemnity satisfactory to it.

Subject to certain provisions concerning the rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee under the indenture.

        If a default or an Event of Default occurs and is continuing and is known to the trustee, the trustee will mail to each holder of the debt securities notice of the default or Event of Default within 90 days after obtaining knowledge thereof. Except in the case of a default or an Event of Default in payment of the principal of, or premium (if any) or interest on, any debt securities, the trustee may withhold the notice to the holders of such debt securities if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interest of the holders of the debt securities.

        We are required to furnish to the trustee annual statements as to our performance of our obligations under the indenture and as to any default in such performance. We are also required to notify the trustee within five days of any event which is, or after notice or lapse of time or both would become, an Event of Default.

No Liability for Certain Persons

        No director, officer, employee or stockholder of Holdings or URNA, nor any director, officer or employee of any subsidiary guarantor, as such, will have any liability for any obligations of Holdings, URNA or any such subsidiary guarantor, as the case may be, under the debt securities, the guarantees thereof or the indenture based on, or by reason of, such obligations or their creation. Each holder by accepting a debt security waives and releases all such liability. The foregoing waiver and release are an integral part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the debt securities, as expressly provided for in the indenture) as to all outstanding debt securities when:

  (i)
  either:

  (a)
  all the debt securities theretofore authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or repaid and debt securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or

  (b)
  all debt securities not theretofore delivered to the trustee for cancellation (except lost, stolen or destroyed debt securities which have been replaced or paid) have become due and payable, will become due and payable at their stated maturity within one year or will become due and payable within one year under arrangements acceptable to the trustee, and we have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the trustee for cancellation, for the principal of, and premium (if any) and interest on, the debt securities to the date of deposit (in the case of debt securities that have become due and payable) or to the maturity or redemption date, as the case may be, together with irrevocable instructions from us directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

  (ii)
  we have paid all other sums payable under the indenture by us; and

  (iii)
  we have delivered to the trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Amendments and Waivers

        From time to time, we, when authorized by a resolution of our or URNA's Board of Directors, as applicable (the "Board"), the trustee and the notes collateral agent, if applicable, may, without the consent of the holders of any outstanding debt securities, enter into any additional or supplemental notes collateral documents, amend, waive or supplement the indenture, the notes collateral documents, the intercreditor agreement or the debt securities, as applicable, for certain specified purposes described in the applicable prospectus supplement, including, among other things, adding to our covenants or surrendering any right or power conferred upon us in the indenture, securing any of the debt securities, curing ambiguities, defects or inconsistencies, qualifying (or maintaining the qualification of) the indenture under the Trust Indenture Act of 1939; provided, however, that such amendments, waivers or supplements do not adversely affect the rights of any holder of debt securities or release collateral from the lien of the indenture or the notes collateral documents. Other amendments and modifications of the indenture, the notes collateral documents, the intercreditor agreement or the debt securities may be made by us, the trustee and the notes collateral agent, if applicable, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities; provided, however, that, in regard to senior secured debt securities, without the consent of at least 75% in aggregate principal amount of secured notes then outstanding, an amendment, modification or waiver may not (a) effect a release of all or substantially all of the collateral from the liens securing the indenture obligations or (b) release any guarantor from any of its obligations under its guarantee or the indenture, and provided further that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

  (i)
  reduce the principal amount of, extend the stated maturity of or alter the redemption provisions of, any debt security;

  (ii)
  change the currency in which any debt security or any premium or the interest thereon is payable;

  (iii)
  reduce the percentage in principal amount of outstanding debt securities that must consent to an amendment, supplement or waiver or consent to take any action under the indenture or the debt security or any guarantee;

  (iv)
  impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities or any guarantee;

  (v)
  waive a default in payment with respect to the debt securities or any guarantee;

  (vi)
  reduce or change the rate or time for payment of interest on the debt securities;

  (vii)
  modify the terms upon which those debt securities are convertible into, or exchangeable for, Holding's other securities in a manner adverse to the holders; or

  (viii)
  modify or change any provision in the indenture affecting the ranking of the debt securities or, in the case of debt securities entitled to the benefit of any guarantee, any guarantee in a manner adverse to the holders.

The Trustee

        The indenture provides that, except during the continuance of an Event of Default, the trustee thereunder will perform only such duties as are specifically set forth in the indenture. If an Event of Default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The indenture and provisions of the Trust Indenture Act of 1939 incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that, if it acquires any conflicting interest (as defined in such Act), it must eliminate such conflict or resign.

Governing Law

        The indentures, the debt securities and any guarantees of those debt securities will be governed by New York law.

Book-Entry, Delivery and Form

        The debt securities will be issued in the form of one or more registered global debt securities (the "Global Debt Securities"). The Global Debt Securities will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

        Except as set forth below, the Global Debt Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Debt Securities may not be exchanged for debt securities in certificated form except in the limited circumstances described below. See "—Exchange of Global Debt Securities for Certificated Debt Securities." Except in the limited circumstances described below, owners of beneficial interests in the Global Debt Securities will not be entitled to receive physical delivery of debt securities in certificated form.

        Transfers of beneficial interests in the Global Debt Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

        The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised us that, pursuant to procedures established by it:

  (i)
  upon deposit of the Global Debt Securities, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the Global Debt Securities; and

  (ii)
  ownership interests in the Global Debt Securities will be shown on, and the transfer of ownership interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Debt Securities).

        Investors in the Global Debt Securities who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Debt Securities who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Debt Security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Debt Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Debt Security to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of an interest in the Global Debt Securities will not have debt securities registered in their names, will not receive physical delivery of debt securities in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

        Payments in respect of the principal of, and premium (if any) and interest on, the Global Debt Securities will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the debt securities, including the Global Debt Securities, are registered as the owners of the debt securities for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any agent of ours or the trustee has or will have any responsibility or liability for:

  (i)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Debt Securities or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Debt Securities; or

  (ii)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the debt securities (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of the debt securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes.

        Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

        DTC has advised us that it will take any action permitted to be taken by a holder of debt securities only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Debt Securities and only in respect of such portion of the aggregate principal amount of the debt securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the debt securities, DTC reserves the right to exchange the Global Debt Securities for debt securities in certificated form and to distribute such debt securities to its Participants.

        Neither we, the trustee nor any agent of ours of the trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Debt Securities for Certificated Debt Securities

        Subject to certain conditions, a Global Debt Security is exchangeable for certificated debt securities in definitive form of like tenor in denominations of $1,000 and integral multiples thereof if:

  (i)
  DTC notifies us that it is unwilling or unable to continue as depository for the Global Debt Securities or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and, in either case, we are unable to locate a qualified successor within 90 days;

  (ii)
  we, in our discretion, at any time determine not to have all the debt securities represented by the Global Debt Securities; or

  (iii)
  an Event of Default has occurred and is continuing.

        Any Global Debt Security that is exchangeable as described above is exchangeable for certificated debt securities issuable in authorized denominations and registered in such names as DTC will direct.

Same Day Settlement and Payment

        We will make payments in respect of the debt securities represented by the Global Debt Securities (including principal, premium (if any) and interest) by wire transfer of immediately available funds to the accounts specified by the holder of the Global Debt Security. We will make all payments of principal, premium (if any) and interest, with respect to certificated debt securities by wire transfer of immediately available funds to the accounts specified by the holders of the certificated debt securities or, if no such account is specified, by mailing a check to each such holder's registered address.

 DESCRIPTION OF HOLDINGS' COMMON STOCK

        The following description of Holdings' common stock is a summary of the material terms of our common stock. This summary may not contain all of the information that is important to you and is qualified in its entirety by reference to our certificate of incorporation, by-laws and applicable Delaware law.

General

        Holdings is authorized by its certificate of incorporation to issue up to 500,000,000 shares of common stock, par value $0.01 per share.

        As of March 11, 2015, there were 96,921,641 shares of Holdings' common stock, $0.01 par value, outstanding. At December 31, 2014, there were (i) 0.7 million shares of common stock reserved for issuance pursuant to options granted under our stock option plans and (ii) 3.8 million shares of common stock reserved for the conversion of outstanding 4.00% Convertible Senior Notes due 2015.

        The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future.

Dividend Rights

        Subject to the rights of the holders of our preferred stock (if any), the holders of our common stock have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our Board, from legally available funds. However, Holdings has not paid dividends on its common stock since inception.

Voting Rights; Declassified Board

        Each holder of record of our common stock is entitled to one vote for each share held on all matters submitted to a vote at a meeting of our stockholders. Except as otherwise required by law, holders of our common stock will vote together as a single class on all matters presented to the stockholders for their vote or approval, including the election of directors. There are no cumulative voting rights with respect to the election of directors or any other matters. Our by-laws require a director to be elected by a majority of votes cast with respect to such director in uncontested elections. Pursuant to our amended and restated certificate of incorporation, all directors are elected annually for one-year terms.

Liquidation Rights

        Subject to the rights of the holders of our preferred stock (if any), in the event of our liquidation, dissolution or winding-up, holders of our common stock are entitled to share equally in the assets available for distribution after payment of all creditors.

No Redemption, Conversion or Preemptive Rights

        Holders of our common stock have no redemption rights, conversion rights or preemptive rights to purchase or subscribe for our securities. There are no redemption provisions or sinking fund provisions applicable to our common stock.

Fully Paid and Nonassessable

        When Holdings issues shares of its common stock, the shares will be fully paid and nonassessable, which means that the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares.

No Restrictions on Transfer

        Neither our certificate of incorporation nor our by-laws contains any restrictions on the transfer of our common stock. In the case of any transfer of shares, there may be restrictions imposed by applicable securities laws.

Issuance of Common Stock

        In certain instances, the issuance of authorized but unissued shares of common stock may have an anti-takeover effect. The Board's authority to issue additional shares of common stock may help deter or delay a change of control by increasing the number of shares needed to gain control.

Certain Provisions in our Certificate of Incorporation and By-laws

        Holdings' certificate of incorporation and by-laws contain a number of provisions that may be deemed to have the effect of discouraging or delaying attempts to gain control of us, including provisions: (i) providing the Board with the exclusive power to determine the exact number of directors comprising the entire Board, subject to the certificate of incorporation and the right of the holders of preferred stock to elect directors (if any); (ii) authorizing the Board or a majority of the directors then in office or the sole remaining director (and not stockholders unless there are no directors then in office) to fill vacancies in the Board; (iii) providing that a director may be removed prior to the expiration of his or her term only by the affirmative vote of holders of 66 2/3% of the voting power of all shares entitled to vote thereon; (iv) requiring advance notice of stockholder proposals; (v) providing that any action required or permitted to be taken by our stockholders be taken only at an annual or special meeting and prohibiting stockholder action by written consent in lieu of a meeting; (vi) providing the Board with flexibility in scheduling the annual meeting (subject to state law requirements); (vii) providing that special meetings of stockholders may be called only by the chief executive officer or a majority of the Board; (viii) providing that the by-laws may be amended by the Board; (ix) providing that the by-laws and certain of the provisions of the certificate of incorporation may be amended by our stockholders only by the affirmative vote of at least 66 2/3% of the outstanding voting power of all shares entitled to vote generally in the election of directors; and (x) authorizing the Board to issue preferred stock with rights and privileges, including voting rights, as it may deem appropriate. The foregoing provisions could impede a change of control.

Section 203 of the Delaware General Corporation Law

        Holdings is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation's outstanding voting stock. Under Section 203, a business combination between Holdings and an interested stockholder is prohibited unless it satisfies one of the following conditions:

  •
  prior to the stockholder becoming an interested stockholder, the Board must have previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of Holdings outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers; or

  •
  the business combination is approved by the Board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Listing

        Holdings' common stock is traded on the New York Stock Exchange and trades under the symbol "URI."

Transfer Agent

        The transfer agent for our shares of common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF HOLDINGS' PREFERRED STOCK

        The following description of Holdings' preferred stock outlines some of the provisions of our preferred stock. This information may not be complete in all respects and is qualified in its entirety by reference to our certificate of incorporation and by-laws, and the certificate of designation relating to your series of preferred stock. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of preferred stock may differ from the general description of terms presented below.

General

        Holdings is authorized by its certificate of incorporation to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share, in one or more series. Currently, there are no shares of our preferred stock issued and outstanding.

        Subject to the restrictions prescribed by law, our Board is authorized to fix the number of shares of any series of unissued preferred stock, to determine the designations and the rights, preferences, privileges, restrictions and limitations granted to or imposed upon any series of unissued preferred stock (including dividend rights (which may be cumulative or non-cumulative), voting rights, conversion rights, redemption rights and terms, sinking fund provisions, liquidation preferences and any other relative rights, preferences and limitations of that series) and, within any applicable limits and restrictions established, to increase or decrease the number of shares of such series subsequent to its issue. Before we issue any series of preferred stock, our Board will adopt resolutions creating and designating such series as a series of preferred stock. Stockholders will not need to approve these resolutions. The issuance of preferred stock could adversely affect the voting and other rights of holders of our common stock and may have the effect of delaying or preventing a change in control of Holdings.

Terms Contained in the Prospectus Supplement

        The applicable prospectus supplement will contain the dividend, voting, conversion, redemption, sinking fund, liquidation and other rights, preferences, privileges, restrictions or limitations of any series of preferred stock. The applicable prospectus supplement will describe the following terms of a series of preferred stock:

  •
  the designation and stated value per share of preferred stock and the number of shares of preferred stock offered;

  •
  the initial public offering price at which we will issue the preferred stock;

  •
  whether the shares will be listed on any securities exchange;

  •
  the dividend rate or method of calculation, the payment dates for dividends and the dates from which dividends will start to cumulate;

  •
  any voting rights;

  •
  any conversion rights;

  •
  any redemption or sinking fund provisions;

  •
  the amount of liquidation preference per share; and

  •
  any additional dividend, voting, conversion, redemption, sinking fund, liquidation and other rights or restrictions.

        The applicable prospectus supplement may also describe some of the U.S. federal income tax consequences of the purchase and ownership of the series of preferred stock.

No Preemptive Rights

        The holders of our preferred stock will have no preemptive rights to buy any additional shares of preferred stock.

Fully Paid and Nonassessable

        When we issue shares of our preferred stock, the shares will be fully paid and nonassessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares.

No Restrictions on Transfer

        Neither our certificate of incorporation nor our by-laws contains any restrictions on the transfer of our preferred stock. In the case of any transfer of shares, there may be restrictions imposed by applicable securities laws.

Issuance of Preferred Stock

        In certain instances, the issuance of authorized but unissued shares of preferred stock may have an anti-takeover effect. The authority of the Board to issue preferred stock with rights and privileges, including voting rights, as it may deem appropriate, may enable the Board to prevent a change of control despite a shift in ownership of our common stock.

 DESCRIPTION OF WARRANTS

        The following description outlines some of the provisions of each warrant agreement, the warrants and the warrant certificates. This information may not be complete in all respects and is qualified in its entirety by reference to the relevant warrant agreement with respect to the warrants of any particular series. The specific terms of any series of warrants will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of warrants may differ from the general description of terms presented below.

General

        We may issue warrants for the purchase of debt securities, common stock or preferred stock. Warrants may be issued independently or together with such debt securities, common stock or preferred stock, and may be attached to or separate from those securities. Currently, there are no warrants issued and outstanding.

        Each series of warrants will be evidenced by certificates issued under a separate warrant agreement to be entered into between us and a bank, as warrant agent, selected by us with respect to such series, having its principal office in the United States and having combined capital and surplus of at least $50,000,000.

        The applicable prospectus supplement relating to a series of warrants will mention the name and address of the warrant agent. The applicable prospectus supplement will describe the terms of the warrant agreement and the series of warrants in respect of which this prospectus and the accompanying prospectus supplement are being delivered, including:

  •
  the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  •
  the offering price;

  •
  the aggregate number of warrants;

  •
  whether the warrants or related securities will be listed on any securities exchange;

  •
  the currency for which such warrants may be purchased;

  •
  the date on which the warrants and the related securities will be separately transferable;

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  in the case of warrants to purchase debt securities, the principal amount of debt securities that can be purchased upon exercise of one warrant, and the price and currency for purchasing those debt securities upon exercise and, in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, that can be purchased upon the exercise of one warrant, and the price for purchasing such shares upon this exercise;

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  the dates on which the right to exercise the warrants will commence and expire and, if the warrants are not continuously exercisable, any dates on which the warrants are not exercisable;

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  the terms of the securities issuable upon exercise of those warrants;

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  provisions for changes to or adjustments in the exercise price;

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  whether the warrants will be issued in global or certificated form; and

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  any other terms of the warrants.

        Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for transfer registration, and may be exercised at the warrant agent's corporate trust office or any other office indicated in the applicable prospectus supplement. If the warrants are not separately transferable from the securities with which they were issued, this exchange may take place only if the certificates representing such related securities are also exchanged. Prior to warrant exercise, warrantholders will not have any rights as holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive the principal of, and premium (if any) or interest payments on, the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive any dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

        Where appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the warrants.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities specified in the applicable prospectus supplement at the exercise price mentioned or calculated as described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m., New York time, on the expiration date mentioned in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Warrants may be exercised by delivery of the warrant certificate representing the warrants to be exercised or, in the case of global securities, by delivery of an exercise notice for those warrants, together with certain information and payment to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement, of the required purchase amount. The information required to be delivered will be on the reverse side of the warrant certificate and in the applicable prospectus supplement. Upon receipt of such payment and the warrant certificate or exercise notice properly executed at the warrant agent's corporate trust office or any other office indicated in the applicable prospectus supplement, we will, within the time period provided by the relevant warrant agreement, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

        If mentioned in the applicable prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.

Antidilution Provisions

        In the case of warrants to purchase common stock, the exercise price payable and the number of shares of common stock to be purchased upon warrant exercise may be adjusted in certain events, including:

  •
  the issuance of share dividends to stockholders or a combination, subdivision or reclassification of our common stock;

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  the issuance of rights, warrants or options to all stockholders entitling them to purchase shares of common stock for aggregate consideration per share less than the current market price per share;

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  any distribution by us to our stockholders or evidences of our indebtedness or of assets, excluding cash dividends or distributions referred to above; and

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  any other events mentioned in the applicable prospectus supplement.

        No adjustment in the number of shares purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number. No fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.

Modification

        We and the relevant warrant agent may amend any warrant agreement and the terms of the related warrants by executing a supplemental warrant agreement, without any such warrantholder's consent, for the purpose of:

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  curing any ambiguity, any defective or inconsistent provision contained in the warrant agreement, or making any other corrections to the warrant agreement that are not inconsistent with the provisions of the warrant certificates;

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  evidencing the succession of another corporation to us and their assumption of our covenants contained in the warrant agreement and the warrants;

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  appointing a successor depositary, if the warrants are issued in the form of global securities;

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  evidencing a successor warrant agent's acceptance of appointment with respect to the warrants;

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  adding to our covenants for the warrantholders' benefit or surrendering any right or power conferred upon us under the warrant agreement;

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  issuing warrants in definitive form, if such warrants are initially issued in the form of global securities; or

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  amending the warrant agreement and the warrants as we deem necessary or desirable and that will not adversely affect the warrantholders' interests in any material respect.

        We and the warrant agent may also amend any warrant agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the unexercised warrants such amendment affects, for the purpose of adding, modifying or eliminating any of the warrant agreement's provisions or of modifying the holders' rights. However, no such amendment that:

  •
  changes the number or amount of securities purchasable upon warrant exercise so as to reduce the number of securities receivable upon this exercise;

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  shortens the time period during which the warrants may be exercised;

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  otherwise adversely affects the exercise rights of such warrantholders in any material respect; or

  •
  reduces the number of unexercised warrants

may be made without the consent of each holder affected by that amendment.

Consolidation, Merger and Sale of Assets

        Each warrant agreement will provide that we may consolidate or merge with or into any other corporation or sell, lease, transfer or convey all or substantially all of our assets to any other corporation; provided, however, that:

  •
  either we must be the continuing corporation, or the corporation other than us formed by or resulting from any consolidation or merger or that receives the assets must be organized and existing under the laws of any U.S. jurisdiction (or any subdivision thereof) and must assume our obligations for the unexercised warrants and the performance of all covenants and conditions of the relevant warrant agreement; and

  •
  we or that successor corporation must not immediately be in default under that warrant agreement.

Enforceability of Rights by Holders of Warrants

        Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case we default in performing its obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any warrantholder may, without the consent of the warrant agent or of any other warrantholder, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that warrant.

Replacement of Warrant Certificates

        We will replace any destroyed, lost, stolen or mutilated warrant certificate upon delivery to us and the relevant warrant agent of evidence satisfactory to them of the ownership of that warrant certificate and of the destruction, loss, theft or mutilation of that warrant certificate, and (in the case of mutilation) surrender of that warrant certificate to the relevant warrant agent, unless we or the warrant agent has received notice that the warrant certificate has been acquired by a bona fide purchaser. That warrantholder will also be required to provide indemnity satisfactory to the relevant warrant agent and us before a replacement warrant certificate will be issued.

Title

        We, the warrant agents and any of their agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

 PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus and any applicable prospectus supplements:

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  through underwriters or dealers;

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  through agents;

  •
  directly to purchasers; or

  •
  through a combination of any such methods of sale.

        The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

  •
  at a fixed price or prices that may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        If underwriters are used to sell securities, we will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that connection, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933. If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions.

        The applicable prospectus supplement relating to the securities will set forth:

  •
  the offering terms, including the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the securities and the proceeds to us, if any, from such sale;

  •
  any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and

  •
  any securities exchanges on which the securities may be listed.

        The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

        Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

        Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

        Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

        Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise. These activities will be described in more detail in the sections titled "Plan of Distribution" or "Underwriting" in the applicable prospectus supplement.

 VALIDITY OF SECURITIES

        Unless otherwise indicated in the prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York, and for any underwriters or agents, as the case may be, by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2014, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule and our management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

United Rentals (North America), Inc.
$1,000,000,000                   % Senior Secured Notes due 2023
$800,000,000                   % Senior Notes due 2025

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

WELLS FARGO SECURITIES
BOFA MERRILL LYNCH
MORGAN STANLEY
CITIGROUP
BARCLAYS
DEUTSCHE BANK SECURITIES
J.P. MORGAN

Co-Managers

SCOTIABANK	MUFG	HSBC	SUNTRUST ROBINSON HUMPHREY

March     , 2015